This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format and forms part of the paper version of the Prospectus Supplement. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered as part of, and together with, the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact J. Theodore Borter of Goldman, Sachs Co. at (212)902-3857 to receive an original copy of the CD ROM.

[LOGO]                Koeppel Tener Real Estate Services, Inc.
                      575 Lexington Avenue, New York, NY 10022-6102
                      212 906-9400 Fax 212 935-5935
                                                          KTR FILE NO. 1-1-97064

   NEW YORK, NY
LOS ANGELES, CA
    CHICAGO, IL
    SEATTLE, WA
ALBUQUERQUE, NM
     DALLAS. TX
 PISCATAWAY, NJ





                          SUMMARY UPDATE APPRAISAL OF
                                 THE RITZ PLAZA
                              235 WEST 48TH STREET
                               NEW YORK, NEW YORK

[LOGO]                Koeppel Tener Real Estate Services, Inc.
                      575 Lexington Avenue, New York, NY 10022-6102 212 906-9400 Fax 212 935-5935


   NEW YORK, NY       Mr. Nicolas Rancourt                        April 10, 1997
LOS ANGELES, CA       Manager, Acquisition
    CHICAGO, IL       CS Ritz Holdings, L.P.
    SEATTLE, WA       c/o Goodman Phillips Vineberg
ALBUQUERQUE, NM       430 Park Avenue - 10th Floor
     DALLAS, TX       New York, New York 10021
 PISCATAWAY, NJ



Re:     Ritz Plaza
        235-37 West 48th Street
        New York, New York

Dear Mr. Rancourt:

Pursuant to your request, we have performed an update appraisal of the above referenced property. The value estimates are predicated on market conditions existing as of the date of the recent inspection, March 31, 1997. The analyses, opinions, assumptions, and conclusions were prepared by the undersigned. Additionally, this report is to be read in with our self-contained narrative appraisal report (KTR # 1-1-96146, dated August 16, 1996, the "Report"). As the contents of this report are specific to updating the information and conclusions presented within the Report, the appraiser is not responsible for any unauthorized use of this update appraisal report. This reporting format of a summary appraisal is in compliance with the specific guidelines of Standard 2-2 of USPAP. Furthermore, this report is subject to the attached Certification of Appraisal and Basis Assumptions and Limiting Conditions.

Situated as noted, 235-37 West 48th Street (the Ritz Plaza), New York, New York (the "subject property") is a 40-story plus basement multi-family rental apartment building constructed in 1990 and comprising 479 apartments, a multi-level garage (licensed capacity of 158 cars), 22,086 square feet of commercial office space and a 2,932 square foot grade-level retail unit. Additionally, the subject property contains approximately 3,000 square feet of office area used as building management/rental office area. Amenities include a fully-equipped health club, a roof-top sundeck and on-site valet service.

The building contains 493,367 square feet of gross building area, of which 469,267 square feet is estimated as the above-grade gross building area. The rentable area allocated to the residential units is noted as 341,261 square feet, not including the 976 square foot 2-bedroom superintendent's unit.

                                                                 (Continued ...)

[LOGO]           Koeppel Tener Real Estate Services, Inc.
                 Valuation Division

                 Mr. Nicolas Rancourt                             April 10, 1997
                 CS Ritz Holdings, L.P.                                   Page 2


The residential component is encumbered by statutory leases offering certain protections and rights to the tenancy. These rent regulations limit the landlord's ability to raise residential rents and provide for indefinite rights of renewal leases to the tenancy. These restrictions will terminate coincident with the expiration of the applicable 421-a real estate tax exemption and abatement program benefits. The 421-a program benefits reduce the real estate tax liability for qualifying properties. These benefits are scheduled to be phased-out by the July 2001 fiscal tax year. The incremental present value of the real estate tax savings attributable to the remaining 421-a program benefits has been estimated to be $2,400,000 of the value conclusion presented herein.

The commercial leaseholds are held by AT&T and the GSA, having expiration dates during the 2000 calendar year. The retail unit is tenanted by a non-credit restaurant, with an expiration date during 2010. The garage element is net leased to an operator and also has an expiration date during 2010.

The purpose of the appraisal is the estimation of the current Market Value of the Leased Fee Interest in the subject property as of the recent date of inspection, March 31, 1997.

Attached is our summary appraisal which describes our investigation and analyses, together with Certification, Basic Assumptions and Limiting Conditions, upon which we have based our opinions of value of The Ritz Plaza, 235 West 48th Street, New York, New York.

Based upon our analysis of all the assembled data, it is our opinion that the Market Value of the Leased Fee Interest in the subject property, free and clear of financing, based on market conditions existing as of March 31,1997 is:

                NINETY-TWO MILLION FIVE HUNDRED THOUSAND DOLLARS
                                  ($92,500,000)

The preceding Market Value estimates assume a sale of the subject property after a complete exposure to the influencing market at market-supported pricing levels. Such exposure would result in a marketing time of less than 1 year. The accompanying appraisal report has been prepared in conformity with regulations imposed by the Office of the Comptroller of the Currency (OCC); and Title XI of the Federal Financial Institution Reform, Recovery and Enforcement Act of 1989 (FIRREA).

[LOGO]           Koeppel Tener Real Estate Services, Inc.
                 Valuation Division

                 Mr. Nicolas Rancourt                             April 10, 1997
                 CS Ritz Holdings, L.P.                                   Page 3


Please call upon us for any questions you may have regarding the appraisal. It has been a pleasure to be of service to you.


Very truly yours,


KOEPPEL TENER REAL ESTATE SERVICES, INC.



    /s/ Martin B. Levine                           /s/ Steven  J. Schleider
By: Martin B. Levine, MAI                      By: Steven  J. Schleider, MAI
    Senior Vice President                          Vice President
    NY Certification #46000003834                  NY Certification #46000016498

The Ritz Plaza                                                    April 10, 1997
New York, New York                                                        Page 1

                            CERTIFICATE OF APPRAISAL

We, Martin B. Levine, MAI and Steven J. Schleider, MAI certify that to the best of our knowledge and belief:

The statements of fact contained in this report are true and correct.

The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions. and are our personal, unbiased professional analyses, opinions and conclusions.

We have no present or prospective interest in the property that is the subject of this report, and we have no personal interest or bias with respect to the parties involved.

Our compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event.

Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice.

This appraisal was not prepared in conjunction with a request for a specific value or a value within a given range or predicated upon loan approval.

Mr. Martin B. Levine and Steven J. Schleider have made a personal inspection of the subject property. Martin B. Levine, MAI and Steven J. Schleider, MAI have extensive experience in the appraisal of similar properties.

We are aware and have compiled with the FIRREA and any and all state laws and regulations which apply to appraisals.

The Appraisal Institute conducts a program of continuing professional education for its designated members. MAI and RM members who meet minimum standards of this program arc awarded periodic education certification. I, Martin B. Levine, MAI, am not currently certified under the Appraisal Institute's voluntary continuing education program. I, Steven J. Schleider, MAI, am currently certified under the Appraisal Institute's continuing education program.

Martin B. Levine has been duly certified to transact business as a Real Estate General Appraiser (New York State certification #46000003834).

Steven J. Schleider has been duly certified to transact business as a Real Estate General Appraiser (New York State certification #46000016498).

KOEPPEL TENER REAL ESTATE SERVICES, INC.


         /s/ Martin B. Levine                          /s/ Steven J. Schleider
By:      Martin B. Levine, MAI               By:       Steven J. Schleider, MAI
         Senior Vice President                         Vice President

The Ritz Plaza                                                    April 10, 1997
New York, New York                                                        Page 2


                    BASIC ASSUMPTIONS AND LIMITING CONDITIONS


This appraisal report is subject to the following assumptions and limiting conditions:

No responsibility is assumed for the legal description or for matters including legal or title considerations. Title to the property is assumed to be good and marketable unless otherwise stated.

The property is appraised free and clear of any or all liens or encumbrances unless otherwise stated.

Responsible ownership and competent property management are assumed.

The information furnished by others is believed to be reliable. However, no warranty is given for its accuracy.

All engineering is assumed to be correct. The plot plans and illustrative material in this report are included only to assist the reader in visualizing the property.

It is assumed that there are no hidden or unapparent conditions of the property, subsoil, or structures that render it more or less valuable. No responsibility is assumed for such conditions or for arranging for engineering studies that may be required to discover them.

It is assumed that there is full compliance with all applicable federal, state, and local environmental regulations and laws unless noncompliance is stated, defined, and considered in the appraisal report.

It is assumed that all applicable zoning and use regulations and restrictions have been complied with, unless a nonconformity has been stated, defined, and considered in the appraisal report.

It is assumed that all required licenses, certificates of occupancy, consents, or other legislative or administrative authority from any local, state, or national government or private entity or organization have been or can be obtained or renewed for any use on which the value estimate contained in this report is based.

It is assumed that the utilization of the land and improvements is within the boundaries or property lines of the property described and that there is no encroachment or trespass unless noted in the report.

The distribution, if any, of the total valuation in this report between land and improvements applies only under the stated program of utilization. The separate allocations for land and buildings must not be used in conjunction with any other appraisal and are invalid if so used.

          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                    April 10, 1997
New York, New York                                                        Page 3


              BASIC ASSUMPTIONS AND LIMITING CONDITIONS (Continued)


The appraiser, by reason of this appraisal, not required to give further consultation, testimony, or be in attendance in court with reference to the property in question unless arrangements have been previously made.

Possession of this report, or a copy thereof, does not carry with it the right of publication. Neither all nor any part of the contents of this report (especially any conclusions as to value, the identity of the appraiser, or the firm with which the appraiser is connected) shall be disseminated to the public through advertising, public relations, news, sales, or other media without prior written consent and approval of the appraisers.

Unless otherwise stated in this report, the existence of hazardous substances, including without limitation asbestos, polychlorinated biphenyls, petroleum leakage, or agricultural chemicals, which may or may not be present on the property, or other environmental conditions, were not called to the attention of nor did the appraiser become aware of such during the appraiser's inspection. The appraiser has no knowledge of the existence of such materials on or in the property unless otherwise stated. The appraiser, however, is not qualified to test such substances or conditions. If the presence of such substances, such as asbestos, urea formaldehyde foam insulation, or other hazardous substances or environmental conditions, may affect the value of the property, the value is predicated on the assumption that there is no such condition on or in the property or in such proximity thereto that it would cause a loss in value. No responsibility is assumed for any such conditions, nor for any expertise or engineering knowledge required to discover them. The client is urged to retain an expert in this field, if desired.

All values rendered within this report assume marketing times of twelve months or less unless otherwise indicated.

The appraiser is authorized by the client to disclose all or any portion of this report and the related data to appropriate representatives of the Appraisal Institute, or other professional organizations of which the appraiser is a member or affiliate, if such disclosure is required to enable the appraiser to comply with bylaws and regulations of such organizations.

The Americans with Disabilities Act (ADA) became effective January 26, 1992. No specific compliance survey and analysis of the property to determine whether or not it is in conformity with tile various detailed requirements of tile ADA was conducted. It is possible that a compliance survey of the subject property, together with a detailed analysis of the requirements of the ADA, could reveal that the subject property is not in compliance with one or more of the requirements of the act. If so, this could have a negative effect upon the value of the subject property. Since we have no direct evidence relating to this issue, we did not consider possible non-compliance with the requirements of ADA in estimating the valuations contained herein.


          Koeppel Tener Real Estate Services, Inc., Valuation Division

                                 THE RITZ PLAZA
                              235 WEST 48TH STREET




                               [GRAPHIC OMITTED]
                                    [PHOTO]

The Ritz Plaza                                                    April 10, 1997
New York, New York                                                        Page 5



                                  LOCATION MAP
                        MID-TOWN MANHATTAN AND VICINITY

                                [GRAPHIC OMITTED]

The Ritz Plaza                                                    April 10, 1997
New York, New York                                                        Page 6

IDENTIFICATION OF THE SUBJECT PROPERTY

The subject property is located along the north side of West 48th Street between Eighth Avenue and Broadway in the Theater District section of Manhattan in the County of New York in the State of New York. According to public records and owner-provided material, the subject property is a 40-story plus basement 479-unit multi-family apartment building plus office space, retail area and garage components. Constructed in 1990 on a 24,100 square foot irregular-shaped parcel, the improvements contain 493,367 square feet of gross building area, of which 469,267 square feet is estimated as the above-grade building area.

The subject property is commonly referred to as:


                       The Ritz Plaza, New York, New York


The building is further identified on the New York County tax maps as:


                                Block 1020, Lot 5



PURPOSE OF THE APPRAISAL

The purpose of this assignment to provide the appraiser's best estimate of the Market Value of the Leased Fee Interest of the subject property as of the effective date of the appraisal, as if free and clear of financing and as operating as a multi-family rental investment property . Market Value is defined by the federal financial institutions regulatory agencies as follows:


          The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeable, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

1.   Buyer and seller are typically motivated;

          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                    April 10, 1997
New York, New York                                                        Page 7


2. Both parties are well informed or well advised, and acting in what they consider their own best interests;

3.   A reasonable time is allowed for exposure in the market (one year or less);

4. Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

5. The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

Source: Office of the Comptroller of the Currency under 12 CFR, Part 34, Subpart Appraisals, 34.42 Definitions [f]


Other definitions which may be useful to the intended reader of this report may be found in the Addenda section of this report.


INTENDED USE OF REPORT

This appraisal is intended to assist the client, CS Ritz Holdings, LP in establishing the Market Value of the subject property as collateral for a loan.

INTEREST VALUED

We have appraised the Leased Fee Interest in the property located at 235 West 48th Street, New York, New York as operating as a multi-family rental investment property.

EFFECTIVE DATE OF THE APPRAISAL

The effective date of the appraisal is March 31, 1997, the date the premises was inspected by the staff of Koeppel Tener Real Estate Services, Inc. The date of the report is as of the date first written above.

APPRAISAL DEVELOPMENT AND REPORTING PROCESS

In preparing this appraisal, the appraiser:

1. Inspected the subject site, the exterior and some common areas of the improvements;


          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                    April 10, 1997
New York, New York                                                        Page 8


2.   Gathered and confirmed information on comparable apartment rents and sales;

3. Gathered and confirmed information regarding multifamily property sales activity and operating expense data within the influencing market; and,

4. Applied the Income Capitalization and Sales Comparison Approaches to arrive at a final indication of value.


Per prior agreement with the client, the appraiser did not include the Cost Approach to value. The Cost Approach would not generally be considered meaningful in appraising a property of this type and the appraiser believes the primary approach to value is the Income Capitalization Approach. Sales of multi-family apartment buildings for the influencing housing market were researched and the findings used to support the conclusions presented in the Income Capitalization Approach.

This Summary Appraisal Report is a brief recapitulation of the appraiser's data, analyses and conclusions. Supporting documentation is retained in the appraiser's file.

PROPERTY DESCRIPTION

AREA AND NEIGHBORHOOD ANALYSIS: The subject property is located in New York City, which is recognized as the business and financial capital of the United States. The subject property is specifically situated within the Borough of Manhattan, considered to be the center of the city.

HISTORY OF OWNERSHIP

According to public records, the current owner of the subject property is S-C Associates L.P. c/o Jason Carter, c/o Carter Realty Corporation, located at 235 48th Street, New York, New York, 10036. There have been no recorded transfers since the completion of the site acquisition in 1987. The subject property was transferred to CS Ritz Holdings, L.P., having a mailing address c/o Goodman Phillips Vineberg, 430 Park Avenue, New York, New York 10021 pursuant to a contract of sale for the sum of $77,000,000 during late-December 1996. Since that closing, the subject property does not appear to have been subsequently transferred, nor are we aware of any pending contracts of sale or options effecting the subject property except as may be stated herein.


          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                    April 10, 1997
New York, New York                                                        Page 9


                 PROPERTY DESCRIPTION

AREA AND NEIGHBORHOOD OVERVIEW: The subject property's located in New York City, which is recognized as the business and financial capital of the United States. The subject property is specifically situated within the Borough of Manhattan, considered to be the center of the city. The forecast for New York City's immediate economic future appears brighter than previously estimated as the rate of job loss appears to be significantly curtailed. This has coincided with the diminished pace of corporate consolidations and reorganizations, which plagued the regional and local economics as business downsizcd. Additionally, an unforeseen result of the city's economic decline had been an improvement in its ability to effectively compete with the surrounding business centers. Recent past reductions in housing prices, payroll expense and commercial rental rates have assisted the city's efforts to curb the loss of both residents and businesses.

Positive signs have been given by a steady, albeit gradual, reduction in the unemployment rates and that posted rises in price indices have been nominal. Growth in the Financial, Insurance and Real Estate (FIRE) and Services sectors, the traditional pool of consumers for the city's upscale and luxury services, housing and amenities, appears to be poised for an extended recovery based on current data. Although numerous signals for upturns in the economy are present, the rate of the recovery is not expected to match previous levels of post-recession growth. The current situation is expected to continue into the next decade until such time as the economy fully recovers.

The subject property consists of a 40-story residential apartment building located mid-block on the north side of West 48th Street, between Broadway and Eighth Avenue in the Theater District of Manhattan. The influencing, sub-district is considered to contain the Times Square, Midtown West areas. The influencing area is described as being bound by West 53rd Street to the north, West 42nd Street to the south, Sixth Avenue to the east and Eighth Avenue to the west.

The Theater District is improved with numerous theaters situated on side streets between Broadway and Eighth Avenue in the West 40s and lower West 50s, and high-rise office buildings with grade


          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                    April 10, 1997
New York, New York                                                       Page 10


level retail located along Broadway. The commercial development in the Times Square area is characterized as a world-class tourist attraction, which tends to reduce the neighborhood's residential appeal. Underscoring the commercial nature of the influencing community, schooling facilities are typically special-purpose or vocational high schools and facilities for grades K through 8 are virtually non-existent. The local commercial development is to the east of Eighth Avenue, with the adjacent areas to the west of Eighth Avenue and to the north of the mid-West 50s characterized as residential.

The influencing, housing area extends from West 42nd Street northward to approximately West 57th Street, from Seventh Avenue west to Tenth Avenue. An analysis of the land use for the neighborhood reveals that residential land use within the housing corridor described high with multiple dwelling properties dominating the category. Most services and facilities associated with residential neighborhood are within the corridor. Given the proximity to the job market, excellent access via public and private transportation, cultural and recreational services, the data illustrates the accepted view of the community as a viable alternative for affluent young and single tenants to the more established and family-oriented residential locations of the Upper East and West Sides of Manhattan.

Household formations for the $75,000 + annual income group are expected to increase at a rate greater than that noted for the less affluent income cohorts over the near term as the local economy improves. Given the level of services and amenities present it is concluded that the subject property is located within a neighborhood poised to attract these tenants as housing opportunities become available.

This observation is supported by the level of rents for the neighborhood's limited supply of non-regulated apartments, As illustrated in rental survey, competitive properties exhibit typical rents for studio, 1-bedroom, 2-bedroom and 3-bedroom apartments ranging from $1,250 to $4,000 per month, or from the mid-$20s to low-$50s per square foot, with most building-wide average rents ranging from the mid-to upper $30s per square foot when annualized. Apartments within the area's new



          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                    April 10, 1997
New York, New York                                                       Page 11


luxury rental properties define the upper end of the ranges cited. When available, larger and multiple-bedroom apartments command a premium as they attract a shared-occupancy tenancy. Sale prices of condominium apartments within buildings similar to the subject property surveyed typically ranged from the low-$100,000s to the mid-$400,000s with the typical pricing between the mid- $100,000s and low-$300,000s depending on location, building condition and views. Both the rent and sale price per room levels are supported by the influencing portion of the Midtown Manhattan housing market, which extends from 34th Street north to about 59th Street from First Avenue to Tenth Avenue.

The building, containing the subject property conforms well to the surrounding and influencing housing market. Access to the property is excellent and the location offers a competitive choice for the area.



SITE DATA: The subject property consists of a mid-block tax lot which is located on the north side of West 48th Street between Broadway and Eighth Avenue. The subject site is summarized as follows.

-------------------------------------------------------------------------------------
Address                  Block/Lot     Dimensions                     Total Size
-------------------------------------------------------------------------------------
235 West 48th Street     1020/5        240 x 100 feet 5-1/2 inches    24,100 Sq.Ft.
-------------------------------------------------------------------------------------

The subject site is a rectangular-shaped parcel with 240 linear feet of frontage on the north side of West 48th Street and a depth of approximately 100 feet, for a total land area of 24,100 square feet. The topography of the site is level, and no adverse subsoil or drainage conditions were observed at the time of inspection. West 48th Street is a one-way, eastbound artery providing local traffic flow to from Eighth Avenue to Broadway. Eighth Avenue is a major one-way northbound corridor and Broadway is a major one-way southbound corridor. Local streets are improved with curbs, pedestrian walks and storm drainage sewers. All municipal utilities presently service the site and enter along the West 48th Street frontage. Electric and gas are provided by Consolidated Edison; water and sewer services are provided by the City of New York. Police and fire protection are also provided by the city.



          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                    April 10, 1997
New York, New York                                                       Page 12


The area is commercial in character comprised of numerous theaters and mid-rise hotels situated between Broadway and Eighth Avenue, and high-rise hotels located along Broadway. Eighth Avenue is primarily characterized by 4- to 5-story walk-up apartment buildings with grade level retail. Surrounding land uses include the Coronet Theater and the Forest Hotel, located behind the subject site to the north. The Walter Kerr Theater and the Holiday Inn Crown Plaza are adjacent to the subject property to the east, the Longacre Theater located across the street from the subject site to the south, and the Days Inn hotel is situated on Eighth Avenue between West 48th and 49th Streets to the west.

Public transportation in the immediate area is available BMT "N" "R" trains at Seventh Avenue and West 48th street, the BMT "B" and "D" trains at Seventh Avenue and West 50th Street, and the IND "F" train at Seventh Avenue and West 50th Street. Local shopping and services are available along Eight Avenue directly to the west of the subject property. There were no observable adverse drainage or soil conditions and the site is not located in a FEMA-identified special flood district. In conclusion, the subject site appears to be suitable for its current use as a high-rise, high-density multi-family apartment building.

REAL ESTATE TAX ASSESSMENT AND ANALYSIS: The following table illustrates the 1995/96 through 1997/98 assessed values for the subject property.



           THE RITZ PLAZA - 235 WEST 48TH STREET - ASSESSED VALUATIONS

====================================================================================================================================
                               Transitional        Transitional     %(DELTA)from         Actual             Actual      %(DELTA)from
Tax Year                               Land               Total    previous year           Land              Total     previous year
====================================================================================================================================
1995/1996                        $4,230,000         $24,785,000            0.97      $3,600,000        $23,445,000           -0.57
Change                            ($630,000)        ($1,322,000)                             $0           $90,000
1996/1997                        $3,600,000         $23,463,000           -3.46      $3,600,000        $23,535,000            0.38
Change                                   $0             $81,000                              $0           $315,000
1997/1998                        $3,600,000         $23,544,000            0.35      $3,600,000        $23,850,000            1.34
====================================================================================================================================

Source: New York City Assessor's Office; Compiled by KTR



          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                    April 10, 1997
New York, New York                                                       Page 13

New York City policy is to calculate the tax burden on the lower of the actual or transitional assessments. A review of the transitional and actual assessed values for the subject property reveals that the actual assessed value is lower than the transitional assessed value. Applying the current tax rate, the 1997/1998 transitional total assessment yields a real estate tax burden of $2,603,025, or $5.55 per square foot of above-grade building area. The tax liability equates to 20.9% of the $12,427,061 stabilized effective gross income as presented within the Income Capitalization Approach section. This ratio is consistent with assessor's methodology which typically limits the real estate tax liability to about 21% of the effective gross income, suggesting that the subject property is appropriately assessed.

Additionally, the subject property is located within the Times Square Business District, a local business improvement district ("BID") and is also assessed and taxed by that organization. This BID tax is estimated to range from about $30,000 to $35,000 per year, and is included within the miscellaneous line item presented within the Income Capitalization Approach section of this report.

421-a Real Estate Tax Exemption Program: The subject property was granted a 10-year New York City Section 421-a tax exemption. These benefits began in the 1991/92 tax year. Section 421-a applies to the construction of qualifying multiple dwellings on eligible sites which were commenced on or after November 29, 1985 and before January 1, 1994, and which are completed no later than December 31, 1995. Such multiple dwellings shall be exempt from any increase in real estate taxation for local purposes, other than assessments for local improvements, during construction and so long as used for dwelling purposes, for a period not to exceed 10 years in the aggregate after taxable status date immediately following the completion thereof.

The calculation of 421-a exemption benefit is conducted by subtracting the base year assessment from the current assessment. If applicable, a percentage allocation of the non-residential component is then subtracted from the preceding figure to arrive at an amount of assessed value which is exempt from taxation. Discussions with the Exemptions Unit indicated that this percentage allocation does apply


          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                    April 10, 1997
New York, New York                                                       Page 14


to the subject property and that 2.2% is the non-residential component percentage deduction. The exempt amount is further processed by applying the percentage of exemption allowed for that particular year of participation.

Applying all appropriate 421-a guidelines, we have determined the taxable assessment for 1997/1998 tax year is $15,053,395 for the subject property. Based on the current tax rate of $11.056 per $100.00 of 421-a taxable assessed value, the 1997/98 real estate tax liability is calculated to be $1,664,303, or $3.55 per square foot of above-grade building area. Generally, the newly constructed luxury residential facilities within the influencing market are participating in the 421-a program. To ascertain the value of the remaining 421-a benefits, a cash flow model utilizing the real estate tax savings generated by the exemption program has been developed. The resulting cash flows have been discounted to yield 10.5%, a rate that considered the certainty of the program in light of our growth rate assumptions and is supported by the indicated 10.0% to 12.5% range of IIRS presented in the Income Capitalization Approach section of this report. The table presented within the Addenda to this report outlines the projected series of cash flows with the appropriate discount factors.

Given the recent trends in tax rates and assessed values, and the remaining time frame for the benefits, the model assumes an assessed value determined by an assessor's method where the real estate tax liability is limited to 21.0% of the effective gross income for each fiscal year. Capitalizing this implied tax liability by tile 11.056% tax rate equates to the respective assessed value for each fiscal year period. The 421-a program guidelines are applied to the forecasted assessed values. Based on the preceding discussion, the present worth of the tax savings generated by the remaining 421-a tax exemption program is rounded to $2,400,000 for the subject property.

                      THE RITZ PLAZA - 235 WEST 48TH STREET
       PRESENT WORTH OF REMAINING 421-a REAL ESTATE TAX EXEMPTION BENEFITS

---------------------------------------------------------------------------------------------------
  Cash Flow Year                                   1              2              3              4
Fiscal Year                                  1997/98        1998/99      1999/2000        2000/01

Total Assessment                         $23,544,000    $24,376,547    $25,203,740    $25,701,896
Base Assessment                           $1,840,000     $1,840,000     $1,840,000     $1,840,000
Exemption Amount                         $21,704,000    $22,536,547    $23,363,740    $23,861,896
Non-residential Disqualifier                     2.2%           2.2%           2.2%           2.2%
Applicable Percentage                           97.8%          97.8%        97. 8%           97.8%
Adjusted for Non-residential Space       $21,226,512    $22,040,743    $22,849,738    $23,336,934
Program Percentage                              40.0%          40.0%          20.0%          20.0%
Net Exemption                             $8,490,605     $8,816,297     $4,569,948     $4,667,387
Taxable Assessed Value                   $15,053,395    $15,560,250    $20,633,793    $21,034,509
Tax Rate                                      11.056%        11.056%        11.056%        11.056%
R.E. Tax Liability                        $1,664,303     $1,720,341     $2,281,272     $2,325,575

Non-program Tax Liability                 $2,609,683     $2,695,071     $2,786,526     $27841,602
Savings                                     $945,380       $974,730       $505,253       $516,026
Discount Factor                             0.900901       0.811622       0.731191       0.658731
Present Value of Savings                    $851,693       $791,113       $369,437       $339,922

PV of Remaining 421-a program benefits   $2,352,165
---------------------------------------------------------------------------------------------------

Source: Computations by KTR


          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                    April 10, 1997
New York, New York                                                       Page 16


ZONING ANALYSIS: The subject site is located in the Special Theater Sub-district Core in the Special Midtown District and is specifically within a C6-4 and C6-5 General Commercial District as designated by the New York City Department of Planning. The C-64 and C6-5 districts are a medium density commercial and residential districts. Residential developments in these districts have an equivalent density of a R-10 residential district. The subject site has 240 linear feet of frontage along the north side of West 48th Street with a depth of 100 feet 5 inches, for a total site area of 24,100 square feet.

Special Theater Sub-district: The Special Midtown District was established to guide all development within the midtown central business district. The special district includes 3 areas of special concern that are subject to additional regulations; (1) the Theater Sub-district, (2) the Preservation Sub-district and
(3) the Fifth Avenue Sub-district. The core of the Theater Sub-district has the highest concentration of legitimate theaters and entertainment related uses in Manhattan. The Theater Sub-district requires a City Planning Commission special permit for demolition of an 44 legitimate theaters that are not designated as landmarks. Flexible development rights transfer provisions were established to facilitate the preservation of landmark theaters. New construction, above a certain size, in this subdistrict must reserve at least 5.0% of its floor space (not floor area ratio) for entertainment and theater related uses.

The dominant guidelines for zoning purposes is the Floor Area Ratio (FAR) which controls bulk or building size. The FAR expresses the relationship between the amount of gross floor area permitted in a building and the area of the lot on which the building stands.

The subject site has a maximum "as of right" development of 241,000 square feet for commercial and residential uses, without bonuses and 289,200 square feet for commercial and residential uses inclusive of zoning bonuses. Additional air rights were purchased from the Kerr and O'Neill Theaters prior to construction of the subject property. These development rights totaled 180,000 square feet, increasing the total buildable bulk to 421,000 usable square feet without bonuses and approximately


          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                    April 10, 1997
New York, New York                                                       Page 17


469,000 zoning square feet with bonuses for constructing an urban plaza. The subject property is improved with an apartment building containing an estimated gross building area of 493,367 square feet. Deducting an amount of 24,100 square feet allocated to the basement areas, an above-grade building area of 469,267 square feet is indicated. Further deductions for mechanical areas and other zoning area exclusions equates to a zoning area measurement of 438,434 square feet. The zoning area figure represents 93.5% of its maximum allowable density with bonuses. As such, the subject property represents a legal conforming use and complying density.

DESCRIPTION OF THE IMPROVEMENTS: The subject property consists of a 40-story rental apartment building constructed in 1990 containing a total of 493,367 square feet of gross building area, with 469,267 square feet noted as above-grade building area. The lower portion of the subject property is improved with retail, office and a health club, occupying the first 5 floors of the building. The residential portion of the building is from the 8th to the 43rd floor plus the penthouse level. The rentable area is allocated as 341,261 square feet of residential area (not including the 976 square foot for the superintendent's apartment), 22,086 square feet allocated to the 4th and 5th floor commercial units, a 2,932 square foot grade-level retail component, a 34,727 square feet multi-level garage and approximately 3,000 square feet utilized as management/rental office space on the 3rd floor.

Building personnel reported that all Local Law 10 work is current.

The subject property's foundation is poured reinforced concrete with reinforced concrete columns on concrete footings. Load bearing walls are brick with steel reinforced concrete joists and sub-flooring. The roof is of a rubberized membrane that is built up with insulation and covered with aggregate.

Heating, Ventilation and Air Conditioning: The building is heated by 2 oil-fired boilers (burning either #4 or #6 fuel oil). The heating system generates steam from the boilers which is distributed throughout the building by a series of risers serving heating coils in incremental air conditioning units in each apartment. Domestic hot water is generated by submersed coils within the boilers. A 20,000-


          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                    April 10, 1997
New York, New York                                                       Page 18


gallon capacity fuel oil storage tank is located on site. New vacuum pumps were recently installed to improve the overall efficiency of the system by allowing for a lower-pressure steam.

Air conditioning is available to the commercial component office tenants through a centralized system. A cooling tower located on the roof condenses water which is then provided to individual units via a network of ducts. The apartments are air conditioned by individual self-contained air cooled incremental units located within the living areas.

Apartments: Each apartment has hardwood parquet floors and base throughout the living areas and halls. Walls and ceilings throughout the apartments are painted sheetrock. The units have a typical 8-foot ceiling height. All apartments are equipped with an intercom and intrusion alarm connected to the concierge desk. The unit mix is illustrated in the following table.


                            THE RITZ PLAZA - UNIT MIX

----------------------------------------------------------------------------------------------------
                                                       Area Range   Typical size      Rentable Area
Category       No of Units       as % of Total           (Sq.Ft.)       (Sq.Ft.)           (Sq.Ft.)
----------------------------------------------------------------------------------------------------
Studios                 24                5.0%         385 - 420             406              9,737
1-Bedrooms             400               83.5%         600 - 750             680            272,000
2-Bedrooms              55               11.5%       980 - 1,226           1,100             60,500
                     -----             ------                                              --------
                       479              100.0%                                              342,237
----------------------------------------------------------------------------------------------------

Area measurement includes the 976 square foot 2-bedroom superintendent apartments Source: Client-provided material; Compiled by KTR

The subject property's apartments are segregated into 15 line types ranging from "A" to "R ", with no "I", "O" and "Q" apartment lines. The apartments are finished to a competitive standard for the influencing housing market.

According to client-provided material, the net rentable area attributed to the 478 residential units is 341,261 square feet, not including the 976 square foot superintendent's unit. The rentable area suggested an average apartment of approximately 714 square feet in size, based on the 478 apartment count. Based on the 1,297.0 rooms comprising the 478 units, the average room count per apartment


          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                    April 10, 1997
New York, New York                                                       Page 19


is 2.7 rooms and the rooms average approximately 263 square feet in size. Both the average room count per apartment and average room size are considered to be reflective of the luxury rental market. The overall apartment size, when coupled with the unobstructed city and river views from many of the apartments, should enable the subject property to effectively compete with buildings located within the influencing and surrounding markets.

Views in the building vary according to specific location. Apartments situated on the south and west sides of the building have unobstructed panoramic views of Downtown and the Hudson River from above the 15th floor. Apartments situated on the north side of the building above the 15th floor have unobstructed views, with top floor apartments having excellent views north towards Central Park. Apartments located on the easterly side of the subject property have limited views, obstructed by the 46-story Holiday Inn Crowne Plaza hotel. Overall, apartments in the subject property have good to excellent views of the Manhattan skyline and the Hudson River.

COMMERCIAL COMPONENT: The 2,932 square foot retail space and the 22,086 square foot office space element comprise the commercial component. The retail space is situated at grade level to the west of the main lobby entrance, and is occupied by an Italian restaurant. The commercial office space is located on the 4th and 5th floors, with a separate commercial office entrance located to the west of the main residential lobby entrance. A significant portion of the commercial space is leased to the General Services Administration (GSA) for Social Security Administration offices. According, to information provided in the rent roll, the Social Security Administration occupies part of the 4th floor and the entire 5th floor. A division of AT&T occupies the balance of the 4th floor. Overall, the commercial office space is considered to be good quality Class "B" office space. Improvements include painted sheetrock walls, vinyl tile floors, acoustical dropped ceilings with illumination provided by ceiling-mounted fluorescent lights.

GARAGE COMPONENT: The 24-hour attended parking garage is accessible from a curb cut along the West 48th Street frontage, to the cast of the main residential entrance. The 34,747 square



          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                    April 10, 1997
New York, New York                                                       Page 20


foot fully-sprinkled garage has a 158-car licensed capacity and provides ramp parking in the basement, first and second floors of the subject property.

PHYSICAL DETERIORATION: The subject property was constructed in 1990. No atypical physical deterioration was observed during our inspection of the subject property.

FUNCTIONAL OBSOLESCENCE: Considering the subject property was constructed in 1990 and no functional obsolescence was observed in our inspection of the subject property. Overall, the subject property provides functional residential space which is competitive with similar luxury apartment buildings in the market.

EXTERNAL OBSOLESCENCE: Based on the indicated return to the underlying land position, as discussed in the Highest and Best Use section of this report, and that the rent levels are commensurate with the prevailing market, as discussed in the following sections, no economic obsolescence was noted.

CONCLUSIONS

The subject property is in excellent physical condition and competitive within its marketplace in terms of apartment size, condition and utility. The design and utility of the improvements are considered to be functionally adequate and competitive with other similar multi-family residential buildings. The subject property appears to be well maintained and should remain competitive in its respective marketplace.

RESIDENTIAL MARKET RENT ANALYSIS

In order to determine the Market Rent potential for the subject property's apartments, a survey of the immediate community was undertaken. The table presented in the Addenda to this report is a summary of recent rentals in residential developments offering a competitive choice within the


          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                    April 10, 1997
New York, New York                                                       Page 21


influencing market, Our analysis focused on location, age, quality of construction and finish, layout, and amenities.

The survey encompasses those properties considered to offer a competitive choice in the luxury and super-luxury apartment market and includes buildings constructed as rental properties and those units rented at market levels within condominium developments.

The primary competitive residential projects in the subject property's influencing area are (1) River Bank West, (2) The Strand, (3) Worldwide Plaza
(4) The Ellington and (5) the Symphony House. All of these residential complexes were constructed in the mid- to late- 1980s and offer a competitive choice to the subject property. Each of the comparable projects are discussed in detail within the Report and a summary of the conclusions are presented herein.

CONCLUSIONS: The rents surveyed are considered representative of the influencing market. Overall average apartment rent increases noted since our prior (July
1996) survey ranged from $25.00 to $100.00 per month, or from approximately $0.48 to $0.73 per square foot when annualized. Based on the recent activity reviewed for the subject property, the average monthly rent for the past 109 leases (January through March 1997) indicated an average annualized rent of $33.57 per square foot. This reflects an average increase of $0.53 per square foot over the average rents noted for the subject property's leasing activity prior to the date of valuation for the Report. Given the average rate of increase noted for the past 9 months for the subject property and the comparable properties cited, an average Market Rent for the subject property's apartments rounded to $35.00 per square foot is indicated.

This pricing level is considered to provide a competitive choice within the influencing market for rent stabilized apartments given the subject property's proximity to the Midtown employment center, average floor height and amenity package.


          Koeppel Tener Real Estate Services, Inc., Valuation Division

                                 THE RITZ PALZA

           RECENT LEASING ACTIVITY - COMPREHENSIVE RENTAL FACILITIES



=================================================================================================================
                                                           Typical       Monthly Rent       Annualized per Sq.Ft.

Building                 Built Type      Apartment     Area (Sq. Ft)    Low       High         Low     High
=================================================================================================================
Ritz Plaza              1990   Rental    Studio                 400   $1,286     $1,443      $38.23   $43.28
235 West 48th Street                     1-bedroom              660   $1,564     $3,310      $27.75   $59.28
479 Units - 41 stories                   2-bedroom            1,075   $1,660     $4,149      $22.90   $42.02
 .                                                                           Average                   $34.00



The Strand               1989  Condo     Studio                 400   $1,250     $1,350      $37.50   $40.50
500 West 43rd Street                     1-Bedroom              650   $1,500     $1,750      $27.69   $32.31
311 Units - 41 stories                   Jr. 2-Bedroom          825   $1,800     $2,000      $26.18   $29.09
                                         2-Bedroom            1,100   $2,700     $2,900      $29.45   $31.64
                                                                            Average                   $32.00

Riverbank West          1987   Rental    Studio                 400   $1,300     $1,550      $39.00   $46.50
560 West 43rd Street                     Jr. 1-Bedroom          530   $1,550     $2,300      $35.09   $52.08
418 Units - 43 stories                   1-Bedroom              700   $1,825     $2,250      $31.29   $38.57
                                         2-Bedroom            1,046   $2,790     $3,600      $32.01   $41.30
                                                                            Average                   $39.00

Worldwide Plaza          1988  Condo     Studio                 450   $1,250     $1,400      $33.33   $37.33
393 West 49th Street                     1-Bedroom              636   $1,650     $2,000      $31.13   $37.74
654 Units - 39 stories                   2-Bedroom            1,109   $2,550     $2,950      $27.59   $31.92
                                                                            Average                   $33.00


The Ellington           1989   Rental    Studio                 525   $1,400     $1,500      $32.00   $34.29
260 West 52nd Street                     1-Bedroom         708 avg.   $1,800 avg.                     $30.51
217 Units - 29 stories                   2-Bedroom              918   $2,100     $2,600      $27.45   $33.99
                                                                            Average                   $32.00


Symphony House          1987   Rental    Studio                 475   $1,250     $1,700      $31.58   $42.95
235 West 56th Street                     1-Bedroom              625   $1,850     $2,600      $35.52   $49.92
480 Units - 41 stories                   2-Bedroom            1,100   $2,700     $4,000      $29.45   $43.64
                                                                            Average                   $39.00

Range w/o Subject                        Minimum                400    1,250 per.mo.         $26.18 per Sq. Ft.
Property                                 Maximum              1,109    4,000 per mo.         $52.08 per Sq. Ft.
=================================================================================================================


=================================================================================================================
Building                      Comments
=================================================================================================================
Ritz Plaza                    Reflects recent stabilized rent levels for 109 leases
235 West 48th Street          since Jan. 1997. Upper-end of range increased by 5.0%, or
479 Units - 41 stories        7.5% annualized from August 1996 survey.
                              Overall average increased 5.0% when annualized.
                              Amenities include health club w/pool (extra fee) and balcony for most units.

The Strand                    Reflects market-oriented rents for a pool of approx. 65
500 West 43rd Street          investor units. Bldg. amenities include 24-hr doorman,
311 Units - 41 stories        health club w/pool and balcony for most units.



Riverbank West                Reflects recent stabilized rent levels including 421-a
560 West 43rd Street          additional rent. Amenmities include health club w/pool
418 Units - 43 stories        (extra fee) and balcony for most units.



Worldwide Plaza               Reflects market-oriented rents for a pool of approx. 280
393 West 49th Street          investor units.  Bldg. amenities include 24-hour doorman,
654 Units - 39 stories        landscaped courtyard, health club w/pool and balcony
                              for most units.


The Ellington                 Reflects recent stabilized and market rent levels for this
260 West 52nd Street          luxury rental facility. Amenities include  health club,
217 Units - 29 stories        w/pool and balcony for most units.



Symphony House                Reflects recent stabilized and market rent levels for this
235 West 56th Street          luxury rental facility. Amenities include health club,
480 Units - 41 stories        w/pool and balcony for most units.

=================================================================================================================



Source: Field survey of managing agents, rental offices and broker records; Compiled by KTR

The Ritz Plaza                                                    April 10, 1997
New York, New York                                                       Page 23



Based on the indicated average Market Rent and average unit sizes, the subject property's studio, 1- and 2-bedroom apartments would range from $1,200 to $3,600 per month. These amounts are directly supported by the field survey. The rental pricing discussed for the subject property's units reflects current market conditions as if those units were available for lease and as if unencumbered by DHCR rent regulation.

The income levels necessary to support the market rents suggested by the survey are effectively higher than the sub-market's median household income level, suggesting that only the most affluent portion of the population can afford these apartments and that prospective tenants will relocate from the sub-market where rents are higher or proximity to the employment center is of primary concern. This is supported by the tenant population within the buildings surveyed which are indicated to have moved into the area in search of housing opportunities. Given the pace of proposed residential construction and projected number of units within the sub-market specifically, the anticipated level of new construction scheduled for the influencing housing market is relatively low.

The housing inventory constructed since 1980 was market driven and, as such, attracted the new household formations created during the 1980s through the early-1990s. This appears to be supported given the high occupancy rates at these facilities (typically in excess of 93%). Although a softening of the for-sale market served to increase the rental apartment inventory, these units were leased at market driven rent levels. Supporting this observation is the nominal attrition and vacancy rate in rent stabilized apartments, which typically have regulated rents significantly below market rates. As the tenancy within those regulated apartments is essentially static, the absorption demonstrated at the properties surveyed is considered to be attributable to new household formations in the sub-market. Based on the tenant profile analysis, the new household formation is considered to reflect the more affluent portions of the sub-market population.

As such, the projected shortage of market rate rental facilities is anticipated to push rents higher throughout the HMSA generally, and specifically within the less established residential sub-markets.


          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                    April 10, 1997
New York, New York                                                       Page 24


Based on the preceding discussions, the forecasted near-term demand for housing opportunities within the influencing housing market is anticipated to support the subject property as a market-rate rental facility and the level of proposed product may translate into a continued demand for the subject property's units.

CONCLUSIONS: Our survey indicates that buildings providing the greatest competitive choice for the subject property are achieving average rent levels from $26.18 to $52.08 per square foot for unit mixes exhibiting similar sizes and overall layouts to units at the subject property. In our discussion we concluded that the subject property would lease at an average overall rent level translating to $35.00 per square foot. This pricing level is considered to offer a competitive choice within the influencing, sub-market. As such, the indicated average Market Rent pricing will be adopted for the subsequent analyses. Given the forecasted shortage of market rate housing, the subject property is concluded to be capable of consistently achieving a growth in rent levels commensurate with the market.

Additionally, turnover leasing for the influencing market ranges from approximately 30% to 50% annually, with buildings offering rent stabilized leases exhibiting turnover rates at the lower end of the range. Based on the recent leasing analysis and that the subject property's unit mix is dominated by smaller, single-occupancy units which typically attract first-time renters, a turnover rate toward the middle of the range, or 40.0% is considered appropriate and will be adopted for the cash flow model presented in the Income Capitalization Approach section. This suggests that approximately 15 to 16 apartments per month will turnover.

RENTAL INCOME ANALYSIS

RESIDENTIAL RENTAL INCOME OF THE SUBJECT PROPERTY: According to the client-provided April 1, 1997 rent roll, the subject property's residential contract rent $872,678 from the 475 occupied units. The last rent for the 3 vacant units is noted as $4,645, for a total potential base rent of $877,323 for the 478 residential units. As the subject property's apartments are regulated by


          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                    April 10, 1997
New York, New York                                                       Page 25

the local rent stabilization guidelines, we have processed the contract income accordingly. Please refer to the Report for a detailed description of the applicable guidelines.

RENT STABILIZED INCREASES: Rent stabilized tenants may select leases of 1- or 2-year terms. Current allowable rent increases provide for a 5.0% and 7.0% rent increase for 1- and 2-year leases, respectively. The following table details a weighted average increase associated with the subject property's rent stabilized units, as based on the current guidelines (and assumes that 50.0% of the tenants opt for 2-year leases). Additionally, as the model assumes that these increases will be collected over 24 months (to reflect the impact of the 2-year lease renewals), an adjustment has been made to determine the allowable blended rate of increase for the current 12-month period.

The blended rate of 3.9%, as illustrated in the following table, reflects the scheduled DHCR allowable rent increase and the additional vacancy allowance projected for the occupied units. The 3.9% blended rate will be applied to the contract rents for the occupied units illustrated in the client-provided rent roll so as to project a residential gross potential income for the 4/97 - 3/98 fiscal year. The adjustment for the 4/97 - 3/98 fiscal year applied to the 3 vacant units is based on the preceding formula, but with the full 9.0% vacancy increase processed (reflecting the 100% turnover probability for these vacant units) without further adjustment for collecting the increase.


                                 THE RITZ PLAZA
                     PROJECTED RENT STABILIZATION INCREASES

====================================================================================================================================
                                             % of           Turnover           Allowable         Blended Rate          Blended Rate
                                            Tenancy        Probability       DHCR Increase        of Increase          of Increase
                                              [a]              [b]                [c]             [a]*[b]*[c]           [a]*[b]*[c]
====================================================================================================================================
1-Year Leases                                50.0%           100.0%              5.0%                 2.5%                 2.5%
2-Year Leases                                50.0%            50.0%              7.0%                 1.8%                 1.8%
Turnover Activity                                             40.0%              9.0%                 3.6%                 9.0%
                                                                                                  -------               ------
Total Increase (Occupied Units)                                                                       7.9%
Total Increase (Vacant Units)                                                                                             13.3%
Adjustment for 12-month period                                                                       50.0%                  -
                                                                                                  -------               ------
Blended Rate of Increase                                                                              3.9%                13.3%
                                                                                                  Occupied               Vacant
====================================================================================================================================

Source: Computations by KTR


          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                    April 10, 1997
New York, New York                                                       Page 26


                                 THE RITZ PLAZA
           4/97 - 3/98 FISCAL YEAR RESIDENTIAL GROSS INCOME PROJECTION

================================================================================
                                                         Blended      4/97-3/98
                          Monthly        Annualized      Factor      Fiscal Year
================================================================================
Occupied Base Rent    $872,679       $10,472,136      1.039      $10,880,549
Vacant Base Rent            4,645           $55,739      1.133          $63,152
                         --------       -----------                 -----------
                         $877,323       $10,527,875                 $10,943,701
================================================================================
Source: Computations by KTR


The 4/97 - 3/98 fiscal year residential potential income is indicated to be $10,943,701 via application of the prevailing (DHCR allowable rent increase guidelines to the current contract rents for the occupied and last rent levels for the vacant units. This equates to an average rent of $32.07 per square foot for the 341,261 square feet allocated to the 478 apartments, an amount 4.1% greater than the annualized residential rent employed in the Report.

CONCLUSIONS

When expressed on a per square foot basis, the annualized rent regulated fiscal year income is less than the indicated average Market Rent of $35.00 per square foot. This suggests that the regulated rents grown by allowable DHCR increases are collectable and, as such, these amounts will be adopted and processed within the Income Capitalization Approach section of this report.

COMMERCIAL COMPONENT

RETAIL SPACE: There is a 2,932 square foot grade level retail space situated along the western property line of the subject property and to the east of the urban plaza. The current lease encumbering the retail space equates to an annualized rent of $41.25 per square foot for the 4/97 - 3/98 Fiscal year. Current Field research did not reveal any material differences from the survey conducted for the Report. Based on the foregoing, the retail lease rent and terms at the subject property are considered to reflect market rates and will be adopted for the subsequent analyses.


          Koeppel Tener Real Estate Services, Inc., Valuation Division

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The Ritz Plaza                                                    April 10, 1997
New York, New York                                                       Page 27


OFFICE SPACE: This portion of the subject property consists of the 22,086 square foot area comprising the 4th and 5th floors of the subject property. The entire 4th and a portion of the 5th floor are leased to the GSA, with the balance of the 5th floor leased to a division of AT&T. The GSA lease is for a 10-year term and the contract base rent equates to an annualized amount of $38.26 per square foot for the 4/97 - 3/98 fiscal year. The AT&T lease is for a 5-year term and the contract base rent equates to an annualized amount of $23.43 per square foot for the 4/97 - 3/98 fiscal year. Both leases expire during the 2000/01 fiscal year (assuming the 6-month option for the AT&T space is exercised). Current field research did not reveal any material differences from the survey conducted for the Report. Based on the foregoing, the office lease rents and terms at the subject property are considered to reflect market rates and will be adopted for the subsequent analyses.

GARAGE COMPONENT

The 158-car garage is encumbered by a 20-year lease expiring at the end of march in the year 2010. The $438,184 fiscal year base rent equates to an annual amount of $2,773 per car. Our survey of recent garage master leases for late-1996 details rents ranging from $2,560 to $3,000 per car for garage capacities from 150 to 166 cars. These garage facilities are located at luxury multi-family properties in the Battery Park City and Upper East Side and neighborhoods, respectively. Accordingly, the garage lease is deemed to be supported by the market data and will be adopted for the subsequent analyses.

HIGHEST AND BEST USE

The Subject property comprises a 24,100 square foot development site, presently improved with a 40-story 479-unit mixed-use multifamily rental property.

HIGHEST AND BEST USE AS VACANT: The subject property, as if vacant, would represent a relatively large development site. By virtue of its size, it would likely be able to support a major project. The site is essentially level and is not believed to contain any geological constraints, Its side street location within the Theater District limits the site's exposure. The subject property's C6-4 and


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The Ritz Plaza                                                    April 10, 1997
New York, New York                                                       Page 28


C6-5 zoning encourages development to the highest density permitted for commercial and residential usage. Recent events suggest a tightening of supply and a general recovery of residential market rent and stabilized sale prices. Based on the preceding discussion, we have concluded that the Highest and Best Use of the subject property as though vacant is its development as a multi-family rental investment property designed in conformity with the surrounding residential facilities.

HIGHEST AND BEST USE AS IMPROVED: The Highest and Best Use of the site, as improved, is its continued use if it is capable of providing a fair return to the underlying land position. Applying the maximum FAR and air rights as discussed in the Report to the subject property's site size indicates a current buildable density of approximately 469,000 square feet. The subject property is presently built to approximately 469,267 square feet of above-grade area, suggesting conformity with the zoning regulations.

Assuming the entire stabilized net operating income for the appraised fiscal year, as estimated later in this appraisal report, was returned to the land at a rate of 7.0%, the site value would be $217 per FAR (($7,143,379-7.0%)-469,267).
Based on our knowledge of local land values we believe that the value of the subject property's land is less than the $217 per FAR, thus providing a fair return to the land.

The subject property is encumbered by statutory leases which, for all intents and purposes, precludes demolition. Even with these restrictions, the subject property is currently generating a net income in excess of the required return on the land value. The present structure more than supports a necessary return to the underlying land position.

THE INCOME CAPITALIZATION APPROACH

The Discounted Cash Flow technique has been employed in order to estimate the present value of the Subject property operating as a multi-family residential rental apartment investment property participating in the 421-g real estate tax exemption and abatement program.


          Koeppel Tener Real Estate Services, Inc., Valuation Division


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The Ritz Plaza                                                    April 10, 1997
New York, New York                                                       Page 29


ASSUMPTIONS UTILIZED IN DISCOUNTED CASH FLOW ANALYSIS: Each cash flow consists of the projected revenue received from the rental of the apartments with the expenses associated with the operation of the subject property deducted. The income and expenses relating to the continued operation of the subject property are projected throughout the balance of the anticipated investment period, debiting expenses from effective gross income results in a projection of annual net operating income over a typical investor holding period. Discounting the annual cash flows at an appropriate yield rate indicates an estimate of present value. Many investors in income producing properties make a forecast of the first year's net operating income as well as net operating incomes and cash flows over a period of time ranging from 10 to 20 years. The cash flow forecast is used to determine a purchase price which will justify the degree of risk inherent in the proposed investment. The major tasks involved are outlined as follows:

1. Establish market rents for the residential apartment units. Location, building age, room sizes, apartment layouts, building height, views, and services have been considered;

2.   Project growth rate of rent levels;

3.   Estimate the absorption rate for apartments;

4. Project future operating expenses, real estate taxes and management fees based upon an analyses of the actual operating experience at comparable properties;

5. Derive the most probable net operating income on an annual basis by subtracting all operating and real estate tax expenses from the effective gross rent estimates.

6. Estimation of a resale price of the subject property at the end of the projection period by capitalizing the forecasted net income at an appropriate capitalization rate.

7. Determine the yield rate (internal rate of return) which would attract prudent investors to invest in similar situations with comparable degree of risk, non-liquidity and to invest in similar management burden;

8. Conversion of the pre-tax cash flows and resale price of the subject property into a present value by discounting at the appropriate rate.


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The Ritz Plaza                                                    April 10, 1997
New York, New York                                                       Page 30


Based upon the methodology previously discussed and the revenue and expense projections which follow, we have projected revenues and expenses through the forecasted holding period to process an Income Capitalization Approach to value. The important underlying assumptions are as follows.

TIME FRAME: We have formulated an 11-year forecast so as to incorporate the 421-a real estate tax program benefits and the conversion of any remaining rent regulated units to market-rate status upon their vacancy after the 421-a program benefits expire in the 2000/01 fiscal year. Cash flows begin on April 1, 1997. The reversion price is based on the net operating income forecasted for the 10th year of the projection period.

POTENTIAL GROSS INCOME

GROSS RESIDENTIAL INCOME: The potential gross income contribution from the 478 rentable apartments comprising the residential component has been determined to the $10,943,701 for the 4/97 - 3/98 fiscal year.

RESIDENTIAL RENT INCREASES: As discussed, residential developments that receive benefits from the city's J-51 or 421-a real estate tax abatement and/or exemption program will be subject to Rent Stabilization guidelines. A review of the allowable DHCR rent increases for the past 10-year period illustrates an overall increase rounded to 3.0% per year, a rate similar to the CPT growth rate for the same period as published by the Department of Labor, Bureau of Labor Statistics. Based on the preceding, this analysis will assume that the residential rent increases an average of 3.0% per year throughout the term of the protection period.

ADDITIONAL RENT ALLOWABLE UNDER 421-A PROGRAMS: To further induce an owner of a qualifying residential property to participate in the 421-a program and to allow DHCR regulation of the tenancy, the DHCR permits the owner to charge an additional 2.2% of the tenant's base rent as additional rent upon the tenant signing a renewal or initial lease during the term of the 421-a benefits during the period of declining benefits. For 10-year program benefits, the additional


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The Ritz Plaza                                                    April 10, 1997
New York, New York                                                       Page 31


rent commences with the initial renewal leases in the 2nd year of the program. As such, an owner is entitled to impose a total of 9 such 2.2% increases over a unit's base rent prior to the declination of benefits during the remaining term of the 10-year 421-a benefits. This additional rent income is additive, not cumulative and terminates with the expiration of 421-a program benefits and the attendant DHCR regulation.

Based on current client-provided material, the base figure for calculating the additional rent is rounded to $65,000 (although a figure of $75,000 was employed in the Report, a review of the current rent roll data suggested the lower figure which was applied to the 1992/93 fiscal year as the initial year of additional rent income). Application of the current monthly 421-a additional rent collections and the forecasted potential additional 421-a rent, a blended amount of $379,167 has been processed for the appraised fiscal year. Subsequent to the termination of the 421-a benefits in the 4th year of the model, the additional rent component is projected to be eliminated coincident with the attrition of units from DHCR regulation to decontrolled status.

TURNOVER LEASING: As previously discussed, unit turnover will average 40.0% per year. The turnover figures is used for leasing, commission calculations and for the conversion to market rent of the rent stabilized apartments upon expiration of the 421-a benefits and the coincident termination of rent regulations upon unit turnover. Coincident with the termination of DHCR rent restriction, the conversion of rent stabilized units will follow the lease expirations (all 1-year leases and 50% of 2-year leases will expire during the fiscal year following 421-a program termination, with the balance of the 2-year leases expiring during the subsequent fiscal year). This equates to a fully decontrolled residential component by the 2003/04 fiscal year.

COMMERCIAL COMPONENT INCOME: As presented in the Summary of Leases and the Rental Income Analysis sections, the commercial component is estimated to generate $856,786 as base rent adjusted to coincide with the 4/97 - 3/98 fiscal year. Additionally, the escalation income of $36,050 will be processed. Upon lease renewal during the 2000/01 fiscal year, the office


          Koeppel Tener Real Estate Services, Inc., Valuation Division


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The Ritz Plaza                                                    April 10, 1997
New York, New York                                                       Page 32


component is projected to generate an average base rent of $32.78 per square foot (given the current indicated average Market Rent of $30.00 per square foot grown by a 3.0% annual inflation factor). Renewal leases are based on a 10-year term with escalation income calculated on a prorata basis over the base year. Subsequent to the initial lease, the base rents have been processed with an annual 3.0% increase. A 60% speculative renewal rate for a 3-month marketing period and a 2-month free rent period for re-marketed space was processed at the renewal probability rate. Based on the expiration date, the retail component is not anticipated to turnover during the projection period.

GARAGE COMPONENT INCOME: Based on the client-provided data presented within the Addenda (Summary of Commercial Leases), the contract garage rent has been adjusted to coincide with the appraised fiscal year. Additionally, $86,459 in real estate tax escalation income will be processed for a total garage component income of $524,643 for the 4/97 - 3/98 fiscal year.

HEALTH CLUB MEMBERSHIP: A review of the client-provided data and projected operating budget indicates $154,400 as health club membership income. This equates to an average amount of approximately $322 per residential apartment. The budgeted amount is consistent with the historical health club income data analyzed and will be adopted for the cash flow model. This amount has been grown by the inflation factor to $155,600 to coincide with the appraised fiscal year.

VALET: The area ]eased to Carlton Cleaners is indicated to generate $12,000 for the 4/97 - 3/98 fiscal year. This amount has been adopted and grown by the annual inflation factor throughout the holding period.

LAUNDRY: The laundry facilities are leased to CoinMach, Inc., a concessionaire, at a rent of $70,000 per year for a 5-year term. This rent equates to $12.18 per apartment for the entire 479-unit count. Market parameters indicate that laundry concession leases typically range from $ 8.00 to $14.00 per apartment per month. Although owner-provided material indicates that the concession rent has been increased, the budgeted contract rent is supported and will adopted for the cash flow.


          Koeppel Tener Real Estate Services, Inc., Valuation Division


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The Ritz Plaza                                                    April 10, 1997
New York, New York                                                       Page 33


At the expiration of the 5-year lease term, a new rent based on the current rent grown by the annual inflation factor will be processed. That rent will be processed with steps of 3.0% per year through the remainder of the projection period.

MISCELLANEOUS: Miscellaneous income refers to other fee and interest income typical to multi-family rental operations, with service income generated by housekeeping activities. Additionally, consideration was given to early lease termination and late fee income. Based on our review of comparable rental property operating statements, other income ranges from about $125 to $675 per apartment, depending on the level of services offered and/or recoverable landlord/tenant legal fees. Given the tenant profile and level of services scheduled to be offered, other income of $125 per apartment is considered appropriate. This equates to a rounded amount of $59,900 in miscellaneous income based on the 478 rental apartments and superintendent's unit.

VACANCY AND CREDIT LOSS: Stable residential properties within the influencing market typically experience a vacancy and collection loss of around 3.0%. A brief survey of the immediate and surrounding communities has indicated that there is a strong demand for quality, rent-regulated housing with typical rental buildings experiencing similar low vacancy rates. As a result, turnover usually results in very near immediate re-leasing. However, a large majority of the rents at the subject property are at market levels, suggesting a higher degree of risk. Our conversations with representatives of the luxury multi-family rental properties indicated that approximately 25% to 50% of the apartments turnover per year. The forecasted 40% turnover rate equates to a vacancy rate rounded to 3.3%, assuming that turnover apartments are re-let within 1 month. Although DHCR limits annual rent increases, the units are indicated to be at market-oriented levels. As such, a credit loss factor of 1% to 2% is considered adequate to counter the rent collection risk presented by the nominal leasehold position. Therefore, a combined vacancy and credit loss rounded to 5.0% will be applied to the gross potential residential rent component of the cash flow model.


          Koeppel Tener Real Estate Services, Inc., Valuation Division

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The Ritz Plaza                                                    April 10, 1997
New York, New York                                                       Page 34


As retail opportunities slowly strengthen, vacancies are expected to tighten as demand increases. Typically, retailing in the area is performed by non-credit or regionally-based merchants. Based on the offerings researched and general level of vacancies noted for the immediate area, an average vacancy and credit loss of 5.0% is appropriate for the retail component of the subject property. This combined rate is considered to adequately reflect the subject property's influencing environment. Similarly, a 5.0% vacancy and credit loss factor will be applied to the office income. No vacancy or credit loss was factored for the garage component, valet, laundry concession or miscellaneous income contributions.

OPERATING EXPENSE ANALYSIS

We have reviewed the client-provided historical expense report, the 1996/97 operating budget and the 1997 operating budget. Where appropriate, emphasis was placed on the most recent budget information. The expenses indicated for the subject property were compared to recent actual and budgeted expenses from multi-family rental properties within the influencing market to gauge the reasonability of the expense levels submitted.

OPERATING EXPENSES: The inflationary cost factor for all operating expenses is estimated to be 3.0% per year. This rate of inflation is supported by historical Consumer Price Index (CPI) material published by the U.S. Department of Labor, Bureau of Labor Statistics, Middle Atlantic Region Office. Data reviewed exhibits annual CPI changes (tracked on a monthly basis) ranging from 2.0% to 7.0% for 1990 through 1996, with recent months demonstrating annualized CPI changes at the lower-end, or from 2.6% to 3.0%. Thus, except where noted, a 3.75% and 0.75% adjustment factor has been applied to the estimated/actual 1996 expenses and to the budgeted 1997 expenses, respectively, so as to estimate expenses coinciding with the 4/97 - 3/98 fiscal year. After a comparative analysis of the expenses projected for the subject property and selected properties similar to the subject, we prepared a forecast of the 4/97 - 3/98 fiscal year expenses, In order to quantify the noted expenses, each item will be addressed separately.


          Koeppel Tener Real Estate Services, Inc., Valuation Division


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The Ritz Plaza                                                    April 10, 1997
New York, New York                                                       Page 35


PAYROLL: According to the client-provided material, the budgeted expense for staffing, payroll taxes, union and other benefits, vacation pay, sick pay and bonuses is estimated to be $874,532, which equates to $1.86 per square foot. This expense reflects the building staff for 24-hour doorman/concierge service, janitors, handy person and the superintendent for this rental property, as well as health club personnel. Adjusting the 1997 budgeted amount for the health club staffing the resulting payroll amount is $757,085, or $1.61 per square foot. This figure is directly supported by the range of payroll expense illustrated by the comparable properties and was adopted and grown by the inflation factor to a rounded amount of $762,800, or $1.63 per square foot for the 4/97 - 3/98 fiscal year.

FUEL: The historical fuel expense has been static at $0.20 to $0.21 per square foot for the 1993 through annualized 1995 reporting period. The budgeted fuel expense of $0.23 per square foot is supported by the historical figures and array of fuel expense noted for the comparable properties. The budgeted fuel amount will be adopted and grown by the inflation factor to a rounded amount to $110,600, or $0.24 per square foot for the 4/97 - 3/98 fiscal year.

UTILITIES: Included in this amount is the cost of cooking gas for all apartments (including the superintendent's apartment) and natural gas for tile building's laundry facilities. Additionally, the cost of electricity for the public halls, elevators and allocated amounts for the laundry machines and various other pumps and machinery is included. The budgeted utilities expense for the subject property equates to $0.42 per square foot, a figure below the historical amounts of $0.46 to $0.49 per square foot noted for the subject property. As the subject property has upgraded the public area lighting fixtures to accommodate the highly efficient florescent bulbs, the utilities expense is appropriately lower. Additionally, the range of utilities expense exhibited by the comparable properties directly supports the budgeted amount. As such, the budgeted amount will be adopted and grown by the inflation factor to a rounded amount of $196,500, or $0.42 per square foot for the 4/97 - 3/98 fiscal year.


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The Ritz Plaza                                                    April 10, 1997
New York, New York                                                       Page 36


WATER AND SEWER: This charge refers to direct-metered water consumption and sewer rent charges for the apartments, as well as for the common areas. The comparable properties exhibit water and sewer expense ranging from $0.06 to $0.28 per square foot. These amounts directly support the budgeted water and sewer expense noted for the subject property. As such, the budgeted amount will be adopted and rounded to an amount of $89,500, or $0.19 per square foot for the 4/97 - 3/98 fiscal year.

REPAIRS AND MAINTENANCE: As a rental property, this category not only includes the repair, service contracts and maintenance of items such as the elevators, boiler, plumbing, electrical system, communication equipment, exterminating, grounds maintenance, janitorial supplies and painting of common areas, but also includes repairs within the individual apartments and the periodic painting of the apartment interiors. The repairs and maintenance expense figures for the subject property and those of the comparable properties are presented with the supplies, service contracts and decorating expenses as part of the repairs and maintenance category. The subject property's budgeted repairs and maintenance expense of $326,500 equates to $0.70 per square foot, an amount towards the low end of the competitive range noted. Based on the anticipated conversion to market-oriented rents, a stabilized repairs and maintenance budget based on $1.00 per square foot of above grade building area is deemed appropriate. Accordingly, $469,300 will be processed for the 4/97 - 3/98 fiscal year as this amount is considered sufficient to maintain a competitive level of housekeeping for the common areas (including the health club) and to provide for the periodic painting and upkeep of the unit interiors.

MANAGEMENT: As a rental property, fees for management services can be by contract rate or as a function of the revenues produced by the property, usually between 2.0% and 5.0% of the residential effective gross income (collections). Applying an amount towards the lower end of the range, or a fee based on 2.0% of the effective gross income, equates to a management fee rounded to $248,400, or $0.53 per square foot for the 4/97 - 3/98 fiscal year. As the 2.0% rate and the


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The Ritz Plaza                                                    April 10, 1997
New York, New York                                                       Page 37


derived expense per square foot figure are supported by the comparable properties, the management fee based on 2.0% of collections will be adopted for the cash flow model.

INSURANCE: Insurance includes fire, liability, theft, boiler, exclusive of the premiums paid to employee benefit plans. The subject property indicates a budgeted insurance expense of $97,784, or $0.21 per square foot. This amount is supported by the comparable properties, which range from $0.13 to $0.27 per square foot. Based on the age of construction, level of service, amenities and projected tenant profile, most emphasis is placed on the budgeted amount as it reflects current competitive bidding. The budgeted insurance expense will be adopted and rounded to $98,500, or $0.21 per square foot for the 4/97 - 3/98 fiscal year.

ADMINISTRATIVE: The forecast for this category covers a multitude of expenses incidental to identical property such as contingencies, administrative, license and permits and miscellaneous items which are not included under repairs and maintenance. The historical amounts for the subject Property reflect administrative expense translating to a range from $0.43 to $0.59 per square foot, significantly higher than the $0.15 per square foot budgeted for the 1997 period. Translated amounts sign to a per unit basis, the expenses range from $163 to $337 for various levels of administrative responsibility (e.g., low income housing tax credit program compliance). Based on the tenant profiles and anticipated level of services for the subject property, an administrative expense towards the middle of the market-oriented range, or from $225 to $275 per unit will be adopted. Applying an average amount rounded to $250 per unit to the 479 occupied units (including the superintendent's unit) equates to an administrative expense rounded to $119, 800, or $0.26 per square foot for the 4/97 - 3/98 fiscal year.

PROFESSIONAL FEES: This category includes engineer, consulting, accounting fees and non-recoverable legal fees. The budgeted expense of $27,000, or $0.06 per square foot is directly (albeit it the low end) supported by the range of professional fee expense noted for comparable properties. However, based on the mixed-use complexity of the subject property and high turnover rate, the


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The Ritz Plaza                                                    April 10, 1997
New York, New York                                                       Page 38



amount of non-recoverable legal fees is anticipated to be slightly higher than at the comparable properties. As such, a market-oriented professional fees expense based on an amount rounded to $125 per unit will be adopted. Applying the average amount to the 479 occupied units (including the superintendent's unit) equates to a professional fee expense rounded to $59,900, or $0.13 per square foot for the 4/97 - 3/98 fiscal year.

LEASING AND MARKETING EXPENSE: As previously discussed, 40% of the units will turnover during a 12-month period. Although the current environment favors the landlord and leasing-commissions are generally borne by the tenant, the cyclical nature of real estate and the length of the projection period warrants an inclusion of residential leasing expenses. Based on typical leasing expenses, as discussed with representatives of Feathered Nest, the Corcoran Group and Douglas Elliman, a leasing expense equal to 1/2-month's rent per apartment leased is considered to appropriately reflect the historical cost of leasing luxury residential rental properties. As such, a residential leasing expense based on 50.0% of the residential unit rent per month at a 40.0% attrition rate will be incorporated into the cash flow model. Leasing expenses associated with the commercial office space is based on a generally accepted commission schedule. This equates to a commission of 32.0% of the Initial year's rent for a 10-year lease posted in the year of the lease signing. Based on the prevailing average Market Rent of $32.78 per square foot during the 2000/01 fiscal year for the 22,086 square foot area and the 60.0% speculative renewal probability discussed, a leasing expense of $92,669 is indicated.

Additionally, an amount for tenant work to improve the office space will be factored. Based on a $40.00 per square foot work letter (as described by local market professionals familiar with the area's Class "B" office market) grown by the annual inflation factor to the date of lease renewal and the 60.0% speculative renewal rate, a potential offset for tenant improvements ("TI") of $386,143 is indicated for the 2000/01 fiscal year.


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The Ritz Plaza                                                    April 10, 1997
New York, New York                                                       Page 39



This equates to an amount of $478,813 as the commercial leasing and marketing expense associated with the speculative lease renewals anticipated for the 2000/01 fiscal year. This amount will be added to the leasing and marketing amount calculated for the residential component for that fiscal year period.

HEALTH CLUB: Budgeted expenses for the 1997 operation of the on-site health club were not isolated. Adopting the prior forecasted amount of $40,000 allocated for the health club operations and adding the $104,863 payroll for staffing plus an amount equal to 12.0% for payroll taxes (based on client-provided figures), equates to a health club expense rounded to $157,447, or $0.34 per square foot. This amount is directly supported by the range of health club expense noted for the comparable properties and, as such, will be adopted and grown by the inflation factor to a rounded amount of $158,600, or $0.34 per square foot for the 4/97 - 3/98 fiscal year.

SECURITY: The subject property has a budgeted amount for supplemental part-time security. Given the proposed staffing and supplemental roving street patrols provided by the BID, a part-time security component may be adequate. Based on a contract service of approximately $9.00 per hour for a typical 8-hour shift for 5 days per week, a security expense rounded to $18,720, or $0.04 per square foot was budgeted. As a part-time security presence is considered warranted, the expense will be adopted, increased to provide for 6-day coverage and rounded to an amount of $25,000, or $0.05 per square for the 4/97 - 3/98 fiscal year.


RESERVES: This category affords a budget to provide for the replacement of short-lived items necessary to maintain the habitability of the apartments. Items such as kitchen appliances and cabinets, bathroom fixtures and tiling, flooring repairs, and public elements such as the roof and hallway carpeting are included. An annual contribution to reserves averaging $200 per apartment, plus an amount rounded to $5,000 as reserves for the commercial unit (at $0.15 per square foot and including potential reserves for the adjacent theater) are considered sufficient to maintain the high quality levels necessary to remain competitive with the rental properties in the influencing market.


          Koeppel Tener Real Estate Services, Inc., Valuation Division


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The Ritz Plaza                                                    April 10, 1997
New York, New York                                                       Page 40


The reserves figure is rounded to $100,800, or $0.21 per square foot and will be adopted for the 4/97 - 3/98 fiscal year.

MISCELLANEOUS: This category contains minor expenses necessary for the operation of a rental facility and typical expenses include holiday decorations, entertainment and gratuities. The operating budget illustrates a $16,000, or $33.40 per unit miscellaneous expense line item. Only 1 of the comparable properties reported a miscellaneous expense. As the previous expenses are considered to be comprehensive, most emphasis will be placed on the budgeted expense. The budgeted figure will be based on a market-oriented amount rounded to $35.00 per unit. This equates to $16,765, or $0.04 per square foot. In addition, a miscellaneous expense associated with the Times Square Improvement District BID rounded to $581,000 per year will be included in this line item. As such, the aggregate miscellaneous expense is rounded to $51,800, or $0.11 per square foot for the 4/97 - 3/98 fiscal year.

REAL ESTATE TAXES: Real estate taxes will be processed as discussed. The real estate tax liability for the first 4 years of the projection period is based on the 421-a program guidelines and assumptions previously discussed. Thereafter, application of an assessor's method which limits a real estate tax liability to 21.0% of the effective gross income will be processed.

OPERATING EXPENSE SUMMARY: Based on the foregoing, the total projected stabilized operating budget for the 4/97 - 3/98 fiscal year has been estimated to be $5,283,683, or $11.27 per square foot, Without the unabated real estate tax burden, the stabilized operating expenses equate to $5.70 per square foot. This measurement method suggests conformity with the market data from the comparable properties when adjustments for reserves and inflation are made. The subject property's expenses are considered consistent with those exhibited by the comparable properties. This level of expense is considered reasonable and represents the subject property's location, particular demographics, level of services and scheduled physical condition.


          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                    April 10, 1997
New York, New York                                                       Page 41



                                 THE RITZ PLAZA

                STABILIZED OPERATING PROFORMA: 4/97 - 3/98 FISCAL YEAR

--------------------------------------------------------------------------------
INCOME
Residential Gross                                                  $ 10,943,701
421-a Income                                                            379,167
Vacancy and Credit Loss                                   5.0%         (566,143)
                                                                   ------------
Effective Gross Residential Income                                 $ 10,756,724

Commercial Base Rents                                              $    856,786
RE Tax and Operating Escalation                                          36,050
Vacancy and Credit Loss                                   5.0%          (44,642)
                                                                   ------------
Effective Gross Commercial Income                                  $    848,194

Garage (includes R.E. Tax Escalation)                              $    524,643
Health Club Membership                                                  155,600
Valet                                                                    12,000
Laundry                                                                  70,000
Miscellaneous                                                            59,900
                                                                   ------------

Effective Gross Residential Income                                 $ 12,427,061

EXPENSES                                              Per Sq.Ft

Payroll                                                 $1.63      $    762,800
Fuel                                                     0.24           110,600
Utilities                                                0.42           196,500
Water and Sewer                                          0.19            89,500
Repairs and Maintenance                                  1.00           469,300
Management                                               0.53           248,500
Insurance                                                0.21            98,500
Administration                                           0.26           119,800
Professional                                             0.13            59,900
Leasing and Marketing                                    0.39           182,400
Health Club                                              0.34           158,600
Security                                                 0.05            25,000
Reserves                                                 0.21           100,800
Miscellaneous                                            0.11            51,800
Unabated Real Estate Taxes                               5.56      $  2,609,683
                                                         ----      ------------

 Total Operating Expens                                $11.27      $  5,283,683

 Net Operating Income                                  $15.23      $  7,143,379

 Expense Ratio                                                            42.5%
--------------------------------------------------------------------------------

 Source: Computations by KTR

          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                    April 10, 1997
New York, New York                                                       Page 42


The operating budget expense suggests an expense ratio of 42.5% when the unabated tax liability is applied. Typically, multi-family rental facilities operate at expense ratios of between 40% and 60% of the effective gross income. This suggests that the subject property is operating with an artificially enhanced income capability due to the favorable real estate tax benefits generated by the 421-a program. The balance of the subject property's expenses are well supported as they are consistent with market driven data.

DISCOUNTED CASH FLOW VALUATION

Value is calculated by discounting the 10-year projected net proceeds of the property at an appropriate discount rate. The discount rate is defined by the Appraisal Institute as "a rate of return on capital used to convert future payments or receipts into present value." The use of this rate results in a net present value of a particular property when it is applied to a given income stream and reversion.

This rate is determined by investors based upon the relative risk of a particular investment in relation to other investment vehicles. Recent published surveys of major investors' criteria have indicated that desired IRRs are declining and generally range from 10.0% to 12.5% for residential apartment buildings with the higher end of the range representing riskier, older properties.


SELECTION OF AN INTERNAL RATE OF RETURN

The consensus of those actively engaged in the marketplace for apartment buildings is that internal rates of return (based upon forecasting techniques and assumptions similar to those utilized herein) fall within a broad range, depending upon numerous risk factors including, among others:


(a)  Location: the better the location the lower the IRR;

(b) Physical Characteristics of the Subject Property: the newer the property, the higher the quality of construction and finishes, and the better the design and layout of the physical plant, the lower the IRR;




          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                    April 10, 1997
New York, New York                                                       Page 43


(c) Degree of Forecasted Cash Flow Growth: the greater the growth forecasted, the higher the IRR;

(d) Amount of Equity Investment Required: the greater the required equity investment (that portion of the total acquisition cost not typically funded by conventional financing), the higher the IRR;

(e) Length of Projection Period: the longer the projection period, the higher the IRR; and

(f) Type of Investment: the riskier the perceived return on investment for a particular type of real estate, the higher the IRR.

In our opinion, due to the subject property; (a) location in proximity to the Midtown employment center; (b) age of construction; (c) the scheduled termination of DHCR regulation coincident with the expiration of the 421-a program benefits' and (d) high occupancy levels exhibited at competing market rate residential facilities, with the anticipated continued demand for well-priced housing opportunities, we believe a pre-tax yield rate of 11.0% is appropriate for this investment.

TERMINAL CAPITALIZATION RATE: The terminal capitalization rate is applied to the net operating income estimated for the year following the end of the holding period so as to derive a value associated with the reversionary position. Part of this valuation is a measure of confidence in the continued acceptance of the subject property's overall design and its location within the influencing Manhattan housing market over the 10-year holding period to maintain a competitive position within the rental market and conversion potential to condominium ownership. Based upon the surveys discussed, a rate of 8.0% is deemed appropriate and will be processed in conjunction with the 11.0% discount rate and growth rates discussed.

REVERSIONARY VALUE: The reversionary value has been calculated by capitalizing the 11th year net operating income at the terminal capitalization rate of 8.0%.



          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                    April 10, 1997
New York, New York                                                       Page 44


SALES COMMISSION: The current commercial brokerage commission is typically 1.0% to 3.0% of the transaction price, however, this commission becomes negotiable with the larger, higher profile properties. In our analysis, a 2.0% sales commission of the future resale is estimated.

TRANSFER TAXES: The New York State and City recording transfer taxes totaling 3.025% of the reversionary value have been deducted. This tax rate reflects current rates and has not been adjusted for inflation.

Based on the following cash flow model and summary, the Market Value of the Leased Fee Interest in the subject property, operated as a multi-family rental investment property and participating in New York City's 421-a real estate tax exemption and abatement program, as of March 31, 1997 as if free and clear of financing, is rounded to:


                NINETY-TWO MILLION FIVE HUNDRED THOUSAND DOLLARS
                                  ($92,500,000)


Although a value via the direct capitalization technique was not performed, the indicated Market Value suggests an overall rate of 7.7% based on the stabilized operating proforma. This capitalization rate is supported by the range of overall rates (OARs) indicated by the recent sales activity cited in the following Sales Comparison Approach section. The implied 7.7% capitalization rate is considered appropriate given the conservative forecast of income and expenses and condominium conversion potential of the subject property's units.





           Koeppel Tener Real Estate Services Inc., Manhattan Division

The Ritz Plaza                                                     April 10,1997
New York, New York                                                       Page 45

                     THE RITZ PLAZA: 11-YEAR CASH FLOW MODEL

------------------------------------------------------------------------------------------------------------------------------------
Period                                          1               2                 3             4               5               6
Fiscal Year                               1997/98         1998/99         1999/2000       2000/01         2001/02         2002/03
INCOME
Residential Gross                       $10,943,701     $11,272,012     $11,610,172     $11,958,478     $12,880,231     $13,556,582
421-a Income                                379,167         444,167         506,167         574,167         292,500         146,250
Vacancy and Credit Loss                    (566,143)       (585,809)       (605,967)       (626,632)       (658,637)       (685,142)
                                       ------------    ------------    ------------    ------------    ------------    ------------
Effective Gross Residential Income      $10,756,724     $11,130,370     $11,513,372     $11,906,012     $12,514,094     $13,017,690

Commercial Base Rents                      $856,786        $861,623        $831,332        $695,120        $884,210        $912,128
RE Tax and Operating Escalation              36,050          41,352          69,821          43,700          22,257          38,318
Vacancy and Credit Loss                     (44,642)        (45,149)        (45,058)        (36,941)        (45,323)        (47,522)
                                       ------------    ------------    ------------    ------------    ------------    ------------
Effective Gross Commercial Income          $848,194        $857,826        $856,096        $701,878        $861,144        $902,924

Garage (includes R.E. Tax Escalation)      $524,643        $541,151        $588,347        $604,951        $660,883        $682,955
Health Club Membership                      155,600         160,268         165,076         170,028         175,129         180,383
Valet                                        12,000          12,360          12,731          13,113          13,506          13,911
Laundry                                      70,000          70,000          70,000          70,000          81,000          83,430
Miscellaneous                                59,900          61,697          63,548          65,454          67,418          69,441
                                       ------------    ------------    ------------    ------------    ------------    ------------

Effective Gross Income                  $12,427,061     $12,833,672     $13,269,169     $13,531,436     $14,373,174     $14,950,734

EXPENSES
Payroll                                    $762,800        $785,684        $809,255        $833,532        $858,538        $884,294
Fuel                                        110,600         113,918         117,336         120,856         124,481         128,216
Utilities                                   196,500         202,395         208,467         214,721         221,162         227,797
Water and Sewer                              89,500          92,185          94,951          97,799         100,733         103,755
Repairs and Maintenance                     469,300         483,379         497,880         512,817         528,201         544,047
Management                                  248,500         320,842         331,729         338,286         359,329         373,768
Insurance                                    98,500         101,455         104,499         107,634         110,863         114,188
Administrative                              119,800         123,394         127,096         130,909         134,836         138,881
Professional                                 59,900          61,697          63,548          65,454          67,418          69,441
Leasing and Marketing                       182,400         187,867         193,503         199,308         693,483         225,943
Health Club                                 158,600         163,358         168,259         173,307         178,506         183,861
Security                                     25,000          25,750          26,523          27,318          28,138          28,982
Reserves                                    100,800         103,824         106,939         110,147         113,451         116,855
Miscellaneous                                51,800          53,354          54,955          56,603          58,301          60,050
Real Estate Taxes                        $1,664,303      $1,720,341      $2,281,272      $2,325,575      $3,018,366      $3,139,654
                                       ------------    ------------    ------------    ------------    ------------    ------------

Total Operating Expenses                 $4,338,303      $4,539,443      $5,186,209      $5,314,265      $6,595,808      $6,339,733

Net Operating Income                     $8,088,758      $8,294,229      $8,082,960      $8,217,171      $7,777,366      $8,611,001
Expense Ratio                                  34.9%           35.4%           39.1%           39.3%           45.9%           42.4%
------------------------------------------------------------------------------------------------------------------------------------


Source: Computations by KTR

          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                     April 10,1997
New York, New York                                                       Page 46


               THE RITZ PLAZA: 11-YEAR CASH FLOW MODEL (Continued)

------------------------------------------------------------------------------------------------------------------------------------
Period                                                      7               8                 9              10               11
Fiscal Year                                           2003/04         2004/05           2005/06         2006/07          2007/08
INCOME
Residential Gross                                  $14,261,922      $14,689,779      $15,130,473      $15,584,387      $16,051,919
421-a Income                                              --               --               --
Vacancy and Credit Loss                               (713,096)        (734,489)        (756,524)        (779,219)        (802,596)
                                                  ------------     ------------     ------------     ------------     ------------
Effective Gross Residential Income                 $13,548,826      $13,955,291      $14,373,949      $14,805,168      $15,249,323

Commercial Base Rents                                 $940,963         $970,722       $1,001,436       $1,033,134       $1,065,849
RE Tax and Operating Escalation                         62,974           70,158           77,081           83,194           89,485
Vacancy and Credit Loss                                (50,197)         (52,044)         (53,926)         (55,816)         (57,767)
                                                  ------------     ------------     ------------     ------------     ------------
Effective Gross Commercial Income                     $953,741         $988,836       $1,024,591       $1,060,512       $1,097,568

Garage (includes R.E. Tax Escalation)                 $705,948         $727,617         $749,930         $772,900         $796,561
Health Club Membership                                 185,795          191,368          197,109          203,023          209,113
Valet                                                   14,329           14,758           15,201           15,657           16,127
Laundry                                                 85,933           88,511           91,166           93,901           96,718
Miscellaneous                                           71,524           73,669           75,880           78,156           80,501
                                                  ------------     ------------     ------------     ------------     ------------

Effective Gross Income                             $15,566,094      $16,040,050      $16,527,827      $17,029,317      $17,545,911

EXPENSES
Payroll                                               $910,823         $938,148         $966,292         $995,281       $1,025,139
Fuel                                                   132,062          136,024          140,105          144,308          148,637
Utilities                                              234,631          241,670          248,920          256,388          264,080
Water and Sewer                                        106,868          110,074          113,376          116,777          120,281
Repairs and Maintenance                                560,369          577,180          594,495          612,330          630,700
Management                                             389,152          401,001          413,196          425,733          438,648
Insurance                                              117,614          121,143          124,777          128,520          132,376
Administrative                                         143,047          147,339          151,759          156,312          161,001
Professional                                            71,524           73,669           75,880           78,156           80,501
Leasing and Marketing                                  237,699          244,830          252,175          259,740          267,532
Health Club                                            189,377          195,058          200,910          206,937          213,145
Security                                                29,851           30,747           31,669           32,619           33,598
Reserves                                               120,360          123,971          127,690          131,521          135,467
Miscellaneous                                           61,852           63,707           65,619           67,587           69,615
Real Estate Taxes                                   $3,268,880       $3,368,411       $3,470,844       $3,576,157       $3,684,641
                                                  ------------     ------------     ------------     ------------     ------------

Total Operating Expenses                            $6,574,109       $6,722,972       $6,977,706       $7,188,366       $7,405,360

Net Operating Income                                $8,891,984       $9,267,079       $9,550,121       $9,840,951      $10,140,551
Expense Ratio                                             42.2%            42.2%            42.2%            42.2%            42.2%
------------------------------------------------------------------------------------------------------------------------------------


Source: Computations by KTR

          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                    April 10, 1997
New York, New York                                                       Page 47




                                 THE RITZ PLAZA

                              SUMMARY OF CASH FLOWS

--------------------------------------------------------------------------------
                                                11.0%
Cash Flow Year        Cash Flow       Discount Factor       Present Worth
--------------------------------------------------------------------------------
1997/98              $8,088,758             0.9009009          $7,287,169

1998/99               8,294,229             0.8116224           6,731,782

1999/2000             8,082,960             0.7311914           5,910,191

2000/01               8,217,171             0.6587310           5,412,905

2001/02               7,777,366             0.5934513           4,615,488

2002/03               8,611,001             0.5346408           4,603,793

2003/04               8,991,984             0.4816584           4,331,065

2004/05               9,267,079             0.4339265           4,021,231

2005/06               9,550,121             0.3909248           3,733,379

2006/07               9,840,951             0.3521845           3,465,830
                                                             ------------

                                                              $50,112,833

11th Year NOI                                                 $10,140,551
Terminal capitalization Rate                                          8.0%
Gross Reversionary Value                                     $126,756,889
Less:
Sales Commissions @                                 2.0%      ($2,535,138)
 NYS Recording/Transfer Fee                       3.025%      ($3,834,396)
                                                             ------------
 Net Reversionary Value                                      $120,387,355

1Oth year Discount Factor                                       0.3521845

 Present Value of Reversion                                   $42,398,558
 Plus: Present Value of Cash Flows                            $50,112,833
                                                             ------------
 Indicated Present Worth                                      $92,511,391
--------------------------------------------------------------------------------
Source: Computations by KTR


          Koeppel Tener Real Estate Services Inc., Valuation Division

The Ritz Plaza                                                    April 10, 1997
New York, New York                                                       Page 48



THE SALES COMPARISON APPROACH

The Sales Comparison Approach is an estimate of value derived from a sales comparison with similar-type properties. This method directly reflects the actions of buyers and sellers in the marketplace. Substitution is the underlying principle affecting the choice of buyers and sellers, and which implies that a prudent person will not pay more to buy a property than it would cost to buy a comparable substitute property. The price a typical purchaser pays is usually the result of a comparison process of various alternatives. This approach is used primarily as a check on the value conclusion derived via the Income Capitalization Approach.

Aside from the sale of the subject property in late-1996, only 1 sale of a significant multi-family rental investment property occurred between the date of the prior report and this update report. As such, the new sale data will be used to supplement the multi-family building sale data presented within the Report with the oldest sale removed from the grid previously presented. The value conclusions derived from this section will be employed only as a check on the Income Capitalization Approach, which is considered to be the primary indicator of value for the subject property.

The primary value indicator for the Sales Comparison Approach is considered to be the price per square foot of above-grade building area, with the effective gross income multiplier (EGIM) and price per unit employed as a check on the reasonableness of the value derived. The summary table presented illustrates a range of $4.18 to $164.28 per square foot of above-grade building area, with EGIMs from 5.8 to 7.3) (effective gross income multiplier) and prices ranging from $67,421 to $247,934 per unit. The sales are each compared to the subject property with respect to various value influencing factors and adjusted accordingly. Given the strengthening of the rental market and subsequent re-positioning of condominium facilities as for-sale apartment properties after interim rental programs, an upward adjustment to account for the general recovery in the market is warranted. As market-oriented rents have risen by 1.0% to 2.5% per month during the past 12-month period and given that overall increases in market-oriented rental rates have significantly outpaced inflation, risks associated with already constructed investment rental properties have been

          Koeppel Tener Real Estate Services Inc., Valuation Division

The Ritz Plaza                                                    April 10, 1997
New York, New York                                                       Page 49


abated. Accordingly, investor demand for such property's expected to increase as vacancy decontrol policies enhance cash flow growth potential and that the traditional exit strategy of conversion to for-sale property has become feasible for well-located properties. This last point is supported by the re-marketing of failed condominium facilities as for-sale inventory after an interim rental program.

As such, a time adjustment for improved market conditions averaging 2.0% per month from the each sale date to the date of value will be applied. As market conditions are generally accepted as improving commencing with the initial months of 1995, time adjustments for pre-1995 sale dates will be tempered somewhat to reflect the prevailing stagnant conditions. The sales cited are summarized in the table presented on the following page.

Additional adjustment factors considered are location, property size, condition, unit mix and cash flow potential. This task is complicated by the fact that specific, detailed data pertaining to the sales is very limited. The available sales data for each property cited is further detailed in the Addenda of this report.



ADDITIONAL IMPROVED SALE: 261-67, 269-75 Amsterdam Avenue (a.k.a. 175 West 72nd Street/170 West 73rd Street) is comprised of (2) 12-story plus penthouse apartment buildings constructed in 1906 and renovated in 1963. The retail frontage is continuous from West 72nd to 73rd Street along a heavily-trafficked portion of Amsterdam Avenue. The property was purchased by Arnold Goldstein/Samson Management, owners and operators of numerous multi-family and commercial properties throughout the tri-state region. A review of the rent roll indicates rent regulated rents from $490 to $2,673 per month, with an average rent of $1,087 per month. Unit sizes reportedly average 1,300 square feet, suggesting average annualized residential rents of approximately $10.03 per square foot of apartment area. The units have an 11-foot ceiling height and fireplaces, and many of the units have been divided. The retail component is indicated to contribute 50% of the total effective gross income. The estimated above-grade area of 222,767 square feet equates to a purchase price of $105.49 per square foot.


          Koeppel Tener Real Estate Services Inc., Valuation Division

                                       THE RITZ PLAZA - COMPARABLE MULTI-FAMILY BUILDING SALES

------------------------------------------------------------------------------------------------------------------------------------
                                                                                    Price per
                                                                      Price per       Sq. Ft.      OAR       Comments and EGIM
   Address                   Sale Date           Price   No. Units         Unit       (Gross)   (estimated)  discussion
------------------------------------------------------------------------------------------------------------------------------------
1. 261-75 Amsterdam Avenue  January 1997   $23,500,000         135     $174,074      $105.49        8.2%     (2) 12 story apartment
                                                                                                              buildings with
                                                                                                              grade-level retail
                                                                                                              fronting along
                                                                                                              Amsterdam Ave from
                                                                                                              West 72nd to West 73rd
                                                                                                              Streets. Value
                                                                                                              indicators based on
                                                                                                              1995 actual income and
                                                                                                              expenses (plus
                                                                                                              reserves and
                                                                                                              additional maintenance
                                                                                                              expense). The value
                                                                                                              indicators suggest a
                                                                                                              gross rent multiplier
                                                                                                              of 6.7

2. 888 Eighth Avenue         August 1995   $28,713,078    221 plus      $74,969       $93.67        8.5%      20-story building
                                                           retail*                                            constructed 1965 in
                                                            garage                                            the Clinton area.
                                                                                                              Purchased by operator
                                                                                                              of numerous rental
                                                                                                              facilities as a
                                                                                                              mis-managed facility.
                                                                                                              Numerous non-primary
                                                                                                              residence actions are
                                                                                                              currently pending to
                                                                                                              increase turnover at
                                                                                                              market-oriented rents
                                                                                                              under DHCR regulation.
                                                                                                              The purchase price
                                                                                                              represents a gross
                                                                                                              rent multiplier of
                                                                                                              5.8.

3. 150 East 18th Street        July 1995   $14,900,000    261 plus      $67,421       $84.18        8.1%      14-story plus
                                                          retail +                                            penthouse building
                                                            garage                                            constructed circa 1960
                                                                                                              in the Gramercy Park
                                                                                                              area. Apartment mix is
                                                                                                              primarily studio and
                                                                                                              1-BRs. 58 car garage
                                                                                                              for tenant use only.
                                                                                                              The property is DHCR
                                                                                                              rent stabilized and
                                                                                                              has a high occupancy
                                                                                                              rate. The purchase
                                                                                                              price represents a
                                                                                                              gross rent multiplier
                                                                                                              of 5.9

4. 303 East 83rd Street      August 1994   $33,500,000    261 plus     $128,352      $153.54        8.5%      32-story building
   The Camargue                                           retail +                                            constructed in 1979 as
                                                            garage                                            a rental. Renewal
                                                                                                              leases are at market
                                                                                                              as the 421-a benefits
                                                                                                              have expired. Buyers
                                                                                                              are contemplating a
                                                                                                              conversion as a
                                                                                                              middle market condo.
                                                                                                              The property is 100%
                                                                                                              occupied and the
                                                                                                              purchase price
                                                                                                              represents a gross
                                                                                                              rent multiplier of
                                                                                                              6.1.


5. 62 West 62nd Street         July 1994   $30,000,000    121 plus     $247,934      $164.28        8.1%      26-story building
   Chequers                                                 retail                                            constructed in 1989 as
                                                                                                              a condominium and
                                                                                                              subsequently operated
                                                                                                              as a rental facility.
                                                                                                              The property is 100%
                                                                                                              occupied and will be
                                                                                                              repositioned again as
                                                                                                              a condominium
                                                                                                              apartment building
                                                                                                              with retail along
                                                                                                              Broadway. The purchase
                                                                                                              price represents a
                                                                                                              gross rent multiplier
                                                                                                              of 7.3.


Ranges                         July 1994   $14,900,000         121      $67,421       $84.18        8.1%      Estimated and actual
                                      to            to          to           to           to          to      EGIMs from 5.8 to 7.3
                            January 1997   $33,500,000         383     $247,934      $164.28        8.5%
------------------------------------------------------------------------------------------------------------------------------------

     Source: Field survey. REDIDATA material with calculations by KTR; Compiled by KTR


          Koeppel Tener Real Estate Services Inc., Valuation Division

The Ritz Plaza                                                    April 10, 1997
New York, New York                                                       Page 51



The effective gross income at the time of the contract indicates a Effective Gross Income Multiper of 6.7 and the 1995 operating income equates to an overall rate of 8.2% at an expense ratio of 45.0%, all according to seller-submitted data (plus an amount estimated for reserves and additional maintenance expense). A slight upward adjustment for improved market conditions was effected. Although renovated 30 years ago, this facility is approximately 90 years old and a large upward adjustment for age is warranted. Given the situs on Amsterdam Avenue at West 72nd Street, an upward adjustment for the commercial character of the location is warranted (which is tempered somewhat by a downward adjustment for the overall desirable Upper West Side neighborhood). Based on the average-sized apartment unit, a large upward adjustment for the inferior utility is warranted. This is compounded with upward adjustments to reflect the inferior interior finishes and fixtures, and lower overall average floor height (affecting the amount of natural light and air) and overall view qualities. No adjustment for the significant contribution of non-residential income was warranted, however an upward adjustment for the inferior average residential rent level due to long-lived DHCR regulation relative to the subject property was effected. Overall, a significant upward adjustment was considered appropriate to the $105.49 price per square foot of above-grade building area.


Aside from upward adjustments to account for improved overall market conditions since the analysis contained within the Report, no further adjustments were deemed necessary to the sale previously cited. As such, the indicated average


CONCLUSIONS

Considering tile subject property's location, design of the units, amenities, non-residential income component and proximity to the employment centers, the subject property displays qualities which offer a direct competitive choice to the properties cited.


          Koeppel Tener Real Estate Services Inc., Valuation Division

The Ritz Plaza                                                    April 10, 1997
New York, New York                                                       Page 52


                                 The RITZ PLAZA

                        SALES COMPARISON ADJUSTMENT GRID




------------------------------------------------------------------------------------------------------------------------------------
                           Sale 1                  Sale 2                Sale 3               Sale 4                  Sale 5

Address               261-275 Amsterdam Ave   888 Eighth Avenue   150 East 18th Street   303 East 83rd Street   62 West 62nd Street

Price per Sq. Ft         $ 105.49               $  93.67              $  84.18             $ 153.54                 $ 164.28
------------------------------------------------------------------------------------------------------------------------------------
Adjustments

Time                         6%                    41%                   43%                  55%                      57%

Prime Adjusted Price
per Sq.Ft.               $ 111.68               $ 131.64              $ 120.04             $ 237.78                 $ 257.81

Location                     0%                     0%                   -5%                 -20%                     -15%

Age                         25%                    20%                   20%                   5%                       5%

Unit Size                   10%                    10%                   15%                  10%                      -5%

Unit Finish                 25%                    15%                   15%                   5%                      -5%

Cash Flow                   15%                    10%                   20%                 -10%                      -5%
                            --                     --                    --                   --                        --

Total Adjustments (%)       75%                    55%                   65%                 -20%                     -25%

Adjusted Price
per Sq.Ft.               $ 195.44               $ 204.04              $  98.07             $ 190.23                 $ 193.36

------------------------------------------------------------------------------------------------------------------------------------



Source:  Computations and adjustments by KTR



The unadjusted sale prices range from $84.18 to $164.28 per square foot of above-grade building area, with the adjustments producing a tighter range from $190.23 to $204.04 per square foot of building area. Based upon the preceding analysis, and with most emphasis placed on the sales pf newer facilities, an indicated value rounded to 195.00 per square foot of above-grade building area is deemed appropriate. Application of tile $195.00 per square foot value indicator to the 469,267 square foot above-grade building area results in a value estimate of $91,507,065 for the subject property.

Based on the stabilized operating proforma effective gross income of $12,427,061 (as derived in the Income Capitalization Approach section of this report), suggests an EGIM of 7.4. Both the sale price per square foot and EGIM value indicators are strongly supported by the ranges illustrated by the comparable properties cited. As such, the indicated value estimate will be adopted.


ADJUSTMENT FOR REMAINING 421-a PROGRAM BENEFITS: The $2,400,000 present value of the remaining 421-a program benefit period is added to the indicated value estimate. This equates to a total value estimate of $93,907,065 for the subject property.


          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                    April 10, 1997
New York, New York                                                       Page 53


Therefore, the indicated Market Value of the Leased Fee Interest in the subject property via the Sales Comparison Approach with consideration for the present value associated with the remaining 421-a program benefits, as of March 31, 1997 and as if free and clear of financing is rounded to:

               NINETY-THREE MILLION NINE HUNDRED THOUSAND DOLLARS

                                  ($93,900,000)


It is noted that this value is well in excess of the $77,000,000 transfer price noted for the subject property. The differential between the subject property's recent selling price and the indicated value via the Sales Comparison Approach is directly attributed to the atypical conditions of sale involving purchasing the asset during a bankruptcy and foreclosure proceeding before a plan of reorganization was approved. As such, the sale price by itself does not adequately consider the additional risk premium associated with a protracted contract period, negotiating with various third-party claimants and extraordinary professional fees incurred.



RECONCILIATION AND FINAL CONCLUSION OF VALUE

The purpose of this appraisal is to provide an estimate of the Market Value of the Leased Fee Interest in the subject property. The indicated Market Value estimates for the subject property are as follows:



     The Income Capitalization Approach:               $92,500,000
     The Sales Comparison Approach:                    $93,900,000
     The Cost Approach:                                    - N/A -



The primary approach to value is considered to be the Income Capitalization Approach, as the subject property is being valued as a rental apartment building investment property. The Sales Comparison Approach was performed and utilized as second approach to value. The subjectivity in estimating construction costs, qualifying economic obsolescence present in the market and determining an appropriate entrepreneurial profit combine to make the Cost Approach method one that is

The Ritz Plaza                                                    April 10, 1997
New York, New York                                                       Page 54



infrequently relied upon for this type of property. As such, a Cost Approach has not been included in this appraisal.

The Sales Comparison Approach typically provides an estimate of value based upon the recent activity of buyers and sellers in the marketplace. However, for rental apartment properties, there are numerous issues to be considered, such as vacancies at sale, conversion potential, income and expenses, etc., which cloud sales prices. Adjustments are therefore difficult to quantify accurately. While this approach provides some measure of comparison, it does exhibit a significant degree of diminished utility.

The Income Capitalization Approach is well documented by actual and extensive market data and supports the Market Value estimate derived herein. The Income Capitalization Approach is considered to be the most important value indicator, since the subject property is income producing. This approach is the best evidence and reflection of the economic realities of the marketplace as the Income Capitalization Approach seeks to view the subject property's value from the perspective of the typical investor. The subject property would be bought and sold in the marketplace primarily on its ability to produce annual net income. KTR has formulated a series of assumptions relating to the rental rates and projected continuance of income sources. Projected revenue from all sources, operating expenses and real estate taxes have been incorporated into a stabilized pro forma, commencing April 1, 1997, to arrive at our estimate of Market Value.

This approach reflects the relationship between the income a property is capable of generating and its value in the marketplace. Typical investors judge the value of a property based upon the quality and quantity of the income generated, as well as the likely impact of market conditions on future income generation. The Income Capitalization Approach, by considering these factors, provides the greatest measure of the credibility for this type of property. Recognizing that the Income Capitalization Approach incorporates only the economic factors involved in real estate investment,


          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                    April 10, 1997
New York, New York                                                       Page 55



We are of the opinion that the conclusion reached by this approach best reflects present market conditions and the subject property's actual Market Value.

Accordingly, based on the preceding analysis and evaluation, we are of the opinion that the Market Value of the Leased Fee Interest of the Ritz Plaza as currently operating as a mixed-use multi-family rental investment property, as of the date of inspection, March 31, 1997, as if free and clear of financing is:



                NINETY-TWO MILLION FIVE HUNDRED THOUSAND DOLLARS

                                  ($92,500,000)


          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                    April 10, 1997
New York, New York                                                Addenda Page 1






                                    ADDENDA





          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                    April 10, 1997
New York, New York                                                Addenda Page 2








                       DESCRIPTION OF IMPROVED SALES CITED



          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                    April 10, 1997
New York, New York                                                Addenda Page 3




IMPROVED SALE NUMBER 1
Property Address:                  261-67 and 269-75 Amsterdam Avenue a.k.a. 177
                                   West 72nd Street and 170 West 73rd Street

Date of Sale:                      January 2, 1997

Block/Lot:                         1144/1         261-67 Amsterdam Avenue
                                   1144/61        269-75 Amsterdam Avenue


Grantor:                           Broadway Amsterdam Associates L.P.
                                   c/o A. Turobiner
                                   175 West 72nd Street,
                                   New York, New York

Grantee:                           G & L Realty, L.L.C.
                                   c/o Michael Laub
                                   825 East 233 Street, Bronx, New York

Description:                       (2) 12-story multi-family apartment buildings
                                   containing 135 apartments built in 1906 and renovated in 1963. The facility is located within the Upper West Side submarket. The above-grade area is estimated at 222,767 square feet. The residential rentable area is estimated at 175,500 square feet for the apartments, indicating a average-sized unit of approximately 1,300 square feet. The retail component fronts along Amsterdam
                                   Avenue and contributes approximately 50.0% of income.

Sale Price:                        $23,500,000
                                   Cash over a $4,847,809 mortgage

Estimated average apartment
rent:                              $10.03 per rentable square foot.

Unit Price:                        $105.49 per square foot of above-grade area
                                   $133.90 per rentable residential square foot
                                   $174,074 per unit

Estimated Overall Rate:            8.2% (based on seller records at time of
                                   sale)

 Gross Income Multiplier:          6.7 (based on seller records at time of sale)


          Koeppel Tener Real Estate Services, Inc., Valuation Division

                             261-75 AMSTERDAM AVENUE


                                     [PHOTO]


                                [GRAPHIC OMITTED]

The Ritz Plaza                                                    April 10, 1997
New York, New York                                                Addenda Page 5






IMPROVED SALE NUMBER 2
Property Address:                  870-88 Eighth Avenue


Date of Sale:                      August 16, 1995

Block/Lot:                         1024/1


Grantor:                           Andrea Woodner & Ano (Co-Exs)
                                   745 Fifth Avenue
                                   New York, NY

Grantee:                           Sunshine Associates, LLC
                                   c/o Jeffrey Manocherian
                                   c/o Manocherian Brothers
                                   150 East 58th Street
                                   New York, NY

Description:                       20-story residential building containing 383
                                   apartments built in 1965. The structure
                                   fronts along Eighth Avenue between West 52nd and 53rd Streets. The above-grade area is estimated at 306,525 square feet. The residential rentable area is estimated at 250,000 square feet for the apartments, indicating a average-sized unit of approximately 653 square feet. Garage and retail components contribute approximately
                                   20% of income for year prior to sale.

Sale Price:                        $28,713,079
                                   All cash

Estimated average
apartment rent:                    $16.00 per rentable square foot. Current
                                   ownership is accelerating unit turnover via non-primary residence actions.

Unit Price:                        $93.67 per square foot of above-grade area
                                   $114.85 per rentable residential square foot
                                   $74,969 per unit

Estimated Overall Rate:            8.7% (based on 1994 NOI of $2,454,347)

Gross Income Multiplier:           5.8 (based on 1994 EGI of $4,977,355)


          Koeppel Tener Real Estate Services, Inc., Valuation Division

                                888 Eighth Avenue

                                     [PHOTO]


                                [GRAPHIC OMITTED]

The Ritz Plaza                                                    April 10, 1997
New York, New York                                                Addenda Page 7





IMPROVED SALE NUMBER 3
Property Address:                  150 East 18th Street (a.k.a.  196 - 202 Third
                                   Avenue)

Date of Sale:                      July 11, 1995

Block/Lot:                         783/40

Grantor:                           Masbel Realty Corp.
                                   c/o E.Jacobs
                                   150 east 18th Street
                                   New York, NY

Grantee:                           SIBA Real Estate LP
                                   c/o Sam Abram
                                   c/o American SIMBA Corp.
                                   580 Fifth Avenue
                                   New York, NY

Description:                       14-story plus penthouse residential building
                                   containing 221 residential apartments built circa 1960. The structure fronts along Third
                                   Avenue and East 18th Street. The above-grade area is estimated at 176,995 square feet. The residential rentable area is estimated at 152,900 square feet for the apartments, indicating a average-sized unit of approximately 841 square feet. Garage and retail components contribute approximately
                                   20% of income for year prior to sale.

Sale Price:                        $14,900,000
                                   All cash to seller

Estimated average
apartment rent:                    $13.65 per rentable square foot.

Unit Price:                        $84.18 per square  foot of  above-grade  area
                                   $97.45 per rentable  residential  square foot
                                   $67,421 per unit

Estimated Overall Rate:            8.1% (based on 1995 NOI of $1,213,667)

Gross Income Multiplier:           5.9 (based on 1995 EGI of $2,519,714)


          Koeppel Tener Real Estate Services, Inc., Valuation Division

                              150 East 18th Street


                                     [PHOTO]


                                [GRAPHIC OMITTED]

The Ritz Plaza                                                    April 10, 1997
New York, New York                                                Addenda Page 9




IMPROVED SALE NUMBER 4
Property Address:                  The  Camargue  303 East 83rd  Street  (a.k.a.
                                   1602-12 Second Avenue)

Date of Sale:                      August 1994

Block/Lot                          1546/1

Grantor:                           Romford  Realty c/o Peter S. Kalikow
                                   101 Park Avenue
                                   New York, NY

Grantee:                           303 East 83rd Acquisition Associates, L.P.
                                   c/o Robert Gladstone, et al

Description:                       A 32-story residential building built in 1979
                                   and comprising approximately 218,187 square feet of above-grade area of which 210,669 is allocated to the residential portion. There are 2 retail spaces totaling 6,265 square feet in area and a 100-car garage. Vacancy decontrol occurs as 421-a real estate tax benefits have expired and only 81 units remain under DHCR regulation. The unit mix is 78% 1-BRs and 22% 2-BRs. The purchaser is planning to convert the premises to condominium ownership with pricing targeted for the $300 per square foot market.

Contract Price:                    Equity          $ 8,500,000
                                   Mortgage*        25,000,000
                                                   -----------
                                   Total           $33,500,000

                                   * Mortgage is based on LIBOR plus 350 basis points for a 5-year term. Additional terms include a participation in net conversion proceeds and/or rental net operating cash flow.

Estimated average
apartment rent:                    $24.00 per rentable square foot

Unit Price:                        $153.54 per square foot of above-grade area
                                   $159.02 per square foot of rentable area
                                   (residential)
                                   $125,352 per residential unit

Estimated Overall Rate:            8.5% (based on an NOI of $2,845,000)

Gross Rent Multiplier:             6.1 (based on EGI of $5,530,000)


          Koeppel Tener Real Estate Services, Inc., Valuation Division

                                  The Camargue

                              303 East 83rd Street


                                     [PHOTO]


                                [GRAPHIC OMITTED

The Ritz Plaza                                                   April 10, 1997
New York, New York                                               Addenda Page 11





IMPROVED SALE NUMBER 5
Property Address:                  Chequers 62 West 62nd Street (a.k.a. 1871 -
                                   79 Broadway)

Date of Sale:                      July 1994

Block/Lot                          1114/51

Grantor:                           Kalikow Lincoln Development Company
                                   c/o Peter  S. Kalikow
                                   101 Park Avenue
                                   New York, NY

Grantee:                           Rose Associates
                                   New York, NY

Description:                       A 26-story residential building containing
                                   121 apartments including a superintendent's unit. The above-grade area is estimated at 182,616 square feet. The residential rentable area is estimated at 126,555 square feet. Was originally built as a condominium but has been utilized as a rental. The purchaser may initiate a conversion plan if the for-sale market conditions improve.

Sale Price:                        Equity          $ 7,500,000
                                   Mortgage*        22,500,000
                                                   -----------
                                   Total           $30,000,000

                                   * Mortgage forecasted at 75% loan-to-value at market rate (8.5% - 8.75%), as based on discussions with financial institution market professionals familiar with the transaction.

Estimated average
apartment rent:                    $27.00 per square foot

Unit Price:                        $164.28 per square foot of above-grade area
                                   $237.05 per rentable square foot
                                   $247,934 per unit


Estimated Overall Rate:            8.1% (based on 1993 NOI of $2,435,000)

Gross Income Multiplier:           7.3 (based on 1993 EGI of $4,120,000)


          Koeppel Tener Real Estate Services, Inc., Valuation Division

                               62 West 62nd Street


                                     [PHOTO]


                                [GRAPHIC OMITTED]

The Ritz Plaza                                                    April 10, 1997
New York, New York                                               Addenda Page 13


                      LOCATION MAP OF IMPROVED SALES CITED

                                [GRAPHIC OMITTED]


 Improved Sale No. 1 - 261-75 Amsterdam Avenue
 Improved Sale No. 2 - 888 Eighth Avenue
 Improved Sale No. 3 - 150 East 18th Street
 Improved Sale No. 4 - 303 East 83rd Street "Camargue"
 Improved Sale No. 5 - 26 West 62nd Street "Chequers"


          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                    April 10, 1997
New York, New York                                               Addenda Page 14




                              LETTER OF ENGAGEMENT



          Koeppel Tener Real Estate Services, Inc., Valuation Division

 [LETTERHEAD]  C.S. RITZ HOLDINGS, L.P.



           March 27, 1997



Mr. Steven J. Schleider, m.a.i.
Koeppel Tenner Real Estate Services Inc.
575, Lexington Avenue
New York, New York
1226102

Subject:     Update Appraisal Ritz Plaza Financing


Dear Steven,

Following our conversation and Goldman, Sachs & Co.'s request for the above mentioned, this letter gives you the authorization to proceed with the update appraisal of the property located at 235-237 48th Street, New York called the Ritz Plaza.

It is understood that your fees in conjunction with your scope of work will be $5,000 U.S. It is also understood that CS Ritz Holdings L.P. will have the opportunity of reviewing the conclusion of this update appraisal and have copies of the final report.

We trust the foregoing satisfactory, in the meantime should any question arise, please feel free to contact either the undersigned or Ofer Yardeni for financial or other informations at (212) 750-0707.

Yours truly,

/s/ Nicolas Rancourt

Nicolas Rancourt
Manager, Acquisitions

NR/pdg

c.c.: Messrs.  Val Wagner       (Wagner U.S. Holdings Inc.)
               Ofer Yardeni     (Stonehenge Partners, Inc.)
               Andre Collin     (Cadim Inc.)

The Ritz Plaza                                                    April 10, 1997
New York, New York                                               Addenda Page 15








                        QUALIFICATIONS OF THE APPRAISERS



          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                    April 10, 1997
New York, New York                                               Addenda Page 16


                            BIOGRAPHICAL INFORMATION



MARTIN B. LEVINE is a designated member of the Appraisal Institute (MAI) where he served on the Chapter #4 Board of Directors and was Chairman of the Admissions Committee.

Mr. Levine received his Bachelors Degree in Architecture and Masters Degree in City and Regional Planning from Pratt Institute in Brooklyn, New York. He has attended numerous real estate education courses and seminars, including those offered by the American Institute of Real Estate Appraisers, the Society of Real Estate Appraisers, Cornell University (Hotel Development and Design), and New York University.

Mr. Levine is Director of the New York Appraisal Division for Koeppel Tener Real Estate Services, Inc. His responsibilities include staff supervision, appraisal management, maintaining product quality marketing and client development. During his appraisal career Mr. Levine has been associated with The Weitzman Group, Inc., a national real estate appraisal and consulting firm, and Planned Expansion Group - Real Estate Consultants, Inc., architectural design and real estate consultants. Mr. Levine was previously at The Chase Manhattan Bank for eleven years as the Vice President in charge of the Metropolitan New York Appraisal Division. He has performed appraisals on all types of real property throughout the United States including office buildings, industrial buildings, hotels and motels, hospitals, apartment buildings and garden apartments, condominium and co-operative conversions, vacant land and subdivision development, shopping centers, and loft buildings.

Mr. Levine is a member of the Real Estate Board of New York and the Urban Land Institute. He is the author of "Valuing a Condominium Conversion" which appeared in The Appraisal Journa1 and is a contributor to "Subdivision Valuation", published by the American Institute of Real Estate Appraisers.


          Koeppel Tener Real Estate Services, Inc., Valuation Division
he Ritz Plaza                                                    April 10, 1997
New York, New York                                               Addenda Page 17


                            BIOGRAPHICAL INFORMATION



STEVEN J. SCHLEIDER is a designated member of the Appraisal Institute (MAI) and is certified by the State of New York as a real estate general appraiser. He is a vice president of the New York Appraisal Division of Koeppel Tener Real Estate Services, Inc.

Mr. Schleider received his Bachelor of Arts degree from Berklee College in 1976. He has completed numerous graduate courses in finance and economics at the Bernard M. Baruch School of Business, City University of New York. Additionally, he has attended seminars and continuing education courses in real estate. Mr. Schleider has successfully completed the Real Estate Appraisal Principles (RI), Basic Valuation Procedures (R2), Introduction to Income Property Valuation (GI), Principals of Income Property Appraisal (G2), and Applied Income Property Valuation (G3) courses offered by the Real Estate Institute at New York University, and, Advanced Income Capitalization (Course 510), Highest and Best Use and Market Analysis (Course 520), Advanced Sales Comparison and Cost Approach (Course 530), Report Writing and Valuation Analysis (Course 540), Advanced Applications (Course 550) and the Standards of Professional Practice, Parts A and B, offered by the Appraisal Institute.



Prior to joining the firm, Mr. Schleider was employed by Gilbert Charles Beylen, Inc., an industry leader in the marketing of luxury hi-rise residential properties. There he analyzed and developed strategies and feasibility studies for some of Manhattan's more prestigious properties. From there he joined a real estate consulting firm that provided asset evaluation services to money center banks and other financial institutions. His experience in real estate is broad based and his assignments have included rental, cooperative and condominium apartment buildings; shopping centers; office buildings; development projects in various stages of approval; and blocks of cooperative unsold shares.

Mr. Schleider served as the President of the Associate and Affiliate Members 0rganization of the New York Metropolitan Chapter of the Appraisal Institute. Furthermore, he has been a licensed real estate broker in the State of New York since 1982 and is a member of the Young Mortgage Bankers Association and both the New York State Association and National Association of Realtors (NAR).


          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                    April 10, 1997
New York, New York                                               Addenda Page 18




                              CLIENT-PROVIDED DATA


          Koeppel Tener Real Estate Services, Inc., Valuation Division


[ILLEGIBLE]                      R E N T     R 0 L L      L I S T I N G                 PAGE:          1     *** REPORT FORMAT ***
                                                                                                               ALPHABETICAL ORDER
174  CS RITZ HOLDING, LP, 235 WEST 48TH STREET, NEW YORK, NY, 10036                     DATE:  3/21/1997        WITH COMMENTS

                                                  LEASE      LEASE       BASE     REPEAT    TOTAL   ROOM   LSE.     APT.
ACCT NO   UNIT  TENANT NAME / COMMENTS            BEGIN     EXPIRES     CHARGE    CHARGES  CHARGES  SIZE   TYPE     DESCR

174-570   28C   ABAD, RAMON                      08/01/95   07/31/98   1584.30    135.08   1719.38   670            1BDRM
174-008    8D   ABRAHAMSOHN, DANIEL A.A.         08/01/95   07/31/97   1611.91     59.40   1671.31   670            1BDRM
174-174   14M   ABRUZZO, CRAIG                   08/01/95   07/31/97   1553.84    105.60   1659.44   751            1BDRM
174-240   16R   AGRAWAL, SANJEEV                 08/01/95   07/31/97   1612.62     89.10   1701.72   710            1BDRM
174-058    9P   AGREN, DANIEL                    10/01/95   09/30/97   1502.08     89.10   1591.18   670            1BDRM
174-246   17C   AHN, SUNG                        08/08/96   08/31/97   1670.00     30.69   1700.69   648            1BDRM
174-350   2OF   AHN, SUNG BOK                    07/07/96   07/31/97   1705.00     45.65   1750.65   665            1BDRM
174-602   29E   AKIMOTO, SATOHIRO                08/20/95   08/31/97   1767.81     73.70   1841.51   665            1BDRM
174-904   41H   ALFIN, INC.                      02/01/97   01/31/98   2567.19    150.15   2717.34   980            2BDRM
174-060    9R   AMS ARCHITECTURAL TECHNOLOGIES   11/01/95   10/31/97   1556.70     89.10   1645.80   670            1BDRM
174-946   43E   ANDREWS, MARTIN                  06/14/96   06/30/97   1950.00     35.97   1985.97   670            1BDRM
174-120   11R   BOLAND CORP.HOUSING              03/01/97   02/28/98   1758.75     36.30   1795.05   710            1BDRM
174-768   35M   APOLLON, JOCELYN                 08/01/96   07/31/97   1910.00       .00   1910.00   710            1BDRM
174-056    9N   ARDVINO, FLORENCIA               07/15/96   07/31/97   1650.00       .00   1650.00   589            1BDRM
174-784   36H   ASANUMA, TOSHIYOKI               06/16/95   06/30/97   2650.00     49.94   2699.94  1100            2BDRM
174-980    4V   LUCENT TECHNOLOGIES INC.         03/01/95   02/29/00       .00  14375.00  14375.00  6000   CML
174-746   35A   BACKENECKER, CLAUDIA             10/21/95   10/31/97   1863.75     30.69   1894.44   738            1BDRM
174-670   31L   BADINTER, GEORGE                 11/15/96   11/30/97   1950.00       .00   1950.00   670            1BDRM
174-630   30E   BAILEY, CHERYL S.                10/01/95   09/30/97   1601.15    135.52   1736.67   665            1BDRM
174-384   21H   BARBA, GHEORGHE                  08/01/95   07/31/97   1446.68    128.48   1575.16   665            lBDRM
174-080   IOK   BARNAVON, EREZ                   01/01/97   12/31/97   1660.05     79.20   1739.25   665            1BDRM
174-048    9J   BARNES, ERICA                    07/06/95   07/31/97   1570.89     61.82   1632.71   665            1BDRM
174-510   26A   BARNES, DAVID                    06/07/96   06/30/97   1825.00     34.87   1859.87   740            1BDRM
174-394   21N   BARTLETT, RONALD L.              05/13/95   05/31/97   1685.04     64.24   1749.28   712            1BDRM
174-472   24K   BARTRIP, LISA                    02/05/97   02/28/98   1995.00       .00   1995.00   728
                BILL ATTN:GWEN PURCELL
174-662   31G   BAUZA, ROBERTO P.                08/13/96   08/31/97   1825.00     33.22   1858.22   665            1BDRM
174-214   16B   BEHAR, SHERRIE                   11/01/95   10/31/97   1119.57    135.30   1254.87   383            STUDIO
174-738   34J   BEHNKE-REINER, SUSANNE           10/26/96   10/31/97   3400.00       .00   3400.00  1100            2BDRM
174-242   17A   BEISER, ULRIKE                   09/01/96   08/31/97   1350.00       .00   1350.00   400            STUDIO
174-772   36B   BEN-MOHA, JACOB                  04/01/97   03/31/98   3060.00     68.64   3128.64  1175            2BDRM
174-898   41E   BENOIT, CATHERINE                10/06/94   10/31/97   1890.00     61.60   1951.60   662            1BDRM
174-264   17M   BERLI, MICHAEL A.                01/01/97   12/31/97   1890.00     84.26   1974.26   751            1BDRM
174-776   36D   BERTELSMANN INC                  11/01/95   10/31/97   1637.15    153.16   1790.31   665            1BDRM
174-386   21J   BESTHOF, MENACHEN                09/01/95   08/31/97   1434.89    128.48   1563.37   670            1BDRM
174-864   39M   BJORKLUND, CARL                  10/01/95   09/30/97   1584.01    176.00   1760.01   670            1BDRM
174-794   37A   BLAISE, DIDIER                   08/04/96   08/31/97   1849.00       .00   1849.00   738            1BDRM
174-962   44A   BODSON, JEAN-LUC                 10/01/95   09/30/97   3855.60    193.60   4049.20  1469            PNTHS
174-252   17F   BOLAND CORPORATE HOUSING, INC.   02/01/97   01/31/98   1758.75     31.68   1790.43   670            1BDRM
174-334   19N   BOLAND CORPORATE HOUSING, INC.   01/16/97   01/31/98   1725.00     30.80   1755.80   670            1BDRM
174-352   2OG   BOLAND CORPORATE HOUSING, INC.   03/01/97   02/28/98   1785.00     37.95   1822.95   662            1BDRM
174-816   37M   BOLAND CORPORATE HOUSING INC.    02/01/97   01/31/98   1916.25     28.49   1944.74   670            1BDRM
174-948   43F   BOLAND CORP.HOUSING,INC.         03/12/97   03/31/98   2000.00       .00   2000.00   662
174-282   18F   BONNER, ANTHONY                  02/01/97   01/31/98   1758.75     31.79   1790.54   665            1BDRM
174-486   25C   BORGTS, PETER ALEXANDER          05/30/95   05/31/97   1653.65    202.95   1856.60   670            1BDRM
174-512   26B   BRADSHAW, GAIL-ANN               07/05/96   07/31/97   1925.00       .00   1925.00   670            1BDRM
174-018    8J   BRAMER, MARCO A.                 08/10/96   08/31/97   1669.31     61.38   1730.69   670            1BDRM
174-958   43L   BRODNICKI, ADAM                  11/01/96   10/31/97   2050.00       .00   2050.00   712            1BDRM
174-418   22L   BT NORTH AMERICA INC.            12/01/97   01/31/98   2107.32     77.20   2184.52   751            1BDRM
174-628   30D   BT NORTH AMERICA, INC.           02/01/97   01/31/98   1867.82     64.68   1932.50   665            1BDRM
174-532   26M   BUENDIA, ROSARIO                 09/01/95   08/31/97   1638.63     61.38   1700.01   589            1BDRM
174-288   18J   BURNS, JAMES                     08/01/95   07/31/97   1638.63     62.48   1701.11   665            1BDRM


[ILLEGIBLE]                      R E N T     R 0 L L      L I S T I N G                 PAGE:          2     *** REPORT FORMAT ***
                                                                                                               ALPHABETICAL ORDER
174  CS RITZ HOLDING, LP, 235 WEST 48TH STREET, NEW YORK, NY, 10036                     DATE:  3/21/1997        WITH COMMENTS

                                                  LEASE      LEASE       BASE     REPEAT    TOTAL   ROOM   LSE.     APT.
ACCT NO   UNIT  TENANT NAME / COMMENTS            BEGIN     EXPIRES     CHARGE    CHARGES  CHARGES  SIZE   TYPE     DESCR

174-832   38H   CALL ENTERPRISES INC.            12/01/95   11/30/98   2504.76    103.18   2607.94   980            2BDRM
174-874   40E   CALLAWAY, SHIRLEY                04/15/93   04/30/97   1560.00     61.38   1621.38   670            1BDRM
174-716   33K   CAMACHO, ENRIQUE E.              06/01/91   05/31/97   1428.82    135.08   1563.90   619            1BDRM
174-432   23D   CANELIAS, PETER S.               11/01/95   10/31/97   1616.74    157.30   1774.04   665            1BDRM
174-940   43B   CAPRIOTTI, PETER                 11/01/96   10/31/97   3150.00       .00   3150.00  1175            2BDRM
174-930   42J   CARLSSON, MATS                   01/01/97   12/31/97   3249.75     60.28   3310.03   670            1BDRM
174-974    3C   CARLTON CLEANERS                 12/01/93   11/30/03       .00   1000.00   1000.00   120   CML
174-970    1V   CASA DI MEGLIO, INC.             06/08/95   05/31/10       .00   9880.00   9880.00  3000   CML
174-528   26K   CHENG, MAN YEE BRENDA            06/21/96   06/30/97   1950.00       .00   1950.00   728            1BDRM
174-542   27C   CHILDE, DAVID C.                 10/14/95   10/31/97   1863.75     65.78   1929.53   670            1BDRM
174-370   21A   CHRISTOFFERSON, DAVID ALLEN      09/15/95   09/30/97   1814.40     68.64   1883.04   670            1BDRM
174-140   12K   CHUNG, HAI JOON                  03/01/97   02/28/98   1523.34     93.72   1617.06   665            1BDRM
174-856   39H   CLARK, CHARLES MR. & MRS.        08/07/92   08/31/98   2271.36    111.32   2382.68  1100            2BDRM
174-722   34A   CLUBB, JAMES D.                  07/21/95   07/31/97   1785.00     71.50   1856.50   738            1BDRM
174-492   25F   COHEN, PETER MARTIN              11/27/95   11/30/97   1837.50     32.78   1870.28   670            1BDRM
174-968    1C   COINMACH INDUSTRIES, INC.        02/01/90   01/31/97       .00   5000.00   5000.00  1285   CML
174-270   17R   CONSULATE GENERAL OF LITHUANIA   05/05/95   05/31/97   1643.22     55.88   1699.10   710            1BDRM
174-026    8N   CONSULATE GENERAL OF LITHUANIA   01/01/97   12/31/97   1674.75     29.70   1704.45   670            1BDRM
174-116   11N   CONSULATE GENERAL OF LITHUANIA   08/01/95   07/31/97   1555.40     59.40   1614.80   619            1BDRM
174-326   19J   COOPER, TODD                     10/14/96   10/31/97   1750.00       .00   1750.00   665            1BDRM
174-356   20J   CORA, RUBEN                      10/01/95   09/30/97   1708.25     64.02   1772.27   665            IBDRM
174-692   32K   CORONA, PAUL                     08/01/95   07/31/97   1419.89    113.96   1533.85   670            1BDRM
174-478   24M   COSTELLO, THOMAS P.              10/07/96   10/31/97   1875.00       .00   1875.00   712            1BDRM
174-460   24D   CRABTREE, WENDY L.               07/10/96   07131/97   1775.00       .00   1775.00   670            1BDRM
174-830   38G   CRUTCHER, LAURENCE A.            09/01/95   08/31/97   1742.67     60.72   1803.39   670            1BDRM
174-833   38L   D.R. KAPLAN CO., INC.            12/01/95   11/30/98   1719.94    132.00   1851.94   712            1BDRM
174-162   14F   DA SILVA, PAULO ANTONIO          09/01/95   08/31/97   1495.68    155.10   1650.78   665            1BDRM
174-046    9H   DALIANES, PETER                  10/01/95   09/30/97   1633.28     76.78   1710.06   662            1BDRM
174-154   14B   DANIELS, JAMES                   02/01/97   01/31/98   1180.78    105.16   1285.94   383            1BORM
174-454   24A   DAVIS, KEVIN DREW                08/31/95   08/31/97   1872.72     79.20   1951.92   670            1BDRM
174-376   210   DE PARCEVAUX, AMAURY             ll/06/96   11/30/97   1775.00       .00   1775.00   665            1BDRM
174-612   29K   DELGADO, CAROLINE                03/01/97   02/28/98   1792.57    161.04   1953.61   728            1BDRM
174-952   43H   DHAR, CHIRANJIT                  08/01/96   07/31/98   2925.00     52.58   2977.58  1100            2BDRM
174-012    8F   DIBENEDETTO, MARIA               10/08/95   10/31/97   1680.00     30.69   1710.69   670            1BDRM
174-748   35B   DIETZ, MICHAEL                   01/05/97   01/31/98   3175.00       .00   3175.00  1147            2BDRM
                TNT TRANSFERRED FROM #26L
174-138   12J   DIXON, GRETA                     05/22/93   05/31/97   1419.08    132.00   1551.08   665            1BDRM
174-504   25M   DIZON, VICTOR G.                 08/01/96   07/31/97   1750.00       .00   1750.00   589            1BDRM
174-884   40K   DOLAN, JOHN J.                   01/01/97   12/31/97   1863.75     29.70   1893.45   619            1BDRM
174-176   14N   DOLMAN, JOSEPH C.                05/20/94   05/31/97   1534.59     59.40   1593.99   670            1BDRM
174-624   30B   DONNELLY, ERIC L.                02/05/97   02/28/98   1975.00     37.84   2012.84   686            1BDRM
174-808   37H   DOROSKI, MICHAEL                 03/01/97   02/28/98   2244.76    255.75   2500.51   980            2BDRM
174-640   30K   DOVASTON, JOHN ALEXANDER         11/10/95   11/30/97   1989.75     71.72   2061.47   728            1BDRM
174-266   17N   DUCKOR, BRENT M.                 07/19/93   07/31/97   1339.52     91.74   1431.26   670            1BDRM
174-544   27D   DUMORTIER, JEAN-MARC             06/06/96   06/30/97   1800.00       .00   1800.00   665            1BDRM
174-148   12P   DURBROW, KIRSTEN E.              11/01/95   10/31/97   1686.83     64.68   1751.51   712            lBDRM
174-684   32F   DURRANI, FAISEL KAHN             06/05/96   06/30/97   1825.00     35.20   1860.20   662            1BDRM
174-702   33C   EASTERN ELECTRONICS, INC.        04/01/97   03/31/98   2378.98    242.00   2620.98   976            2BDRM
174-818   38A   EDEN, SALLY                      08/12/96   08/31/97   1850.00       .00   1850.00   670            1BDRM
174-724   34B   EDITORIAL MEDIA & MKTG INT INC   03/01/97   02/28/98   2784.60    292.29   3076.89  1100            2BDRM
174-598   29C   EDWARDS, FRANK                   08/01/95   07/31/97   1763.48    121.77   1885.25   670            1BDRM
174-112   11L   EISENBERG, JOSEPH                06/15/96   06/30/97   1750.00       .00   1750.00   728            1BDRM


[ILLEGIBLE]                      R E N T     R 0 L L      L I S T I N G                 PAGE:          3     *** REPORT FORMAT ***
                                                                                                               ALPHABETICAL ORDER
174  CS RITZ HOLDING, LP, 235 WEST 48TH STREET, NEW YORK, NY, 10036                     DATE:  3/21/1997        WITH COMMENTS

                                                  LEASE      LEASE       BASE     REPEAT    TOTAL   ROOM   LSE.     APT.
ACCT NO   UNIT  TENANT NAME / COMMENTS            BEGIN     EXPIRES     CHARGE    CHARGES  CHARGES  SIZE   TYPE     DESCR

174-132   12F   EKMEJIAN, ZAVEN                  01/01/97   12/31/97   1732.50     44.00   1776.50   665            1BDRM
174-620   29P   ELIOPOULOS, CONSTANTINE          02/01/97   01/31/99   1771.53    137.72   1909.25   670            1BDRM
174-552   27H   ELLIS, SCOTT                     12/01/95   11/30/97   1452.21    124.08   1576.29   670            1BDRM
174-224   16G   EMGE, CHERYL                     07/01/96   06/30/97   1700.00     30.69   1730.69   670            1BDRM
174-212   16A   ENGLISH, BRUCE                   05/20/95   05/31/97   1275.00     54.12   1329.12   419            STUDIO
174-826   38E   ERNST & YOUNG, LLP               01/01/97   12/31/97   1932.00     30.36   1962.36   670            1BDRM
174-470   24J   ERNST & YOUNG, LLP               02/11/97   02/28/98   1875.00       .00   1875.00   665
                MARJORIE JOHNSON(0#1)
174-690   32J   ESI SECURITIES COMPANY           09/01/95   08/31/97   2907.92    185.46   3093.38  1226            2BDRM
174-444   23K   EVANS, SUSAN                     11/01/95   10/31/98   1597.48    140.36   1737.84   728            1BDRM
174-760   35H   EVISON, DANIEL                   11/12/94   11/30/98   2568.00    100.32   2668.32   980            2BDRM
174-796   37B   FABRIKANT & SONS, INC.           06/22/95   06/30/97   3054.90     53.90   3108.80  1175            2BDRM
174-374   21C   FENNESSY, MICHAEL J.             05/11/96   05/31/97   1750.00     32.23   1782.23   670            1BDRM
174-488   25D   FERNANDEZ, NELY                  10/01/95   09/30/97   1404.00     97.68   1501.68   665            1BDRM
174-038    9D   FERRETTI, ROBERTO                11/01/95   10/31/97   1556.70     89.10   1645.80   670            1BDRM
174-372   21B   FERZIGER, MARSHA                 09/01/95   08/31/97   1706.05    184.25   1890.30   686            1BDRM
174-054    9M   FITZPATRICK, NEIL                07/28/95   07/31/97   1674.84     65.12   1739.96   751            1BDRM
174-312   19B   FORAND, ROSA M.                  04/01/97   03/31/99   1092.42     79.20   1171.62   400            STUDIO
174-920   42D   FORREST, KATHERINE B.            06/28/96   06/30/97   1925.00       .00   1925.00   665            1BDRM
174-924   42F   FREY, DAVID                      05/01/93   04/30/97   1560.60     69.74   1630.34   670            1BDRM
174-496   25H   FRICK, DAVID                     09/01/96   08/31/97   1795.00       .00   1795.00   665            1BDRM
174-938   43A   FRIEDMAN, JOSEPH                 01/09/93   02/28/98   1693.61    168.52   1862.13   670            1BDRM
174-238   16P   FUJIE, NAOTO                     02/07/97   02/28/98   1795.00       .00   1795.00   650            1BDRM
174-714   33J   FURIO, ASCELSA                   02/01/97   01/31/98   3350.00       .00   3350.00  1250
                TNT TRANSFERRED      FROM #21L    PIERLUIGI LAVIOLA
174-712   33H   GALVEZ, EDUARDO                  04/01/97   03/31/98   2650.00     48.40   2698.40   980            2BDRM
174-082   10L   GARFIELD, MATTHEW                04/01/97   03/31/99   1632.00     88.00   1720.00   728            1BDRM
174-286   18H   GARG, VIKAS                      12/01/95   11/30/97   1735.02     63.58   1798.60   662            1BDRM
174-206   15N   GARRET, EVELYN                   02/01/97   01/31/99   1541.23    118.80   1660.03   670            1BDRM
174-190   15E   GAST, MICHAEL                    11/09/96   11/30/97   1750.00       .00   1750.00   665            1BDRM
174-982    5S   GENERAL SERVICE ADMIN.           10/17/90   10/16/00       .00  47593.05  47593.05 16500   CML
174-762   35J   GETTER, DOUGLAS L.               07/16/95   07/31/97   3195.00     62.48   3257.48  1226            2BDRM
174-228   16J   GEVJRTZ, BRAD                    01/01/97   12/31/97   1584.01     94.71   1678.72   665            1BDRM
174-560   27M   GIBBINS, HOWARD C.               02/05/97   02/28/98   1800.00       .00   1800.00   589            1BDRM
174-096   llC   GIBSON, SUSAN                    09/01/95   08/31/97   1586.61     72.60   1659.21   686            1BDRM
174-130   12E   GILLIAM, VICKIE                  06/17/92   06/30/97   1393.10    176.00   1569.10   665            1BDRM
174-578   28G   GILMOUR KENNETH                  10/10/95   10/31/97   1842.75     31.90   1874.65   662            1BDRM
174-934   42L   GIORDANO, CHRISTIAN              07/01/93   06/30/97   1634.21    142.56   1776.77   712            1BDRM
174-584   28K   GLAZERMAN, ELLEN                 05/01/93   04/30/97   1601.44     98.67   1700.11   728            1BDRM
174-726   34C   GOMEZ, CHARLES                   11/01/95   10/31/97   2121.60    149.82   2271.42   976            2BDRM
174-610   29J   GORDON, MICHAEL C.               02/01/97   01/31/98   1837.50     74.80   1912.30   665            1BDRM
174-324   19H   GORNITSKY, LORNE A.              04/01/97   03/31/99   1555.40     95.70   1651.10   670            1BDRM
174-302   18M   GRACI, DOMINIC                   12/01/95   11/30/97   1490.88    178.20   1669.08   751            1BDRM
174-918   42C   GRAY, KENNETH                    04/15/96   04/30/97   2750.00     50.49   2800.49  1100            2BDRM
174-538   27A   GREENWALD, DAVID                 09/01/94   08/31/98   1742.00     61.38   1803.38   670            1BDRM
174-002    8A   GREENFIELD, DAVID                11/10/95   11/30/97   1338.75     52.58   1391.33   419            STUDIO
174-580   28H   GUTOWSKI, JAMES                  06/01/95   05/31/97   1757.46     31.46   1788.92   665            1BDRM
174-204   15M   H. WARSHOW & SONS INC.           09/26/92   09/30/97   1753.82    105.93   1859.75   751            1BDRM
174-752   35D   HALE, CRAIG CLAYTON              05/05/96   05/31/97   1850.00     47.30   1897.30   665            1BDRM
174-322   19G   HAMADA, YUKO                     11/01/92   10/31/98   1474.46    124.96   1599.42   670            1BDRM
174-694   32L   HAMMER, FREDERICK                02/01/97   01/31/98   1772.18    149.60   1921.78   712            1BDRM
174-236   16N   HARSORNE, RICHARD                03/03/97   03/31/98   1725.00       .00   1725.00   619
                CORTES,ELENA


[ILLEGIBLE]                      R E N T     R 0 L L      L I S T I N G                 PAGE:          4     *** REPORT FORMAT ***
                                                                                                               ALPHABETICAL ORDER
174  CS RITZ HOLDING, LP, 235 WEST 48TH STREET, NEW YORK, NY, 10036                     DATE:  3/21/1997        WITH COMMENTS

                                                  LEASE      LEASE       BASE     REPEAT    TOTAL   ROOM   LSE.     APT.
ACCT NO   UNIT  TENANT NAME / COMMENTS            BEGIN     EXPIRES     CHARGE    CHARGES  CHARGES  SIZE   TYPE     DESCR

174-422   22N   HARDOY, JUAN M.                  09/14/95   09/30/97   1850.00       .00   1850.00   712            1BDRM
174-588   28M   HARPER, MICHELE R.               09/08/96   09/30/97   1775.00       .00   1775.00   619            1BDRM
174-480   24P   HART, BUNNY                      08/01/93   07/31/98   1634.36    102.30   1736.66   710            IBDRM
174-498   25J   HASENBALG, RAHNEE                08/01/95   07/31/97   1659.44     65.12   1724.56   665            1BDRM
174-144   12M   HAYASE, TOYOHIRO                 08/24/91   08/31/98   1538.22    175.45   1713.67   751            1BDRM
174-868   40B   HEAD, SIMON                      04/01/97   03/31/98   3000.00     57.09   3057.09  1100            2BDRM
174-404   22D   HERBERSSON, JOHN                 10/01/96   09/30/97   1775.00       .00   1775.00   665            1BDRM
174-804   37F   HERBETTE, GUILLAME               11/07/95   11/30/97   1916.25     29.70   1945.95   670            1BDRM
174-840   38M   HERSEX FOODS, INC.               11/01/95   10/31/97   1519.01    148.50   1667.51   710            1BDRM
174-234   16M   HERRERA, INGRID M.               07/15/96   07/31/97   1795.00       .00   1795.00   751            1BDRM
174-028    8P   HEYEN, KEITH A.                  01/01/97   12/31/97   1474.77     89.10   1563.87   670            1BDRM
174-074   10G   HO, BENJAMIN                     11/10/95   11/30/97   1706.25     39.60   1745.85   662            1BDRM
174-094   11B   HO, PHILIP W.                    04/05/96   04/30/97   1275.00     33.00   1308.00   400            1BDRM
174-928   42H   HOKUGO, KENICHIRO                03/01/97   02/28/99   2942.50     53.79   2996.29  1100            2BDRM
174-318   19E   HOLLAND, JOHN K.                 11/01/96   10/31/97   1795.00       .00   1795.00   670            1BDRM
174-866   40A   HOME, STEPHEN                    04/28/96   04/30/97   1875.00     49.39   1924.39   738            1BDRM
174-638   30J   HONDA, KOJI                      09/12/95   09/30/98   1865.84     99.33   1965.17   665            1BDRM
174-068   10D   HORNBY, MALCOLM                  03/01/97   02/28/98   1531.31    264.00   1795.31   689            1BDRM
174-216   16C   HOSKER, JAMES J.                 07/15/96   07/31/97   1675.00     30.69   1705.69   686            1BDRM
174-932   42K   HUGHES, GARY                     06/05/93   06/30/97   1494.90     95.61   1590.51   619            1BDRM
174-258   17J   IBRAHIM, HEATHER                 06/08/96   06/30/97   1725.00       .00   1725.00   665            1BDRM
174-406   22E   IBSEN, KAREN                     04/05/96   04/30/97   1750.00     32.23   1782.23   670            1BDRM
174-160   14E   IKEGUCHI, SHIGEO                 10/01/95   09/30/97   1474.77     93.06   1567.83   670            1BDRM
174-618   29E   IMAHIGASHI, YUKO                 02/01/97   01/31/98   1874.25     71.72   1945.97   712            1BDRM
174-668   31K   NASA, SUKEYUKI                   08/10/93   08/31/97   1494.05     85.47   1579.52   619            1BDRM
174-210   15R   INFO DESIGN, INC.                12/01/95   11/30/97   1500.85    148.50   1649.35   710            1BDRM
174-696   32M   ISHIZUKA, HIROYUKI               08/15/96   08/31/97   1895.00       .00   1895.00   710            1BDRM
174-408   22F   ITO, HIDEKAZU                    10/01/95   09/30/97   1556.70     96.69   1653.39   662            1BDRM
174-564   27P   ITO, DAICHI                      04/01/97   03/31/98   1825.00     36.72   1861.72   710            1BDRM
174-436   23F   ITOH, KENJI                      05/15/96   05/31/97   1750.00     29.15   1779.15   662            1BDRM
174-156   14C   JONES, CHARISSE                  10/01/95   09/30/97   1474.77     92.07   1566.84   670            1BDRM
174-366   20P   KADAKIA, SHEFALI                 10/06/95   10/31/97   1793.40     33.11   1826.51   712            1BDRM
174-894   41C   KALUTI, KHALID                   10/05/96   10/31/97   2750.00     64.02   2814.02   976            2BDRM
174-582   28J   KAMAHORI, KENICHI                11/01/95   10/31/97   1592.15    131.56   1723.71   670            1BDRM
174-520   26F   KAMBOLIN, ANATOLY                02/01/97   01/31/98   1490.88    161.92   1652.80   662            1BDRM
174-126   12C   KAMEI, HITCSHI                   01/06/97   01/31/98   1750.00       .00   1750.00   665            1BDRM
174-346   20D   KAMMAN, EDWARD G.                11/01/95   10/31/97   1633.17     92.07   1725.24   689            1BDRM
174-182   15A   KANOAKA, AKI                     08/01/95   07/31/97   1151.99     82.83   1234.82   419            STUDIO
174-360   20L   KARAS, AARON B.                  12/01/95   11/30/97   1895.67     82.72   1978.39   728            1BDRM
174-272   18A   KATAYAMA, AKIKO                  03/01/97   02/28/98   1417.50     25.30   1442.80   400            STUDIO
174-304   18H   KATO, TAKEFUMI                   07/01/96   06/30/97   1700.00       .00   1700.00   619            1BDRM
174-314   19C   KAZAMO, TSUTOMU                  04/04/96   04/30/97   1675.00     30.25   1705.25   686            1BDRM
174-836   38K   KEARNEY, DECLAN P.               04/01/98   03/31/99   1638.63     56.98   1695.61   670            1BDRM
174-030    8R   KELLY, GLEN                      02/01/97   01/31/98   1638.63     59.40   1698.03   670            1BDRM
174-708   33F   KENICHI, YAMATO                  05/06/95   05/31/97   1774.80     70.84   1845.64   662            1BDRM
174-088   10P   KENNEDY, KAY                     08/01/95   07/31/97   1301.25    158.40   1459.65   712            1BDRM
174-420   22M   KENNY, GUILLERMO                 01/22/97   01/31/98   1775.00       .00   1775.00   619            1BDRM
174-260   17K   KHOSROWSHAHI, XAVEH              11/01/95   10/31/97   1530.27    131.56   1661.83   670            1BDRM
174-434   23E   KIKUTA, ANTHONY                  10/01/96   09/30/97   1775.00       .00   1775.00   670            1BDRM
174-870   40C   KIM, MICHAEL                     12/01/95   11/30/98   2392.33    138.60   2530.93   976            2BDRM
174-956   43K   KING, ANTONIA                    10/01/91   09/30/98   1502.28    148.50   1650.78   619            1BDRM
174-586   28L   KIPPS, CHARLES                   02/01/97   01/31/98   1822.01    226.60   2048.61   751            1BDRM



[ILLEGIBLE]                      R E N T     R 0 L L      L I S T I N G                 PAGE:          5     *** REPORT FORMAT ***
                                                                                                               ALPHABETICAL ORDER
174  CS RITZ HOLDING, LP, 235 WEST 48TH STREET, NEW YORK, NY, 10036                     DATE:  3/21/1997        WITH COMMENTS

                                                  LEASE      LEASE       BASE     REPEAT    TOTAL   ROOM   LSE.     APT.
ACCT NO   UNIT  TENANT NAME / COMMENTS            BEGIN     EXPIRES     CHARGE    CHARGES  CHARGES  SIZE   TYPE     DESCR

174-862   39L   KITA, NOBUYUKI                   06/01/93   05/31/97   1661.00    132.00   1793.00   712            1BDRM
174-834   38J   KLEIN, ETHEL                     05/01/90   04/30/97   2569.48    261.80   2831.28  1226            2BDRM
174-078   10J   KLIPSCH, MARK D                  08/01/95   07/31/97   1621.80     39.60   1661.40   665            1BDRM
174-806   37G   KLUETMEIER, HEINZ                09/01/95   08/31/97   1553.84    104.28   1658.12   665            1BDRM
174-230   16K   KOBAYASHI, HAJIME                06/20/90   06/30/97   1553.84    124.08   1677.92   665            1BDRM
174-092   11A   KOEHLER, PETER R.                02/14/97   02/28/98   1350.00       .00   1350.00   400            STUDIO
174-882   40J   KONIG, MIKAEL                    10/01/96   09/30/97   3500.00     75.13   3575.13  1226            2BDRM
174-062   10A   KOTIK, PAUL                      09/05/96   09/30/97   1325.00       .00   1325.00   419            STUDIO
174-686   32G   KOZIC, NATASA                    01/10/97   01/31/98   1925.00       .00   1925.00   670            1BDRM
174-590   28N   KRISHNAN, SUBA                   07/27/96   07/31/97   1925.00       .00   1925.00   712            lBDRM
174-788   36K   KROMP, PETRA                     08/01/95   07/31/97   1728.90     28.49   1757.39   619            1BDRM
174-710   33G   KRUSE, WARD E.                   07/01/96   06/30/97   1850.00       .00   1850.00   665            IBDRM
174-410   22G   KUBOTA, MINORU                   07/15/96   07/31/97   1750.00       .00   1750.00   662            1BDRM
174-852   39F   KUMAGAI, AKIRA                   04/01/95   03/31/97   1836.00     94.60   1930.60   665            1BDRM
174-526   26J   KUNO, SEITARO                    08/01/95   07/31/97   1659.44     66.00   1725.44   665            1BDRM
174-516   26D   KUROSU, NOBUYUKI                 07/08/95   07/31/97   1733.88     64.24   1798.12   665            1BDRM
174-782   36G   KUSANO, MIKI                     04/01/97   03/31/98   1825.00     47.30   1872.30   665            1BDRM
174-484   25B   KUSHNER, MARC H.                 09/10/96   09/30/97   1925.00       .00   1925.00   670            1BDRM
174-232   16L   LAL, VENKATESHWAR                07/06/95   07/31/97   1768.68     59.84   1828.52   728            1BDRM
174-414   22J   LAM, TUAN                        08/10/95   08/31/97   1695.01     96.69   1791.70   665            1BDRM
174-184   15B   LAWRENCE, STEPHEN R.             10/07/96   10/31/97   1325.00       .00   1325.00   400            STUDIO
174-308   18R   LEBOVITZ, AARON J.               08/01/95   07/31/97   1527.05     97.02   1624.07   710            1BDRM
174-754   35E   LECHNER, SOPHIE                  05/06/95   05/31/97   1830.90     28.49   1859.39   662            1BDRM
174-198   15J   LEDBETTER, SAMMY                 04/01/97   03/31/98   1429.38    124.08   1553.46   665            1BDRM
174-742   34L   LEGASPI, LORILEE A.              08/01/96   07/31/97   1915.00     37.84   1952.84   712            1BDRM
174-672   31M   LEGG, JAMES J.                   05/01/91   04/30/97   1387.20     85.47   1472.67   710            1BDRM
174-392   21M   LEMANSKI, RACHEL                 04/22/96   04/30/97   1725.00     30.69   1755.69   619            1BDRM
174-396   21P   LEO, EILLEN                      05/05/96   05/31/97   1750.00     29.70   1779.70   710            1BDRM
174-792   36M   KOO, PETER                       12/07/96   12/31/97   1900.00       .00   1900.00   670            1BDRM
174-070   10E   LIN, KATHLEEN H.                 11/01/95   10/31/97   1660.05     79.20   1739.25   670            1BDRM
174-064   10B   LINETT, MATTHEW                  08/01/95   07/31/97   1139.24     52.58   1191.82   383            STUDIO
174-320   19F   LIPTAK, ROBERT W.                04/01/97   03/31/98   1664.64     61.60   1726.24   665            1BDRM
174-066   10C   CONSULATE GENERAL OF LITHUANIA   02/05/97   02/28/98   1750.00       .00   1750.00   648            1BDRM
174-274   18B   LIU, CHIUNG-MEI                  05/15/93   05/31/97   1118.43     52.80   1171.23   400            STUDIO
174-786   36J   LONDON WIG COMPANY               10/01/95   09/30/97   2943.72    156.75   3100.47  1100            2BDRM
174-636   30H   LJUNGOVIST, INGVAR               08/01/95   07/31/97   1580.63    126.06   1706.69   665            1BDRM
174-964   44B   LORELLO, BENJAMIN D.             05/22/95   05/31/97   3360.90     77.00   3437.90  1523            PNTHS
174-780   36F   LYLE, JEFFERY GAVIN              11/01/95   10/31/97   1534.85    171.16   1706.01   662            1BDRM
174-942   43C   MCDONALD, ROBERT R.              07/14/95   07/31/97   2697.74    157.74   2855.48  1100            2BDRM
174-220   16E   MACKLER, LAWRENCE P.             01/01/97   12/31/97   1584.01     88.00   1672.01   670            1BDRM
174-438   23G   MAGUIRE, AARON T.                08/01/95   07/31/97   1659.44     64.68   1724.12   670            1BDRM
174-966   44C   MAJOROS JR., GEORGE L.           03/01/97   02/28/98   4149.00       .00   4149.00  1185            PNTHS
174-128   120   MARCUM, DOUGLAS R.               06/07/95   06/30/97   1653.42     37.40   1690.82   670            1BDRM
174-050    9K   MARIA ROSA GARCIA OTERO          05/05/95   05/31/97   1585.08     30.91   1615.99   665            1BDRM
174-338   19R   MATAYA, ANGELA M.                08/06/95   08/31/97   1664.18     64.90   1729.08   670            lBDRM
174-922   42E   MATHERON, THIERRY                12/01/95   11/30/97   1611.32     92.40   1703.72   670            1BDRM
174-810   37J   MATTON, JANET P.                 11/12/96   11/30/97   3400.00       .00   3400.00  1226            2BDRM
174-388   21K   MATTOS, CARLOS                   05/04/93   04/30/97   1523.74    104.61   1628.35   728            1BDRM
174-106   11H   MAYER, THEODORE D.               08/08/96   08/31/97   1710.00       .00   1710.00   11H            1BDRM
174-416   22K   MCCRACKEN, CRAIG                 10/06/96   10/31/97   1850.00       .00   1850.00   728            1BDRM
174-906   41J   MCMAHEN, CRAIG                   08/01/95   07/31/97   2888.00    196.35   3084.35  1226            2BDRM
174-790   36L   MCNEIL, SCOTT                    11/01/95   10/31/97   1742.41    111.21   1853.62   712            1BDRM


[ILLEGIBLE]                      R E N T     R 0 L L      L I S T I N G                 PAGE:          6     *** REPORT FORMAT ***
                                                                                                               ALPHABETICAL ORDER
174  CS RITZ HOLDING, LP, 235 WEST 48TH STREET, NEW YORK, NY, 10036                     DATE:  3/21/1997        WITH COMMENTS

                                                  LEASE      LEASE       BASE     REPEAT    TOTAL   ROOM   LSE.     APT.
ACCT NO   UNIT  TENANT NAME / COMMENTS            BEGIN     EXPIRES     CHARGE    CHARGES  CHARGES  SIZE   TYPE     DESCR

174-010    8E   MEADOWS, BETH                    10/01/95   09/30/97   1283.34    103.45   1386.79   665            1BDRM
174-876   40F   MELKA, DENNIS NICHOLAS           07/21/95   07/31/97   1797.95     94.60   1892.55   662            1BDRM
174-530   26L   MERINO, JAVIER                   01/10/97   01/31/98   2025.00       .00   2025.00   751            1BDRM
174-664   31H   MES, MARINUS                     04/15/93   04/30/97   2330.76     85.47   2416.23  1100            1BDRM
174-368   2OR   METZGER, DOMINIQUE               09/01/96   08/31/97   1780.00       .00   1780.00   710            1BDRM
174-100   11E   MIELKE, DAVID R.                 09/01/95   08/31/97   1586.61     66.44   1653.05   665            1BDRM
174-450   23N   MILLER, JAMES T.                 11/06/95   11/30/97   1884.75     34.54   1919.29   712            1BDRM
174-682   32E   MINET, INC.                      04/15/95   04/30197   1759.50     70.40   1829.90   662            1BDRM
174-464   24F   MITCHELL, ANTONY                 04/01/97   03/31/98   1775.00     35.09   1810.09   662            1BDRM
174-596   29B   MIZUNO, TAKAHIRO                 04/15/95   04/30/97   1787.89    153.56   1941.45   652            1BDRM
174-456   24B   MOHAUPT, JORG                    08/13/96   08/31/97   1844.51    100.98   1945.49   670            1BDRM
174-648   30P   MOINIAN, YOSI                    02/01/97   01/31/98   1738.42    172.70   1911.12   710            1BDRM
174-558   27L   MOLINA, FEDERICO                 04/21/96   04/30/97   1995.00     38.61   2033.61   670            lBDRM
174-150   12R   MORENOFF, DR. JEROME             02/01/97   01/31/98   1556.70     85.47   1642.17   710            1BDRM
174-254   17G   MORET ERNST & YOUNG              01/01/97   12/31/97   1724.31     76.56   1800.87   662            1BDRM
174-016    8H   MORGAN STANLEY & CO., INC.       11/08/96   11/30/97   1725.00       .00   1725.00   670            1BDRM
174-316   19D   MORGAN STANLEY & CO.             12/07/96   12/31/97   1795.00       .00   1795.00   689            1BDRM
174-468   24H   MORGAN STANLEY & CO.             01/14/97   01/31/98   1845.00       .00   1845.00   665            1BDRM
                SUGAKO MAYUZUMI(#2)
174-482   25A   MORGAN STANLEY & CO              01/07/97   01/31/98   1875.00       .00   1875.00   670            1BDRM
174-490   25E   MORGAN STANLEY & CO., INC.       10/15/96   10/31/97   1825.00       .00   1825.00   665            1BDRM
174-540   27B   MORGAN STANLEY & CO., INC.       03/01/97   02/28/98   1968.75     34.10   2002.85   686            1BDRM
                SCOTT MACDONALD (#4)
174-660   31F   MORGAN & CO INC.                 04/01/97   03/31/98   1800.00     34.98   1834.98   662            1BDRM
174-846   39C   MORGAN STANLEY & CO., INC.       04/01/97   03/31/98   2725.00     52.03   2777.03   976            2BDRM
174-720   33M   MORTON, NANCY K.                 11/01/96   10/31/97   1900.00       .00   1900.00   710            1BDRM
174-960   43M   MOSS, JAMES                      04/15/95   04/30/97   1912.50     71.82   1984.32   670            1BDRM
174-110   11K   MOUCHBAHANI, CHRIS               07/01/95   06/30/97   1588.89    108.90   1697.79   665            1BDRM
174-820   38B   MOUSA, MOHAMED                   03/01/97   02/28/98   2812.98    110.44   2923.42  1147            2BDRM
174-124   12B   MURAKAMI, MISAKO                 07/01/95   06/30/97   1275.00     26.29   1301.29   383            STUDIO
174-448   23M   MURASE, SACHIKO                  06/20/96   06/30/97   1725.00     30.69   1755.69   589            1BDRM
174-650   31A   MUTAWA, NAIF ABOULRAHMAN         08/30/96   08/31/97   1825.00       .00   1825.00   738            1BDRM
174-886   40L   McGOWAN, JR., JAMES F.           10/15/96   10/31/97   1975.00       .00   1975.00   712            1BDRM
174-812   37K   NAGAI, MITSUAKI                  08/15/96   08/31/97   1800.00     29.70   1829.70   619            1BDRM
174-358   20K   NAGATA, KATSUYUKI                02/11/97   02/28/99   1845.00       .00   1845.00   665            1BDRM
174-764   35K   NAKAHARA, HIROYASU               09/03/93   09/30/97   1610.70     85.47   1696.17   587            1BDRM
174-348   20E   NAKAJIMA, MASARU                 08/01/95   07/31/97   1418.35    151.80   1570.15   665            1BDRM
174-072   1OF   NAKAMURA, NORIO                  08/17/96   08/31/97   1700.00       .00   1700.00   670            1BDRM
174-466   24G   NASSERZAD, BAHRAN                11/01/95   10/31/98   1475.03    118.80   1593.83   670            1BDRM
174-740   34K   NATHAN, TOMMY                    06/01/96   05/31/97   1800.00       .00   1800.00   619            1BDRM
174-336   19P   NEAL, RON                        11/01/95   10/31/97   1651.73    165.00   1816.73   712            1BDRM
174-086   1ON   NEAMTU, ALEXANDER                12/05/96   12/31/97   1725.00       .00   1725.00   670            1BDRM
174-474   24L   NEFF, MICHAEL W.P.               12/01/95   11/30/97   1966.36    151.47   2117.83   751            1BDRM
174-382   21G   NELIVIGI, NANDAN                 02/01/97   01/31/98   1785.00     32.12   1817.12   670            1BDRM
174-706   33E   FIORE, CHRISTOPHER               12/09/96   12/31/97   1850.00       .00   1850.00   662            1BDRM
174-678   32C   NEWSMAKER SYSTEMS                08/01/95   07/31/97   2428.27    220.00   2648.27  1100            2BDRM
174-534   26N   NIREI, HIDEO                     08/16/95   08/31/97   1820.70     35.20   1855.90   712            1BDRM
174-644   30M   NOCELLA, JOSEPH                  10/15/95   10/31/97   1785.00     66.88   1851.88   619            1BDRM
174-844   39B   NOLENS, GERALDINE J.             09/10/96   09/30/97   3000.00       .00   3000.00  1175            2BDRM
174-732   34F   NOTSU, TOMOYUKI                  06/06/96   06/30/97   1875.00       .00   1875.00   662            1BDRM
174-036    9C   NUSBAUM, ROBERT F.               07/15/95   07/31/97   1548.67     59.40   1608.07   648            1BDRM
174-034    9B   O'BRIEN, WILLIAM J.              10/05/96   10/31/97   1300.00       .00   1300.00   383            STUDIO



[ILLEGIBLE]                      R E N T     R 0 L L      L I S T I N G                 PAGE:          7     *** REPORT FORMAT ***
                                                                                                               ALPHABETICAL ORDER
174  CS RITZ HOLDING, LP, 235 WEST 48TH STREET, NEW YORK, NY, 10036                     DATE:  3/21/1997        WITH COMMENTS

                                                  LEASE      LEASE       BASE     REPEAT    TOTAL   ROOM   LSE.     APT.
ACCT NO   UNIT  TENANT NAME / COMMENTS            BEGIN     EXPIRES     CHARGE    CHARGES  CHARGES  SIZE   TYPE     DESCR

174-262   17L   OBRIEN KREITZBERG ASSOC.         02/01/97   01/31/98   1582.98    180.18   1763.16   728            1BDRM
174-878   40G   OCHIAI, KIICHI                   04/01/93   03/31/97   1634.21    141.90   1776.11   665            1BDRM
174-562   27N   OESTERMAN, PHILLIP G.            04/08/96   04/30/97   1850.00     35.42   1885.42   670            1BDRM
174-736   34H   OH, JEANNE, PARK, YOON, JONG     08/05/96   08/31/97   2725.00       .00   2725.00   980            2BDRM
174-700   33B   OHIRA, KAZUTO                    09/01/95   08/31/97   2625.45    219.56   2845.01  1175            2BDRM
174-378   21E   OKUBO, TAKASHI                   12/01/95   11/30/97   1633.17    126.28   1759.45   665            1BRM
174-954   43J   OLIVEROS, DANIEL                 12/01/95   11/30/97   3354.75    131.56   3486.31  1226            2BDRM
174-912   41M   ONISHI, HIROYUKI                 07/03/95   07/31/97   1893.12     72.60   1965.72   711            1BDRM
174-268   17P   ONO, YUJI                        11/01/95   10/31/97   1633.17     89.10   1722.27   712            1BDRM
174-718   33L   OOMEN, GEORGE                    08/06/96   08/31/97   1950.00       .00   1950.00   712            1BDRM
174-020    8K   ORCZYK, KAREN                    01/11/97   01/31/98   1750.00     30.69   1780.69   670            1BDRM
174-390   21L   OREM, MARGARET G.                02/15/97   02/28/98   1995.00       .00   1995.00   670            1BDRM
174-014    8G   ORTENZIO, JOSEPH                 10/01/95   09/30/97   1378.00     92.07   1470.07   662            1BDRM
174-142   12L   OZAWA, KAZUKO                    08/08/96   08/31/97   1775.00       .00   1775.00   670            1BDRM
174-592   28P   DZIENA, MADELEINE                06/01/94   05/31/98   1638.00    102.96   1740.96   710            1BDRM
174-698   33A   PANAS, MYRO LOUIS                04/15/94   04/30/97   1728.90    129.69   1858.59   670            1BDRM
174-568   28B   PAPAS, ROBERT                    09/09/96   09/30/97   1911.83     38.17   1950.00   686            1BDRM
174-330   19L   PARK, JAY JONG HA                07/07/96   07/31/97   1800.00     34.65   1834.65   728            1BDRM
174-400   22B   PARK, JAE                        08/26/96   08/31/97   1875.00       .00   1875.00   670            1BDRM
174-476   24M   PARKER, MICHAEL                  06/15/96   06/30/97   1725.00     28.60   1753.60   619            1BDRM
174-462   24E   PARR, GREGORY L.                 11/01/95   10/31/97   1633.17     99.00   1732.17   670            lBDRM
174-452   23P   PATRIKSON, JONAS                 06/05/96   06/30/97   1795.00       .00   1795.00   710            1BDRM
174-600   29D   PEARSON, JOYCE                   05/20/94   05/31/97   1664.64     61.38   1726.02   665            1BDRM
174-506   25N   PENA, HORACIO                    02/01/97   01/31/98   1687.79    207.90   1895.69   712            1BDRM
174-290   18K   PENDSE, RAHMI K.                 08/01/96   07/31/97   1725.00       .00   1725.00   665            1BDRM
174-908   41K   PERKINS, ROBERT L.               04/01/97   03/31/98   1638.63     89.10   1727.73   587            1BDRM
174-152   14A   PERM MISSION OF LITH TO UN       09/25/96   09/30/97   1330.00       .00   1330.00   419            1BDRM
174-310   19A   PERM MISSION OF LITH TO U.N.     04/01/98   03/31/99   1320.90     54.78   1375.68   419            STUDIO
174-102   11F   PERM MISSION OF LITH TO U.N.     12/01/95   11/30/97   1670.76     72.60   1743.36   670            1BDRM
174-090   10R   PERMANENT MISSION OF LITHUANIA   11/01/95   10/31/97   1706.25     39.60   1745.85   710            1BDRM
174-332   19M   PERMANENT MISSION OF LITHUANIA   11/05/96   11/30/97   1850.00       .00   1850.00   751            1BDRM
174-666   31J   PERMANENT MISSION OF SO.AFRICA   09/22/95   09/30/97   3150.00    158.34   3308.34  1100            2BDRM
174-774   36C   PERMANENT MISSION OF LITHUANIA   11/01/95   10/31/97   2835.00     49.94   2884.94   976            2BDRM
174-914   42A   PERRI, ALESSANDRO                09/01/95   08/31/97   1583.40    143.88   1727.28   738            1BDRM
174-364   20N   PHAM, ALAN T.                    09/01/95   08/31/97   1368.39    150.04   1518.43   589            1BDRM
174-164   14G   PHILLIPS, CHARLES E.             06/01/96   05/31/97   1695.00       .00   1695.00   670            1BDRM
174-842   39A   PIANTINO, YVES                   08/30/96   08/31/97   1910.00       .00   1910.00   738            1BDRM
174-306   18P   PLOTKIN, ERIC                    06/01/95   05/31/97   1371.66     89.10   1460.76   712            1BDRM
174-744   34M   POPE, REBECCA                    09/01/95   08/31/97   1820.20     56.98   1877.18   710            IBDRM
174-972   2C    PORT PARKING CORP.               04/01/90   03/31/10       .00  36424.25  36424.25 34727   CML
174-656   31D   POWICHROWSKI, JAROSLAW           08/22/95   08/31/97   1789.24     75.68   1864.92   665            1BDRM
174-158   14D   PRATS, IGNACIO G.                05/01/94   04/30/97   1586.61     61.38   1647.99   670            1BDRM
174-508   25P   PUENDER, VOLHARD, WEBER, AXSTE   06/15/94   06/30/97   1659.44     99.00   1758.44   710            1BDRM
174-226   16H   PUENDER, VOLHARD, WEBER          09/06/96   09/30/97   1725.00       .00   1725.00   662            1BDRM
174-550   27G   RAJ, RAJENDRA K.                 09/01/95   08/31/97   1457.40     99.66   1557.06   662            1BDRM
174-440   23H   REAL, JOHN                       06/30/93   06/30/97   1473.47     97.02   1570.49   665            1BDRM
174-730   34E   RECINIELLO, SHELLEY DR.          04/19/91   04/30/97   1414.14    113.96   1528.10   662            1BDRM
174-632   30F   PUGLIESE, REGINA & MICHAEL       05/15/95   05/31/97   1783.98     67.76   1851.74   662            1BDRM
174-554   27J   REINE, TINA                      04/01/97   03/31/99   1518.71    131.12   1649.83   665            1BDRM
174-546   27E   RENSHAW, CHRISTOPHER DAVID       10/11/95   10/31/97   1837.50     41.58   1879.08   665            1BDRM
174-634   3OG   RETI, ROBERT S.                  07/10/96   07/31/97   1895.00       .00   1895.00   662            1BDRM
174-280   18E   RIABOKON, VLADIMIR               07/06/96   07/31/97   1725.00       .00   1725.00   670            1BDRM



[ILLEGIBLE]                      R E N T     R 0 L L      L I S T I N G                 PAGE:          8     *** REPORT FORMAT ***
                                                                                                               ALPHABETICAL ORDER
174  CS RITZ HOLDING, LP, 235 WEST 48TH STREET, NEW YORK, NY, 10036                     DATE:  3/21/1997        WITH COMMENTS

                                                  LEASE      LEASE       BASE     REPEAT    TOTAL   ROOM   LSE.     APT.
ACCT NO   UNIT  TENANT NAME / COMMENTS            BEGIN     EXPIRES     CHARGE    CHARGES  CHARGES  SIZE   TYPE     DESCR

174-902   41G   RICKETTS, DOMINIC HARFORD        09/29/95   09/30/97   1948.80     35.75   1984.55   670            1BDRM
174-362   20H   MARKOVITS, MONICA                08/01/95   07/31/97   1602.06    143.44   1745.50   751            1BORM
                RINGEL, MATIAS (SON)
174-944   43D   ROBIN, CHRISTOPHER               08/01/96   07/31/97   1950.00       .00   1950.00   665            1BDRM
174-604   29F   ROBLES, NORMA                    11/01/95   10/31/97   1611.32    132.00   1743.32   662            1BDRM
174-858   39J   ROHDE, LOUIS J.                  10/25/95   10/31/97   3150.00    121.00   3271.00   670            1BDRM
174-024    8M   ROSENBERG, JAIME                 11/01/95   10/31/97   1500.85    173.25   1674.10   751            1BDRM
174-424   22P   ROSENKPANTZ, JEFFREY             12/01/95   11/30/97   1780.00     67.32   1847.32   710            1BDRM
174-104   11G   ROSS, SEAN D.                    03/01/97   02/28/98   1670.76     72.60   1743.36   670            1BDRM
174-658   31E   ROTHENMANNER, DAMIAN             12/06/96   12/31/97   1850.00       .00   1850.00   662            1BDRM
174-766   35L   ROWE, WENDY                      10/15/96   10/31/97   1950.00     35.86   1985.86   712            1BDRM
174-040    9E   RYAN, NANCY                      04/01/97   03/31/98   1379.70    123.64   1503.34   665            1BDRM
174-750   35C   RYCHEL, ERIC M. L                06/15/95   06/30/97   2678.52     99.88   2778.40   976            2BDRM
174-892   41B   S. AFRICAN CONSULATE GENERAL     10/01/95   09/30/97   2860.00    109.78   2969.78  1147            2BDRM
174-098   11D   SAHYOUN, M. ABDO                 04/01/98   03/31/99   1642.20     79.64   1721.84   710            1BDRM
174-380   21F   SAKUMOTO, KOUICHI                09/01/95   08/31/97   1473.47    128.48   1601.95   662            1BDRM
174-250   17E   SANTACRUZ, FEDERICO              05/29/96   06/30/97   1700.00     30.69   1730.69   665            1BDRM
174-402   22C   SANTOS, ERCIO                    07/01/95   06/30/97   1643.73    137.50   1781.23   670            1BDRM
174-276   18C   SARACENO, JOHN A.                01/01/97   12/31/97   1758.75     30.14   1788.89   686            1BDRM
174-430   23C   SATO, TADAHARU                   06/15/96   06/30/97   1775.00     37.40   1812.40   670            1BDRM
174-728   34D   SCHAEFLI, CHRISTOPHER            09/28/96   09/30/97   1860.00       .00   1860.00   665            1BDRM
174-236   16N   SCHAFFER, KATJA                  04/15/96   04/30/97   1695.00       .00   1695.00   619            1BDRM
174-828   38F   SCHILERKAMP, HELGA               05/05/93   05/31/97   1634.21     64.80   1699.01   662            1BDRM
174-284   18G   SCHNEIDER, THOMAS A.             09/01/96   08/31/97   1775.00       .00   1775.00   662            1BDRM
174-778   36E   SCHOFFLER, DIRK                  07/01/96   06/30/97   1875.00     39.49   1914.49   662            1BDRM
174-756   35F   SCHREIBMAN, MIKE                 04/03/91   04/30/97   1414.69    113.96   1528.65   662            1BDRM
174-824   38D   SCOTT, NIGEL J.                  11/05/96   11/30/97   1895.00       .00   1895.00   665            lBDRM
174-518   26E   SEDOV, VLADAMIR                  12/28/91   05/31/97   1352.52     64.90   1417.42   665            1BDRM
174-108   11J   SEMEL, MARTIN J.                 08/10/95   08/31/97   1573.74     64.24   1637.98   670            1BDRM
174-342   20B   SEMIK, TARAS V.                  10/15/96   10/31/97   1350.00       .00   1350.00   400            STUDIO
174-122   12A   SHAH, HENNA                      08/31/96   08/31/97   1325.00       .00   1325.00   419            STUDIO
174-222   16F   SHAH, OJAS                       09/14/96   09/30/97   1725.00       .00   1725.00   665            1BDRM
174-196   15H   SHARIFI, JAMSHIED                10/01/95   09/30/97   1414.69    158.40   1573.09   662            1BDRM
174-044    9G   SHARIN WEST OVERSEAS INC.        03/01/97   02/28/98   1569.65    123.64   1693.29   670            1BDRM
174-888   40M   SHEEAN, MICHAEL                  09/06/96   09/30/97   1900.00     29.70   1929.70   710            1BDRM
174-494   25G   SHEETS, ROBERT JR.               09/14/94   09/30/97   1680.00     65.56   1745.56   662            1BDRM
174-860   39K   SHIBATA, HIROSHI                 06/01/96   05/31/97   1825.00       .00   1825.00   619            1BDRM
174-442   23J   SHIGETOKU, KAZUHIKO              09/06/96   09/30/97   1775.00     32.34   1807.34   665            1BDRM
174-180   14R   SHIN, JUNE                       09/01/95   08/31/97   1446.68    118.80   1565.48   710            1BDRM
174-076   10H   SHIOOA, MASAMI                   10/07/95   10/31/97   1680.00     39.60   1719.60   670            1BDRM
174-680   32D   SHIRAMATSU, MASASHI              08/16/96   08/31/97   1850.00       .00   1850.00   670            1BDRM
174-136   12H   SHREDNICK, JASON                 07/22/95   07/31/97   1601.40     88.00   1689.40   662            1BDRM
174-134   12G   SIMMERMON, CRAIG A.              08/01/96   07/31/97   1725.00       .00   1725.00   662            1BDRM
174-574   28E   SIMPER, MARCUS                   09/06/95   09/30/97   1758.04     56.98   1815.02   665            1BDRM
174-566   28A   SJODAHL, KARL                    09/10/96   09/30/97   1795.00       .00   1795.00   740            1BDRM
174-674   32A   SKONIECZNY JR., MARK             04/15/96   04/30/97   1850.00     33.33   1883.33   738            1BDRM
174-514   26C   SMISEK, STEPHAN A.               03/09/97   03/31/98   1895.00       .00   1895.00   719
                GROSSMAN, BRENDA A.
174-006    8C   SMITH, DONALD                    01/01/97   12/31/97   1706.25     29.72   1735.97   648            1BDRM
174-194   15G   SMITH, ERIC                      02/15/95   02/28/97   1621.80     91.30   1713.10   670            1BDRM
174-412   22H   SMITH, JAMES G.                  08/25/96   08/31/97   1750.00     32.23   1782.23   665            1BDRM
174-734   34G   SMITH, KENNETH D.                01/01/97   12/31/98   1948.15     61.60   2009.75   665            1BDRM


[ILLEGIBLE]                      R E N T     R 0 L L      L I S T I N G                 PAGE:          9     *** REPORT FORMAT ***
                                                                                                               ALPHABETICAL ORDER
174  CS RITZ HOLDING, LP, 235 WEST 48TH STREET, NEW YORK, NY, 10036                     DATE:  3/21/1997        WITH COMMENTS

                                                  LEASE      LEASE       BASE     REPEAT    TOTAL   ROOM   LSE.     APT.
ACCT NO   UNIT  TENANT NAME / COMMENTS            BEGIN     EXPIRES     CHARGE    CHARGES  CHARGES  SIZE   TYPE     DESCR

174-052    9L   SOARES, CHAD                     09/01/95   08/31/97   1638.63     92.40   1731.03   670            1BDRM
174-256   17H   SOBOYIK, RAE ELLEN               04/01/97   03/31/98   1643.22    63.36    1706.58   665            1BDRM
174-114   11M   SOH, SUSAN                       09/14/96   09/30/97   1775.00       .00   1775.00   670            1BDRM
174-822   38C   SOPENOFF, SCOTT                  11/01/95   10/31/98   2526.59     71.18   2597.77   976            2BDRM
174-758   35G   SOWELL, PAUL D.                  08/01/95   07/31/97   1553.84     99.00   1652.84   665            1BDRM
174-500   25K   SPATA, MICHELLE                  03/05/97   03/31/98   1975.00       .00   1975.00   670            1BDRM
174-146   12N   SPINNEY, SANDRA L.               11/01/95   10/31/97   1406.50    176.00   1582.50   619            1BDRM
174-172   14L   SPOTO, THOMAS J.                 10/07/96   10/31/97   1775.00       .00   1775.00   728            1BDRM
174-850   39E   STAEHELI, NIKLAUS F.             02/10/97   02/28/98   1950.00       .00   1950.00   662            1 BDRM
174-328   19K   STAUB, CRAIG P.                  07/07/95   07/31/97   1664.64     77.00   1741.64   665            1BDRM
174-652   31B   STONE, STEVEN                    03/01/97   02/28/99   2559.44    307.45   2866.89  1175            2BDRM
174-798   37C   STORCH, ARTHUR                   09/01/96   08/31/97   2750.00       .00   2750.00   976            2BDRM
174-606   29G   SUGARMAN, BARBARA                12/01/95   11/30/97   1573.09    125.84   1698.93   670            1BDRM
174-872   40D   SUGIMOTO, JIRO                   01/01/97   12/31/97   1942.50     29.15   1971.65   665            1BDRM
174-458   24C   SULLIVAN, MARK                   02/01/97   01/31/98   1863.75     43.78   1907.53   670            1BDRM
174-848   39D   SUMINO, TOSHAKI                  09/06/95   06/30/97   1836.40     39.60   1876.00   665            1BDRM
174-278   18D   SUN, ANGELA                      09/05/96   09/30/97   1750.00       .00   1750.00   689            1BDRM
174-608   29H   SUNOHARA, KOICHI                 02/01/97   01/31/98   1857.11     67.32   1924.43   665            1BDRM
174-208   15P   SUPERMEDIA                       10/01/95   09/30/97   1452.92    118.80   1571.72   712            1BDRM
174-654   31C   SUPER'S UNIT                                12/30/99   2300.00  -2300.00       .00   976            1BDRM
174-910   41L   SVENNSON, BO R.                  05/05/96   05/31/97   1950.00     36.63   1986.63   712            1BDRM
174-688   32H   SWANINATHAN, G. & BERDI M.       07/06/96   07/31/97   2700.00       .00   2700.00  1100            2BDRM
174-672   31M   SYKES, KEN                       03/10/97   03/31/98   1900.00       .00   1900.00   710            1BDRM
174-622   30A   TABATA, MASARU                   08/01/95   07/31/97   1728.90     70.62   1799.52   740            1BDRM
174-428   23B   TAIRA, HIDEHARU                  04/04/96   04/30/97   1850.00     37.07   1887.07   750            1BDRM
174-186   15C   TALMANT, VINCENT                 07/25/95   07/31/97   1600.80     59.18   1659.98   686            1BDRM
174-890   41A   TAN, MICHAEL                     10/01/95   09/30/97   1874.25     58.30   1932.55   738            1BDRM
174-880   40H   TANZIL, HENRY                    06/15/93   06/30/97   2340.00    124.74   2464.74   980            2BDRM
174-814   37L   TEE, DAVID N.                    03/22/96   03/31/97   1925.00     36.52   1961.52   712            1BDRM
174-244   17B   TEJME, RICHARD                   02/19/97   02/28/98   1350.00       .00   1350.00   400            STUDIO
174-170   14K   TERRAZAS, NORBERTO S.            02/01/97   01/31/99   1691.67     62.04   1753.71   665            1BDRM
174-300   18L   TODA, RITSUKO                    10/01/95   09/30/97   1874.25     69.08   1943.33   728            1BDRM
174-948   43F   TOMAGNINI, CIRO                  04/15/95   04/30/97   1913.52     75.02   1988.54   662            1BDRM
174-168   14J   TOPF, EMILY                      08/06/96   08/31/97   1715.00       .00   1715.00   665            1BDRM
174-854   39G   TREIMAN, LINDA                   04/15/96   04/30197   1850.00     47.30   1897.30   665            1BDRM
174-188   15D   TSAI, DAVID                      11/08/96   11/30/97   1775.00       .00   1775.00   670            1BDRM
174-248   17D   TSANG, THOMAS C.                 07/01/95   06/30/97   1695.24     66.66   1761.90   670            1BDRM
174-704   33D   TURNER, JAMES NOEL               09/06/96   09/30/97   1850.00       .00   1850.00   670            1BDRM
174-594   29A   TYSON, ALLAN                     04/15/93   04/30/97   1554.80    105.60   1660.40   740            1BDRM
174-548   27F   UCHIDA, RYUICHI                  05/12/96   05/31/97   1795.00       .00   1795.00   662            1BDRM
174-042    9F   UGALDE, CARMEN DIAZ              01/01/97   12/31/97   1523.93     92.73   1616.66   665            1BDRM
174-178   14P   UGER, THOMAS CHANCE              08/06/96   08/31/97   1725.00     30.80   1755.80   712            1BDRM
174-426   23A   UNO, MASAYA                      11/01/95   10/31/97   1638.00    103.62   1741.62   740            1BDRM
174-514   26C   **VACANT**                       03/01/97              1795.00       .00   1795.00   719
174-976   3V    **VACANT**                                                 .00       .00       .00  3000
174-978   4R    **VACANT**                                              875.00       .00    875.00  1025
174-202   15L   VAN CAMP, NOELLE                 07/08/96   07/31/97   1775.00     30.80   1805.80   728            1BDRM
174-556   27K   VAN DE WIEL, ANNA                08/15/95   08/31/97   1882.92     35.97   1918.89   728            1BDRM
174-118   11P   VAN DEN BREKEL, PAUL             11/05/96   11/30/97   1713.70     36.30   1750.00   712            1BDRM
174-800   37D   VAN WOENSEL, SOPHIA              09/05/96   09/30/97   1895.00       .00   1895.00   665            1BDRM
174-192   15F   VELLAKE, VINCENT                 12/07/96   12/31/97   1775.00       .00   1775.00   670            1BDRM
                PAUL MURPHY



[ILLEGIBLE]                      R E N T     R 0 L L      L I S T I N G                 PAGE:         10     *** REPORT FORMAT ***
                                                                                                               ALPHABETICAL ORDER
174  CS RITZ HOLDING, LP, 235 WEST 48TH STREET, NEW YORK, NY, 10036                     DATE:  3/21/1997        WITH COMMENTS

                                                  LEASE      LEASE       BASE     REPEAT    TOTAL   ROOM   LSE.     APT.
ACCT NO   UNIT  TENANT NAME / COMMENTS            BEGIN     EXPIRES     CHARGE    CHARGES  CHARGES  SIZE   TYPE     DESCR

174-614   29L   VOLKL, FRANK                     09/01/95   07/31/97   2025.00     38.83   2063.83   751            1BDRM
174-344   20C   VOLOVICH, GENE                   02/08/97   02/28/98   1775.00       .00   1775.00   670            1BDRM
174-084   10M   VON DER HEIDE, JENS              05/07/96   05/31/97   1695.00       .00   1695.00   751            1BDRM
174-032    9A   WALENTAS, JED                    03/17/96   03/31/97   1300.00     26.40   1326.40   400            STUDIO
174-446   23L   WALKER, GARY                     12/07/96   12/31/97   1995.00     44.77   2039.77   751            1BDRM
174-900   41F   WALKER, STEPHEN                  02/01/97   01/31/98   1950.00       .00   1950.00   662
                WALKR, SHARON JO-ANN(WIFE)
174-524   26H   WALLIN, SUSANNE                  08/08/96   08/31/97   1775.00     33.00   1808.00   665            1BDRM
174-770   36A   WALSH, ADAM J.                   03/01/97   02/28/98   1875.00       .00   1875.00   738            1BDRM
174-536   26P   WASSERMAN, ROBERT                10/29/96   10/31/97   1850.00       .00   1850.00   710            1BDRM
174-626   30C   WASSERSTEIN PERELLA & CO., INC   04/01/97   03/31/98   1746.94     70.62   1817.56   670            1BDRM
174-646   3ON   WEINTRAUB, MICHAEL A.            02/05/97   02/28/98   2025.00       .00   2025.00   712            1BDRM
174-926   42G   WEISS, DAVID                     01/01/97   12/31/98   1990.20     37.40   2027.60   670            1BDRM
174-200   15K   WHELAN, JOHN T.                  07/06/95   07/31/97   1622.82     60.50   1683.32   665            1BDRM
174-802   37E   WHITE, MARK                      05/01/93   04/30/98   1632.54     78.87   1711.41   662            1BDRM
174-642   30L   WILKIN, THOMAS                   10/01/95   09/30/97   2008.13     77.88   2086.01   751            1BDRM
174-576   28F   WILSON, MARK V.                  09/01/95   08/31/97   1757.22     93.72   1850.94   670            1BDRM
174-896   41D   WINSLOW, STANLEY                 10/01/91   09/30/98   1474.46    123.20   1597.66   665            1BDRM
174-916   42B   YACKANICH, GABRIEL               12/01/95   11/30/97   2652.00    212.96   2864.96  1175            2BDRM
174-218   16D   YAMADA, HIROKI                   11/01/95   10/31/97   1767.15     61.38   1828.53   670            lBDRM
174-340   20A   YAMAYAWA, SANAE                  02/08/97   02/28/98   1395.00       .00   1395.00   419            STUDIO
174-166   14H   YAMAMOTO, YUKIHIDE               04/05/96   04/30/97   1695.00       .00   1695.00   662            1BDRM
174-950   43G   YAMANE, EIJI                     04/01/97   03/31/98   1925.00     41.91   1966.91   670            1BDRM
174-354   20H   YIM, DAVID                       07/07/96   07/31/97   1725.00     44.99   1769.99   662            1BDRM
174-572   28D   YOSHIZAWA, TSUTONO               08/01/95   07/31/97   1757.91     65.12   1823.03   665            1BDRM
174-616   29M   YOUNG, JAMES                     08/01/95   07/31/98   1524.21    153.45   1677.66   589            1BDRM
174-936   42M   YUBA, JUNICHI                    09/07/96   09/30197   1910.00     30.80   1940.80   710            1BDRM
174-676   32B   YUT, SCOTT A.                    09/08/96   09/30/97   3000.00       .00   3000.00  1147            2BDRM
174-522   26G   ZEHNDER, ADRIAN RUDOLPH          04/29/95   04/30/97   1734.00     79.20   1813.20   662            1BDRM
174-502   25L   ZELLE, MICHAEL N.                08/10/95   08/31/97   1968.60     38.39   2006.99   751            1BDRM
174-022    8L   ZENG, ZIMO                       08/19/96   08/31/97   1725.00     28.49   1753.49   670            1BDRM
174-004    8B   ZIRKEL, SETH                     09/07/96   09/30/97   1300.00       .00   1300.00   400            STUDIO
174-398   22A   ZOULAS, CHRISTOS                 03/01/97   02/28/98   1775.18    137.72   1912.90   740            1BDRM

                BUILDING TOTAL       491 TENANTS                     884438.06          1027256.29
                                                                               142818.23


*    NEXT TO TENANT NAME INDICATES VACANCY OR NEW TENANT PENDING

RITZ PLAZA\GSUW2A.XLS New Op bdgt) 3/21/97 10:31 AM

   Operating Budget
                                                             1996 Actual 1997 Projected
                                        1994          1995      Budget        Budget     Underwriting     %       $/Unit

                                                                11 Months
   Revenues                                                     Annualized)
------------------------------------------------------------------------------------------------------------------------------------
1 Gross Rentals - Residential           9,176,170   9,730,960                             10,443,177    85.19%   21,802.04
2 Gross Rentals- Commercial             1,344,868   1,364,864                              1,060,420     8.65%    2,213.82
3 Section 421-A Recapture Existing                                                           325,873     2.66%      680.32
4 421-A Recapture Existing 1997-2002                                                       1,049,266     8.56%    2,190.53


5 Bad Debt Writeoff/Rent Concessions
6 Vacancy Allowance                                  (486,596)    (371,307)                 (670,447)   -5.47%   (1,399.68)
7 Free Rent                                           (47,655)     (35,970)                  (32,000)   -0.26%      (66.81)
8 Super's Unit                                                                                            .00%
9 Other Income                                                                                           0.00%
    Laundry                                                                                   70,000     0.57%      146.14
    Dry Cleaning                                                                              12,000     0.10%       25.05
    Total                               9,986,787  10,688,547   11,976,327   12,350,900   12,258,289   100.00%   25,591.42


   Operating Expenses

11 Apartment prep - supplies                                                     37,500       37,500     0.31%       78.29
12 Appliances                                                                     5,000        5,000     0.04%       10.44
13 Auditing Expense                                                 27,273       10,000       10,000     0.08%       20.88
14 Bldg Service Employees                                          625,495      546,554      546,554     4.46%    1,141.03
15 Cleaning Contract                                                13,005       36,000(a)    36,000     0.29%       75.16
                                                                                 50,000       50,000     0.41%      104.38
16 Contingency repairs                                              75,787       48,000       48,000     0.39%      100.21
17 Elevator Maint/Contract                                                      117,500      117,500     0.96%      245.30
18 Employee benefits union
19 Cleaning Supplies                                                44,638                      -        0.00%        -
20 Commissions                                                     398,361                               0.00%        -
21 Engineering                                                                    5,000        5,000     0.04%       10.44
22 Decorating Supplies                                              24,900        5,000        5,000     0.04%       10.44
23 Dues & Subscriptions                                              1,333                               0.00%        -
24 Fire protection                                                                7,500        7,500     0.06%       15.66
25 Equipment Maintenance                                             7,724        7,500        7,500     0.06%       15.66
26 Fuel Oil                                                        133,990      109,774      109,774     0.90%      229.17
27 Gas and Electric                                                202,909      195,000      195,000     1.59%      407.10
28 General Services                                                               4,000        4,000     0.03%        8.35

RITZ PLAZA\GSUW2A.XLS New Op bdgt) 3/21/97 10:31 AM

   Operating Budget
                                                             1996 Actual 1997 Projected
                                        1994          1995      Budget        Budget     Underwriting     %       $/Unit

                                                                (11 Months
      Revenues                                                  Annualized)
------------------------------------------------------------------------------------------------------------------------------------
29    Eviction Fees                                                  9,190                               0.00%         -
30    Exterminating                                                  6,819                               0.00%         -
31    Fines and Fees                                               159,728                               0.00%         -
32    HVAC                                                          62,458       70,000       70,000     0.57%      146.14
33    Ins Medical                                                  171.477       86,000         -        0.00%         -
      Workman's Comp                                                                          20,000     0.16%       41.75
      Medical Insurance                                                                        5,000     0.04%       10.44
34    Inspection fees and permits                                                12,000       12,000     0.10%       25.05
35    Misc. Maint Exp.                    454,340     443,805       10,169                               0.00%         -
36    Management Fee                                               337,073      616,845      579,392     4.73%    1,209.59
37    Legal fees (incl. tax certiorari)                                          12.000       12.000     0.10%       25.05
38    Messenger Exp.                                                 5,189                               0.00%        -
39    Membership and dues                                                         1,500        1,500     0.01%        3.13
40    Misc.Admin                          948,291   1,182,944       84,964        5,000        5,000     0.04%       10.44
41    Misc Renting Exp                                              78,108                               0.00%         -
42    Misc Optg Exp                         5,999      65,507       74,806        2,500        2,500     0.02%        5.22
43    Non Union Employee Benefit                                    17,764                               0,00%         -
44    Office equipment                                                            6,200        6,200     0.05%       12.94
45    Office Supplies                                               23,112        3,700        3,700     0.03%        7.72
46    Postage                                                        9,195                      -        0.00%         -
47    Plumbing                                                                   30,000       30,000     0.24%       62.63
48    Payroll Service                                                5,691                               0.00%         -
49    Payroll Taxes                        80,401      89,578       93,946       74,478       74,478     0.61%      155.49
50    Printing and Advertising                                      96,557       42,500       42,500     0.35%       88.73
51    Prop and Liab Ins                                             84,279                    61,000     0.50%      127.35
52    Real Estate Taxes                 1,649,767   2,516,597    1,160,000    1,430,956    2,666,856    21.76%    5,567.55
53    Repairs Contract                                              93,097                      -        0.00%        -
54    Repairs Material                                             105,791                               0.00%        -
55    Petty Cash                                                     9,471        3,600        3,600     0.03%        7.52
56    Security guards                                                            18,720         -        0.00%         -
57    Salaries-Office                                               56,521                      -        0.00%         -
58    Supplies and Hardware                                                      30,000       30,000     0.24%       62.63
59    Water & Sewer                                                 86,881       88,851       88,851     0.72%      185.49
60    Salaries Sales Office                                         62,116       50,000       50,000     0.41%      104.38
61    Salaries Security Guard                                       27.687       18,720       18,720     0.15%       39.08
62    Service Contract                                              70,500                      -        0.00%         -
63    Telephone                                                     17,441                    17,441     0.14%       36.41

RITZ PLAZA\GSUW2A.XLS New Op bdgt) 3/21/97 10:31 AM

   Operating Budget
                                                             1996 Actual 1997 Projected
                                        1994          1995      Budget        Budget     Underwriting     %       $/Unit

                                                                (11 Months
   Revenues                                                     Annualized)
------------------------------------------------------------------------------------------------------------------------------------
64 Trash removal                                                     3,431                     3,431     0.03%        7.16
65 Uniforms & Cleaning                                                  -         5,000        4,100     0.03%        8.56
66 Union Health, Pension, Annuity                                  120,352                       -       0.00%         -
67 Workmen's Comp                                                    5,569                       -       0.00%         -

68 Total Operating Expenses             3,138,798   4,298,431    4,904,797    3,792,898    4,992,597    40.73%   10,422.96
                                                                                                                 15,168.46
69 NOI                                  6,847,989   6,390,116    7,071,530    8,558,002    7,265,692    59.27%

70 Total Capital Requirements                                                                191,600                400.00
              Residential                                                                      4,417
              Commercial                                                                         440
              Restaurant                                                                       4,740
              Parking

   Leasing Commissions
              Commercial                                                                      33,336

   Tls
              Commercial
                                                                                              63,497
 71 NCF

   (a) Exterior and interior cleaning                                                      6,967,661

RITZ PLAZA\GSUW2A.XLS New Op bdgt) 3/21/97 10:31 AM

   Operating Budget
                                                             1996 Actual 1997 Projected
                                        1994          1995      Budget        Budget    Explanation

                                                               (11 Months
   Revenues                                                    Annualized)
------------------------------------------------------------------------------------------------------------------------------------
1 Gross Rentals-Residential             9,176,170   9,730,960                           January rent roll in place
2 Gross Rentals-Commercial              1,344,868   1,364,864                           Casa Di Meglio ($118,560, AT&T $172,500, GSA
                                                                                        $345,000 and Par
3 Section 421-A Recapture Existing                                                      January 1997 rent roll: suporting schedule
                                                                                        to be provided
4 421-A Recapture Existing 1997-2002                                                    See supporting tax analysis as confirmed by
                                                                                        Gary Podell at (212) 88
                                                                                        and Strook and Strook and Lavan
                                                                                        (David Goldstein at (212) 806-54'

5 Bad Debt Writeoff/Rent Concessions
6 Vacancy Allowance                      (486,596)   (371,307)                          5% of Residential and 7.5% of Commercial
                                                                                         rent
7 Free Rent                               (47,655)    (35,970)                          Estimated allowance
8 Super's Unit                                                                          Does not apply
9 Other Income                                                                          Does not apply
       Laundry                                                                          New Contract - prior contract was $60,000
       Dry Cleaning                                                                     Contract
Total                                   9,986,787  10,688,547   11,976,327   12,350,900

Operating Expenses

11 Apartment prep-supplies                                                       37,500 Per company projection
12 Appliances                                                                     5,000 Per company projection
13 Auditing Expense                                                 27,273       10,000 Per company projection
14 Bldg Service Employees                                          625,495      546,554 Per Org Chart, Payroll Tax Reports:
                                                                                        supporting attachments
                                                                                        and to-be-provided schedules
15 Cleaning Contract                                                13,005       36,000 (a) Contract
16 Contingency repairs                                                           50,000 Per company projection
17 Elevator Maint/Contract                                          75,787       48,000 Contract
l8 Employee benefits union                                                      117,500 Per Payroll: quarterly government reporting
                                                                                        available by end-March
19 Cleaning Supplies                                                44,638              Expenses reduced and reclassifed to supplies
                                                                                        and hardware
20 Commissions                                                     398,361              100% leased w/in-house leasing (see below),
                                                                                        eliminates res'l comm
21 Engineering                                                                    5,000 Per company projection
22 Decorating Supplies                                              24,900        5,000 Per company projection
23 Dues & Subscriptions                                              1,333              Per company projection
24 Fire protection                                                                7,500 Per company projection
25 Equipment Maintenance                                             7,724        7,500 Per company projection
26 Fuel Oil                                                        133,990      109,774 Decrease from prior years is supported in
                                                                                        attached analysis
27 Gas and Electric                                                202,909      195,000 Decrease from prior years is supported in
                                                                                        attached analysis
28 General Services                                                               4,000 Per company projection

RITZ PLAZA\GSUW2A.XLS New Op bdgt) 3/21/97 10:31 AM

   Operating Budget
                                                             1996 Actual 1997 Projected
                                        1994          1995      Budget        Budget    Explanation

                                                               (11 Months
   Revenues                                                    Annualized)
------------------------------------------------------------------------------------------------------------------------------------
29 Eviction Fees                                                     9,190              Budgeted in legal costs
30 Exterminating                                                     6,819              Classified elsewhere
31 Fines and Fees                                                  159,728              Bankruptcy Fees not to be incurred in future
32 HVAC                                                             62,458       70,000 Contract
33 Ins Medical                                                     171,477       86,000 Reclassified into Property and Liability
                                                                                        Insurance below
   Workman's Comp                                                                       Reclassified
   Medical Insurance                                                                    Reclassified
34 Inspection fees and permits                                                   12,000 Regulatory requirements, as estimated by
                                                                                        company
35 Misc. Maint Exp.                       454,340     443,805       10,169              Reclassifed in maintenance, supplies, etc.
                                                                                        categories
36 Management Fee                                                  337,073      616,845 5% of Net Gross Income
37 Legal fees (incl.tax certiorari)                                              12,000 Per company projection
38 Messenger Exp.                                                    5,189              Reclassifed elsewhere
39 Membership and dues                                                            1,500 Per company projection
40 Misc. Admin                            948,291   1,182,944       84,964        5,000 Eliminated or classified elsewhere
41 Misc Renting Exp                                                 78,108              Eliminated or classified elsewhere
42 Misc Optg Exp                            5,999      65,507       74,806        2,500 Eliminated or classified elsewhere
43 Non Union Employee Benefit                                       17,764              Eliminated or classified elsewhere
44 Office equipment                                                               6,200 Per company projection, includes various
                                                                                        items
45 Office Supplies                                                  23,112        3,700 Reclassified elsewhere
46 Postage                                                           9,195              Reclassified elsewhere
47 Plumbing                                                                      30,000 Contract
48 Payroll Service                                                   5,691              Expense eliminated
49 Payroll Taxes                           80,401      89,578       93,946       74,478 Tax report will be made available
                                                                                        as backup
50 Printing and Advertising                                         96,557       42,500 100% occupancy. Redueed marketing program.
51 Prop and Liab Ins                                                84,279              Building insurance
52 Real Estate Taxes                    1,649,767   2,516,597    1,160,000    1,430,956 Maximum Real Estate Taxes to be incurred;
                                                                                          see item 4 above for ve
53 Repairs Contract                                                193,097              Expense is no longer incurred because
                                                                                         repairs are done in house
54 Repairs Material                                                105,791              Performed by in house management; accounted
                                                                                          for in supplies and
55 Petty Cash                                                        9,471        3,600 Per company projection
56 Security guards                                                               18,720 Reclassified below
57 Salaries-Office                                                 156,521              Reclassified (costs associated with
                                                                                           management fee) or eliminated
58 Supplies and Hardware                                                         30,000 Per company projection
59 Water & Sewer                                                    86,881       88,851 Per company projection
60 Salaries Sales Office                                            62,116       50,000 Management employs one leasing agent to
                                                                                           perform leasing activitie
61 Salaries Security Guard                                          27,687       18,720 Current cost structure
62 Service Contract                                                 70,500              Costs reclassified, including to Cleaning
                                                                                          Supplies, among other catk
63 Telephone                                                        17,441              Costs reduced, included in office equipment

RITZ PLAZA\GSUW2A.XLS New Op bdgt) 3/21/97 10:31 AM

   Operating Budget
                                                                1996 Actual   1997 Projected
                                        1994          1995      Budget        Budget    Explanation

                                                                (11 Months
   Revenues                                                     Annualized)
------------------------------------------------------------------------------------------------------------------------------------
 64  Trash removal                                                   3,431              Per company projection
 65  Uniforms & Cleaning                                               -          5,000 Per company projection
 66  Union Health, Pension, Annuity                                120,352              Reclassified as Employee Benefits Union
 67  Workmen's Comp                                                  5,569              Reclassified with Insurance Medical

 68  Total Operating Expenses           3,138,798   4,298,431    4,904,797    3,792,898

 69  NOI                                6,847,989   6,390,116    7,071,530    8,558,002

 70  Total Capital Requirements
             Residential
             Commercial
             Restaurant
             Parking

     Leasing Commissions
             Commercial

     Tls
             Commercial

 71 NCF

   (a) Exterior and interior cleaning

RITZ PLAZA\GSUW2A.XLS New Op bdgt) 3/21/97 10:31 AM

   Operating Budget
                                                             1996 Actual  1997 Projected
                                        1994          1995      Budget        Budget

                                                              (11 Months
   Revenues                                                   Annualized)
------------------------------------------------------------------------------------------------------------------------------------
1  Gross Rentals - Residential          9,176,170   9,730,960
2  Gross Rentals- Commercial            1,344,868   1,364,864                           king $424,360)
3  Section 421 -A Recapture Existing
4  421-A Recapture Existing 1997-2002                                                   13-6500
                                                                                        16):

5  Bad Debt Writeoff/Rent Concessions
6  Vacancy Allowance                     (486,596)   (371,307)
7  Free Rent                              (47,655)    (35,970)
a  Super's Unit
9  Other Income
          Laundry
          Dry Cleaning
   Total                                9,986,787  10,688,547   11,976,327   12,350,900

   Operating Expenses

11 Apartment prep - supplies                                                     37,500
12 Appliances                                                                     5,000
13 Auditing Expense                                                 27,273       10,000
14 Bldg Service Employees                                          625,495      546,554

15 Cleaning Contract                                                13,005       36,000 (a)
16 Contingency repairs                                                           50,000
17 Elevator Maint/Contract                                          75,787       48,000
18 Employee benefits union                                                      117,500
19 Cleaning Supplies                                                44,638
20 Commissions                                                     398,361              ission expense
21 Engineering                                                                    5,000
22 Decorating Supplies                                              24,900        5,000
23 Dues & Subscriptions                                              1,333
24 Fire protection                                                                7,500
25 Equipment Maintenance                                             7,724        7,500
26 Fuel Oil                                                        133,990      109,774
27 Gas and Electric                                                202,909      195,000
28 General Services                                                               4,000

RITZ PLAZA\GSUW2A.XLS New Op bdgt) 3/21/97 10:31 AM

   Operating Budget
                                                                1996 Actual   1997 Projected
                                        1994          1995        Budget         Budget

                                                                (11 Months
   Revenues                                                     Annualized)
------------------------------------------------------------------------------------------------------------------------------------
29 Eviction Fees                                                     9,190
30 Exterminating                                                     6,816
31 Fines and Fees                                                  159,728
32 HVAC                                                             62,458       70,000
33 Ins Medical                                                     171,477       86,000
   Workman's Comp
   Medical Insurance                                                             12,000
34 Inspection fees and permits
35 Misc.  Maint Exp.                      454,340     443,805       10,169
36 Management Fee                                                  337,073      616,845
37 Legal fees (incl. tax certiorari)                                             12,000
38 Messenger Exp.                                                    5,189
39 Membership and dues                                                            1,500
40 Misc. Admin                            948,291   1,182,944       84,964        5,000
41 Misc Renting Exp                                                 78,108
42 Misc Optg Exp                            5,999      65,507       74,806        2,500
43 Non Union Employee Benefit                                       17,764
44 Office equipment                                                               6,200
45 Office Supplies                                                  23,112        3,700
46 Postage                                                           9,195
47 Plumbing                                                                      30,000
48 Payroll Service                                                   5,691
49 Payroll Taxes                           80,401      89,578       93,946       74,478
50 Printing and Advertising                                         96,557       42,500
51 Prop and Liab Ins                                                84,279
52 Real Estate Taxes                    1,649,767   2,516,597    1,160,000    1,430,956 [illegible]
53 Repairs Contract                                                193,097
54 Repairs Material                                                105,791              hardware
55 Petty Cash                                                        9,471        3,600
56 Security guards                                                               18,720
57 Salaries-0ffice                                                 156,521
58 Supplies and Hardware                                                         30,000
59 Water & Sewer                                                    86,881       88,851
                                                                    62,116       50,000
60 Salaries Sales Office
61 Salaries Security Guard                                          27,687       18,720
62 Service Contract                                                 70,500              [illegible]
63 Telephone                                                        17,141

RITZ PLAZA\GSUW2A.XLS New Op bdgt) 3/21/97 10:31 AM

   Operating Budget
                                                               1996 Actual  1997 Projected
                                        1994          1995        Budget        Budget

                                                                (11 Months
   Revenues                                                     Annualized)
----------------------------------------------------------------------------------------------

64   Trash removal                                                   3,431
65   Uniforms & Cleaning                                               -          5,000
66   Union Health, Pension, Annuity                                120,352
67   Workmen's Comp                                                  5,569

68   Total Operating Expenses           3,138,798   4,298,431    4,904,797    3,792,898

69   NOI                                6,847,989   6,390,116    7,071,530    8,558,002

70   Total Capital Requirements
             Residential
             Commercial
             Restaurant
             Parking

     Leasing Commissions
             Commercial

     Tls
             Commercial

71 NCF

  (a) Exterior and interior cleaning


====================================================================================================================================
                                               ----------------------------------------
--- PREPARED FOR---                                      CS RITZ HOLDING, LP                          ---PREPARED BY---
235 WEST 48TH  STREET                          STATEMENT OF OPERATING INCOME & EXPENSES               KNIGHTSBRIDGE MANAGEMENT, L.P.
NEW YORK, NY                   10036                  FOR PERIOD ENDED 2/28/97
                                               ----------------------------------------
PAGE: A-   5
====================================================================================================================================
------------------------------------------------------------------------------------------------------------------------------------
BLD ACCT: 174 CORP. NO.: 0                                                                                            FISCAL BEG:12
------------------------------------------------------------------------------------------------------------------------------------



                                   -----------CURRENT MONTH------------------ YEAR TO DATE----------------ANNUAL BUDGET-------------


                                   ----ACTUAL--- --BUDGET-- --VAR--  ---ACTUAL---   --BUDGET--   --VAR--   --TOTAL--   --REMAINING--

OPERATING INCOME
 RESIDENTIAL RENT                   853,321.21   886,040   -32,719   2,126,370.47   2,156,230    -29,860   10,130,590   8,004,220
 COMMERCIAL RENT                    114,272.30   110,000     4,272     230,619.60     220,000     10,620    1,210,000     979,380
 LAUNDRY INCOME                            .00     5,833    -5,833            .00      11,666    -11,666       64,163      64,163
 VACANCY LOSS                          -875.00   -15,000    14,125      -9,905.54     -30,000     20,094     -165,000    -155,094
 INTEREST                             2,627.07     1,250     1,377       2,946.61       2,500        447       13,750      10,803
 BOUNCED CHECK FEES                     100.00         0       100         240.00           0        240            0        -240
 MISCELLANEOUS INCOME                 2,115.59         0     2,116       3,666.58           0      3,667            0      -3,667
 LATE FEES                            3,200.00         0     3,200       4,700.00           0      4,700            0      -4,700
 BAD DEBT WRITEOFF                         .00     1,250    -1,250            .00       3,750     -3,750       15,000      15,000
 EMPLOYEE APART/GAR                  -2,300.00    -2,300         0      -6,900.00      -6,900          0      -27,600     -20,700
 RENT CONCESSIONS                          .00     1,666    -1,666            .00       5,006     -5,006       20,000      20,000
 HEALTH CLUB FEES                     4,990.00    12,866    -7,876      74,256.16      38,606     35,650      154,400      80,144
 421 A INCOME                        36,046.70    30,000     6,047      65,830.27      60,000      5,830      330,000     264,170

                                  ============ =========   =======   ============   =========    =======   ==========   =========
 TOTAL INCOME                     1,013,497.87 1,031,605   -18,107   2,491,824.15   2,460,858     30,966   11,745,303   9,253,479
                                  ============ =========   =======   ============   =========    =======   ==========   =========



OPERATING EXPENSES
PAYROLL & PAYROLL TAXES
 SALARIES                            48,543.01    54,374    -5,831     115,373.02     135,342    -19,969      706,267     590,894
 EMPLOYEE BENEFITS                   16,732.13         0    16,732      16,732.13      29,375    -12,643      117,500     100,768
 PAYROLL TAXES                        7,695.69         0     7,696      18,537.36           0     18,537            0     -18,537

                                  ------------   -------   -------   ------------   ---------    -------   ----------   ---------
 TOTAL PAYROLL & P/R TA              72,970.83    54,374    18,597     150,642.51     164,717    -14,074      823,767     673,124




OTHER OPERATING EXPENSES
 REAL ESTATE TAXES                   97,778.00    97,778         0     244,960.23     244,960          0    1,480,360   1,235,400
 WATER & SEWER                       14,809.00     7,404     7,405      14,809.00      22,215     -7,406       88,851      74,042
 MAINTENANCE & JANITOR                  790.23         0       790         790.23           0        790            0        -790
 GAS & ELECTRIC                      35,595.31    16,250    19,345      35,595.31      48,750    -13,155      195,000     159,405
 FUEL                                 8,096.28    20,625   -12,529      31,073.19      61,875    -30,802      137,500     106,427
 INSURANCE                           18,986.67     8,692    10,295      19,028.00      28,248     -9,220       97,784      78,756
 SUPT. EXPENSE                             .00       300      -300         600.00         900       -300        3,600       3,000
 INSPECTION FEES & PER                     .00         0         0            .00       3,000     -3,000       12,000      12,000

====================================================================================================================================


====================================================================================================================================
                                               ----------------------------------------
--- PREPARED FOR---                                      CS RITZ HOLDING, LP                          ---PREPARED BY---
235 WEST 48TH  STREET                          STATEMENT OF OPERATING INCOME & EXPENSES               KNIGHTSBRIDGE MANAGEMENT, L.P.
NEW YORK, NY                   10036                  FOR PERIOD ENDED 2/28/97
                                               ----------------------------------------
PAGE: A-   6
====================================================================================================================================
------------------------------------------------------------------------------------------------------------------------------------
BLD ACCT: 174 CORP. NO.: 0                                                                                            FISCAL BEG:12
------------------------------------------------------------------------------------------------------------------------------------



                                   -----------CURRENT MONTH------------------ YEAR TO DATE----------------ANNUAL BUDGET-------------


                                   ----ACTUAL--- --BUDGET-- --VAR--  ---ACTUAL---   --BUDGET--   --VAR--   --TOTAL--   --REMAINING--

 UNIFORMS                               253.00         0       253         253.00       2,500     -2,247        5,000       4,747
 R & M HEALTH CLUB                      930.34         0       930       1,792.81           0      1,793            0      -1,793
 OUTSIDE INSTRUC. HEAL                     .00         0         0       1,000.00           0      1,000            0      -1,000
 PAYROLL HEALTH CLUB                  9,204.60     9,533      -328      21,481.50      19,066      2,416      104,863      83,381

                                  ------------   -------   -------   ------------   ---------    -------   ----------   ---------
 TOTAL OTHER OPERATING              186,443.43   160,582    25,861     371,383.27     431,514    -60,131    2,124,958   1,753,575
                                  ============   =======   =======   ============   =========    =======   ==========   =========

ADMINISTRATIVE EXPENSES
 MORTGAGE INTEREST CAD              788,333.67   537,500   250,834   1,272,083.67   1,248,387     23,697    6,085,887   4,813,803
 MANAGEMENT FEES                     51,504.00    51,341       163     122,216.91     121,966        251      584,035     461,818
 LEGAL FEES                             717.29     2,104    -1,387         767.29       6,314     -5,547       25,250      24,483
 ENGINEERING                               .00         0         0            .00       1,000     -1,000        3,500       3,500
 CONSULTING                                .00       208      -208            .00         628       -628        2,500       2,500
 AUDITING FEES                             .00         0         0            .00           0          0       10,000      10,000
 TELEPHONE                              758.80         0       759         840.54           0        841            0        -841
 LEASING COMMISSION                   3,846.16     4,166      -320      11,015.40      12,506     -1,491       50,000      38,985
 OFFICE SUPPLIES                        205.46       100       105         205.46         300        -95        1,200         995
 OFFICE EQUIPMENT                          .00       515      -515          25.00       1,545     -1,520        6,180       6,155
 DATA PROCESSING                        444.91       125       320         494.96         375        120        1,500       1,005
 GENERAL SERVICES                          .00       208      -208            .00         628       -628        2,500       2,500
 PRINTING                                  .00       208      -208            .00         628       -628        2,500       2,500
 MEMBERSHIP DUES                           .00       125       125         149.00         375       -226        1,500       1,351
 BANK CHARGES                              .00        20       -20            .00          70        -70          250         250
 ADVERTISING                             73.00     3,333    -3,260         750.35      10,003     -9,253       40,000      39,250
 PETTY CASH                             300.00        83       217         300.00         253         47        1,000         700
 INTERCOM                               698.21         0       698         698.21       1,250       -552        5,000       4,302
 MISC. ADMINISTRATIVE                      .00       291      -291            .00         881       -881        3,500       3,500

                                  ------------   -------   -------   ------------   ---------    -------   ----------   ---------
 TOTAL ADMINISTRATIVE               846,881.50   600,327   246,555   1,409,546.79   1,407,109      2,438    6,826,302   5,416,755
                                  ============   =======   =======   ============   =========    =======   ==========   =========

REPAIRS & MAINTENANCE
 SUPPLIES\HARDWARE                    3,113.88     2,500       614       3,811.01       7,500     -3,689       30,000      26,189
 EQUIPMENT & TOOLS                         .00       625      -625            .00       1,875     -1,875        7,500       7,500
 AAPPLIANCES                               .00       416      -416            .00       1,256     -1,256        5,000       5,000

====================================================================================================================================



====================================================================================================================================
                                               ----------------------------------------
--- PREPARED FOR---                                      CS RITZ HOLDING, LP                          ---PREPARED BY---
235 WEST 48TH  STREET                          STATEMENT OF OPERATING INCOME & EXPENSES               KNIGHTSBRIDGE MANAGEMENT, L.P.
NEW YORK, NY                   10036                  FOR PERIOD ENDED 2/28/97
                                               ----------------------------------------
PAGE: A-   7
====================================================================================================================================
------------------------------------------------------------------------------------------------------------------------------------
BLD ACCT: 174 CORP. NO.: 0                                                                                            FISCAL BEG:12
------------------------------------------------------------------------------------------------------------------------------------



                                   -----------CURRENT MONTH------------------ YEAR TO DATE----------------ANNUAL BUDGET-------------


                                   ----ACTUAL--- --BUDGET-- --VAR--  ---ACTUAL---   --BUDGET--   --VAR--   --TOTAL--   --REMAINING--

 UNIT PREP                              810.79         0       811         810.79           0        811            0        -811
 CONTINGENCY RESERVE                       .00     2,168    -2,168            .00       6,513     -6,513       26,025      26,025
 ELECTRICAL REPAIRS                     896.31         0       896         896.31       21500     -1,604        5,000       4,104
 HVAC CENTRAL SYSTEM                    684.12     5,000    -4,316         684.12      30,000    -29,316       50,000      49,316
 HVAC INDIVIDUAL UNI                       .00         0         0            .00           0          0       20,000      20,000
 PLUMBING REPAIRS                          .00     2,500    -2,500            .00       7,500     -7,500       30,000      30,000
 ELEVATOR CONTRACTS &                      .00     6,666    -6,666            .00      20,006    -20,006       80,000      80,000
 LANDSCAPING                               .00         0         0            .00       11250     -1,250        5,000       5,000
 PLASTERING & PAINTING                     .00     1,666    -1,666            .00       5,006     -5,006       20,000      20,000
 GARAGE REPAIRS                            .00         0         0            .00       2,500     -2,500        5,000       5,000
 FLOORING                                  .00         0         0            .00       3,750     -3,750       15,000      15,000
 GLAZING                                   .00         0         0            .00         625       -625        2,500       2,500
 FIRE PROTECTION                           .00         0         0         151.01       1,875     -1,724        7,500       7,349
 EXTERMINATING                             .00       500      -500            .00       1,500     -1,500        6,000       6,000
 COMPACTOR & CHUTE                      178.61         0       179         278.20         625       -347        2,500       2,222
 SIDEWALK                                  .00         0         0            .00       1,250     -1,250        2,500       2,500
 FACADE%ROOFING                            .00         0         0            .00           0          0        5,000       5,000
 MISC. CONSTRUCTION                        .00       833      -833            .00       2,503     -2,503       10,000      10,000
 CLEANING                                  .00     3,000    -3,000       1,034.33       9,000     -7,966       36,000      34,966

                                  ------------   -------  --------   ------------   ---------    -------   ----------   ---------
 TOTAL REPAIRS & MAINTE               5,683.71    25,874   -20,190       7,665.77     107,034    -99,368      370,525     362,859
                                  ------------   -------  --------   ------------   ---------    -------   ----------   ---------

                                  ------------   -------  --------   ------------   ---------    -------   ----------   ---------
 TOTAL OPERATING EXPEN            1,111,979.47   841,157   270,822   1,939,238.34   2,110,374   -171,136   10,145,552   8,206,314
                                  ------------   -------  --------   ------------   ---------    -------   ----------   ---------

 NET INCOME (LOSS)                  -98,481.60   190,448  -288,930     552,585.81     350,484    202,102    1,599,751   1,047,165
                                  ------------   -------  --------   ------------   ---------    -------   ----------   ---------


DISTRIBUTION
 DISTR. BLUECHIP NOTE                27,023.07         0    27,023      27,023.07           0     27,023            0     -27,023
 DISTRIBUTIONS BLUECHI               15,256.42    49,557   -34,301      44,153.38     115,633    -71,480      561,646     517,493
 DISTRIBUTIONS CADIM N               22,884.65    74,336   -51,451      66,230.09     173,203   -106,973      842,227     775,997
 DISTR, CADIM NY NOTE                40,443.61         0    40,444      40,443.61           0     40,444            0     -40,444
                                  ------------   -------   -------   ------------   ---------    -------   ----------   ---------
 TOTAL DISTRIBUTION                 105,607.75   123,893   -18,285     177,850.15     288,836   -110,986    1,403,873   1,226,023

====================================================================================================================================


====================================================================================================================================
                                               ----------------------------------------
--- PREPARED FOR---                                      CS RITZ HOLDING, LP                          ---PREPARED BY---
235 WEST 48TH  STREET                          STATEMENT OF OPERATING INCOME & EXPENSES               KNIGHTSBRIDGE MANAGEMENT, L.P.
NEW YORK, NY                   10036                  FOR PERIOD ENDED 2/28/97
                                               ----------------------------------------
PAGE: A-   8
====================================================================================================================================
------------------------------------------------------------------------------------------------------------------------------------
BLD ACCT: 174 CORP. NO.: 0                                                                                            FISCAL BEG:12
------------------------------------------------------------------------------------------------------------------------------------



                                   -----------CURRENT MONTH------------------ YEAR TO DATE----------------ANNUAL BUDGET-------------


                                   ----ACTUAL--- --BUDGET-- --VAR--  ---ACTUAL---   --BUDGET--   --VAR--   --TOTAL--   --REMAINING--

CAPITAL IMPROVEMENTS
 FURNITURE & FIXTURES                17,887.00         0    17,887      17,887.00           0     17,887            0     -17,887

                                  ------------   -------   -------   ------------   ---------    -------   ----------   ---------
  TOTAL CAPITAL IMPROVEM             17,887.00         0    17,887      17,887.00           0     17,887            0     -17,887


                                  ------------   -------   -------   ------------   ---------    -------   ----------   ---------
TOTAL EXPENSES                    1,235,474.22   965,050   270,424   2,134,975.49   2,399,210   -264,235   11,549,425   9,414,450
                                  ============   =======   =======   ============   =========    =======   ==========   =========



OTHER ITEMS(BALANCE SHEET CHANGES)
 RECEIVABLE FROM TENAN              223,569.21         0   223,569     271,829.35           0    271,829            0    -271,829
 ALLOW FOR TENANT RECE             -122,256.97         0  -122,257    -122,256.97           0   -122,257            0     122,257
 OTHER PREPAIDS                            .00         0         0       1,748.00           0      1,748            0      -1,748
 PREPAID EXPENSES                          .00         0         0      51,341.00           0     51,341            0     -51,341
 PREPAID REAL ESTATE T              -97,778.00         0   -97,778    -244,960.23           0   -244,960            0     244,960
 TENANTS SECURITY DEPO               -3,908.38         0    -3,908      38,058.66           0     38,059            0     -38,059
 GOOD FAITH DEPOSIT MT               10,000.00         0    10,000      10,000.00           0     10,000            0     -10,000
 ORGANIZATION COSTS                        .00         0         0       7,500.00           0      7,500            0      -7,500
 ACCUM DEPRECIATED BUI             -146,676.00         0  -146,676    -354,861.00           0   -354,861            0     354,861
 ACCRUED EXPENSES                  -238,532.14         0  -238,532    -187,489.66           0   -187,490            0     187,490
 INSURANCE FINANCING P              -19,028.00         0   -19,028     -12,504.86           0    -12,505            0      12,505
 PREPAID RENT                        33,670.35         0    33,670     367,945.76           0    367,946            0    -367,946
 DISABILITY WITHHELD                    -66.98         0       -67      -1,990.31           0     -1,990            0       1,990
 IRS EMPL LEVY                         -134.24         0      -134        -134.24           0       -134            0         134
 NET PAYROLL                          5,707.99         0     5,708        -317.23           0       -317            0         317
 TENANT'S SECURITY                    2,829.76         0     2,830     -39,137.28           0    -39,137            0      39,137
 DUE TO RITZ HOLDING                       .00         0         0     -45,252.80           0    -45,253            0      45,253
 ACCOUNTS PAYABLE                    47,601.98         0    47,602     -83,122.03           0    -83,122            0      83,122
 DEPRECIATION EXPENSE-              146,676.00         0   146,676     354,861.00           0    354,861            0    -354,861


                                  ------------   -------   -------   ------------   ---------    -------   ----------   ---------
TOTAL OTHER ITEMS                  -158,325.42         0  -158,325      11,257.16           0     11,257            0     -11,257

 BEGINNING CASH BALANC              880,187.81         0   880,188     470,945.38           0    470,945            0    -470,945


                                  ------------   -------   -------   ------------   ---------    -------   ----------   ---------
 ENDING CASH BALANCE                816,536.88    66,555   749,982     816,536.88      61,648    754,889      195,878    -620,659
                                  ============   =======   =======   ============   =========    =======   ==========   =========

====================================================================================================================================


[LOGO]
KTR      Koeppel Tener Real Estate Services, Inc.
         Valuation Division                                   KTR FILE NO. 96146



                                  APPRAISAL OF
                                 THE RITZ PLAZA
                              235 WEST 48TH STREET
                               NEW YORK, NEW YORK

[LOGO]   KTR Environmental Services, Inc.
KTR      575 Lexington Avenue, New York, NY 10022-6102
         212 906-9400 Fax 212 935-5935

   NEW YORK, NY                                                  August 16, 1996
LOS ANGELES, CA      Mr. Nicolas Rancourt
    CHICAGO, IL      Manager, Acquisitions
   PORTLAND, OR      CS Ritz Holdings, L.P.
ALBUQUERQUE, NM      Goodman Phillips Vineberg
     DALLAS, TX      430 Park Avenue - 10th Floor
   SOMERSET, NJ      New York, New York 10021

Re:  Ritz Plaza
     235-37 West 48th Street
     New York, New York

Dear Mr. Rancourt:

Pursuant to your request, we have performed an appraisal of the above referenced property. Situated as noted, 235-37 West 48th Street (the Ritz Plaza), New York, New York (the "subject property") is a 40-story plus basement multi-family rental apartment building constructed in 1990 and comprising 479 apartments, a multi-level garage (licensed capacity of 158 cars), 22,086 square feet of commercial office space and a 2,932 square foot grade-level retail unit. Additionally, the subject property contains approximately 3,000 square feet of office area used as building management/rental office area. Amenities include a fully-equipped health club, a roof-top sundeck and on-site valet service.

The building contains 493,367 square feet of gross building area, of which 469,267 square feet is estimated as the above-grade gross building area. The rentable area allocated to the residential units is noted as 341,261 square feet, not including the 976 square foot 2-bedroom superintendent's unit. The residential component is encumbered by statutory leases offering certain protections and rights to the tenancy. These rent regulations limit the landlord's ability to raise residential rents and provide for indefinite rights of renewal leases to the tenancy. These restrictions will terminate coincident with the expiration of the applicable 421-a real estate tax exemption and abatement program benefits. The 421-a program benefits reduce the real estate tax liability for qualifying properties. These benefits are scheduled to be phased-out by the July 2001 fiscal tax year. The incremental present value of the real estate tax savings attributable to the remaining 421-a program benefits has been estimated to be $3,300,000 of the value conclusion presented herein.

The commercial leaseholds are held by AT&T and the GSA, having expiration dates during the 2000 calendar year. The retail unit is tenanted by a non-credit restaurant, with an expiration date during 2010. The garage element is net leased to an operator and also has an expiration date during 2010.

                                                                 (Continued ...)

[LOGO]
KTR      Koeppel Tener Real Estate Services, Inc.
         Valuation Division

Mr. Nicolas Rancourt                                             August 16, 1996
CS Ritz Holdings, L.P.                                                    Page 2

The purpose of the appraisal is the estimation of the current Market Value of the Leased Fee Interest in the subject property. Additionally, the Market Value of the Leased Fee Interest in the subject property assuming a sell-out of the facility as condominium property has been estimated. These value estimates are predicated on market conditions existing as of the date of inspection, August 1, 1996. Attached is our appraisal which describes our investigation and analyses, together with Certification, Basic Assumptions and Limiting Conditions, upon which we have based our opinions of value of The Ritz Plaza, 235 West 48th Street, New York, New York.

Based upon our analysis of all the assembled data, it is our opinion that the Market Value of the Leased Fee Interest in the subject property, free and clear of financing, based on market conditions existing as of August 1, 1996 is:

               EIGHTY-SEVEN MILLION THREE HUNDRED THOUSAND DOLLARS
                                  ($87,300,000)

The indicated Market Value of the Leased Fee Interest of the subject property as a multi-family rental investment property with consideration for a conversion to condominium ownership and subsequent sell-out based on market conditions existing as of August 1, 1996, is:

                EIGHTY-FOUR MILLION SIX HUNDRED THOUSAND DOLLARS
                                  ($84,600,000)

Without consideration for the 7.5% entrepreneurial incentive, the indicated Investment Value of the Leased Fee Interest of the subject property as a multi-family rental investment property with consideration for a conversion to condominium ownership and subsequent sell-out based on market conditions existing as of August 1, 1996, is:

                EIGHTY-NINE MILLION ONE HUNDRED THOUSAND DOLLARS
                                  ($89,100,000)

The preceding Market Value estimates assume a sale of the subject property after a complete exposure to the influencing market at market-supported pricing levels. Such

          Koeppel Tener Real Estate Services Inc., Valuation Division

[LOGO]
KTR      Koeppel Tener Real Estate Services, Inc.
         Valuation Division

Mr. Nicolas Rancourt                                             August 16, 1996
CS Ritz Holdings, L.P.                                                    Page 3

exposure would result in a marketing time of less than 1 year. The accompanying appraisal report has been prepared in conformity with regulations imposed by the Office of the Comptroller of the Currency (OCC); and Title XI of the Federal Financial Institution Reform, Recovery and Enforcement Act of 1989 (FIRREA).

Please call upon us for any questions you may have regarding the appraisal, It has been a pleasure to be of service to you.

Very truly yours,

KOEPPEL TENER REAL ESTATE SERVICES, INC.


    /s/ Martin B. Levine                       /s/ Steven J. Schleider
By: Martin B. Levine, MAI                  By: Steven J. Schleider, MAI
    Senior Vice President                      Vice President
    NY Certification #46000003834              NY Certification #46000016498


          Koeppel Tener Real Estate Services Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                  Frontispiece


                                TABLE OF CONTENTS

Title Page
Letter of Transmittal
Table of Contents
Certificate of Value
Basic Assumptions and Limiting Conditions
Photograph of the Subject Property
Location Map

                 INTRODUCTION AND PREMISES OF THE APPRAISAL                 PAGE
Summary of Salient Facts and Conclusions .................................     1
Identification of Subject property .......................................     3
Purpose and Scope of the Appraisal .......................................     3
Definitions ..............................................................     4
Exposure and Marketing Period ............................................     5
History of Ownership .....................................................     7

                      DESCRIPTION AND PRESENTATION OF DATA
Area Economic Analysis ...................................................     8
Neighborhood Analysis ....................................................    16
Site Analysis ............................................................    21
Real Estate Tax Assessment and Analysis ..................................    25
Zoning Analysis ..........................................................    31
Description of the Improvements ..........................................    35
Residential Market Analysis ..............................................    43
Summary of Existing Leases ...............................................    77
Rental Income Analysis ...................................................    80

                        ANALYSIS OF DATA AND CONCLUSIONS
Highest and Best Use .....................................................    88
The Valuation Process ....................................................    91
The Income Capitalization Approach .......................................    94
The Sales Comparison Approach ............................................   120
Reconciliation and Final Estimate of Value ...............................   131
Condominium Sell-Out Valuation ...........................................   133

                                    ADDENDA
Photographs of the Subject Property
Description of Improved Property Sales Cited
Qualifications of the Appraisers
Letter of Engagement
Client-Provided Financial and Supporting Data


          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                  Frontispiece

                            CERTIFICATE OF APPRAISAL

We, Martin B. Levine, MAI and Steven J. Schleider, MAI certify, that to the best of our knowledge and belief:

The statements of fact contained in this report are true and correct.

The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions and conclusions.

We have no present or prospective interest in the property that is the subject of this report, and we have no personal interest or bias with respect to the parties involved.

Our compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event.

Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity, with the Uniform Standards of Professional Appraisal Practice.

This appraisal was not prepared in conjunction with a request for a specific value or a value within a given range or predicated upon loan approval.

Mr. Martin B. Levine and Steven J. Schleider have made a personal inspection of the subject property. Martin B. Levine, MAI and Steven J. Schleider, MAI have extensive experience in the appraisal of similar properties.

We are aware and have complied with the FIRREA and any and all state laws and regulations which apply to appraisals.

The Appraisal Institute conducts a program of continuing professional education for its designated members. MAI and RM members who meet minimum standards of this program are awarded periodic education certification. I, Martin B. Levine, MAI, am not currently certified under the Appraisal Institute's voluntary continuing education program. I, Steven J. Schleider, MAI, am currently certified under the Appraisal institute's continuing education program.

Martin B. Levine has been duly certified to transact business as a Real Estate General Appraiser (New York State certification #46000003834).

Steven J. Schleider has been duly certified to transact business as a Real Estate General Appraiser (New York State certification #46000016498).

KOEPPEL TENER REAL ESTATE SERVICES, INC.


    /s/ Martin B. Levine                         /s/ Steven J. Schleider
By: Martin B. Levine MAI                     By: Steven J. Schleider, MAI
    Senior Vice President                        Vice President


          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                  Frontispiece

                    BASIC ASSUMPTIONS AND LIMITING CONDITIONS

This appraisal report is subject to the following assumptions and limiting conditions:

No responsibility is assumed for the legal description or for matters including legal or title considerations. Title to the property is assumed to be good and marketable unless otherwise stated.

The property is appraised free and clear of any or all liens or encumbrances unless otherwise stated.

Responsible ownership and competent property management are assumed.

The information furnished by others is believed to be reliable. However, no warranty is given for its accuracy.

All engineering is assumed to be correct. The plot plans and illustrative material in this report are included only to assist the reader in visualizing the property.

It is assumed that there are no hidden or unapparent conditions of the property, subsoil, or structures that render it more or less valuable. No responsibility is assumed for such conditions or for arranging for engineering studies that may be required to discover them.

It is assumed that there is full compliance with all applicable federal, state, and local environmental regulations and laws unless noncompliance is stated, defined, and considered in the appraisal report.

It is assumed that all applicable zoning and use regulations and restrictions have been complied with, unless a nonconformity has been stated, defined, and considered in the appraisal report.

It is assumed that all required licenses, certificates of occupancy, consents, or other legislative or administrative authority from any local, state, or national government or private entity or organization have been or can be obtained or renewed for any use on which the value estimate contained in this report is based.

It is assumed that the utilization of the land and improvements is within the boundaries or property lines of the property described and that there is no encroachment or trespass unless noted in the report.

The distribution, if any, of the total valuation in this report between land and improvements applies only under the stated program of utilization. The separate allocations for land and buildings must not be used in conjunction with any other appraisal and are invalid if so used.


          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                  Frontispiece


              BASIC ASSUMPTIONS AND LIMITING CONDITIONS (Continued)


The appraiser, by reason of this appraisal, is not required to give further consultation, testimony, or be in attendance in court with reference to the property in question unless arrangements have been previously made.

Possession of this report, or a copy thereof, does not carry with it the right of publication. Neither all nor any part of the contents of this report (especially any conclusions as to value, the identity of the appraiser, or the firm with which the appraiser is connected) shall be disseminated to the public through advertising, public relations, news, sales, or other media without prior written consent and approval of the appraisers.

Unless otherwise stated in this report, the existence of hazardous substances, including without limitation asbestos, polychlorinated biphenyls, petroleum leakage, or agricultural chemicals, which may or may not be present on the property, or other environmental conditions, were not called to the attention of nor did the appraiser become aware of such during the appraiser's inspection. The appraiser has no knowledge of the existence of such materials on or in the property unless otherwise stated. The appraiser, however, is not qualified to test such substances or conditions. If the presence of such substances, such as asbestos, urea formaldehyde foam insulation, or other hazardous substances or environmental conditions, may affect the value of the property, the value is predicated on the assumption that there is no such condition on or in the property or in such proximity thereto that it would cause a loss in value. No responsibility is assumed for any such conditions, nor for any expertise or engineering knowledge required to discover them. The client is urged to retain an expert in this field, if desired.

All values rendered within this report assume marketing times of twelve months or less unless otherwise indicated,

The appraiser is authorized by the client to disclose all or any portion of this report and the related data to appropriate representatives of the Appraisal Institute, or other professional organizations of which the appraiser is a member or affiliate, if such disclosure is required to enable the appraiser to comply with bylaws and regulations of such organizations.

The Americans with Disabilities Act (ADA) became effective January 26, 1992. No specific compliance survey and analysis of the property to determine whether or not it is in conformity with the various detailed requirements of the ADA was conducted. It is possible that a compliance survey of the subject property, together, with a detailed analysis of the requirements of the ADA, could reveal that the subject property is not in compliance with one or more of the requirements of the act. If so, this could have a negative effect upon the value of the subject property. Since we have no direct evidence relating to this issue, we did not consider possible non-compliance with the requirements of ADA in estimating the valuations contained herein.


          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                  Frontispiece





                                  LOCATION MAP

                               [GRAPHIC OMITTED]


                                    MID-TOWN
                                    MANHATTAN
                                  AND VICINITY



          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                  Frontispiece


                               [GRAPHIC OMITTED]


                         PHOTOGRAPH OF SUBJECT PROPERTY


          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                        Page 1


               SUMMARY OF SALIENT FACTS AND IMPORTANT CONCLUSIONS



Date of Value:                     August 1, 1996


Property Address:                  235 West 48th Street
                                   New York, New York


Description of Property:           A 40-story rental apartment building,
                                   constructed in 1990, with 24 studios, (333)
                                   1-bedroom apartments, (67) junior 1-bedroom units, (26) 2-bedroom apartments, (26) flexible 2-bedroom units and (3) 2-bedroom penthouse apartments. At the date of inspection, the subject property was 95.8% occupied, with 20 vacant apartments. The subject property is in excellent physical condition.

                                   The subject property also contains 22,086 square feet of commercial office space, a 2,932 square foot retail space, a 34,727 square foot multi-level garage, and approximately 3,000 square feet of office space used as building management/rental office area. Amenities include a fully-equipped health club, a roof-top sundeck and on-site valet service.


Location:                          The subject property is located mid-block on
                                   the north side of West 48th Street between Broadway and Eighth Avenue, in the Theater
                                   District section of Manhattan.


Site Size:                         A rectangular lot containing 24,100 square
                                   feet of area.


Block/Lot:                         1020/5


Zoning: C6-4 and C6-5 Commercial District FAR 10.0 exclusive of bonuses and 12.0 with bonuses.


Real Estate Assessment:            $23,463,000 (1996/97) The subject property is
                                   participating in the 421-a real estate tax abatement and exemption program.


          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                        Page 2


               SUMMARY OF SALIENT FACTS AND IMPORTANT CONCLUSIONS



Highest and Best Use               For multi-family rental investment property
    As Vacant:                     development and participating in the various
                                   economic incentive programs available as construction subsidies.


As improved:                       Continued use as a multi-family residential
                                   rental apartment property.


Interest Appraised:                Leased Fee Interest


VALUE CONCLUSIONS
Income Capitalization Approach:    $87,300,000
Sales Comparison Approach:         $87,800,000
Cost Approach:                     Not Applicable


FINAL CONCLUSION OF VALUE:         $87,300,000



CONDOMINIUM CONVERSION SCENARIO

Additionally, the Leased Fee Interest of the subject property, as if converted to condominium ownership during the 2001/02 fiscal year upon the termination of DHCR rent regulation of the residential apartments (coincident with the expiration of the 421-a tax exemption and abatement program benefits), and marketed as 478 residential apartments (plus the superintendent's unit), a commercial condominium unit and a garage condominium unit based on market conditions existing as of August 1, 1996, is:

                EIGHTY-FOUR MILLION SIX HUNDRED THOUSAND DOLLARS
                                  ($84,600,000)

Processing the net operating income from the conversion to condominium ownership without consideration for the 7.5% entrepreneurial incentive, the indicated Investment Value of the Leased Fee Interest of the subject property as a multi-family rental investment property with consideration for a conversion to condominium ownership and subsequent sell-out based on market conditions existing as of August 1, 1996, is:

                EIGHTY-NINE MILLION ONE HUNDRED THOUSAND DOLLARS
                                  ($89,100,000)


          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                        Page 3


                            PREMISES OF THE APPRAISAL

IDENTIFICATION OF THE SUBJECT PROPERTY

The subject property is located along the north side of West 48th Street between Eighth Avenue and Broadway in the Theater District section of Manhattan in the County of New York in the State of New York. According to public records and owner-provided material, the subject property is a 40-story plus basement 479-unit multi-family apartment building plus office space, retail area and garage components. Constructed in 1990 on a 24,100 square foot irregular-shaped parcel, the improvements contain 493,367 square feet of gross building area, of which 469,267 square feet is estimated as the above-grade building area.

The subject property is commonly referred to as:

                       The Ritz Plaza, New York, New York

The building, is further identified on the New York County tax maps as:

                                Block 1020, Lot 5

PURPOSE AND SCOPE OF THE APPRAISAL

The purpose of the appraisal is to render an opinion of the Market Value of the Leased Fee Interest in the subject property as of the date of inspection, August 1, 1996. Additionally, the Market Value of the Leased Fee Interest as if converted to condominium ownership and marketed as a Residential Unit, Commercial Unit and Garage Unit has been developed. Two of the 3 traditional methods have been employed in the valuation of the subject property. Demographic, rental and sales data have been researched from the Manhattan residential market and verified with local sources whenever possible. The report is to be used by C. S. Ritz Holding, Inc. in conjunction with establishing the value of the subject property for acquisition.


          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                        Page 4

                      PREMISES OF THE APPRAISAL (Continued)

DEFINITION OF MARKET VALUE

The purpose of the appraisal will be to estimate the Market Value of the land and improvements.

Market Value is defined in section 225.62(f) of FIRREA as:

     ". . . the most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and passing of title from seller to buyer under conditions whereby:

1.   buyer and seller are typically motivated;

2. both parties are well informed or well advised, and acting in what they consider their own best interests;

3.   a reasonable time is allowed for exposure in the open market;

4. payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

5. the price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale."

The appraiser should estimate the cash price that might be received upon exposure to the open market for a reasonable time, considering the property type and local market conditions. When a current sale is unlikely; i.e., when it is unlikely that the sale can be completed within 12 months, the appraiser must discount all cash flows generated by the property to obtain the estimate of Market Value. These cash flows include, but are not limited to, those arising from ownership, development, operation, and sale of the property. The discount applied shall reflect the appraiser's judgement of what a prudent, knowledgeable purchaser under no necessity to buy would be willing to pay to purchase the property in a current sale.


          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                        Page 5

                      PREMISES OF THE APPRAISAL (Continued)

PROPERTY RIGHTS APPRAISED

LEASED FEE INTEREST

The subject property is appraised on the basis of a Leased Fee Estate (Interest). Leased Fee Interest is defined in the Dictionary of Real Estate Appraisal, Third Edition, Chicago, Illinois, Appraisal Institute, 1993, as:

     An ownership interest held by a landlord with the rights of use and occupancy conveyed by lease to others. The rights of the lessor (the leased fee owner) and the leased fee are specified by contract terms contained within the lease.

EXPOSURE

Exposure is defined in the Dictionary of Real Estate Appraisal, Third Edition, Chicago, Illinois, Appraisal Institute, 1993, as:

1.   The time a property remains on the market.

2. The estimated length of time the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at market value on the effective date of the appraisal; a retrospective estimate based upon an analysis of past events assuming a competitive and open market. Exposure time is always presumed to occur prior to the effective date of the appraisal. The overall concept of reasonable exposure encompasses not only adequate, sufficient and reasonable time but also adequate, sufficient and reasonable effort. Exposure time is different for various types of real estate and value ranges and under various market conditions.

EXPOSURE AND MARKETING PERIOD

According to the previously defined definition of value, the property must be allowed a reasonable time to be exposed in the open market to achieve the appraised value. Historically, buyers and sellers


          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                        Page 6

                      PREMISES OF THE APPRAISAL (Continued)

of commercial real estate have assumed a maximum 12 month period between offering the property for sale and closing. Consequently, appraisers have valued properties assuming their sale within 12 months. This marketing period is appropriately longer for property that is to be sold piecemeal, such as condominium units or subdivision lots. However, were such properties to be valued in bulk, assuming their sale to a single investor, they too would be priced to reflect a sale consummated within 12 months.

A review of Manhattan and surrounding markets transfer records suggests that the volume of transactions is increasing, which confirms the presence of an active investor market for most forms of commercial real estate. The subject property is a well constructed multi-family apartment building which appears not to require any substantial investment to maintain its income generating rental investment. Market activity (the sales of 888 Eighth Avenue, 150 East 18th Street and 303 East 83rd Street, as presented within the Sales Comparison Approach section of this report) suggests that there is a demand for such apartment properties and that conventional financing is available. Our appraisal of the subject property reveals no factors that would reasonably suggest that the subject property is not marketable. Accordingly, we believe, that if priced appropriately (that is to say, the appraised value), the subject property could sell with a reasonable period of time, which we consider to be 12 months. We acknowledge that in appraising the property to sell within 12 months, we must place most emphasis on the buyer's expectations and yield requirements.

The final conclusion of value is well supported by both the Income Capitalization Approach and Sales Comparison Approach, clearly indicating that the investment decisions relied upon in the appraisal are market oriented. This further supports the notion that the property has indeed been appraised at a value that could be accomplished within 12 months.


          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                        Page 7


                      PREMISES OF THE APPRAISAL (Continued)

HISTORY OF OWNERSHIP

According to public records, the current owner of the subject property is owned S-C Associates LP. c/o Jason Carter, c/o Carter Realty Corporation, located at 235 48th Street, New York, New York, 10036. There have been no recorded transfers since the completion of the site acquisition in 1987. The subject property is currently under a contract of sale to CS Ritz Holdings, L.P., having a mailing address c/o Goodman Phillips Vineberg, 430 Park Avenue, New York, New York 10021. Neither the contract price nor terms were reported. The subject property does not appear to have been subsequently transferred, nor are we aware of any pending contracts of sale or options effecting the subject property except as may be stated herein.


          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                        Page 8

                             AREA ECONOMIC ANALYSIS

REGIONAL OVERVIEW

The subject property is located in New York City, which is recognized as the business and financial capital of the United States. In addition to its stature as a financial center, New York City is a leading cultural center populated with some of the world's finest universities, museums, medical centers, libraries, theaters and music institutions. The more than 21 million tourists visit New York City each year stay and shop at some of the world's most exquisite and expensive hotels and stores.

New York City encompasses 321.8 square miles and is divided into 5 boroughs; Manhattan, Queens, Brooklyn, Staten Island and The Bronx. Each borough is wholly or part of an island, except The Bronx. The subject property is specifically situated within the Borough of Manhattan, the smallest borough in terms of land area.

New York City is actually broader in scope than its political boundaries. The New York City Consolidated Metropolitan Statistical Area, as defined by the United States Department of Commerce, includes 25 counties within the States of New York, New Jersey and Connecticut. The regional map, on a following page illustrates the metropolitan area. According to the 1990 U.S. Census figures, the New York City C.M.S.A. has a population of 18,087,251 within a 7,659 square mile area. This figure reflects a 3.1% increase since the 1980 census. A great deal of this population commutes to New York City's employment centers.

The metropolitan area is served by three major international airports; JFK and LaGuardia in the Borough of Queens and Newark Airport in Newark, New Jersey. All three airports are proximate to major highways or interstates. Express bus service to the airports is available from various points throughout the metropolitan area.


          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                        Page 9

                       AREA ECONOMIC ANALYSIS (Continued)

Commuter rail service is provided by the Long Island Rail Road (LIRR), Metro North, PATH and New Jersey Transit. Amtrak provides national passenger rail service. The LIRR, Amtrak and N.J. Transit lines terminate in Penn Station at Seventh Avenue and West 32nd Street on Manhattan's West Side. In addition, the LIRR has a terminus at Atlantic and Flatbush Avenues in Downtown Brooklyn. Grand Central Station, on East 42nd Street in Midtown Manhattan, is the terminus for the Metro North line. The New York City Subway System, operated by the Metropolitan Transit Authority (MTA), has almost 170 miles of track and 463 stations, which connects all of the boroughs except Staten Island. Direct ferry service connects Staten Island with Manhattan. The MTA also provides bus service throughout the five boroughs. Several private bus lines in the Tri-State area offer express bus service to various points within Manhattan. The primary bus terminus in Manhattan is the Port Authority Bus Terminal at Eighth Avenue and West 40th Street, proximate to Times Square. This terminal provides national as well as commuter service.

EMPLOYMENT OVERVIEW

New York City's employment base has historically enjoyed the distinction as an international center of business, commerce, tourism and culture. The FIRE (Finance, Insurance and Real Estate) and Services (including the professions of legal, engineering services, consulting, tourism, recreation, health care, computers and data processing) segments are its premier sources of "white collar" employment.

The recession of 1990 impacted both the white collar and blue collar components of the employment base. Between 1990 and 1993, "white collar" industries, inclusive of the FIRE, Services and Government sectors, lost 27% (112, 1 00) of the 420,000 new "white collar" jobs created between 1980 and 1989. Conversely, over the same time period, the "blue collar" industries (construction, manufacturing, transportation and trade sectors) reflected a long-term structural decline in employment as 23% (326,100 jobs) of its employment base as of 1980 (1,442,300 jobs) was lost.


          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                       Page 10

                       AREA ECONOMIC ANALYSIS (Continued)



                                  REGIONAL MAP

                               [GRAPHIC OMITTED]


          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                       Page 11

                       AREA ECONOMIC ANALYSIS (Continued)

The New York metropolitan area economy is emerging from the 6th year of a recessionary cycle. The current downturn was precipitated by the October 1987 stock market collapse and is generally considered to have commenced in early 1989, over one year prior to the national recession that began in July 1990. The downturn which began in the first half of 1989 has erased about 70% of the region's job expansion in the 1980s. According to the Bureau of Labor Statistics
(BLS), payroll employment within the 23-county New York-Northeastern New Jersey region declined by 792,000 jobs to 7,370,000 jobs during 1992, the lowest level in recent history. The average 1992 New York City unemployment rate stood at 10.8% (a 16-year high), versus 8.6% noted for the prior year.

--------------------------------------------------------------------------------------------------------------------
                                            AVERAGE ANNUAL UNEMPLOYMENT RATES
                                                 1984 through 1995 (as %)
--------------------------------------------------------------------------------------------------------------------
Year                   1984    1985    1986    1987    1988    1989     1990    1991    1992    1993    1994    1995
--------------------------------------------------------------------------------------------------------------------
New York City           8.9     8.1     7.4     5.7     -        -       6.8     8.6     10.8    10.2    8.8     8.2

New York State          7.2     6.5     6.3     4.9     4.2      5.1     5.2     7.2      8.5     7.7    6.9     6.3

New Jersey              6.2     5.7     5.0     4.0     3.8      4.1     5.0     6.6      8.4     7.4    6.8     6.5

United States           -       -       -       -       -        -       5.5     6.9      7.2     6.8    6.1     5.6
--------------------------------------------------------------------------------------------------------------------
Source:  Bureau of Labor Statistics, various releases for unadjusted data for resident civilian non-institutional population; Compiled by KTR

The civilian unemployment rate for September and October 1995 in New York City was fairly steady at 8.0% and 8.2%, which reflected the 8.2% unemployment rate noted for the corresponding 1994 period. The December 1995 unemployment rate of 7.9% reflected a slight erosion from the 7.8% rate noted for November 1995. The unemployment rate increased to 8.6% for January 1996, suggesting that the recent holiday season was impacted by the severe snow storms and building services strike affecting, new York City. The cold weather continued to impact the local job market as unemployment rates increased to 8.5% and 9.1% for February and March, respectively. The employment picture appears to be improving as unemployment rates for the city continued to


          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                       Page 12

                       AREA ECONOMIC ANALYSIS (Continued)

decrease to 8.8% and 8.4% for April and May, respectively. The figures cited reflect the newer methodology incorporating a broader population base (accounting for the census undercount), which enhances disaggregation of the population and utilizes computerized tabulation. The unemployment rates between 1994 and 1995 are directly comparable.

A review of the statistics provided by the U.S. Department of Labor, Bureau of Labor Statistics indicate that New York City's 1994 total average employment increased a modest 6.0% over 1993 levels, to 3,304,500 jobs. This represents the first increase in employment since the recession began in 1989. The first quarter 1996 figures suggest a continuation, albeit slowed, of these gains.

                                             NEW YORK CITY'S EMPLOYMENT BASE COMPOSITION
                                                  AND EMPLOYMENT CHANGES SINCE 1980
------------------------------------------------------------------------------------------------------------------------------------
                         (As of 1st Qtr.)
Average for Year                     1996         1995          1994          1993       1992        1991         1990        1980
------------------------------------------------------------------------------------------------------------------------------------
Construction                          89,200       89,600       89,100       86,100      86,583      98,000      114,900      76,800
Manufacturing                        263,200      273,000      280,600      288,800     293,058     307,600      337,500     495,700
Transportation & Utilities           204,100      203,600      201,500      203,400     205,358     219,900      229,100     257,000
Wholesale & Retail Trade             559,700      556,200      541,100      537,900     547,908     561,100      608,300     612,800
FIRE (a)                             469,200      474,100      480,200      471,600     477,217     497,200      519,500     448,100
Services                           1,213,000    1,180,100    1,146,600    1,115,800   1,091,083   1,098,000    1,149,300     894,300
Government                           532,800      541,500      565,400      579,700     583,958     590,900      607,600     516,900
                                   ---------    ---------    ---------    ---------   ---------   ---------    ---------   ---------

Total Employment                   3,336,200    3,318,100    3,304,500    3,283,300   3,285,165   3,372,700    3,566,200   3,301,500

Net Gain (Loss) Since 1980            34,700       16,600        3,000      (18,200)    (16,335)     71,200      264,700           -
Net Gain (Loss) Since 1980 as %         1.1%         1.1%         0.1%         -0.6%       -0.5%       2.2%         8.0%

Net Gain (Loss) Since 1990          (230,000)    (248,100)    (261,700)    (282,900)   (281,035)   (193,500)          -
Net Gain (Loss)  Since 1990 as %        -6.4%        -7.0%        -7.3%        -7.9%       -7.9%       -5.4%

Net Gain (Loss) Since 1993            52,900       34,800       21,200           -
Net Gain (Loss) Since 1993 as %         1.6%         1.1%         0.6%
------------------------------------------------------------------------------------------------------------------------------------

(a) Finance, Insurance and Real Estate.
Source: U.S. Department of Labor, Compiled by KTR


          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                       Page 13

                       AREA ECONOMIC ANALYSIS (Continued)

The 1994 average employment in the FIRE sector demonstrated a modest increase of 8,600 jobs, or 1.8%, to 480,200 employed in 1994 from the average 1993 level. This represents the first increase in this sector since the recession began in 1989. The 1995 through the 1st quarter 1996 FIRE figures illustrate a modest decline, erasing some of the recent gain. The 1994 average employment for the services sector illustrated a gain of 30,800 jobs over the 1993 average level. Overall growth continued through the 1st quarter 1996 period, with an overall increase of 66,400 jobs since the 1994 figure in this category.

The Construction and Wholesale & Retail Trade sectors also experienced increases in jobs in 1994 over 1993 levels which continued through 1995. The initial reporting for 1996 illustrates a slight give back of gains in the construction sector, which may be rooted in the severe winter weather. Although the government employee base continued to shrink, 1995 figures indicate that manufacturing, Transportation & Utilities sectors reversed declines in average employment noted through 1994. Overall 1st quarter 1996 figures exhibit a slight softening of the 1995 Manufacturing sector gains.

CONCLUSIONS: Based upon recent employment trends, the New York metropolitan area appears to be past the bottom of an economic cycle. In spite of continued job growth, unemployment rates climbed during the initial part of 1996. This suggests that in response to improved economic conditions people are re-entering the workforce after a period of not actively seeking employment. Published economic reports suggest that a recovery will continue and that the pace is expected to be slow and gradual, in contrast to previous cycles in which downturns were followed by periods of rapid growth.'

Although not necessarily a leading indicator, a positive signal has been exhibited by the commercial real estate market which, according to various surveys, has posted slight reductions in the available inventory of office space. While leasing transactions in 1994 surpassed the levels achieved in 1993,


          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                       Page 14

                       AREA ECONOMIC ANALYSIS (Continued)

the most recent indications are that 1995 leasing activity is less than in 1994., However, preliminary 1996 figures suggest an overall strengthening of the commercial market.

POPULATION OVERVIEW

According to the 1990 Census, the city contains a population of 7,323,000, representing a 3.6% increase since 1990. Current projections forecast very modest population growth during the remainder of the 1990s. The 1980 figure of 7,071,000 was contested by the city government as an underestimate of the population. The 1990 figure is also considered an under-estimate and is being challenged by the city.

According to data provided by Urban Decisions Systems, Inc., a national service providing demographic information based on census data, the population for New York City is projected to continue its modest growth trend during the past decade through the 1990s. Household size is very small (in relation to the national average) and is projected to remain as such, suggesting that the growth rate may actually increase demand for local housing.

CONCLUSIONS

The forecast for New York City's immediate economic future is guardedly optimistic as job losses have appeared to stabilized. This has coincided with the diminished pace of corporate consolidations and reorganizations, which plagued the regional and local economies as business downsized. Additionally, an unforeseen result of the city's economic decline has been an improvement in its ability to effectively compete with the surrounding business centers. Reductions in housing prices, payroll expense and commercial rental rates have assisted the city's efforts to curb the loss of both residents and businesses.


          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                       Page 15

                       AREA ECONOMIC ANALYSIS (Continued)

Positive signs have been given by a steady, albeit gradual, reduction in the unemployment rates and that posted rises in price indices have been nominal. Growth in the FIRE and Services sectors, the traditional pool of consumers for the city's upscale and luxury services, housing and amenities, would be heralded as a further indicator of the emergence from the past recession.

Although numerous signals for upturns in the economy are present, the rate of the recovery is not expected to match previous levels of post-recession growth. The current situation is expected to continue well into the 1990s until such time as the economy fully recovers.


          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                       Page 16

                              NEIGHBORHOOD ANALYSIS

The subject property consists of a 40-story residential apartment building located mid-block on the north side of West 48th Street, between Broadway and Eighth Avenue in the Theater District of Manhattan. The influencing subdistrict is considered to contain the Times Square/Midtown West areas. The influencing area is described as being bound by West 53rd Street to the north, West 42nd Street to the south, Sixth Avenue to the east and Eighth Avenue to the west.

The Theater District is improved with numerous theaters situated on side streets between Broadway and Eighth Avenue in the West 40s and lower West 50s, and high-rise office buildings, with grade level retail located along Broadway. The commercial development in the Times Square area is characterized as a world-class tourist attraction, which tends to reduce the neighborhood's residential appeal. Underscoring the commercial nature of the influencing community, schooling facilities are typically special-purpose or vocational high schools and facilities for grades K through 8 are virtually nonexistent. The local commercial development is to the east of Eighth Avenue, with the adjacent areas to the west of Eighth Avenue and to the north of the mid-West 50s characterized as residential.

The Theater District is situated within Community District No. 5, a local political zone. According to the "Community District Needs, Fiscal Year 1996 Manhattan", as published by The City of New York Office of Management and Budget of the Department of City Planning, Community District No. 5 contains a total land area of 16 square miles and a 1990 population of 43,507, up approximately 10% from the 39,543 population count noted for the 1980 Census. The 1994 land use profile for Community District No, 5 is summarized in the following table. Approximately 21% of the population is supplemented by some form of public assistance.


          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                       Page 17

                        NEIGHBORHOOD ANALYSIS (Continued)

                            COMMUNITY DISTRICT NO. 5
                                LAND USE PROFILE

--------------------------------------------------------------------------------
Land Use                                                  Lots           Percent
--------------------------------------------------------------------------------
Residential:
  1-2 Family                                                66               0.7
  Condominiums                                           6,145              67.4
  Old Law Tenements                                         27               0.3
  Walk-ups                                                 131               1.4
  Elevator Apartments                                      213               2.3
Industrial                                                 755               8.3
Commercial                                               1,527              16.7
Vacant Land                                                 68               0.7
Other                                                      186               2.0
                                                         -----             -----
Total                                                    9,118             100.0
--------------------------------------------------------------------------------
Source: "Community District Needs, Fiscal Year 1996 Manhattan"; Compiled by KTR

According to recent census information as presented within the 1996 Cole's Directory, the subject property is located within Census Tract No. 125, which is bound by Eighth Avenue to the west, Sixth Avenue to the east, West 50th Street to the north and West 46th Street to the south. This tract is characterized as a zone of low wealth, with a median age of 42 and a median household size of 1.4 persons with 1% of the total households as owner-occupied.

The area is serviced via MTA bus lines, which are available along the major arteries and cross streets. Subway service is available on Broadway, Sixth, Seventh and Eighth Avenues. The IND "C" and "E" subway trains have stations located Eighth Avenue at West 50th and West 42nd Streets. The IND "A" subway stop is also located on West 42nd Street and Eighth Avenue. The BMT "B", "D", "E" and "F" trains on Broadway and Sixth Avenue, with stops at Sixth Avenue and West 50th Street and


          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                       Page 18

                        NEIGHBORHOOD ANALYSIS (Continued)

Times Square (West 42nd Street and Seventh Avenue.) In addition, the cross-town shuttle, which connects the IND and BMT subway lines to IRT No. 4, 5 and 6 subways on the East Side of Manhattan is situated at West 42nd Street and Seventh Avenue.

Local retail goods and services can be found along Eighth Avenue, with theaters and restaurants situated along the cross streets. Commercial office space is primarily located along Sixth and Seventh Avenues and Broadway, with residential development situated west of Eighth Avenue. Hotels such as the Marriott Marquis and the Holiday Inn Crowne Plaza, are also located in the area along Broadway. In addition, numerous excellent restaurants are located in the area and along "Restaurant Row" (West 46th Street between Eighth and Ninth Avenues).

The surrounding, land uses include a mix of residential buildings and hotels, with office buildings located north and east of the subject property along Broadway and Seventh Avenue. Most of the housing stock in the immediate neighborhood is situated west of Eighth Avenue, consisting of turn-of-the-century tenement houses.

Notable improvements in the vicinity include the construction of Worldwide Plaza, a large mixed-use complex comprising the entire block bound by West 50th and West 49th Street, from Eighth to Ninth Avenue and comprising a 49-story office building and a 38-story residential tower with low-rise structures built in 1989; the mid-1980s conversion of the Polyclinic Hospital at 355 West 50th Street into below-market rate apartments; The Ellington, a 26-story apartment building completed in 1987 at Eighth Avenue and West 52nd Street; The Marriott Marquis hotel on Broadway between West 45th and 46th Streets, and, the Holiday Inn Crowne Plaza hotel on Broadway between West 48th and 49th Streets.


          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                       Page 18

                        NEIGHBORHOOD ANALYSIS (Continued)



                                NEIGHBORHOOD MAP


                               [GRAPHIC OMITTED]


          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                       Page 20

                        NEIGHBORHOOD ANALYSIS (Continued)

The subject property is located near to several cultural facilities and numerous theaters, including the Winter Garden Theater, the Walter Kerr Theater, the Ethel Barrymore Theater, the Imperial Theater, the Booth Theater, the Shubert Theater, the Broadhurst Theater, the Majestic Theater, the St. James Theater, the Neil Simon Theater and the Broadway Theater. Rockefeller Center, Carnegie Hall and Radio City Music Hall are also within close proximity to the subject property.

Overall, the subject property is surrounded by numerous tourist attractions including theaters, hotels and retail establishments. The transient nature of the surrounding commercial area is reflected in the character of the tenancies in the subject property and the high turnover rate in residential buildings in the area. While the neighborhood is conveniently located adjacent to the Midtown office market, the Times Square area and the Theater District, the influencing neighborhood is considered to be a secondary residential location due to its close proximity to intense tourist-oriented commercial development.


          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                       Page 21

                                  SITE ANALYSIS

The subject property consists of a mid-block tax lot which is located on the north side of West 48th Street between Broadway and Eighth Avenue. The subject site is summarized as follows.

--------------------------------------------------------------------------------
Address                Block/Lot    Dimensions                     Total Size
--------------------------------------------------------------------------------
235 West 48th Street     102O/5     240 x 100 feet 5-1/2 inches    24,100 sq.ft.
--------------------------------------------------------------------------------

The subject site is a rectangular-shaped parcel with 240 linear feet of frontage on the north side of West 48th Street and a depth of approximately 100 feet, for a total land area of 24,100 square feet. The topography of the site is level, and no adverse subsoil or drainage conditions were observed at the time of inspection.

West 48th Street is a one-way, eastbound artery providing, local traffic flow to from Eighth Avenue to Broadway. Eighth Avenue is a major one-way northbound corridor and Broadway is a major one-way southbound corridor. Local streets are improved with curbs, pedestrian walks and storm drainage sewers. All municipal utilities presently service the site and enter along the West 48th Street frontage. Electric and gas are provided by Consolidated Edison; water and sewer services are provided by the City of New York. Police and fire protection are also provided by the city.

The area is commercial in character comprised of numerous theaters and mid-rise hotels situated between Broadway and Eighth Avenue, and high-rise hotels located along Broadway. Eighth Avenue is primarily characterized by 4- to 5-story walk-up apartment buildings with grade level retail. Surrounding land uses include the Coronet Theater and the Forest Hotel, located behind the subject site to the north. The Walter Kerr Theater and the Holiday Inn Crown Plaza are adjacent to the subject property to the east, the Longacre Theater located across the street from the subject site to the south, and the Days Inn hotel is situated on Eighth Avenue between West 48th and 49th Streets to the west.


          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                       Page 22

                            SITE ANALYSIS (Continued)

Public transportation in the immediate area is available BMT "N" "R" trains at Seventh Avenue and West 48th street, the BMT "B" and "D" trains at Seventh Avenue and West 50th Street, and the IND "F" train at Seventh Avenue and West 50th Street. Local shopping and services are available along Eighth Avenue directly to the west of the subject property.

In conclusion, the subject site appears to be suitable for its current use as a high-rise, high-density multi-family apartment building.

According to National Flood Insurance Program, established by the Federal Emergency Management Agency (FEMA), the subject property is situated in a Zone C, characterized as an area of minimal flooding, The property is specifically located in the Flood Insurance Rate Map for the City of New York, New York, (which covers the counties of the Bronx, Richmond, New York, Queens and Kings) panel 31 of 131. The community panel number is 3 60497 0031 B, with an effective date of November 16, 1983.


          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                       Page 23


                            SITE ANALYSIS (Continued)


                                    SITE MAP



                               [GRAPHIC OMITTED]


          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                       Page 24

                            SITE ANALYSIS (Continued)


                                 FLOOD PLAIN MAP


                               [GRAPHIC OMITTED]


                                 FLOOD PLAIN MAP


          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                       Page 25

                     REAL ESTATE TAX ASSESSMENT AND ANALYSIS

The subject property is identified on the tax maps for the City of New York as Block 1020 Lot 5. The subject property is designated Class II property, residential buildings having more than 11 units. Tax rates for the 1995/1996 tax year were $10.807 per $100.00 of assessed value, demonstrating a 2.4% increase from the prior tax year's rate. The tax rates for the 1996/1997 tax year are $11.056 per $100.00 of assessed value, demonstrating a 2.3% increase in the tax rate. The following table illustrates the 1995/96 and 1996/97 assessed values for the subject property.

                                                THE RITZ PLAZA - 235 WEST 48TH STREET
                                                         ASSESSED VALUATIONS
------------------------------------------------------------------------------------------------------------------------------------
                 Transitional        Transitional        % (delta) from             Actual             Actual       % (delta) from
Tax Year                Land                Total         previous year               Land              Total        previous year
------------------------------------------------------------------------------------------------------------------------------------
1995/1996         $4,230,000          $24,785,000                  0.97         $3,600,000        $23,445,000                -0.57
Change             ($630,000)         ($1,322,000)                                      $0            $90,000
1996/1997         $3,600,000          $23,463,000                 -3.46         $3,600,000        $23,535,000                 0.38
------------------------------------------------------------------------------------------------------------------------------------
Source: New York City Assessor's Office; Compiled by KTR

New York City policy is to calculate the tax burden on the lower of the actual or transitional assessments. A review of the transitional and actual assessed values for the subject property reveals that the actual assessed value is lower than the transitional assessed value. Applying the current tax rate, the 1996/1997 transitional total assessment yields a real estate tax burden of $2,594,069, or $5.53 per square foot of above-grade building area. The tax liability equates to 21.60% of the $11,985,892 stabilized effective gross income as presented within the Income Capitalization Approach section. This ratio is consistent with assessor's methodology which typically calculates the real estate tax liability to equal about 21% of the effective gross income, suggesting that the subject property is appropriately assessed.


          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                       Page 26

               REAL ESTATE TAX ASSESSMENT AND ANALYSIS (Continued)

To ascertain if this real estate tax liability is reasonable, the assessed value, will be compared to other large multi-family properties in the influencing market. The assessed value translates into an assessment of $47.56 per square foot of gross building area (based on the 493,367 square foot area). As illustrated in the following table, this assessed value is supported by the assessed value per square foot for the noted multi-family properties within the influencing area.

                                 THE RITZ PLAZA
                     COMPARABLE REAL ESTATE TAX ASSESSMENTS

----------------------------------------------------------------------------------------------
Address                                    1996/97 Assessment    1996/97 Assessment per Sq.Ft.
----------------------------------------------------------------------------------------------
The Ritz Plaza (Subject Property)             $23,463,000                 $47.56
The Strand (500 West 43rd Street)              $9,360,014                 $36.32
Riverbank West (560 West 43rd Street)         $14,715,000                 $37.89
Worldwide Plaza (393 West 49th Street)        $24,615,036                 $44.66
The Ellington (260 West 52nd Street)           $7,901,000                 $44.69
The Symphony House (235 West 56th Street)     $24,885,000                 $46.18
----------------------------------------------------------------------------------------------
Source: New York City tax assessor's office; Compiled by KTR

The illustrated comparable assessed values range from $36.32 to $46.18 per square foot of building area. As the retail, garage and commercial components of Worldwide Plaza and the Symphony House have been separated from the residential component via condominium plans, those assessed values cited are appropriately lower than the assessed value for the subject property. Based on various value influencing qualities (as discussed in the Residential Market Analysis section), the assessed values for the other properties are appropriately lower than that noted for the subject property. Based on the preceding discussion, the derived real estate tax liability and assessed value will be adopted for the subsequent analyses contained herein.


          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                       Page 26

               REAL ESTATE TAX ASSESSMENT AND ANALYSIS (Continued)

Additionally, the subject property is located within the Times Square Business District, a local business improvement district ("BID"). The subject property is also assessed and taxed by that organization. This BID tax is estimated to range from about $30,000 to $35,000 per year, and is included within the miscellaneous line item presented within the Income Capitalization Approach section of this report.

421-a REAL ESTATE TAX EXEMPTION PROGRAM

The subject property was granted a 10-year New York City Section 421-a tax exemption. These benefits began in the 1991/92 tax year. Section 421-a applies to the construction of qualifying multiple dwellings on eligible sites which were commenced on or after November 29, 1985 and before January 1, 1994, and which are completed no later than December 31, 1995. Such multiple dwellings shall be exempt from any increase in real estate taxation for local purposes, other than assessments for local improvements, during construction and so long as used for dwelling purposes, for a period not to exceed 10 years in the aggregate after taxable status date immediately following the completion thereof

     "The exemption from taxation for local purposes consists of two (2) years of full exemption, followed by two (2) years of exemption from eighty (80%) percent of taxation, followed by two (2) years of exemption from sixty (60%) percent of such taxation, followed by two (2) years of exemption from forty (40%) percent of such taxation, followed by two (2) years of exemption from twenty (20%) percent of such taxation".

The owner is responsible for the real estate taxes based on the assessment of the property prior to construction commencement, known as the "base year assessment". Discussions with a representative of the Department of Finance, Property Division, Exemptions Unit for the City of New York, the base year assessment is $1,840,000 for the subject property.


          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                       Page 28

               REAL ESTATE TAX ASSESSMENT AND ANALYSIS (Continued)

The calculation of 421-a exemption benefit is conducted by subtracting the base year assessment from the current assessment. If applicable, a percentage allocation of the non-residential component is then subtracted from the preceding figure to arrive at an amount of assessed value which is exempt from taxation. Discussions with the Exemptions Unit indicated that this percentage allocation does apply to the subject property and that 2.2% is the non-residential component percentage deduction. The exempt amount is further processed by applying the percentage of exemption allowed for that particular year of participation.

Applying all appropriate 421-a guidelines, we have determined the taxable assessment for 1996/1997 tax year is $10,804,374 for the subject property. Based on the current tax rate of $11.056 per $100.00 of 421-a taxable assessed value, the 1996/97 real estate tax liability is calculated to be $1,194,532, or $2.55 per square foot of above-grade building area. The following table summarizes the material compiled from the tax assessor's office and the 1996/97 assessed value for the subject property.

                      THE RITZ PLAZA - 235 WEST 48TH STREET
                           1996/97 TAXABLE ASSESSMENT

--------------------------------------------------------------------------------
                                                                      1996/97
Land
Total Assessment                                                    $23,463,000
Base Assessment                                                       1,840,000
Exemption Amount                                                    $21,623,000
Non-residential Disqualifier                                                2.2%
Applicable Percentage                                                      97.8%
Adjusted for Non-residential Space                                  $21,147,294
Program Percentage                                                         60.0%
Net Exemption                                                       $12,688,376
Taxable Assessed Value                                              $10,774,624
Tax Rate                                                                 11.056%
R.E.Tax Liability                                                    $1,191,242
--------------------------------------------------------------------------------
Source: Tax assessor's office; Compiled by KTR


          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                       Page 29

               REAL ESTATE TAX ASSESSMENT AND ANALYSIS (Continued)

Generally, the newly constructed luxury residential facilities within the influencing market are participating in the 421-a program. To ascertain the value of the remaining 421-a benefits, a cash flow model utilizing the real estate tax savings generated by the exemption program has been developed. The resulting cash flows have been discounted to yield 10.5%, a rate that considered the certainty of the program in light of our growth rate assumptions and is supported by the indicated 10.0% to 12.5% range of IRRs presented in the Income Capitalization Approach section of this report. The table presented on the following page outlines the projected series of cash flows with the appropriate discount factors.

Given the recent trends in tax rates and assessed values, and the remaining time frame for the benefits, the model assumes an assessed value determined by an assessor's method where the real estate tax liability is calculated to be 21.0% of the effective gross income for each fiscal year. Capitalizing this implied tax liability by the 11.056% tax rate equates to the respective assessed value for each fiscal year period. The 421-a program guidelines are applied to the forecasted assessed values. Based on the preceding discussion, the present worth of the tax savings generated by the remaining 421-a tax exemption program is rounded to $3,300,000 for the subject property.


          Koeppel Tener Real Estate Services, Inc., Valuation Division

                                                THE RITZ PLAZA - 235 WEST 48TH STREET
                                 PRESENT WORTH OF REMAINING 421-a REAL ESTATE TAX EXEMPTION BENEFITS

------------------------------------------------------------------------------------------------------------------------------------
Cash Flow Year                                                1                2                3                4                5
                                                        1996/97          1997/98          1998/99        1999/2000          2000/01
Land
Total Assessment                                    $23,463,000      $23,543,615      $24,391,892      $25,175,935      $25,845,088
Base Assessment                                      $1,840,000       $1,840,000       $1,840,000       $1,840,000       $1,840,000
Exemption Amount                                    $21,623,000      $21,703,615      $22,551,892      $23,335,935      $24,005,088
Non-residential Disqualifier                                2.2%             2.2%             2.2%             2.2%             2.2%
Applicable Percentage                                      97.8%            97.8%            97.8%            97.8%            97.8%
Adjusted for Non-residential Space                  $21,147,294      $21,226,136      $22,055,750      $22,822,544      $23,476,976
Program Percentage                                         60.0%            40.0%            40.0%            20.0%            20.0%
Net Exemption                                       $12,688,376       $8,490,454       $8,822,300       $4,564,509       $4,695,395
Taxable Assessed Value                              $10,774,624      $15,053,161      $15,569,592      $20,611,426      $21,149,693
Tax Rate                                                 11.056%          11.056%          11.056%          11.056%          11.056%
R.E.Tax Liability                                    $1,191,242       $1,664,277       $1,721,374       $2,278,799       $2,338,310


Non-program Tax                                      $2,517,026       $2,602,982       $2,696,768       $2,783,451       $2,857,433
Savings                                              $1,325,783         $938,705         $975,393         $504,652         $519,123
Discount Factor                                        0.900901         0.811622         0.731191         0.658731         0.593451
Present Value of Savings                             $1,194,399         $761,874         $713,199         $332,430         $308,074
PV of Remaining 421-a program benefits               $3,309,976
------------------------------------------------------------------------------------------------------------------------------------
                                                     Source: Computations by KTR


          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                       Page 31

                                 ZONING ANALYSIS

The subject site is located in the Special Theatre Sub-district Core in the Special Midtown District and is specifically within a C6-4 and C6-5 General Commercial District as designated by the New York City Department of Planning. The C6-4 and C6-5 districts are a medium density commercial and residential districts. Residential developments in these districts have an equivalent density of a R-10 residential district.

The subject site has 240 linear feet of frontage along the north side of West 49th Street with a depth of 100 feet 5 inches, for a total site area of 24,100 square feet. Approximately 20 linear feet of frontage is within the C6-4 commercial zone, indicating 2,008 square feet attributable to the C64 commercial zone. The remaining 22,092 square feet is within a C6-5 commercial zone.

SPECIAL THEATRE SUBDISTRICT

The Special Midtown District was established to guide all development within the midtown central business district. The special district includes 3 areas of special concern that are subject to additional regulations; (1) the Theatre Sub-district, (2) the Preservation Sub-district and (3) the Fifth Avenue Sub-district. The core of the Theatre Sub-district has the highest concentration of legitimate theaters and entertainment related uses in Manhattan. The Theatre Sub-district requires a City Planning Commission special permit for demolition of an of the 44 legitimate theaters that are not designated as landmarks.

The Theatre Sub-district has special use and signage requirements in keeping with the character of the area. Flexible development rights transfer provisions were established to facilitate the preservation of landmark theaters. New construction, above a certain size, in this subdistrict must reserve at least 5.0% of its floor space (not floor area ratio) for entertainment and theater related uses.


          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                       Page 32

                           ZONING ANALYSIS (Continued)

PERMITTED USES

C6-4 and C6-5 districts are zoned for a wide range of high bulk commercial uses requiring a central location. Most C6 districts are in Manhattan and provide for corporate headquarters, large hotels, entertainment facilities, retail stores and some residential development in mixed-use buildings.

DENSITY REQUIREMENTS

The dominant guidelines for zoning purposes is the Floor Area Ratio (FAR) which controls bulk or building size. The FAR expresses the relationship between the amount of gross floor area permitted in a building, and the area of the lot on which the building stands.

The zoning requirements for these zoning district are summarized as follows:

--------------------------------------------------------------------------------
C6-4 and C6-5 General Commercial District      Commercial        Residential
--------------------------------------------------------------------------------
Maximum Floor Area (FAR)
without bonus                                    10.0                    10.0
with bonus                                       12.0                    12.0

Minimum Lot Area                                 None            1,700 sq.ft.

Minimum Lot Width                                None                 18 feet

Minimum Rear Yard Depth                          20 feet              30 feet

Minimum Front Yard Depth                         None                    None

Initial Setback Distance
 Narrow Street                                   15 feet              15 feet
 Wide Street                                     10 feet              10 feet

Maximum Height of Front Wall                     None            85 feet or 6
To Initial Setback                                                    stories
--------------------------------------------------------------------------------
Source: Department of City Planning; Compiled by KTR

The subject site measures 24,100 square feet, suggesting a maximum "as of Eight" development of 24 1,000 square feet for commercial and residential uses, without bonuses and 289,200 square feet


          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                       Page 33

                           ZONING ANALYSIS (Continued)

for commercial and residential uses inclusive of zoning bonuses. Additional air rights were purchased from the Kerr and O'Neill Theaters prior to construction of the subject property. These development rights totalled 180,000 square feet, increasing the total buildable bulk to 421,000 usable square feet without bonuses and approximately 469,000 zoning square feet with bonuses for constructing an urban plaza. According to the floor area schedule (as presented within the Addenda to this report), the subject property is currently improved with an apartment building containing an estimated gross building area of 493,367 square feet. Deducting an amount of 24,100 square feet allocated to the basement areas, an above-grade building area of 469,267 square feet is indicated. Further deductions for mechanical areas and other zoning area exclusions equates to a zoning area measurement of 438,434 square feet. The zoning area figure represents 93.5% of its maximum allowable density with bonuses. As such, the subject property represents a legal conforming use and complying density.

                          THE RITZ PLAZA - ZONING CALCULATIONS
--------------------------------------------------------------------------------------
                      Lot Size (Sq.Ft.)             Floor Area Ratio     Building Area
--------------------------------------------------------------------------------------
Subject Property Lot  approx. 24,100                           11.0            264,000

O'Neill Lot           approx. 9,500                            14.1            133,000

Kerr Lot              approx. 8,000                            11.1             88,000

Urban Plaza           approx. 6,600                            n/a              40,000
                                                                               -------

Less:                 Existing Theater Buildings   approx.                      56,000
                                                                               -------

                      Total Allowable Floor Area   approx.                     469,000
--------------------------------------------------------------------------------------
Source: Client-provided material, Compiled by KTR


          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                       Page 34


                           ZONING ANALYSIS (Continued)




                                   ZONING MAP



                               [GRAPHIC OMITTED]



          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                       Page 35

                         DESCRIPTION OF THE IMPROVEMENTS

The description of the existing improvements is based upon an inspection of the property on August 1, 1996, by the staff of Koeppel Tener Real Estate Services, Inc. and by data included within the client-provided material.

The subject property consists of a 40-story rental apartment building constructed in 1990. The subject property contains a total of 493,367 square feet of gross building area, with 469,267 square feet noted as above-grade building area. The rentable area is allocated as 341,261 square feet of residential area (not including the 976 square foot for the superintendent's apartment), 22,086 square feet allocated to the 4th and 5th floor commercial units, a 2,932 square foot grade-level retail component, a 34,727 square feet multi-level garage and approximately 3,000 square feet utilized as management/rental office space on the 3rd floor.

While the subject property is physically 40 stories in height, the building does not have a 6th, 7th or 13th floor. The lower portion of the subject property is improved with retail, office and a health club, occupying the first 5 floors of the building. The residential portion of the building is from the 8th to the 43rd floor plus the penthouse level.

FACADE AND EXTERIOR: The subject property has a masonry facade, accented with 6 concrete columns in the front of the building. Fenestration in the residential portion of the building consists of dual pane, single hung horizontal sliding aluminum framed windows. Windows in the residential and commercial portions of the building are generally rectangular, with the exception of 6 octagonal shaped windows located on the second floor. Overall, the exterior of the subject property is in excellent physical condition. Building personnel reported that all Local Law 10 work is current.

STRUCTURAL SYSTEM: The subject property's foundation is poured reinforced concrete with reinforced concrete columns on concrete footings. Load bearing walls are brick with steel reinforced


          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                       Page 36

                  DESCRIPTION OF THE IMPROVEMEENTS (Continued)

concrete joists and sub-flooring. The roof is of a rubberized membrane that is built up with insulation and covered with aggregate. A portion of the roof is protected by concrete pavers which form a sun deck covering the 3 penthouse apartments and provide for a community sun deck. Parapet walls are of tan face brick to match the building elevations, with coping of cast concrete. Conversations with building personnel did not indicate problems with water leakage. Additionally, no adverse drainage or ponding conditions were noted.

HEATING, VENTILATION AND AIR CONDITIONING: The building is heated by 2 oil-fired boilers (buring either #4 or #6 fuel oil). The heating system generates steam from the boilers which is distributed throughout the building by a series of risers serving heating coils in incremental air conditioning units in each apartment. Domestic hot water is generated by submersed coils within the boilers. A 20,000-gallon capacity fuel oil storage tank, is located on site. New vacuum pumps were recently installed to improve the overall efficiency of the system by allowing for a lower-pressure steam.

Mechanical ventilation is via a series of ducts and registers connected to roof-mounted exhaust fans. Natural ventilation for the apartments is conducted by operable windows. Air conditioning is available to the commercial component office tenants through a centralized system. A cooling tower located on the roof condenses water which is then provided to individual units via a network of ducts. The apartments are air conditioned by individual self-contained air cooled incremental units located within the living areas.

ELEVATORS: The subject property has (4) 2,500 pound capacity passenger elevators which provide access to all floors including the basement. An additional freight elevator is located west of the passenger elevators. This 3,000 pound capacity elevator appeared to be in good working condition at the time of inspection. In addition, there is a separate 2,500 pound capacity elevator


          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                       Page 37

                   DESCRIPTION OF THE IMPROVEMENTS (Continued)

which services office portion of the subject property providing access from the basement to the 5th floor.

LOBBY: The main lobby is large with a double-hung painted sheet rock ceiling with high hat incandescent lights, terrazzo floors and vinyl wall coverings and paneled walls. The entrance to the lobby is well landscaped with access provided by a revolving door and 2 aluminum frame glass doors on either side. Common area features include a well-appointed elevator landing located in the rear of the lobby. The lobby contains the doorman and concierge stations. Security and fire alarm consoles are located at the concierge station. A service corridor is located behind the concierge station, which provides access to the dry cleaners and to the West 48th Street frontage to the west of the main lobby entrance. These areas are in excellent physical condition.

COMMON AREAS: The common area and hallways are decorated with vinyl wall covering, carpeted floors, wall sconces and acoustic tile dropped ceilings. Stairways are improved with painted concrete walls and ceilings. The stairways are improved with metal risers with concrete steps, illumination is provided by ceiling mounted fluorescent lights. Overall, the common areas are attractive and in excellent condition. A building-wide rehabilitation program addressing the common area elements has been recently completed. Upgrades included new efficient flourescent lighting and fixtures for the hallways, elevator cabs, lobby redecorating and replacement of the building canopy.

APARTMENTS: Each apartment has hardwood parquet floors and base throughout the living areas and halls. Walls and ceilings throughout the apartments are painted sheetrock. The units have a typical 8-foot ceiling height. All apartments are equipped with an intercom and intrusion alarm connected to the concierge desk. The unit mix is illustrated in the table on the following page.


          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                       Page 38

                   DESCRIPTION OF THE IMPROVEMENTS (Continued)

                                          THE RITZ PLAZA
                                             UNIT MIX
--------------------------------------------------------------------------------------------------------
                                                      Area Range        Typical size       Rentable Area
Category        No of Units.      as % of Total         (Sq.Ft.)          (Sq.Ft.)             (Sq.Ft.)
--------------------------------------------------------------------------------------------------------
Studios                   24               5.0%        385 - 420             406                9,737
1-Bedrooms               400              83.5%        600 - 750             680              272,000
2-Bedrooms                55              11.5%      980 - 1,226           1,100               60,500
                         ---             -----                                                -------
                         479             100.0%                                               342.237
--------------------------------------------------------------------------------------------------------
Area measurement includes the 976 square foot 2-bedroom superintendent apartments
Source: Client-provided material;  Compiled by KTR

The subject property's apartments are segregated into 15 line types ranging from "A" to "R", with no "I", "O" and "Q" apartment lines. According to the rent roll provided by management the line types and corresponding square footage are as follows:

                                 THE RITZ PLAZA
                              235 WEST 48TH STREET
                         SUMMARY OF APARTMENT LINE TYPES
--------------------------------------------------------------------------------
    Apt Line Type      Floor     Ant. Type                    Square Footage
--------------------------------------------------------------------------------
    A                   8-20      Studio                       400 - 419
                       21-43      Junior 4 (1)                 670 - 740
                          44      Penthouse (2)                    1,469

    B                   8-20      Studio                       383 - 400
                       21-30      Junior 4                     652 - 670
                       31-43      Flex 3 (3)               1,100 - 1,175
                          44      Penthouse                        1,523

    C                   8-20      Junior 4                     648 - 686
                       21-30      1-Bedroom                    670 - 719
                       31-43      2-Bedroom                  976 - 1,100
                          44      Penthouse                        1,185

    D                   8-43      1-Bedroom                    665 - 689

    E                   8-43      1-Bedroom                    662 - 670

    F                   8-43      1-Bedroom                    400 - 670

    G                   8-43      1-Bedroom                    662 - 670

    H                   8-30      1-Bedroom                    662 - 670
                       31-43      2-Bedroom                  980 - 1,100
--------------------------------------------------------------------------------


          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                       Page 39

                   DESCRIPTION OF THE IMPROVEMENTS (Continued)

                                 THE RITZ PLAZA
                              235 WEST 48TH STREET
                         SUMMARY OF APARTMENT LINE TYPES
--------------------------------------------------------------------------------
    Apt. Line Type      Floor     Apt. Type                 Square Footage
--------------------------------------------------------------------------------
    J                   8-30      1-Bedroom                   655 - 670
                       31-43      Flex 3                    670 - 1,250

    K                   8-43      1-Bedroom                   587 - 728

    L                   8-20      1-Bedroom                   670 - 728
                       21-30      Junior 4                    670 - 751
                       31-43      1-Bedroom                   670 - 712

    M                   8-20      Junior 4                          751
                       21-43      1-Bedroom                   589 - 711

    N                   8-30      1-Bedroom                   589 - 712

    P                   8-30      1-Bedroom                   670 - 712

    R                   9-20      1-Bedroom                   670 - 712
--------------------------------------------------------------------------------

(1)  Junior 4 units are considered to be large 1-bedroom apartments.
(2)  Penthouse units are large 2-bedroom apartments on the top floor.
(3)  Flex 3 units are considered to be large 2-bedroom apartments.
Source: S-C Associates, L P.; compiled by KTR


In total, there are 24 studios, (400) 1-bedroom apartments and (55) 2-bedroom apartments.

The kitchens have ceramic tile floors with wood base and have laminate base and wall cabinets. Counter tops are typically plastic laminate. Kitchens are equipped with a dishwasher, refrigerator, microwave and 4-burner gas range. The bathrooms have ceramic tile floor and wainscot, 3-mirrored medicine cabinets with Hollywood style incandescent lights, enamel sink, bathtub/shower and toilet. Ample closet space was noted for all of the unit designs, with larger units offering walk-in closets.

According to client-provided material, the net rentable area attributed to the 478 residential units is 341,261 square feet, not including the 976 square foot superintendent's unit. The rentable area suggests an average apartment of approximately 714 square feet in size, based on the 478 apartment count. Based on the 1,297.0 rooms comprising the 478 units, the average room count per apartment


          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                       Page 40


                   DESCRIPTION OF THE IMPROVEMENTS (Continued)


is 2.7 rooms and the rooms average approximately 263 square feet in size. Both the average room count per apartment and average room size are considered to be reflective of the luxury rental market. The overall apartment size, when coupled with the unobstructed city and river views from many of the apartments, should enable the subject property to effectively compete with buildings located within the influencing and surrounding markets.

VIEWS: Views in the building vary according to specific location. Apartments situated on the south and west sides of the building have unobstructed panoramic views of Downtown and the Hudson River from above the 15th floor. Apartments situated on the north side of the building above the 15th floor have unobstructed views, with top floor apartments having excellent views north towards Central Park. Apartments located on the easterly side of the subject property have limited views, obstructed by the 46-story Holiday Inn Crown Plaza hotel. Overall, apartments in the subject property have good to excellent views of the Manhattan skyline and the Hudson River.

FIRE PROTECTION: The basement through the fifth floor have a wet sprinkler fire system. Apartments and common areas have smoke detectors.

THIRD FLOOR LEVEL: The third floor level contains the bulk of the building, amenities. Included on this floor are the laundry room, health club with pool and locker facilities, and areas for tenant entertainment and recreation. Additionally, the building's management and rental offices are located on the third floor.

BASEMENT AND MECHANICAL AREAS: The basement of the subject property contains the compactor room, personnel locker rooms, the superintendent's office, building storage area, workshop and various building system rooms. Overall, the fully-sprinklered basement is improved


          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                       Page 41


                   DESCRIPTION OF THE IMPROVEMENTS (Continued)


with concrete block walls, concrete floors and ceilings, and is illuminated by ceiling mounted fluorescent lights.

COMMERCIAL COMPONENT: The 2,932 square foot retail space and the 22,086 square foot office space element comprise the commercial component. Both the retail and office portion of the subject property are fully sprinklered. The retail space is situated at grade level to the west of the main lobby entrance, and is occupied by an Italian restaurant. The commercial office space is located on the 4th and 5th floors, with a separate commercial office entrance located to the west of the main residential lobby entrance. This commercial entrance has dual pane aluminum glass windows and door, vinyl tile floors, painted sheetrock walls and acoustical dropped ceiling with ceiling mounted fluorescent lights. A hydraulic-powered elevator is located in the rear of the lobby which provides access to the basement through 5th floors of the building. The elevator has a 13 person, 2,500 pound capacity. A significant portion of the commercial space is leased to the General Services Administration (GSA) for Social Security Administration offices. According to information provided in the rent roll, the Social Security Administration occupies part, of the 4th floor and the entire 5th floor. A division of AT&T occupies the balance of the 4th floor. Overall, the commercial office space is considered to be good quality Class "B " office space. Improvements include painted sheetrock walls, vinyl tile floors, acoustical dropped ceilings with illumination provided by ceiling- mounted fluorescent lights.

GARAGE COMPONENT: The 24-hour attended parking garage is accessible from a curb cut alone, the West 48th Street frontage, to the east of the main residential entrance. The 34,747 square foot fully-sprinklered garage has a 158-car licensed capacity and provides ramp parking in the basement, first and second floors of the subject property. This space is improved with painted concrete block walls, concrete floors and ceilings, and ceiling mounted fluorescent lights.


          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                       Page 42


                   DESCRIPTION OF THE IMPROVEMENTS (Continued)


PHYSICAL DETERIORATION: The subject property was constructed in 1990. No atypical physical deterioration was observed during our inspection of the subject property.

FUNCTIONAL OBSOLESCENCE: Considering the subject property was constructed in 1990 and no functional obsolescence was observed in our inspection of the subject property. Overall, the subject property provides functional residential space which is competitive with similar luxury apartment buildings in the market.

EXTERNAL OBSOLESCENCE: Based on the indicated return to the underlying land position, as discussed on the Highest and Best Use section of this report, and that the rent levels are commensurate with the prevailing market, as discussed in the following sections, no economic 2.7 obsolescence was noted.

CONCLUSIONS

The subject property is in excellent physical condition and competitive within its marketplace in terms of apartment size, condition and utility. The design and utility of the improvements are considered to be functionally adequate and competitive with other similar multi-family residential buildings. The subject property appears to be well maintained and should remain competitive in its respective marketplace.


          Koeppel Tener Real Estate Services. Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                       Page 43


                          RESIDENTIAL MARKET ANALYSIS


HOUSING MARKET STUDY AREA

From 1982 through 1988, the area of Manhattan below 96th Street to Battery Park City from the Hudson River to the East River (Housing Market Study Area "HMSA") experienced a huge rise in the Supply of both new and rehabilitated housing. This was a result of New York City's 421-a real estate tax exemption program, the strong demand for residential housing, rising personal income levels, declining interest rates, and a strong local economy.

Although the majority of development within the HMSA was primarily localized within the traditional neighborhoods of the East Side and the Upper West Side, the construction of a major mixed-use community at the southern tip of Manhattan was undertaken. This project is known as Battery Park City and includes numerous office (the World Financial Center complex) and residential buildings, both rental and condominium properties. Additionally, individual development projects were constructed within the Chelsea, Greenwich Village, Tribeca, Midtown West and the Flatiron neighborhoods in response to market conditions and available sites. The developments within these last 3 areas converted declining manufacturing districts into residential hubs, with the primary attraction geared toward price and proximity to the employment centers.

From the early 1960s through 1982, new residential development was designed primarily as rental apartments with approximately 2,000 new units added per year. New units increased to 3,500 per annum as the economy began its recovery from the 1981/82 recession coupled with the economic benefits of the 421-a program.

In 1985, the city decided to curtail the 421-a program; however, preceding the program's termination, real estate developers began construction of 28,179 new residential units which were introduced between 1986 and 1988. In contrast, only 8,625 units were either newly constructed or under construction between 1989 and 1992. The components of the market driven construction include


          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                       Page 44


                     RESIDENTIAL MARKET ANALYSIS (Continued)


standard middle-class design with limited amenities, luxury rental facilities with amenities for young professionals, and super-luxury rentals for upper income individuals not necessarily permanently residing in Manhattan. The most probable tenants for the subject property will likely portray a mixture of qualities from all 3 categories.

Due to the record supply of new construction, the Tax Reform Act of 1986, the contraction of the financial services industry beginning with the 1987 stock market crash and the scarcity of construction financing, the amount of planned new construction has declined to the levels of the late 1970s and early 1980s. New construction also diminished due to high land costs, time delays in the approval process, and the scarcity of continuous parcels with avenue frontage which were available for near term development. Furthermore, the traditional means of obtaining financing have been virtually shut-off. As such, the start and completion of many of those few market-oriented, non-subsidized projects as originally envisioned is highly speculative.

APARTMENT MARKET

The New York, City residential apartment ownership market was considered to be extremely "soft" during the early-1990s as a result of the decline in the regional economy. The general middle- and lower-income market declined rapidly during that time from historic highs achieved during the mid- to late-1980s and sales velocity fell dramatically. While a specific degree of depreciation is difficult to quantify, a figure in the range of 20% to 30% is generally perceived and is supported by the findings within published reports.

The sales volume and pricing of condominium and cooperative units has begun to stabilize following that rapid decline from the previous years. A compilation of Manhattan sales encompassing the broad spectrum of low-end to high-end apartment residences is found within "The Corcoran Report". This semiannual survey tracks market particulars and is utilized by many market professionals. The report


          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                       Page 45


                     RESIDENTIAL MARKET ANALYSIS (Continued)


cites average prices for cooperatives and condominiums sold to non-insiders in Manhattan fell approximately 27% between 1988 and 1992, however, the upper-priced market appears to have weathered the regional recession better than the lower tiers. The overall rate of depreciation has stemmed as average prices illustrate a -1% drop from 1990 through 1994, with the mid-year 1995 level slightly exceeding that noted for 1990. Prices appear to have stabilized and marked a slight 2% growth between 1992 and 1994 levels, which continued into 1995. Buyer profiles for mid-year 1995 indicated an average net worth of S1,723,994 and an average income of $329,728.

                     "THE CORCORAN REPORT - MID-YEAR 1995"
                AVERAGE CO-OPERATIVE/CONDOMINIUM PRICE PER ROOM
--------------------------------------------------------------------------------
                                                                    Average
                    Average         Percentage        Total          Annual
                     Sales            Change        Percentage     Percentage
                     Price          from Prior        Change         Change
         Year       per Room          Period        Since 1981     Since 1981
--------------------------------------------------------------------------------
         1981       561,500              --              --            --

         1982        55,050           -10.5%          -10.5%        -10.5%

         1983        66,130            20.1%            7.5%          3.8%

         1984        86,630            31.0%           40.9%         13.6%

         1985        92,950             7.3%           51.1%         12.8%

         1986        98,527             6.0%           60.2%         12.0%

         1987       110,055            11.7%           79.0%         13.2%

         1988       118,990             8.1%           93.5%         13.4%

         1989       108,040            -9.2%           75.7%          9.5%

         1990        89,349           -17.3%           45.3%          5.0%

         1991        86,311            -3.4%           40.3%          3.7%

         1992        86,742             0.5%           41.0%          3.6%

         1993        83,646            -3.6%           36.0%          3.6%

         1994        88,391             5.7%           43.7%          3.4%

Mid-Year 1995        89,717             1.5%          45.9%           3.3%
--------------------------------------------------------------------------------

     Source: "The Corcoran report Mid Year 1995" Compiled by KTR


Although not considered to be leading indicators, the report cited the total number of apartments available for sale as of mid-year 1995 (14,860) decreased by 8,972 from the 1990 level. This is due to the lack of newly constructed inventory and an increasing volume of sales. In support of the


          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                       Page 46


                     RESIDENTIAL MARKET ANALYSIS (Continued)


apparent tightening for-sale market is that search times have recently decreased by 1.6 months to 4.6 months, with a slight decrease in the number of apartments viewed before a purchase decision is made.

The sale of apartments occupied by tenants not opting to subscribe to the conversion plan (also known as unsold occupied units or unsold shares) had traditionally been offered by converters to investors for about 60% to 80% of their value as if they had been vacant. The primary source of cash flow from occupied apartment investments is sales revenues of vacant apartments resulting from tenant attrition. With actual apartment prices below the original expectations held by converters at the time of conversion, cash flow projections from sales revenues had not been met. Additionally, the obligatory cost of ownership often was not off-set by slowed sales revenues. Holders of an sold shares are responsible for maintenance payments to the apartment corporation as well as repairs to apartment interiors and management expenses. These expenses are typically greater than the income derived from the regulated rents collected from the tenants.

As total cash flow from this form of investment is the difference between net sales revenues plus rental income and operating expenses (including maintenance charges), these investors have been structuring to meet payment of coop maintenance and, if applicable, development loans. With the past decline in the residential market, cooperative ownership in real estate had been particularly hard hit with the negative perception relating to the increasing number of cooperative projects in default and the number of sponsors who have filed bankruptcy. Over the past 2 years, most of these situations have been favorably resolved either by a foreclosure and reconveyance to a financially-sound investor specializing in such transactions, or by some form of joint venture between the sponsor (and/or the mortgage of the unsold shares) and the cooperative corporation.


          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                       Page 47


                     RESIDENTIAL MARKET ANALYSIS (Continued)


Mortgage loan rates for individual buyers are near their lowest levels since the early 1980s. Banks have been generally unwilling to underwrite loans to individual cooperative and condominium units when 40% or more of the total units are not occupied by tenant-owners. In response to the changing market conditions and realities, the secondary Federal mortgage market instituted new, requirements. Although "Freddie Mac" requires that 61 % of the units be sold prior to their making a loan, "Fannie Mae: reduced its requirement to 51% before it would take a loan. With many sponsors strapped for cash and unable to offer sponsor financing, this has served to relieve pressure on the sponsor's development loan lender, which had been forced to provide end-loan financing to the purchasers of units.

The limited end-loan market and the rash of sponsor defaults caused a demand for rental housing as uncertainty in the for-sale market disrupted the mobility of apartment owners; potential purchasers typically were not willing to invest in a cooperative form of ownership. Declining prices and the enhanced risk levels associated with potential financial insolvency of the apartment, corporations reoriented these apartments to the rental pool as owners, pressed for larger homes or relocation, opted to lease their apartments rather than sell in what was perceived to be a temporarily depressed market. The ever-present demand for housing within the better neighborhoods of Manhattan fueled the rental market as sales activity waned.

According to industry reports and numerous published articles, the rental market south of 96th Street in Manhattan has demonstrated surprising strength, enhanced by the signs of regional recovery and the improving apartment for-sale market. The latter has tended to increase rental rates as the available apartment inventory has been reduced from the prior years. According to industry reports and numerous published articles, the rental market south of 96th Street in Manhattan has demonstrated surprising strength, enhanced by the signs of regional recovery and the improving apartment for-sale market. The latter has tended to increase rental rates as the available apartment


          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                       Page 48


                     RESIDENTIAL MARKET ANALYSIS (Continued)


inventory has been reduced from the prior years. Data presented by Feathered Nest, Inc., an established and well-regarded residential broker within Manhattan, indicates that average rental pricing for the HMSA has risen for the 3rd consecutive year. Their rental report for the year ending 1995 ("FNRR ") illustrates historical overall average monthly rents for the various sub-markets within the HMSA. Rent levels are presented by category of apartment by status (both rent regulated units and market-rate units).

Overall, rental pricing within the HMSA increased by 12.1% over the 1994 year-end levels. East Side rental prince increased 15.7% for the period, while West Side units exhibited a more modest 3.9% increase in overall rental pricing from 1994 levels. The difference in the growth rates appears to be based upon the modest rent increases noted for studio and 1-bedroom units within the West Side relative to the gains in rents for those within the East Side. Overall studio and 1-bedroom 1995 pricing levels (West and East Side rents) appear to be at parity, and the sample used for the survey illustrates a 3 to 5 ratio of West Side rentals to East Side rentals. This rental activity suggests a greater demand for the limited supply of East Side rentals. Additionally , rental pricing for studio and 1-bedroom units within the West Side may be impacted by the recent introduction of the 1,000-unit West End Towers (which, based on the sample size, was apparently not included in the FNRR survey).

Considering rental pricing by unit category, the most significant increases were noted for 1-bedroom and 3-bedroom units (9. 8% and 13.4% increases, respectively, from 1994 year-end figures). These growth rates Contrast that noted for the studio units, which increased by 3.4% from 1994 year-end figures. Overall average rental pricing for the 2-bedroom units rose by 7.7% from the 1994 year-end figures. These increases exceed the rate of increase from the year-end 1993 to year-end 1994 figures, with non-regulated rents (that is to say, market driven) demonstrating the greatest rate of increase overall.


          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                       Page 49


                     RESIDENTIAL MARKET ANALYSIS (Continued)


An analysis of "for rent" listings indicates that the 5-year period from 1989 through 1994 illustrated a steady decline in newly available inventory, since the peak in 1990, from 17,498 to 8,804 apartments. These figures greatly exceed new construction activity (as discussed in a following section) and include existing condominium and cooperative apartments, which currently comprise about 50% of the supply of rental apartments in the HMSA. The newly available inventory figure for 1995 was not presented in the FNRR.

The "Feathered Nest Report - Mid-Year 1996 " indicates that, overall, rental rates for the study area south of 96th Street for apartments within doorman buildings have increased by an annualized 11.9% over the year-end 1995 reporting period. However, there was significant slippage in the pricing for apartments within non-doorman buildings. When applied to the entire inventory employed in the FNRR, the noted decline effectively, counters the overall rate of increase in rents for buildings offering a superior level of service. However, the counter movement in rental pricing for doorman and non-doorman rental Facilities may reflect the trends in household formations for the HMSA as the rate of increase in the lower-income cohorts is lower than for the middle- to upper-income households. This may impact the ability to raise rents at the non-doorman (i.e. less expensive) properties as affordability becomes an issue. Inasmuch as the newly developed and proposed construction within the HMSA are anticipated to offer doorman and market-oriented services, most emphasis will be placed on the rental pricing averages for the doorman-provided buildings.

POPULATION: According to data compiled by Urban Decisions Systems, Inc. (UDS) the HMSA contains a 1990 census residential population of 81,05,347 persons residing within 542,682 housing units. Households numbered 490,594, with an average size of 1.75 persons, and families numbered 171,983, with an average size of 2.73 members. Both of these size figures are well below their respective national averages. Additionally, the vast majority of the households contain 1 person.


          Koeppel Tener Real Estate Services. Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                       Page 50


                     RESIDENTIAL MARKET ANALYSIS (Continued)


Recent UDS material based on data on the Housing New York City 1993 ("HNYC"), a report published in 1995 by the New York City Department of Housing Preservation and Development ("HUD"), illustrates the number of households for the HMSA decreased by 3,329 to 487,265, or by -0.7% by the beginning of 1996. This indicates that household growth was static at about -0.1% per year from the data collection for the 1990 census count and the 1993 data collection for the HNYC trended to 1996. Additionally, the estimated population count exhibits an increase to 916,366, or 21,019 persons, representing a 2.33% gain from the 1990 census figure for the 6-year period. Population projections to 2001 indicate a further growth to 931,711, representing a 1.7% gain for the upcoming 5-year period. This reflects a population growth rate almost 2 times that forecasted for New York City, overall, through 2001. The methodology employed in the HNYC survey and sampling techniques are detailed within the HNYC and UDS- provided material are construed to be consistent with accepted practice.

The UDS provided 1996 estimated income characteristics of the population for the HMSA indicate that the average household income of $91,658 ($50,403 median income) is well above the national average. The average family income level of $135,914 ($70,158 median income) is similarly positioned. The percentage of household and family annual incomes in excess of $150,000 (census annual income levels are top-coded at $150,000) are 13.0% and 22.8%, respectively, suggesting a high level of affluence relative to the city, region and nation.

The relative affluence of the HMSA's population may be attributed to the higher levels of education attained (for those 25 years or older, more than 71% have at least some college with about 54% having at least a bachelor's degree), the higher levels of white collar professionals (84% of the population) and the below average rate of unemployment as compared to the city, region and nation.


          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                       Page 51


                     RESIDENTIAL MARKET ANALYSIS (Continued)


Of the 542,682 housing units identified (1990 census count) for the HMSA in the UDS report, 20.7% are owner-occupied and 69.7% renter-occupied. Total vacancies numbered 52,089, or 9.6% of the total housing units. Vacancies, for reasons other than marketing periods (for sale or rent) or occasional use, number 16,263 units, or 3.0% of the total housing units. UDS-provided monthly residential rent figures indicate that 22.7% of the HMSA contract rents were in excess of $1,000 per month, the top-coded amount for this category in 1990. This higher level of rent is attributed to 84,827 units, or about 22% of the total HMSA rental housing stock. Compared with available city-wide data on vacancy rates and residential rents, this suggests that occupancy levels and monthly rents for the HMSA are among the highest in the city.


          Koeppel Tener Real Estate Services, Inc., Valuation Division

                                         RESIDENTIAL CONSTRUCTION ACTIVITY - [ILLEGIBLE]
-------------------------------------------------------------------------------------------------------------------------------
Sub-Market                            Area                                        Units  Type                Completion Date
-------------------------------------------------------------------------------------------------------------------------------
East Side                             East 59th to East 96th Street
Under Construction
400 East 84th Street                  Related Companies                             181  80/20 Rental             1996
300 East 64th Street                  Trevor Davis                                  100  Rental                   1996
201 East 80th Street                  Eichner Properties                            121  Condominium              1997
306 East 72nd Street                  Jack Parker                                    98  Condominium              1996
186 East 76th Street                  Brodsky Organization                          127  Condominium              1997
1187 First Avenue                     Macklowe Organization                          60  Rental                   1997
                                                                                    687  Total Units
                                                                                    305  Market Rentals

Proposed
345 East 87th Street                  General Atlantic Realty                        68  Rental                   1998
345 East 94th Street                  Harold Fetner                                 220  80/20 Rental             1998
1st Avenue at East 61st Street        Millennium Partners                           600  Rental                   1999
                                                                                    888  Total Units
                                                                                    844  Market Rentals

West Side                             W. 59th to W. 96th Streets
Under Construction
1965 Broadway                         Millennium Partners                           315  Rental                   1996
15 Columbus Circle                    Trump International                           333  Condominium              1997
W. 59th and Columbus Avenue           Brodsky Organization                          722  80/20 Rental             1997
                                                                                  1,370  Total Units
                                                                                    893  Market Rentals

Proposed
831 Amsterdam Avenue                  Related Companies                             275  80/20 Rental             1997
160 West 86th Street                  Koeppel & Koeppel                              67  Condominium              1997
Riverside South                       Trump Organization                          1,615  80/20 Rental             1996
West 64th Street at WEA               ABC/Capital Cities                            937  Rental                    N/A
                                                                                  2,894  Total Units
                                                                                  2,449  Market Rentals

Midtown Manhattan                     14th Street to 59th Street
Under Construction
356 West 34th Street (YMCA)           Charlil 34th LLC (Sloane House)               266  Rental                   1996
1st Avenue at 28th Street             Macklowe Organization                         105  80/20 Rental             1998
                                                                                    371  Total Units
                                                                                    350  Market Rentals

Proposed
520 West 43rd Street                  Gotham Organization                           374  80/20 Rental             1998
11th Avenue at West 41st Street       Silverstein Properties                        921  80/20 Rental             1998
West 55th Street/Broadway             Zeckendorf Company                            275  80/20 Rental              N/A
West 49th/50 Street 8th Ave.          Resnick and Sons                              250  80/20 Rental             1998
1st Avenue at East 38th Street        Eichner Properties                            300  Rental                    N/A
6th Avenue - Center Six sites         Adell Family                                  850  80/20 Rental              N/A
6th Avenue at W. 23rd Street          Manchurian                                    300  Undecided                 N/A
160 West 24th Street                  Lazar                                         100  Rental                   1998
2nd Avenue at 29th Street             Kalikow Organization                          240  80/20 Rental             1998
                                                                                  3,610  Total Units
                                                                                  2,728  Market Rentals


Lower Manhattan                       14th Street and south
Under Construction
Union Square South                    Related Properties                            178  80/20 Rental             1998
21 Astor Place                        Astor Restoration                              71  Condominium              1996
61-68 East Houston Street             Zucker Organization                           194  Rental                   1996
2nd Avenue at East 6th Street         Hudson Companies                               86  80/20 Rental             1996
100 Jane Street                       Rockrose Development                          148  80/20 Rental             1997
25 Broad Street                       Crescent Heights                              345  Rental                   1997
Battery Park City - North             Battery Park City Authority                   150  Rental                   1997
                                                                                  1,172  Total Units
                                                                                  1,018  Market Rentals


Proposed
Battery Park City - North 21A         Rockrose Development                          365  80/20 Rental             1999
Battery Park City - North 20A         Related Properties                            425  80/20 Rental             1999
Battery Park City - North 20B         Gotham Organization                           240  80/20 Rental             1998
21 West Street                        Crescent Heights                              230  Rental                   1998
71 Broadway                           Confidential                                  243  Rental                   1998
127 John Street                       Rockrose Development                          558  Rental                   1999
45 Wall Street                        Confidential                                  440  Rental                   1999
99 John Street                        Confidential                                  424  Rental                    N/A
80 John Street                        Confidential                                  147  Rental                   1999
                                                                                  3,072  Total Units
                                                                                  2,865  Market Rentals

                                      Grand Totals                               14,064  Total Units
                                                                                 11,452  Market Rentals
-------------------------------------------------------------------------------------------------------------------------------

Source: Field survey, Compiled by KTR

          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                       Page 53


                    RESIDENTIAL MARKET ANALYSIS (Continued)


RESIDENTIAL CONSTRUCTION (SUPPLY)

The table presented on the preceding page illustrates the anticipated level of residential construction for those projects with more than 50 units scheduled for the HMSA. The summary includes developments currently under construction, as well as those in the planning stage and/or proposed projects considered to have a high probability of preceding. Although there are other sites, their potential development is considered to be highly speculative. As such, they have not been included

                ANNUAL DELIVERY OF RESIDENTIAL UNITS TO THE HMSA

---------------------------------------------------------------------------------------
                          1996     1997     1998     1999     2000*    2001*    Totals
---------------------------------------------------------------------------------------
Total Residential Units   1,311    2,348    4,784    2,535    1,543    1,543    14,064

Market Rental Units       1,089    1,471    3,955    2,377    1,281    1,281    11,452
---------------------------------------------------------------------------------------

* Projects designated with an N/A delivery date are assumed to be completed by 2000
Source: Computations by KTR

The summary of anticipated supply averages 2,344 units per year for the 6-year period. This increase in housing, stock is significantly lower than that noted during the "boom" years of the early- to mid-1980s. A review of the recent history of residential developments for the HMSA indicates that 21,896 residential units were completed from 1988 through 1992, revealing an average growth rate of 4,379 units per year. The figures indicate that the delivery of units peaked in 1990 with 6,189 completions, and rapidly declined to 2,250 and 2,574 units delivered for 1991 and 1992, respectively. Completions of post-1992 residential units through 1995 within the HMSA are considerably lower, clearly demonstrating the falloff in recent residential construction.

RESIDENTIAL DEMAND ANALYSIS

Based upon the preceding discussions and growth rate projections contained within the HVR and UDS data, a model estimating demand for housing within the HMSA can be developed. The table presented on the following page employs the HVR and UDS household figures and estimated current number of households. The household growth indicated by the UDS projection equates to an average


          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                       Page 54


                     RESIDENTIAL MARKET ANALYSIS (Continued)


growth rate of 0.23% per year from the 1995 estimate to the year 2000 estimate. The household size is expected to remain constant at its present low level.

Based on the tenant profile analysis (presented later within this section), the potential universe of tenants for the subject property's units will exhibit household incomes in excess of $60,000 per year. The UDS data shows that 164,176 households, or 33.5% of the HMSA households had incomes in excess of S60,000 per year in 1990, with the number and ratio increasing to 206,601 households, or 42.4% and 257,860 households, or 53.3% for the 1996 and 2001 year estimates. Additionally, the data illustrates that overall average household income will grow by 5.8% per year from 1996 through the year 2001, with the number of households with incomes in excess of $100,000 per year exhibiting a 7.7% annual rate of increase. This clearly suggests a higher formation rate of more affluent households relative to the total household base.

Tempering the UDS-provided 5.0% projected rate of rising household incomes to reflect a 2.5% average annual growth in affluent households ($60,000+ per year), the forecast suggests that 34,220 new affluent households will be formed from 1996 through 2001 (averaging approximately 5,703 affluent household formations per year). Assuming that the current ratio of 70% renters to 20% owners of occupied dwellings (not including frictional vacancy of approximately 10%) is realigned to 60% renters and 30% owners over the 6-year period (reflecting the strengthening for-sale market), a projected formation of 20,531 new affluent rental households with annual incomes in excess of $60,000 is suggested for the HMSA by the year 2001. This equates to an average annual formation of 3,422 rental households with incomes in excess of $60,000 per year.


          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                       Page 55

                     RESIDENTIAL MARKET ANALYSIS (Continued)

                            HOUSING MARKET STUDY AREA
                   UDS-PROVIDED DEMOGRAPHIC DATA AND FORECASTS


------------------------------------------------------------------------------------------------------------------------------------
                                                1990 Census                   1996 Estimate                       2001 Projection
POPULATION                                        895,347                        916,366                       931,711
     In Group Quarters                             35,383                         37,468                        40,136

PER CAPITA INCOME                                $538,484                       $ 49,057                      $ 61,097
     Aggregate Income ($Mil)                     34,456.1                       44,953.7                      56,924.5

HOUSEHOLDS                                        490,594              %         487,265             %         483,890             %
By Income
     Less than $5,000                              27,440           5.6%          23,788          4.9%          18,130          3.7%
     $5,000-$9,999                                 38,834           7.9%          29,497          6.1%          21,497          4.4%
     $10,000-$14,999                               28,269           5.8%          25,082          5.1%          23,423          4.8%
     $15,000-$19,999                               27,609           5.6%          20,999          4.3%          15,545          3.2%
     $20,000-$24,999                               30,476           6.2%          18,335          3.8%          14,453          3.0%
     $25,000-$29,999                               31,360           6.4%          24,133          5.0%          15,166          3.1%
     $30,000-$34,999                               31,007           6.3%          34,013          7.0%          16,369          3.4%
     $35,000-$39.999                               28,243           5.8%          24,380          5.0%          25,690          5.3%
     $40,000-$49,999                               46,403           9.5%          41,849          8.6%          43,867          9.1%
     $50,000-$59,999                               36,687           7.5%          38,589          7.9%          31,889          6.6%
     $60,000-$74,999                               39,128           8.0%          43,278          8.9%          47,515          9.8%
     $75,000-$99,999                               39,039           8.0%          51,000         10.5%          55,080         11.4%
     $100,000-$124,999                             25,391           5.2%          29,115          6.0%          41,948          8.7%
     $125,000-$149,000                             14,172           2.9%          19,887          4.1%          22,926          4.7%
     $150,000 +                                    46,446           9.5%          63,321         13.0%          90,391         18.7%

     $20,000 to $40,000                           121,086          24.7%         100,861         20.7%          71,678         14.8%
     $40,000 to $60,000                            83,090          16.9%          80,438         16.5%          75,756         15.7%
     < $60,000                                    326,328          66.5%         280,665         57.6%         226,031         46.7%
     Affluent Households
     $60,000-$150,000+                            164,176          33.5%         206,601         42.4%         257,860         53.3%
     $75,000-$150,000+                            125,048          25.5%         163,323         33.5%         210,345         43.5%
     $100,000-$150,000+                            86,009          17.5%         112,323         23.1%         155,265         32.1%

Median Household Income                           $40,312                        $50,403                       $65,024

Average Household Income                          $70,734                        $91,658                       $116,880

------------------------------------------------------------------------------------------------------------------------------------


Source: LTDS, Inc.; Compiled by KTR






          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                       Page 56


                     RESIDENTIAL MARKET ANALYSIS (Continued)


                              HOUSING DEMAND MODEL
                 HOUSEHOLD FORMATIONS: HOUSING MARKET STUDY AREA

------------------------------------------------------------------------------------------------------------------------------------
Year (Beginning of Period)                       1990       1996       1997       1999       1999       2000       2001      Total
------------------------------------------------------------------------------------------------------------------------------------
No. Households                                 490,594    487,265    486,590    485,916    485,243    484,571    483,890

Affluent Households as % of total                33.5%      42.4%      43.5%      44.7%      45.9%      47.1%      48.3%

$60,000 + per year income Households                      206,601    211,766    217,060    222,486    228,049    233,750

New Affluent Household Formation per Year                   7,071      5,165      5,294      5,426      5,562      5,701     34,220

Affluent Household Formations as Renter (60%)               4,242      3,099      3,176      3,256      3,337      3,421     20,531

Affluent Household Formations as Owner (30%)                2,121      1,550      1,588      1,628      1,669      1,710     10,266
------------------------------------------------------------------------------------------------------------------------------------

* Rate of Affluent Households is tempered from the UDS-provided 5.0% annualized factor (1996 - 2001) by 50.0% to a 2.5% annualized rate of growth
Source: UDS-provided data; Calculations by  KTR


The housing inventory constructed since 1980 was market driven and, as such, attracted the new household formations created during the 1990s through 1993. This appears to be supported given the high occupancy rates at these facilities (typically in excess of 93%). Although a softening of the for-sale market served to increase the rental apartment inventory, these units were leased at market driven rent levels. Supporting this observation is the nominal attrition and vacancy rate in rent stabilized apartments, which typically have regulated rents significantly below market rates. As the tenancy within those regulated apartments is essentially static, the absorption demonstrated at the properties surveyed is considered to be attributable to new household formations in the sub-market. Based on the tenant profile analysis, the new household formation is considered to reflect the more affluent portions of the sub-market population.

The properties cited in our market rent survey were constructed, or introduced, post-1980 and are considered to be representative of the luxury and super-luxury housing stock typical to the HMSA. The high rates of absorption and the low vacancy rate suggests an equilibrium between this newly constructed supply and the demand generated by the formation of households at the upper end of the income range. However, based on the projected household growth rates, a severe shortage of market rate rental apartments will occur in the HMSA. As discussed, approximately 3,422 affluent renter household formations are projected for each year through 2001, indicating a demand for 20,531


           Koeppel Tener Real Estate Services, Inc. Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                       Page 57


                     RESIDENTIAL MARKET ANALYSIS (Continued)


market rate rental units. The subject property's 147 market rate rental units represent 0.7% of this growth in rental demand at a 95% occupancy level. However, if the actual population, income and household formation growth rates exceed the conservative forecast growth rates employed herein, a greater shortage of market-rate units will occur.

                    HMSA: RESIDUAL DEMAND FOR RENTAL HOUSING

-----------------------------------------------------------------------------------------------------------------------
Annual Delivery of Residential Units to the HMSA
 HMSA                                            1996      1997       1998       1999       2000*      2001*     Total
Total Residential Units                         1,311     2,348      4,784      2,535       1,543      1,543    14,064
Market Rental Units                             1,089     1,471      3,955      2,377       1,281      1,281    11,452
95% Occupancy                                   1,034     1,397      3,757      2,258       1,216      1,216    10,880

Increase in Affluent Renter Households
HMSA                                             1996      1997       1998       1999       2000*      2001*    Totals
Annual Growth ($60,000+ Households)             4,242     3,099      3,176      3,256       3,337      3,421    20,531

Residential Unit Demand
Oversupply,  (Unsatisfied Demand)              (3,208)   (4.910)    (4,328)    (5,326)     (7.447)    (9.651)   (9,651)
-----------------------------------------------------------------------------------------------------------------------

* Projects designated with an N/A delivery as to are assumed to be completed by 2000
 Source: Computations by KTR

The summary of development projects for HMSA anticipates delivery of 11,452 market-rate apartments by the year 2001. Based on achieving a 95% occupancy, this suggests a potential unsatisfied demand of approximately 9,651 market-rate rental units as of year-end 2001. However, if the actual population, income and household formation growth rates exceed the conservative forecast growth rates employed herein, a greater shortage of market-rate units will occur.

Although growth projections assume sufficient housing opportunity, any shortage of market rate rental property projected for the sub-market may divert the affluent rental household formation to other areas. However, an analysis of the projected new development considered to offer a competitive choice to this affluent-population indicates similar shortages throughout the HMSA. This


          Koeppel Tener Real Estate Services, Inc.. Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                       Page 58


                     RESIDENTIAL MARKET ANALYSIS (Continued)


is supported by the recent absorption of 100 units at 100 Jane Street during the initial 5 weeks of marketing. This 148-unit multi-family non-doorman building is participating in an HFA-type 80/20 rental program where 20% of the units are set aside for lower- and moderate-income tenants. Nonetheless, the absorption of approximately 75% of the 118 market-rate units within the first month of promotion at average rents reportedly ranging from $30.00 to $32.00 per square foot of apartment area underscores the current tight rental environment.

The harbinger of the strengthening rental market was illustrated by the absorption of 265 units at Tribeca Tower during the initial 3.5 months of marketing in the early -1994, with the balance of 87 units absorbed at increased prices over 2.5 months. This 440-unit facility, a failed condominium project just north of the Downtown CBD, is marketed as a luxury rental in an area deemed to be greatly inferior to the more established neighborhoods within the HMSA. Nonetheless, the average absorption of 59 units per month, or 17% of the market rate apartments (88 units are reserved for lower-income tenants), at rents averaging slightly in excess of $30 per square foot appears to be exceptional and may be reflective of the enhanced shortage of market rate rental apartments throughout the HMSA. The 352 market-rate units were absorbed in a 6-month period.

The Brittany , at 1775 York Avenue, exhibited a similar pace of market-rate unit absorption. Built as an 80/20 facility at the corner of York Avenue and East 92nd Street, the development shares a block with 2 large-scale lower-income housing projects administered by the New York City Housing Authority. The unit mix at the Brittany consists of 1- and 2-bedroom apartments, many of which have sweeping' views of the East River. The approximately 95% of the 217 market-rate units were absorbed within the initial 7-month marketing period commencing October 1994, suggesting an average absorption rate of 14% per month, or about 30 apartments per month at rents averaging $34 per square foot. As of June 1995, all but 1 model apartment had been rented.


          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                       Page 59


                     RESIDENTIAL MARKET ANALYSIS (Continued)


Additionally, the Brodsky Organization's West End Towers experienced a rapid absorption of its units. Located on the periphery of the Upper West Side at West End Avenue from West 61 to West 64th Streets, this newly constructed 1,000-unit complex is contained within twin 38-story towers rising from a 22-story base was introduced into the market in late-1994. The initial 198 apartments within the South Building, were rented within a 6-month period, with 95% of the 273 units comprising the City Tower reportedly leased within a 3-month period. Absorption rates are indicated to range from 17% to 31% per month, with overall rental rates reportedly averaging around $31 per square foot. This large-scale development includes landscaped plazas, convenient shopping, jitney bus to Lincoln Center and its transportation hub, on-site parking and an amenity package typical to full-service luxury residential properties. The units are of standard design, but with a generally higher level of finish. Additionally, most units have sweeping Hudson River and/or open city views.

As such, any shortage of market rate rental facilities is anticipated to push rents higher throughout the HMSA generally, and specifically within the more established sub-markets. Based on the preceding discussions, the forecasted near-term demand for housing opportunities within the HMSA is anticipated to support the positioning of the subject property as rental product. Additionally, the lack of proposed product for the HMSA post-1998 may translate into a continued enhanced demand for the subject property's units.

RESIDENTIAL MARKET RENT ANALYSIS

In order to determine the Market Rent potential for the subject property's apartments, a survey of the immediate community was undertaken. The table presented on a following page is a summary of recent rentals in residential developments offering a competitive choice within the influencing market. Our analysis focused on location, age, quality of construction and finish, layout, and amenities.


          Koeppel Tener Real Estate Services, Inc., valuation Division


                                                  THE RITZ PLAZA

                              RECENT LEASING ACTIVITY - COMPETITIVE RENTAL FACILITIES




=================================================================================================================
                                                           Typical       Monthly Rent       Annualized per Sq,Ft.

Building                 Built Type      Apartment     Area (Sq. Ft)    Low       High         Low     High
=================================================================================================================
Ritz Plaza              1990   Rental    Studio                 400   $1,275     $1,850      $38.04   $40.50
235 West 48th Street                     1-Bedroom              660   $1,625     $3,095      $27.08   $55.43
479 Units - 41 stories                   2-Bedroom            1,075   $2,698     $3,067      $30.00   $34.00
 .                                                                                           Average   $33.00



The Strand               1989  Condo     Studio                 400   $1,200     $1,300      $36.00   $39.00
500 West 43rd Street                     1-Bedroom              650   $1,500     $1,700      $27.69   $31.38
311 Units - 41 stories                   Jr. 2-Bedroom          825   $1,800     $2,000      $26.18   $29.09
                                         2-Bedroom            1,100   $2,700     $2,800      $29.45   $30.55
                                                                                            Average   $32.00

Riverbank West          1987   Rental    Studio                 400   $1,250     $1,525      $37.50   $45.75
560 West 43rd Street                     Jr. 1-Bedroom          530   $1,550     $2,300      $35.09   $52.08
418 Units - 43 stories                   1-Bedroom              700   $1,825     $2,220      $31.29   $38.06
                                         2-Bedroom            1,046   $2,790     $3,600      $32.01   $41.30
                                                                                            Average   $35.00

Worldwide Plaza          1988  Condo     Studio                 450   $1,250     $1,400      $33.33   $37.33
393 West 49th Street                     1-Bedroom              636   $1,620     $1,825      $30.57   $34.43
654 Units - 39 stories                   2-Bedroom            1,109   $2,550     $2,950      $27.59   $31.92
                                                                                            Average   $33.00


The Ellington           1989   Rental    Studio                 525   $1,395     $1,496      $31.89   $34.19
260 West 52nd Street                     1-Bedroom              703     avg.     $1,800        avg.   $30.51
217 Units - 29 stories                   2-Bedroom              918   $2,100     $2,600      $27.45   $33.99
                                                                                            Average   $31.00


SymphonyHouse           1987   Rental    Studio                 475   $1,200     $1,650      $30.32   $41.68
235 West 56th Street                     1-Bedroom              625   $1,850     $2,500      $35.52   $48.00
480 Units - 41 stories                   2-Bedroom            1,100   $2,700     $4,000      $29.45   $43.64
                                                                                            Average   $36.00

 Range w/o Subject                       Minimum                400   $1,250 per.mo.         $27.45 per Sq. Ft.
Property                                 Maximum              1,109   $4,000 per mo.         $52.08 per Sq. Ft.
=================================================================================================================


=================================================================================================================
Building                      Comments
=================================================================================================================
Ritz Plaza                    Reflects recent stabilized rent levels excluding 421-a
235 West 48th Street          additional rent. Amenities include health club w/pool
479 Units - 41 stories        (extra fee) and balcs for most units.




The Strand                    Reflects market-oriented rents for a pool of approx. 65
500 West 43rd Street          investor units. Bldg. amenities include 24-hr doorman,
311 Units - 41 stories        health club w/pool and balcs for most units.



Riverbank West                Reflects recent stabilized rent levels including 421-a
560 West 43rd Street          additional rent. Amenities include health club w/pool
418 Units - 43 stories        (extra fee) and balcs for most units.



Worldwide Plaza               Reflects market-oriented rents for a pool of approx. 280
393 West 49th Street          investor units.  Bldg. amenities include 24-hour doorman,
654 Units - 39 stories        landscaped courtyard, health club w/pool and balcs
                              for most units.


The Ellington                 Reflects recent stabilized and market rent levels for this
260 West 52nd Street          luxury rental facility. Amenities include health club,
217 Units - 29 stories        w/pool and balcs for most units.



Symphony House                Reflects recent stabilized and market rent levels for this
235 West 56th Street          luxury rental facility. Amenities include health club
480 Units - 41 stories        w/pool and balconies for most units.

=================================================================================================================



Source: Field survey of managing agents, rental offices and broker records; Compiled by KTR

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                       Page 61


                     RESIDENTIAL MARKET ANALYSIS (Continued)


The survey encompasses those properties considered to offer a competitive choice in the luxury and super-luxury apartment market and includes buildings constructed as rental properties and those units rented at market level within condominium developments.

The primary competitive residential projects in the subject property's influencing area are (1) River Bank West, (2) The Strand, (3) Worldwide Plaza
(4) The Ellington and (5) the Symphony House. All of these residential complexes were constructed in the mid- to late-1980s and offer a competitive choice to the subject property. Each of the comparable projects are discussed in detail as follows:


THE RITZ PLAZA: The RITZ Plaza was constructed in 1990 by Jason Carter. Located mid-block on the north side of West 48th Street between Broadway and Eighth Avenue, this 41 story mixed-use building, contains 479 rental apartments, a 154-car garage, grade-level retail and commercial office space on the lower floors. The property is located within the Theater District and is conveniently located to the Midtown Manhattan employment center. The unit mix is dominated by smaller, single-occupancy apartments with 11.5% of the apartments as 2-bedroom units. The building appears to be well staffed, its own security personnel, concierge and doormen. The health club has a full complement of free weights, weight machines, exercise and aerobic equipment and a swimming pool.

The apartments are finished with parquet floor covering in the living and bedroom and vinyl floor covering in the kitchens. The kitchens are well furnished with a full compliment of appliances and have white European-style cabinets, stainless steel sink and ceiling mounted florescent lights. The bathrooms are improved with ceramic tile floor and wainscot, 3-mirrored medicine cabinets with Hollywood-style incandescent lights, enamel sink, bathtub/shower and toilet. Ample closet were available in all of the units, with larger units offering walk-in closets. All units have intrusion alarm systems, are pre-wired for telephone and cable and have intercoms to the lobby concierge station. Many of the apartments have excellent views of the Manhattan skyline and the Hudson River.


          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                       Page 62


                     RESIDENTIAL MARKET ANALYSIS (Continued)


Overall, the apartments are well designed, offer a good amenity package and are in good overall physical condition.

Leases to new tenants analyzed for the January through June 1996 period range from $1,275 to $3,095 per month which equates to annualized rents ranging from $27.08 to $55.43 per square foot based on typical apartment designs, most of which include balconies. The rents cited reflect the additional rent allowed under the 421(a) real estate tax exemption and abatement program. Rental increases are limited by DHCR guide lies. Overall, the recent leases illustrate an average annualized stabilized rent of $33.02 per square foot.

THE STRAND: The Strand is located on the northwest corner of West 43rd Street and Tenth Avenue, about 7 blocks to the southwest of the subject property. Constructed in the mid-1990s as a 311-unit condominium, this 42-story residential building was constructed by Arun Bhatia Development Corporation. The survey incorporates the recent activity exhibited by the pool of 65 to 70 investor-units watch are operated as rentals.

The elegantly decorated lobby is well staffed with a doorman and a concierge. Maid service is available to tenants for an additional fee. The building offers a free roof top health club with pool to tenants. The facility is equipped with a full complement of exercise and aerobic machines. In addition, a sun deck, a party room (which is available for rent to tenants) with catering facilities are situated on the roof. Tenant and bike storage rooms are provided in the basement of the building. A fully equipped children's play room is also located in the building. Condominium policies allow pets in the building. Parking is available at $235 per month, including tax.

The building is situated at a 45 degree angle to Tenth Avenue, which provides excellent panoramic views in all directions. Overall, the apartments were well designed and of average size. All


          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                       Page 63


                     RESIDENTIAL MARKET ANALYSIS (Continued)


apartments have oak parquet floors, painted sheet rock walls, dual pane windows, individually controlled heating and air conditioning units and an internal security/intercom system which connects to the concierge station in the lobby. Closet space in the apartments appears adequate. Kitchens are decorated with vinyl tile floors, fluorescent lights, European-style cabinets 4-burner gas range and oven, refrigerator, dishwasher and microwave. Bathrooms are furnished with marble tile floors and wainscot, painted sheet rock walls, tri-view mirrored medicine cabinets with Hollywood-style incandescent lights and enamel sink, toilet and shower/tub.

The rents analyzed range from $1,200 to $2,800 per month, which equates to an annualized rent ranging, from $26.18 to S39.00 per square foot based on a typical apartment designs. Overall, the pool of rental units illustrates an average annualized rent rounded to $32.00 per square foot. Discussions with Mr. Bhatia, who manages the rental units, indicate that unit turnover is approximately 30% to 35% annually and that an active pre-leasing program limits interim vacancy.

An upward adjustment to the indicated average rental rate is warranted for a rental program based on the individual risk sensitive for investor-owned units. However, a tempering downward adjustment for a superior level of finish commensurate with the luxury condominium market was performed. Given the similar dates of construction and average floor height (allowing for natural light and views), no adjustments were required for those attributes.

RIVERBANK WEST: Riverbank West is a 43-story 418-unit rental apartment building located about 8 blocks to the southwest of the subject property and dominates the portion block fronting along Eleventh Avenue between West 43rd and 42nd Streets. This rental apartment building was developed in the mid-1980s by Harry Macklowe and designed by Hugh Hardy of Hardy Holzman Pfeiffer Associates. Riverbank West has an historically high occupancy rate, with the few vacancies resulting in near immediate turnover.


          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                       Page 64


                     RESIDENTIAL MARKET ANALYSIS (Continued)


Riverbank West is located further west of the new residential complexes developed during the past decade. Located 1 block from the Hudson River, this building offers excellent views of New Jersey, the Hudson River, Downtown and Midtown Manhattan.

The elegant lobby is well staffed by a doorman and a concierge. The building, is well maintained. maid service is available to tenants. The building has a staffed health club with a full complement of aerobic machines, free weights, weight machines, a squash and a basketball court, a 50-foot swimming pool and a whirlpool. The health club is available to tenants for an annual fee of approximately $600 per year. Laundry facilities are located on the second floor and small storage lockers are provided to tenants at no cost in the basement of the building. A bicycle storage room is also located in the basement. A sun deck is located on the roof of the building and parking is available in the complex for $250 per month plus tax. The building has a free shuttle bus for tenants which travels along West 45th Street to Fifth Avenue. The shuttle is a unique marketing feature which attempts to mitigate the area's tertiary location, far west of the Midtown employment centers.

Riverbank West is well maintained with standard apartment designs. The majority of the apartments have excellent views of the surrounding area, however, the average size of the units is small. The complex allows pets. All the apartments have individually controlled heating and air conditioning units, oak parquet floors, painted sheet rock walls and dual pane windows. Kitchens are attractively designed with European styled cabinets ceramic tile floors, dishwasher, refrigerator, 4-burner gas stove and oven, microwave and fluorescent lighting. Closet space in the apartments appears adequate. Bathrooms are decorated with ceramic tile floors and wainscot, painted sheet rock walls, enamel sink, toilet, shower/tub and mirrored medicine cabinet with Hollywood-style incandescent lights. The majority of the units have terraces. All the apartments are pre-wired for cable and telephone service and have a security/intercom system which connects to the lobby concierge station. Overall, the quality of the inspected apartments was comparable to the subject property.


          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                       Page 65


                     RESIDENTIAL MARKET ANALYSIS (Continued)

The rents analyzed range from $1,250 to $3,600 per month, which equates to an annualized rents ranging from $31.29 to $52.08 per square foot based on a typical apartment designs. Overall, the recent rental activity illustrates an average annualized rent rounded to $35.00 per square foot. Discussions with Ms. Klein, who manages the rental programs indicate that unit turnover is approximately 40% annually and that an active pre-leasing program limits interim vacancy. The rents cited reflect the additional rent allowed under the 421-a real estate tax exemption and abatement program. Based on the, degree of similarities with the subject property, no adjustment was warranted.

WORLDWIDE PLAZA: The apartments surveyed are part of the residential component of the Residences at Worldwide Plaza. Built in 1989 as condominium, this 654-unit residential complex incorporates a 38-story tower and 2 low-rise components and occupies the block bounded by Eighth and North Avenues between West 49th and 50th Streets, about 1 to 2 blocks to the northwest of the subject property . A marketing program was implemented in August 1993 to lease 281 condominium residences rather than to sell in what was perceived to be a depressed market. Therefore. the apartments are not subject to any rent regulations and represent market rate housing.

The rents summarized in the reflect the most recent activity, without consideration for the short-term furnished rental unit program. The apartments have wood floors and bases throughout the living areas and halls. All apartments are equipped with an intercom and intrusions alarm connected to the concierge desk and some units are fitted with a washer/dryer unit. Kitchens and bathrooms are of a design commensurate with the luxury condominium market. The mix is heavily skewed toward single-occupancy units, with 76% of the rental apartments either studio or 1-bedroom configurations.

Residents within the Worldwide Plaza complex have access to the health club, garage, concierge and doorman service. Additionally, the recreational facilities include rooftop sundeck areas and a landscaped courtyard.


          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                       Page 66


                     RESIDENTIAL MARKET ANALYSIS (Continued)


The recent reported rents analyzed range from $1,250 to $2,950 per month, which equates to an annualized rent ranging from $27.59 to $37.33 per square foot based on typical apartment designs, most of which include balconies. Overall, the pool of rental units illustrates an average annualized rent rounded to S33.00 per square foot. Unit turnover is approximately 30% annually, but an active pre-leasing program limits interim vacancy.

The downward adjustment to reflect the level of finish commensurate with the luxury condominium market somewhat tempered the upward adjustment to reflect the lower average floor height for this facility.

THE ELLINGTON: The Ellington is a 217-unit rental apartment building located on West 52nd Street and Eighth Avenue, 4 blocks to the north of the subject property. This 29-story building was developed in 1987 by Rosingate Associates, a division of Rose Associates and is rent stabilized. The Ellington currently has an 99% occupancy rate and historically had an average 93% occupancy since it was constructed. Outside brokers are typically utilized for leasing activity.

The property is well maintained, with standard apartment designs and average size apartments. Units on the upper floors have good views of the Hudson River and the Midtown skyline. A unique feature is the location of a laundry room on each floor. All apartments have individually controlled heating and air conditioning, with oak parquet floors, painted sheet rock walls and dual pane windows. kitchens are contemporarily styled with European style cabinets, tile floors, dishwasher, refrigerator, 4-burner gas stove and oven, and microwave. All apartments are separately metered for electricity. An internal security alarm system and intercom is located in each apartment. Closet space in the building is average, however, some of the upper floor apartments have walk-in closets. Bathrooms are of average finish with ceramic tile floors and wainscot, enamel sink, toilet and a shower/tub. The have tri-view medicine cabinets with Hollywood style incandescent lights. Overall, the quality of the apartments is considered slightly inferior to the subject property.


          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                       Page 67


                     RESIDENTIAL MARKET ANALYSIS (Continued)


The recent, reported rents analyzed range from $1,395 to $2,600 per month, which equates to an annualized rent ranging from $27.45 to $33.99 per square foot based on typical apartment sizes and designs. Overall, the pool of rental units illustrates an average annualized rent rounded to $31.00 per square foot. Unit turnover historically has ranged from approximately 30% to 50% annually, but an active pre-leasing program limits interim vacancy.

The quality of the Ellington is considered to be inferior to the subject property in terms of the apartment finishes, common area, average floor height and amenity package. Overall, an upward adjustment to the indicated average rents is warranted.

THE SYMPHONY HOUSE: The Symphony House is located on the northeast comer of West 56th Street and Eighth Avenue, about to 8 blocks to the north of the subject property. Originally designed in 1987 as a 480-unit condominium, this 41
-story residential building was marketed as luxury rentals in response to prevailing economic conditions.

The elegantly decorated lobby is well staffed with a doorman and a concierge. The building offers a health club with pool to tenants. The facility is equipped with a full complement of exercise and aerobic machines. In addition, amenities include a sun deck, a party room (which is available for rent to tenants) with catering facilities, valet and garage. Tenant and bike storage rooms are provided in the basement of the building. Overall, the apartments are well designed and of average size. All apartments have oak parquet floors, painted sheet rock walls, dual pane windows, individually controlled heating and air conditioning units and an internal security/intercom system which connects to the concierge station in the lobby. Closet space in the apartments is adequate. Kitchens are decorated with ceramic tile floors, fluorescent fights, European-styled cabinets, 4 burner gas range and oven, refrigerator, dishwasher and microwave. Bathrooms are furnished with marble tile floors and wainscot, painted sheet rock walls, tri-view mirrored medicine cabinets with Hollywood-style incandescent lights and enamel sink, toilet and shower/tub.


          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                       Page 68


                     RESIDENTIAL MARKET ANALYSIS (Continued)


The rents analyzed range from $1,200 to $4,000 per month, which equates to an annualized rent ranging from $29.45 to $48.00 per square foot based on average apartment sizes. Overall, the pool of rental units illustrates an average annualized rent rounded to $36.00 per square foot. The active pre-leasing program boasts 100.0% occupancy, with limited availabilities as of mid-Fall 1996.

A downward adjustment to the indicated average rental rate is warranted for a superior level of unit finish commensurate with the luxury condominium market, which is compounded by, a downward adjustment for the superior residential character of the immediate neighborhood.


CONCLUSIONS

Over the past decade, the influencing Midtown West housing market has experienced the construction of numerous residential projects. While some of the newer condominium projects enjoyed limited success in their initial offerings, sales of condominiums have slowed dramatically. As a result, some of these projects resorted to renting units. The units at Riverbank West, the luxury rental facility located to the southwest of the subject property and the furthest removed from the employment center of Midtown Manhattan, illustrate higher overall average rents than condominium properties closer to the subject property and available linkages. That the rent stabilized apartment rents dominate the upper-end of the range surveyed is attributed to the efficiency of on-site rental offices, superior marketing efforts, and the tenants' willingness to pay a premium for a rent stabilized apartment with an assured right of lease renewal. Additionally, the combination of the amenity package and average floor height sufficiently counters any resistance to the location at Eleventh Avenue for the units at Riverbank West.

The rents surveyed are considered representative of the influencing market. Based on the preceding discussions and with most emphasis placed on the rents exhibited for the pool of investor-owned rental units at Worldwide Plaza, the recent rental activity at Riverbank West and the Symphony House, an indicated average Market Rent for the subject property's apartments rounded to $34.00


          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                       Page 69


                     RESIDENTIAL MARKET ANALYSIS (Continued)


per square foot. This pricing level is considered to provide a competitive choice within the influencing market for rent stabilized apartments given the subject property's proximity to the Midtown employment center, average floor height and amenity package.

Based on the indicated average Market Rent and average unit sizes, the subject property's studio, land 2-bedroom apartments would range from $1,200 to $3,050 per month. These amounts are directly supported by the field survey. The rental pricing discussed for the subject property's units reflects current market conditions as if those units were available for lease and as if unencumbered by DHCR rent regulation.

TENANT PROFILE

Interviews conducted with on-site rental agents and independent brokers indicate that prospective tenants are pre-qualified by a screening process which typically ascertains income level and employment history prior to apartment viewing activity. This information is verified prior to lease execution. Utilizing a standard rent expense to annual income ratio of 25%, agents will not suggest apartments where the rent is in excess of 25% of the prospective tenant's annual income.

Based on the derived rental figures for the various apartment categories, annual income levels for prospective tenants are generalized in the following table.

                                 THE RITZ PLAZA
                     TENANT PROFILE - REQUIRED INCOME LEVEL
--------------------------------------------------------------------------------
Category                                 Studio       1-Bedroom      2-Bedroom
--------------------------------------------------------------------------------
Monthly Rental Range (typical)           $1,200         $1,925          $3,050

Required Income (approximate)           $54,000        $92.000        $146,000
--------------------------------------------------------------------------------

Monthly rent is based on the average unit size multiplied by the indicated average Market Rent of $34.00 per square foot
Source: Computations by KTR


          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                       Page 70


                     RESIDENTIAL MARKET ANALYSIS (Continued)


The income levels necessary to support the market rents suggested by the survey are effectively higher than the sub-market's median household income level, suggesting that only the most affluent portion of the population can afford these apartments and that prospective tenants will relocate from outside the sub-market where rents are higher or proximity to the employment center is of primary concern. This is supported by the tenant population within the buildings surveyed which are indicated to have moved into the area in search of housing opportunities. Given the pace of proposed residential construction and projected number of units within the sub-market specifically, the anticipated level of new construction scheduled for the HMSA is relatively low.

The housing, inventory constructed since 1980 was market driven and, as such, attracted the new household formations created during the 1980s through the early 1990s. This appears to be supported given the high occupancy rates at these facilities (typically in excess of 93%). Although a softening of the for-sale market served to increase the rental apartment inventory, these units were ]eased at market driven rent levels. Supporting this observation is the nominal attrition and vacancy rate in rent stabilized apartments, which typically have regulated rents significantly below market rates. As the tenancy within those regulated apartments is essentially static, the absorption demonstrated at the properties surveyed is considered to be attributable to new household formations in the sub-market Based on the tenant profile analysis, the new household formation is considered to reflect the more affluent portions of the sub-market population.

The properties cited in our market rent survey were typically constructed post-1980 and are considered to be representative of the rental stock available in the influencing market. The high rates of absorption and the low vacancy rate suggests an equilibrium between this newly constructed supply and the demand generated by the formation of households at the upper end of the income range. However, a severe shortage of market rate apartments will occur within the HMSA based on projected household growth rates. Although growth projections assume sufficient housing opportunity, the dire shortage of market rate rental property within more established neighborhoods


          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                       Page 71


                     RESIDENTIAL MARKET ANALYSIS (Continued)


may divert the affluent rental household formation to other areas, including the subject property's influencing sub-market. This is supported by the recent absorption rates noted at the newly introduced rental properties discussed

As such, the projected shortage of market rate rental facilities is anticipated to push rents higher throughout the HMSA generally, and specifically within the less established residential sub-markets. Based on the preceding discussions, the forecasted near-term demand for housing opportunities within the HMSA is anticipated to support the subject property as a market-rate rental facility. Therefore, the level of proposed product for the HMSA may translate into a continued demand for the subject property's units.

CONCLUSIONS

Our survey indicates that buildings providing the greatest competitive choice for the subject property are achieving average rent levels from $27.45 to $52.08 per square foot for unit mixes exhibiting, similar sizes and overall layouts to units at the subject property. In our discussion we concluded that the subject property would lease at an average overall rent level translating to S34.00 per square foot. This pricing level is considered to offer a competitive choice within the HMSA and, specifically, within the influencing sub-market. As such, the indicated average Market Rent pricing will be adopted for the subsequent analyses. Given the forecasted shortage of market rate housing, the subject property is assumed to be capable of consistently achieving a growth in rent levels commensurate with the prevailing market.

Additionally, turnover leasing for the influencing market ranges from approximately 30% to 50% annually, with buildings offering rent stabilized leases exhibiting turnover rates at the lower end of the range. Based on the recent leasing analysis and that the subject property's unit mix is dominated by smaller, single-occupancy units with typically attract first-time renters, a turnover rate toward the middle of the range, or 40.0% is considered appropriate and will be adopted for the cash flow


          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                       Page 72


                     RESIDENTIAL MARKET ANALYSIS (Continued)


model presented in the Income Capitalization Approach section. This attrition rate suggests that approximately 15 to 16 apartments per month will turnover.

CONDOMINIUM MARKET

Our review of Midtown West and the surrounding communities revealed similar residential condominium complexes offering direct competition with regard to a combination of neighborhood, unit size, level of finish, overall amenity package and age of construction as presented by the subject property. Sales data for the 12-month period from July 1995 through June 1996 was researched for properties deemed to offer a competitive choice for the area in general and for the subject property in particular. The result of this research is as follows:

WORLDWIDE PLAZA 2 and 3: This represents the residential component of the Worldwide Plaza complex, a large-scale mixed-use facility completed in 1988 and located about 1 to 2 blocks northwest of the subject property. There are 654 condominium apartments within the 38-story high-rise tower and 2 low-rise elevatored apartment buildings. The unit mix is heavily-skewed toward single-occupancy units. Unit designs and sizes are typical to multi-family construction during the 1980s. Apartments recently sold range in size from approximately 400 to 1,200 square feet in size. The 110 re-sales noted for this property range from $50,000 to $450,000, translating to sale prices from $125 to $377 per square foot of apartment area. Overall, sales activity illustrates an average sale price rounded to $165,000, or $261 per square foot of apartment area.

THE STRAND: As discussed, this 311-unit 41-story high-rise luxury condominium was built in 1987, about 7 blocks to the southwest of the subject property. The unit mix is dominated by single-occupancy units, however the proportion of larger, multiple-bedroom units is higher than at the subject property. Unit designs and sizes are typical to multi-family construction during the 1980s. Apartments noted in the survey range in size from approximately 435 to 740 square feet in size. The 24 re-sales noted for this property range from $60,000 to $320,000, translating to sale prices from


          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                       Page 73


                     RESIDENTIAL MARKET ANALYSIS (Continued)


$171 to $309 per square foot of apartment area. Overall, activity illustrates an average sale price rounded to $160,000, or $237 per square foot of apartment area.

EXECUTIVE PLAZA: THE 22-story building was constructed in 1926 and completely rehabilitated in 1986 and marketed as condominium property. There are 443 apartments within the facility, with a high ratio of single-occupancy units. Apartments cited in the research range in size from approximately 500 to 2,000 square feet in size. The 14 re-sales noted for this property range from 5598,300 to $351,500, translating to sale prices from $172 to $377 per square foot of apartment area. Overall, sales activity illustrates an average sale price rounded to $165,000, or $251 per square foot of apartment area.

TOWER 53: This is a 37-story multi-family high-rise built in the late-1960s and converted to condominium ownership in 1986. The unit mix is dominated by 1 and 2 bedroom apartments, with many of the units having balconies. Units designs and sizes for the 213 apartments are typical to multi-family construction during the mid-1960s, with kitchens and bathrooms smaller than more modern designs. The apartments noted range in sizes from approximately 600 to 750 square feet in size. The re-sales noted for this property range from $90,000 to $150,000, translating to sale prices from $149 to $207 per square foot of apartment area. Overall, sales activity illustrates an average sale price rounded to $120,000, or $186 per square foot of apartment area.

CONCLUSIONS

The 57 apartment transfers researched indicate overall average monthly sales pricing translating to a range from $149 to $377 per square foot for units ranging in size from about 400 to 2,000 square feet in area. Overall, sale prices ranged from $55,000 to $450,000, with typical sale pricing between $100,000 and $250,000 per unit. Characteristics relating to location, building amenities, level of finish and light (views) were compared to those for the subject property.


          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                       Page 74


                     RESIDENTIAL MARKET ANALYSIS (Continued)


After effecting slight upward adjustments for the inferior average floor height and location further removed from the linkages to the employment centers, a tempering downward reflecting the superior level of unit finish was applied. This resulted in an overall slight upward adjustment to the indicated average pricing of $261 per square foot for the sales at Worldwide Plaza. After the upward adjustment for the inferior location further removed from the linkages to the employment centers, a tempering downward adjustment was applied to the indicated average pricing of $237 per square foot noted for the resale activity at The Strand. The upward adjustments for the smaller-averaged sized unit at Executive Plaza, coupled with an upward adjustment for the inferior Seventh Avenue location resulted in an overall upward adjustment to the indicated average sale pricing of $251 per square foot. The large upward adjustment for age, unit design and inferior Seventh Avenue location warranted a large overall upward adjustment to the indicated average pricing of $186 per square foot for Tower 53.

The product surveyed is considered to represent the prevailing inventory for the influencing market. Based on the foregoing, an indicated average Market Value rounded to $275 per square foot of apartment area will be adopted for the 479 residential units contained within the subject property. This equates to average pricing ranging from $110,000 to $302,500 for the average unit sizes ranging from 400 to 1,000 square feet in area, as if the units were currently vacant, prepped and marketed as for-sale condominium property.


          Koeppel Tener Real Estate Services, Inc., Valuation Division

    RITZ PLAZA - INFLUENCING AREA CONDOMINIUM SALES: AVERAGE MONTHLY PRICING

------------------------------------------------------------------------------------------------------------------------------------


                                                            Jun-96   May-96  Apr-96 Mar-96  Feb-96  Jan-96  Dec-95   Nov-95  Oct-95
------------------------------------------------------------------------------------------------------------------------------------
393 West 49th Street   350 Worldwide Plaza 2 and 3 38      $277               $266   $219    $226                     $224     $377
West 50th Street       stories, 654 apartments, built in
                       1988 as condominium. Sales
                       cited range from approx. 400 to
                       1,200 square feet in area.

500 West 43rd Street   The Strand 41 stories, 311          $274      $264            $231    $182           $234      $255     $242
                       apartments built 1987 as
                       condominium. Sales cited
                       range from approx. 435 to 740
                       square feet in area

15O West 51st Street   Executive Plaza 22 stories,                            $302   $237    $202   $193    $335               $211
                       443 apartments, built in 1926
                       and renovated in 1986 as
                       condominium.  Sales cited
                       range from approx. 500 to
                       2,000 square feet in area.

159 West 53rd Street   Tower 53 37 stories, 213                      $207            $203                             $149
                       apartments, built 1968 as
                       rental and converted to
                       condominium in 1986. Sales
                       cited range from approx. 600
                       750 square feet in area.





------------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------
                                                 Total Units    Property
                                                 Sold for 12-   Average
                       Sep-95  Aug-95  Jul-95   Month Period    Pricing
------------------------------------------------------------------------
393 West 49th Street            $237                    14       $261
West 50th Street




500 West 43rd Street   $231     $216   $214             24       $237





15O West 51st Street   $289     $236   $172             16       $251





159 West 53rd Street                                    3       $186




                                Total cited          57
                                Average per Sq.Ft. $238
                                Minimum per Sq.Ft. $149
                                Maximum per Sq.Ft. $377
------------------------------------------------------------------------

Source: Yale Robbins "Condo Report", various issues and field survey; Compiled by KTR

          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                       Page 76


                     RESIDENTIAL MARKET ANALYSIS (Continued)

             LOCATION MAP OF RENTAL AND CONDOMINIUM PROPERTIES CITED

                                  [MAP OMITTED]

          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                       Page 77


                           SUMMARY OF EXISTING LEASES

Information contained in this section of the report is based on the client-provided rent roll and summary of the commercial leaseholds. The rent roll is dated August 1, 1996, a copy of which is reproduced within the Addenda of this report.

The garage space is leased to Port Parking Corporation at a base rent of $400,000 per year (or $4,255 per space per year) with 3.0% annual step-ups in the base rent. This 20-year term lease commenced on April, 1, 1990 with 10 months free rent. The tenant is directly metered for electricity and pays its prorata (6.0%) share of increases in real estate taxes over the base year. The current rent is noted as $35,363 per month, or $424,360 when annualized. Based on the scheduled base rent increase, the base rent is $430,726 for the 9/96 - 8/97 fiscal year.

The retail space is occupied by Casa Di Meglio, an Italian restaurant. The lease commenced during October 1995 at a monthly rent of $9,500, or $114,000 when annualized. The contract term is for 20 years and provides for rent steps averaging 4.0% per year. On October 1, 1996, the monthly rent steps to $9,880, or $118,560 when annualized. Real estate tax escalation income is based on the prorata (1.2%) share of increases over the base year.

The part of the 4th and the entire 5th floors are occupied by The General Services Administration ("GSA"). The GSA lease commenced October 17, 1990 for a 10-year term expiring October 16, 2000. The lease provides a base rent of $46,946 per month, or $563,355 per year, with annual increases in the base rent adjusted according to the increases in the Consumer Price Index. The current base rent is $47,593 per month, or $571,117 annualized. The tenant is responsible for paying their pro rata share of increases in real estate taxes over the base year, with increases in the assessed value of the subject property (without reduction for any tax exemption such as the 421-a) limited to 12.0% per year. Any increase in the assessed value greater than 12.0% is included in the tenant's base

          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                       Page 78


                     SUMMARY OF EXISTING LEASES (Continued)

year real estate tax liability. Overall, real estate taxes are capped at 4.0% of the annual base rent for the space. The tenant is directly metered for electricity.

The balance of the 4th floor is occupied by a division of AT&T ("AT&T"). The AT&T lease commenced March 1, 1995 for a 5-year term expiring February 29, 2000 with an option to extend until October 31, 2000. The lease provides a base rent of $14,375 per month, or $172,500 per year, with no scheduled annual increases. The tenant is responsible for paying their prorata (1.8%) share of increases in real estate taxes over the base year, and for their prorata share of the operating

                    THE RITZ PLAZA: COMMERCIAL LEASE SUMMARY

-----------------------------------------------------------------------------------------------------------
Tenant                   Start Date  Expiration Date  Area (Sq.Ft.)  Current Rent  Base Year  Prorata Share
-----------------------------------------------------------------------------------------------------------
Casa Di Meglio             1-Oct-95        31-May-10         2,932       $118,180    1995/96          1.20%

AT&T                       1-Mar-95        29-Feb-00         7,362       $172,500    1995/96          1.80%

GSA                       17-Oct-90        16-Oct-00        14,724       $563,355    1990/91          3.02%

Port Parking Corp.         1-Apr-90        31-Mar-10      158 cars       $424,360    1991/92          6.00%

CoinMach Industries, Inc.  1-Aug-96        31-Jul-01           n/a        $70,000        n/a            n/a

Carlton Cleaners                n/a              n/a           n/a        $12,000        n/a            n/a
-----------------------------------------------------------------------------------------------------------

                  Source: Client-provided data; Compiled by KTR

expenses over the 1995 base year expenses. The tenant is directly metered for electricity.

The laundry concessionaire is CoinMach Industries, Inc., which recently signed a renewal lease at the subject property for a 5-year term at $70,000 per year.
The valet service, Carlton Cleaners, maintains a drop-off/pick-up station on the premises at a rent of $12,000 per year.

          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                       Page 79


                     SUMMARY OF EXISTING LEASES (Continued)

Escalation income for the commercial tenants is summarized in the following table.

                                 THE RITZ PLAZA

         9/96 - 8/97 FISCAL YEAR COMMERCIAL LEASE AND ESCALATION INCOME

--------------------------------------------------------------------------------
                         9/96 - 8/97 FY         R.E. Tax      Operating Expense
Commercial Component          Base Rent       Escalation             Escalation
--------------------------------------------------------------------------------
Casa Di Mesa                   $118,180                -                      -

AT&T                           $172,500                -                $13,646

GSA                            $563,355                -                      -

Garage Component               $430,726          $56,418                      -
--------------------------------------------------------------------------------

Source: Client-provided lease abstracts; Computations by KTR

          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                       Page 80


                             RENTAL INCOME ANALYSIS

RESIDENTIAL RENTAL INCOME OF THE SUBJECT PROPERTY

According to the client-provided August 1996 rent roll, the subject property's residential contract rent is $806,330 from the 458 occupied units. The last rent for the 20 vacant units is noted as $33,934, for a total potential base rent of $840,264 for the 478 residential units.

                                 THE RITZ PLAZA
                        CURRENT CONTRACT APARTMENT INCOME

--------------------------------------------------------------------------------
                                                            (as of August 1996)
                                                                        Monthly
--------------------------------------------------------------------------------
Category

Occupied Units                                                         $806,330

Vacant Units                                                             33,934
                                                                       --------
Total Monthly Rent                                                     $840,264
--------------------------------------------------------------------------------

Source: Owner-provided rent roll; Compiled by KTR

As the subject property's apartments are regulated by the local rent stabilization guidelines, we have processed the contract income accordingly.

REGULATED RENT INCREASES

Residential facilities that receive benefits from the city's UDAAP, J-51 or 421-a real estate tax abatement and/or exemption programs or were constructed prior to 1974 are subject to Rent Stabilization guidelines. Therefore, the subject property's income potential is restricted by regulations established by the Rent Guidelines Board for rent stabilized apartments as outlined by the city's Division of Housing and Community Renewal ("DHCR").

RENT STABILIZED INCREASES: Rent stabilized tenants may select leases of 1- or 2-year terms. An owner may terminate the lease of a rent stabilized tenant under the following circumstances:

          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                       Page 81


                       RENTAL INCOME ANALYSIS (Continued)

1. The owner needs the apartment for his own personal use, or for the occupancy by a member of his immediate family.

2.    The tenant refuses to sign a properly offered lease renewal.

3.    The unit is not occupied as the tenant's primary residence.

4. The owner wishes to withdraw the apartment from the rental market either to demolish the structure, or to put the building to another permitted use.

5. Three years have elapsed since the building was converted to cooperative or condominium status, and the tenant has not elected to purchase the unit under a legal eviction plan. Senior citizens and disabled persons are special cases and may be exempt from these otherwise appropriate reasons for dislocation.

6. Upon termination of real estate tax abatement program benefits, rental units voluntarily surrendered are taken out of the rent stabilized inventory.

Generally, when a tenant vacates a rent stabilized apartment, the new rental rate for the apartment comes under the stipulation of the rent stabilization statutes and their prescribed rental rate increases. An owner may also increase the rents of stabilized units by making major capital improvements to the building, by installing new appliances or adding building services. Since 1970, the allowable annual increase for new leases have, for the most part, ranged from 4.0% to 6.5% for 1-year leases and 6.5% to 10.0% for 2-year leases with recent years seeing increases at the lower end of the range. The statutory lease increases for the period between October 1, 1991 and September 30, 1992, as regulated by the DHCR were 4.0% for 1-year renewals and 6.5% for 2-year renewals.

The trend appeared to continue downward with the statutory lease increases for the period between October 1, 1992 and September 30, 1993 for 1-year lease renewals at 3.0% and 5.0% for 2-year lease renewals. The October 1, 1993 and September 30, 1994 rate of increase remained at 3.0% and 5.0% for 1-year and 2-year renewals, respectively. Commencing with the October 1994 through September

          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                       Page 82


                       RENTAL INCOME ANALYSIS (Continued)

1995 period, the rate of increase was tempered with 1-year and 2-year lease renewals at 2.0% and 4.0%, respectively. The allowable rate of rent increase for the October 1995 through September 1996 period was unchanged from the October 1994 through September 1995 period. In addition, DHCR permits a vacancy increase of 8.5% for units that are vacant for at least 30 days.

The allowable rent increases for the October 1996 to September 1997 period were recently approved and provide for a rise of 5.0% for 1-year lease renewals and 7.0% for 2-year lease renewals. The additional allowable increase has been increased to 9.0% for units that are vacant for at least 30 days. These recently adopted DHCR rent guideline increases will be processed in the subsequent analysis.

DHCR allows for the deregulation of apartments upon the expiration of the current lease where the last rents were in excess of $1,999.99 per month. However, owners receiving J-51 or 421-a benefits are not permitted to deregulate units until the benefits expire. The applicable DHCR regulations will be applied to the following analysis. The following table details a weighted average increase associated with the subject property's rent stabilized units, as based on current guidelines. Additionally, as the model assumes that these increases will be collected over 24 months (to reflect the impact of the 2-year lease renewals), an adjustment has been made to determine the allowable blended rate of increase for the current 12-month period.

The blended rate of 3.9%, as illustrated in the following table, reflects the scheduled DHCR allowable rent increase and the additional vacancy allowance projected for the occupied units. The 3.9% blended rate will be applied to the contract rents for the occupied units illustrated in the client-provided rent roll so as to project a residential gross potential income for the 9/96 - 8/97 fiscal year. The adjustment for the 9/96 - 8/97 fiscal year applied to the 20 vacant units is based on the preceding formula, but with the full 9.0% vacancy increase processed (reflecting the 100% turnover probability for these vacant units) without further adjustment for collecting the increase.

          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                       Page 83


                       RENTAL INCOME ANALYSIS (Continued)

                                 THE RITZ PLAZA
                     PROJECTED RENT STABILIZATION INCREASES

-------------------------------------------------------------------------------------------------
                                 % of     Turnover       Allowable    Blended Rate  Blended Rate
                                Tenancy  Probability   DHCR Increase   of Increase   of Increase
-------------------------------------------------------------------------------------------------
                                   [a]        [b]           [c]        [a]*[b]*[c]   [a]*[b]*[c]
1-Year Leases                     50.0%     100.0%          5.0%           2.5%          2.5%
2-Year Leases                     50.0%      50.0%          7.0%           1.8%          1.8%
Turnover Activity                            40.0%          9.0%           3.6%          9.0%
                                                                          ----          ----
Total Increase (Occupied Units)                                            7.9%
Total Increase (Vacant Units)                                                           13.3%
Adjustment for 12-month period                                            50.0%           -
                                                                          ----          ----
Blended Rate of Increase                                                   3.9%         13.3%

                                                                       Occupied        Vacant
-------------------------------------------------------------------------------------------------

Source: Calculations by KTR

                                 THE RITZ PLAZA
           9/96 - 8/97 FISCAL YEAR RESIDENTIAL GROSS INCOME PROJECTION

--------------------------------------------------------------------------------
                                                     Blended       9/96 - 8/97
                        Monthly      Annualized       Factor       Fiscal Year
--------------------------------------------------------------------------------
Occupied Base Rent     $806,330      $9,675,960        0.039       $10,053,322
Vacant Base Rent         33,934         407,208        0.133           461,366
                       --------     -----------                    -----------
                       $840,264     $10,083,168                    $10,514,688
--------------------------------------------------------------------------------

Source: Computations by KTR

The 9/96 - 8/97 fiscal year residential potential income is indicated to be $10,514,688 via application of the prevailing DHCR allowable rent increase guidelines to the current contract rents for the occupied and last rent levels for the vacant units. This equates to $30.81 per square foot for the 341,261 square foot area allocated to the 478 apartments.

          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                       Page 84


                       RENTAL INCOME ANALYSIS (Continued)

CONCLUSIONS

The client-provided August 1996 rent roll indicates that the 458 occupied apartments have a monthly rent of $806,330, or $9,675,960 annualized. The 20 vacant units have a last rent of $33,934, or $407,208 annualized. Applying the appropriate blended rate rent increases equates to a 9/96 - 8/97 fiscal year annualized rent of $10,514,688, or $30.81 per square foot for the 478 residential apartments. When expressed on a per square foot basis, the annualized rent regulated fiscal year income is less than the indicated average Market Rent of $34.00 per square foot. This suggests that the regulated rents grown by the allowable DHCR increases are collectable.

These amounts will be adopted and processed within the Income Capitalization Approach section of this report.

Additionally, the subject property is encumbered by a lease for the retail, commercial office and garage spaces. Details of our field research to ascertain the market rents and terms for these elements are contained within the Addenda to this report.

COMMERCIAL COMPONENT

RETAIL SPACE: There is a 2,932 square foot grade level retail space situated along the western property line of the subject property and to the east of the urban plaza. The current lease encumbering the retail space equates to an annualized rent of $40.44 per square foot. To ascertain the market rent for the retail space in the subject property, a survey of asking and contract retail rents was performed.

Retail areas within the Worldwide Plaza complex, about 1 to 2 blocks to the northwest of the subject property were researched. These leases and offerings detail rents ranging from $30.00 to $40.00 per square foot for spaces ranging in size from 667 to 4,389 square feet. Recent leases were noted at

          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                       Page 85


                       RENTAL INCOME ANALYSIS (Continued)

rents from $35.00 to $40.00 per square foot for 10-year terms for spaces up to 2,752 square feet. The retail availability for a 1,500 square foot area between Avenue of the Americas and Seventh Avenue on West 44th Street, about 5 blocks to the southeast of the subject property was noted. This retail element is offered at $60.00 per square foot, with the term and escalation rent to be determined. Additionally, grade level retail availabilities along Seventh Avenue in the immediate vicinity of the subject property are noted to range up to $175.00 per square foot for spaces ranging from 875 to 1,450 square feet for terms up to 10 years.

Based on the foregoing with adjustments for location and that the subject property's retail space accommodates food preparation, the retail lease rent and terms at the subject property are supported by the survey. As such, the retail lease terms are considered to reflect market rates and will be adopted for the subsequent analyses.

OFFICE SPACE: This portion of the subject property consists of the 22,086 square foot area comprising the 4th and 5th floors of the subject property. The entire 4th and a portion of the 5th floor are leased to the GSA, with the balance of the 5th floor leased to a division of AT&T. The GSA lease is for a 10-year term and the contract base rent equates to an annualized amount of $38.26 per square foot for 9/96 - 8/97 fiscal year. The AT&T lease is for a 5-year term and the contract base rent equates to an annualized amount of $23.43 per square foot for the 9/96 - 8/97 fiscal year. Both leases expire during the 2000/01 fiscal year (assuming the 6-month option for the AT&T space is exercised).

To ascertain the market rent for the office space in the subject property, a survey of asking and contract office rents for lower floor spaces was performed. Office areas within the lower floors of the Worldwide Plaza complex were researched. These leases and offerings detail rents averaging $30.00 per square foot for spaces ranging in size from about 1,500 to 27,500 square feet for terms

          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                       Page 86


                       RENTAL INCOME ANALYSIS (Continued)

ranging up to 10 years. Electricity is direct metered. Office availabilities for spaces within 1600 Broadway range from $19.00 to $25.66 per square feet for spaces ranging from 250 to 2,150 square feet. These spaces are located from the 3rd to 10th floors. The 4th floor space noted at 1500 Broadway is for a 2,060 square foot office with an asking rent of $21.00 per square foot. Both buildings are offering 5-year terms. The low-rise commercial buildings along Eighth
Avenue in the immediate vicinity are noted as providing office space for $15.00 to $20.00 per square feet for 2,000 to 8,000 square foot floors. The 3-story building at 760 Eighth Avenue has the upper 6,900 square foot space full floors available for $15.00 per square foot. Commercial office lease terms are typically for 5- to 10-year terms with real estate tax escalations based on a prorata share of increases over a base year. Electricity is generally direct metered.

Based on the foregoing with adjustments for location, age of the competing facilities, tenant appeal and amenities deemed to promote employee morale, most emphasis is placed on the Worldwide Plaza data. As such, an indicated average Market Rent rounded to $30.00 per square foot is considered appropriate for the office space at the subject property.

Based on the aggregate base rent for the AT&T and GSA leases and the 22,086 square foot area, the subject property's commercial office rents equate to an average amount of $33.32 per square foot. Given the credit tenancy and the short remaining term for these leases, no offset for slightly above-market rent is warranted. However, these areas will be processed at the prevailing average market-oriented rent upon lease renewal within the subsequent analyses.

GARAGE COMPONENT

The 158-car garage is encumbered by a 20-year lease expiring at the end of march in the year 2010. The $430,726 fiscal year base rent equates to an annual amount of $2,726 per car. Our survey of recent garage master leases details rents ranging from $2,239 to $3,316 per car for garage capacities

          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                       Page 87


                       RENTAL INCOME ANALYSIS (Continued)

from 77 to 328 cars. These garage facilities are located at luxury multi-family properties, albeit within more established residential neighborhoods. However, the potential to attract a significant transient parking business at the subject property's situs within the Theater District is considered to offset any adjustment for location. Accordingly, the garage lease is deemed to be supported by the market data and will be adopted for the subsequent analyses.

SUMMARY OF POTENTIAL INCOME

Based on the contract lease terms for the residential, retail, office and garage elements, the 9/96 - 8/97 fiscal year gross potential income for the subject property is as follows:

                                 THE RITZ PLAZA
             SUMMARY OF SIGNIFICANT CONTRACT GROSS POTENTIAL INCOME

-----------------------------------------------------------------------------------------------------------------
                                        Fiscal Year Base Rent  R.E. Tax Escalation  Operating Expense Escalation
-----------------------------------------------------------------------------------------------------------------
RESIDENTIAL COMPONENT                             $10,514,688

COMMERCIAL COMPONENT   Retail                        $118,180                    -                             -
                       Office: AT&T                  $172,500                    -                       $13,646
                               GSA                   $563,355                    -                             -
                                                  -----------
                       Total Commercial              $854,035

GARAGE COMPONENT                                     $430,726              $56,418                             -
-----------------------------------------------------------------------------------------------------------------

Source: Client-provided data; Fiscal year computations by KTR

Client-provided lease abstracts are reproduced within the Addenda of this report.

          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                       Page 88


                              HIGHEST AND BEST USE

The Appraisal of Real Estate, Tenth Edition, published in 1992 by the Appraisal Institute defines "Highest and Best Use" as:

      The reasonably probable and legal use of vacant land or an improved property, which is physically possible, appropriately supported, financially feasible, and that results in the highest value.

The definition of Highest and Best Use indicates that there are two types of Highest and Best Use; that of the site as vacant, and that of the property as improved. In each case, the Highest and Best Use of a particular site must generally meet four criteria. The use must be (1) physically possible, (2) legally permissible, (3) financially feasible, and (4) maximally productive. These criteria are considered sequentially; financial feasibility and productivity analysis are irrelevant if either the site will not physically accommodate the use or if the use is prohibited by zoning or building code regulations.

The subject property comprises a 24,100 square foot development site, presently improved with a 40-story 479-unit mixed-use multi-family rental property.

HIGHEST AND BEST USE AS VACANT

The subject property, as if vacant, would represent a relatively large development site. By virtue of its size, it would likely be able to support a major project. The site is essentially level and is not believed to contain any geological constraints. Its sidestreet location within the Theater District limits the site's exposure.

The subject property's C6-4 and C6-5 zoning encourages development to the highest density permitted for commercial and residential usage. The subject property is conveniently located within the Theater District section of Manhattan's Midtown West community. The area suffered throughout

          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                       Page 89


                        HIGHEST AND BEST USE (Continued)

the downturn in the local residential market. Vacancy rates in inferior buildings have risen due to the flight-to-quality opportunities presented in better properties caused by an increase in rental inventory as owners of for-sale apartments opted to rent units rather than sell in what was perceived to be a depressed environment. Recent events suggest a tightening of supply and a general recovery of residential market rent and stabilized sale prices. However, current market conditions preclude an economic return on new non-subsidized luxury market-rate multi-family construction with a complete array of amenities in other than established prime residential areas exhibiting the requisite high level of neighborhood services. This suggests that if not for the 421-a real estate tax exemption subsidies and low-floater rate financing available for the creation of low- to moderate-income regulated rental housing with HFA-type 80/20 programs, the development of new residential rental investment properties might not occur at this time in other than prime locations. The subject property's neighborhood is considered to be less desirable than more established residential districts and the indicated average Market Rent of $34.00 per square foot is appropriately lower. As residential project feasibility in the HMSA typically requires rents ranging from the mid-to the upper-$30s per square foot, the as-of-right residential development potential of the subject property is considered to be unfeasible.

Based on the preceding discussion, we have concluded that the Highest and Best Use of the subject property as though vacant is its development as an HFA-type 80/20 multi-family rental investment property designed in conformity with the surrounding residential facilities and participating in the 421-a real estate tax exemption program and qualifying low income housing tax credit programs.

HIGHEST AND BEST USE AS IMPROVED

The Highest and Best Use of the site, as improved, is its continued use if it is capable of providing a fair return to the underlying land position. The subject property is improved with a 40-story 479-unit multi-family apartment building constructed in 1990. Applying the maximum FAR and air rights

          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                       Page 90


                        HIGHEST AND BEST USE (Continued)

as discussed in the Zoning Analysis section of this report to the subject property's site size indicates a current buildable density of approximately 469,000 square feet. The subject property is presently built to approximately 469,267 square feet of above-grade area, suggesting conformity with the zoning regulations.

Assuming the entire stabilized net operating income, as estimated later in this appraisal report, was returned to the land at a rate of 8.0%, the site value would be $179 per FAR (($6,731,911 / 8.0%) / 469,000). Based on our knowledge of local land values we believe that the value of the subject property's land is less than the $179 per FAR, thus providing a fair return to the land.

The subject property is encumbered by statutory leases which, for all intents and purposes, precludes demolition. Even with these restrictions, the subject property is currently generating a net income in excess of the required return on the land value. The present structure more than supports a necessary return to the underlying land position.

An analysis was performed to ascertain if a conversion to condominium ownership upon the scheduled expiration of the existing 421-a real estate tax exemption program benefits and coincident termination of the DHCR rent regulated restrictions was feasible. As presented later in this report, the $84,600,000 appraised value of the Leased Fee Interest assuming a subsequent conversion to condominium ownership is less than the Market Value conclusion of the Leased Fee Interest assuming the continued operation of the subject property as a multi-family rental investment property.

Therefore, the Highest and Best Use of the subject property as improved is for its continued use as a multi-family rental apartment building.

          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                       Page 91


THE VALUATION PROCESS

To estimate the Market Value of a property three approaches may be employed: The Income Capitalization Approach, Sales Comparison Approach and The Cost Approach. Based upon the available data and property type, the appraiser may use any or all of these methods in rendering a value estimate.

THE INCOME CAPITALIZATION APPROACH

The theory of the Income Capitalization Approach is based on the premise that a value indication for an income-producing property is derived by converting anticipated benefits into property value. Anticipated benefits include the present value of the net income and present value of the net proceeds resulting from the re-sale of the property. There are two methods in order to accomplish this: (1) direct capitalization of a single year's stabilized income by an overall capitalization rate and; (2) the discounted cash flow in which the annual cash flows and reversionary value are discounted to a present value for the remainder of its productive life or over a reasonable holding (ownership) period. The Income Capitalization Approach is widely applied in appraising income producing properties. The reliability of this technique is dependent upon both the reliability of the net income estimate and the capitalization process.

The latter method will be employed in the valuation of the subject property. The Income Capitalization Approach is usually the primary value indicator for properties such as the subject property. As "Investor-purchasers" expect a reasonable rate of return on their equity investment based on the ownership risks involved, this approach closely parallels the investment decision process for multi-family residential properties.

THE SALES COMPARISON APPROACH

Using this technique, the property value is indicated by comparing the subject to similar, nearby properties which have recently been sold. Essentially, the procedure is to gather bona fide, recent,

          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                       Page 92


                        THE VALUATION PROCESS (Continued)

arm's length sales of comparable properties and compare the most important characteristics of the sales to the subject. Adjustments are then made from the comparable properties to the subject property for differences such as location, date of sale, terms of financing, and physical characteristics, etc. Attaining data with a high degree of comparability is most important when this technique is utilized. The reliability of this technique is dependent upon the availability of comparable sales data, the verification of the sales data, the degree of comparability and extent of adjustment necessary for differences, and the absence of non-typical conditions affecting the individual sales prices.

The comparable sales data has been analyzed by the sale price per square foot of building area achieved by the properties with an analysis of the price per unit employed as a check on the reasonableness of the conclusion so derived.

THE COST APPROACH

This method estimates the replacement or reproduction cost of the improvements, less the estimated depreciation (physical, functional, economic), plus the estimated Market Value of the land, in order to arrive at a value indication. This approach is based on the premise that an informed purchaser would pay no more for a property than the cost of constructing a building of similar utility and condition. As developable bulk and density directly impact the value of the underlying land, the magnitude of adjustments and degree of subjectivity pertaining to the inclusion of air rights and determining an appropriate level of entrepreneurial profit may render any conclusion so based as suspect.

Although a Cost Approach to value was not performed, elements germaine to this technique were incorporated into our analyses where appropriate.

          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                       Page 93


                        THE VALUATION PROCESS (Continued)

RECONCILIATION AND FINAL ESTIMATE OF VALUE

A final step in the appraisal process is the reconciliation of the value indications. In the reconciliation or correlation, the appraiser considers the relative applicability of each of the three approaches, examines the range between the value indications, and places major emphasis on the approach that appears to produce the most reliable solution to the specific appraisal problem. The purpose of the appraisal, the type of property, and the adequacy and reliability of the data are analyzed, and appropriate weight is given to each of the approaches to value.

          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                       Page 94


THE INCOME CAPITALIZATION APPROACH

The Discounted Cash Flow technique has been employed in order to estimate the present value of the subject property operating as a multi-family residential rental apartment investment property participating in the 421-g real estate tax exemption and abatement program.

ASSUMPTIONS UTILIZED IN DISCOUNTED CASH FLOW ANALYSIS

Each cash flow consists of the projected revenue received from the rental of the apartments with the expenses associated with the operation of the subject property deducted. The income and expenses relating to the continued operation of the subject property are projected throughout the balance of the anticipated investment period, debiting expenses from effective gross income results in a projection of annual net operating income over a typical investor holding period. Discounting the annual cash flows at an appropriate yield rate indicates an estimate of present value.

Many investors in income producing properties make a forecast of the first year's net operating income as well as net operating incomes and cash flows over a period of time ranging from 10 to 20 years. The cash flow forecast is used to determine a purchase price which will justify the degree of risk inherent in the proposed investment. The major tasks involved are outlined as follows:

1. Establish market rents for the residential apartment units. Location, building age, room sizes, apartment layouts, building height, views, and services have been considered;

2.    Project growth rate of rent levels;

3.    Estimate the absorption rate for apartments;

4. Project future operating expenses, real estate taxes and management fees based upon an analyses of the actual operating experience at comparable properties;

5. Derive the most probable net operating income on an annual basis by subtracting all operating and real estate tax expenses from the effective gross rent estimates.

          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                       Page 95


THE INCOME CAPITALIZATION APPROACH (Continued)

6. Estimation of a resale price of the subject property at the end of the projection period by capitalizing the forecasted net income at an appropriate capitalization rate.

7. Determine the yield rate (internal rate of return) which would attract prudent investors to invest in similar situations with comparable degree of risk, non-liquidity and management burden;

8. Conversion of the pre-tax cash flows and resale price of the subject property into a present value by discounting at the appropriate rate.

Based upon the methodology previously discussed and the revenue and expense projections which follow, we have projected revenues and expenses through the forecasted holding period to process an Income Capitalization Approach to value. The important underlying assumptions are as follows.

SUMMARY OF ASSUMPTIONS

TIME FRAME

We have formulated an 11-year forecast so as to incorporate the 421-a real estate tax program benefits and the conversion of any remaining rent regulated units to market-rate status upon their vacancy after the 421-a program benefits expire in the 2000/01 fiscal year. Cash flows begin on September 1, 1996. The reversion price is based on the net operating income forecasted for the 11th year of the projection period.

POTENTIAL GROSS INCOME

The Potential Gross Income is the total potential income attributable to the subject property at full occupancy before operating expenses are deducted. As previously discussed, the subject property contains 478 residential rental units, a commercial component and a garage component, as well as minor sources of revenue generation. The potential gross income for the various components was presented in the Summary of Leases and the Rental Income Analysis sections of this report.

          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                       Page 96


                 THE INCOME CAPITALIZATION APPROACH (Continued)

GROSS RESIDENTIAL INCOME: The potential gross income contribution from the 478 rentable apartments comprising the residential component has been determined to the $10,514,688 for the 9/96 - 8/97 fiscal year.

RESIDENTIAL RENT INCREASES: As discussed, residential developments that receive benefits, from the city's J-51 or 42l-a real estate tax abatement and/or exemption program will be subject to Rent Stabilization guidelines. A review of the allowable DHCR rent increases for the past 10-year period illustrates an overall increase rounded to 3.0% per year, a rate similar to the CPI growth rate for the same period as published by the Department of Labor, Bureau of Labor Statistics. Based on the preceding, this analysis will assume that the residential rent increases an average of 3.0% per year throughout the term of the projection period.

ADDITIONAL RENT ALLOWABLE UNDER 421-a PROGRAMS: To further induce an owner of a qualifying residential property to participate in the 421-a program and to allow DHCR regulation of the tenancy, the DHCR permits the owner to charge an additional 2.2% of the tenant's base rent as additional rent upon the tenant signing a renewal or initial lease during the term of the 421-a benefits during the period of declining benefits. For 10-year program benefits, the additional rent commences with the initial renewal leases in the 2nd year of the program. As such, an owner is entitled to impose a total of 9 such 2.2% increases over a unit's base rent prior to the declination of benefits during the remaining term of the 10-year 421-a benefits. This additional rent income is additive, not cumulative and terminates with the expiration of 421-a program benefits and the attendant DHCR regulation.

Based on client-provided material, the base figure for calculating the additional rent is rounded to $77,000 (based on the rent roll data reviewed and adjusted to the 1992/93 fiscal year as the initial year of additional rent income). The additional rent is estimated to be $397,833, for average of $1.17

          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                       Page 97


                 THE INCOME CAPITALIZATION APPROACH (Continued)

per square foot of rentable residential area. Subsequent to the termination of the 421-a benefits in the 5th year of the model, the additional rent component is projected to be eliminated coincident with the attrition of units from DHCR regulation to decontrolled status.

TURNOVER LEASING: As discussed in the Residential Market Analysis section, unit turnover will average 40.0% per year. Coincident with the termination of DHCR rent restriction, the rent stabilized attrition rate is forecasted to slow to 33.3% per year. This equates to a fully decontrolled residential component by the 2003/04 fiscal year. The turnover figure is used for leasing commission calculations and for the conversion to market rent of the rent stabilized apartments upon expiration of the 421-a benefits and the coincident termination of rent regulations upon unit turnover.

COMMERCIAL COMPONENT INCOME: As presented in the Summary of Leases and the Rental Income Analysis sections, the commercial component is estimated to generate $854,035 as base rent adjusted to coincide with the 9/96 - 8/97 fiscal year. Additionally, the escalation income of $13,646 will be processed. Upon lease renewal during the 2000/01 fiscal year, the office component is projected to generate an average base rent of $33.76 per square foot (given the current indicated average Market Rent of $30.00 per square foot grown by a 3.0% annual inflation factor). Renewal leases are based on a 10-year term with escalation income calculated on a prorata basis over the base year. Subsequent to the initial lease, the base rents have been processed with an annual 3.0% increase. A 60% speculative renewal rate with a 3-month marketing period and a 2-month free rent period for re-marketed space was processed at the renewal probability rate.

Based on the expiration date, the retail component is not anticipated to turnover during the projection period.

          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                       Page 98


                 THE INCOME CAPITALIZATION APPROACH (Continued)

GARAGE COMPONENT INCOME: Based on the data presented within the Summary of Leases and the Rental Income Analysis section, the contract garage rent of $430,726 for the 9/96 - 8/97 fiscal year will be adopted and processed. Additionally, the $56,418 real estate tax escalation income will be processed for a total garage component income of $487,144 for the 9/96 - 8/97 fiscal year.

HEALTH CLUB MEMBERSHIP: A review of the client-provided data and projected operating budget indicates health club membership income of $165,000 for the 1996/97 fiscal year. This equates to an average amount of approximately $345 per residential apartment. The budgeted amount is consistent with the historical health club income data analyzed and will be adopted for the cash flow model. This amount has been grown by the inflation factor throughout the holding period.

VALET: As discussed in the Summary of Leases section, the area leased to Carlton Cleaners is indicated to generate $12,000 for the 9/96 - 8/97 fiscal year. This amount has been adopted and grown by the annual inflation factor throughout the holding period.

LAUNDRY: The laundry facilities are leased to CoinMach, Inc., a concessionaire. Client-provided data indicates that a new 5-year lease at a rent of $70,000 per year was recently signed. This rent equates to $12.18 per apartment for the entire 479-unit count. Market parameters indicate that laundry concession leases typically range from $8.00 to $14.00 per apartment per month. As the contract rent is supported it will adopted for the cash flow. At the expiration of the lease term, a new rent based on the current rent grown by the annual inflation factor will be processed. That rent will be processed with steps of 3.0% per year through the remainder of the projection period.

MISCELLANEOUS: Miscellaneous income refers to other fee and interest income typical to multi-family rental operations, with service income generated by housekeeping activities. Additionally, consideration was given to early lease termination and late fee income. Based on our review of

          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                       Page 99


                 THE INCOME CAPITALIZATION APPROACH (Continued)

comparable rental property operating statements, other income ranges from about $125 to $675 per apartment, depending on the level of services offered and/or recoverable landlord/tenant legal fees. Given the tenant profile and level of services scheduled to be offered, other income of $125 per apartment is considered appropriate. This equates to a rounded amount of $59,900 in miscellaneous income based on the 478 rental apartments and superintendent's unit.

VACANCY AND CREDIT LOSS: Stable residential properties within the influencing market typically experience a vacancy and collection loss of around 3.0%. A brief survey of the immediate and surrounding communities has indicated that there is a strong demand for quality, rent-regulated housing with typical rental buildings experiencing similar low vacancy rates. As a result, turnover usually results in very near immediate re-leasing. However, a large majority of the rents at the subject property are at market levels, suggesting a higher degree of risk. Our conversations with representatives of the luxury multi-family rental properties indicated that approximately 25% to 50% of the apartments turnover per year. The forecasted 40% turnover rate equates to a vacancy rate rounded to 3.3%, assuming that turnover apartments are re-let within 1 month. Although DHCR limits annual rent increases, the units are indicated to be at market-oriented levels. As such, a credit loss factor of 1% to 2% is considered adequate to counter the rent collection risk presented by the nominal leasehold position. Therefore, a combined vacancy and credit loss rounded to 5.0% will be applied to the gross potential residential rent component of the cash flow model.

As retail opportunities slowly strengthen, vacancies are expected to tighten as demand increases. Typically, retailing in the area is performed by non-credit or regionally-based merchants. Based on the offerings researched and general level of vacancies noted for the immediate area, an average vacancy and credit loss of 5.0% is appropriate for the retail component of the subject property. This combined rate is considered to adequately reflect the subject property's influencing environment. Similarly, the commercial office market is showing signs of continued recovery. Based on the success

          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                      Page 100


                 THE INCOME CAPITALIZATION APPROACH (Continued)

of the Worldwide Plaza complex, the low office vacancy rate in the immediate area and the good quality space offered at the subject property, a 5.0% vacancy and credit loss factor will be applied to the office income.

No vacancy or credit loss was factored for the garage component, valet, laundry concession or miscellaneous income contributions.

OPERATING EXPENSE ANALYSIS

We have reviewed the client-provided historical expense report and the 1996/97 operating budget. Where appropriate, emphasis was placed on the budget information. The expenses indicated for the subject property were compared to recent actual and budgeted expenses from multi-family rental properties within the HMSA to gauge the reasonability of the expense levels submitted. These expense comparable summaries and the operating budget are presented in the tables on the following pages.

OPERATING EXPENSES: The expense analysis which follows will determine a reasonable expense budget for the operation of the subject property as a residential rental investment property. The inflationary cost factor for all operating expenses is estimated to be 3.0% per year. This rate of inflation is supported by historical Consumer Price Index (CPI) material published by the U.S. Department of Labor, Bureau of Labor Statistics, Middle Atlantic Region Office. Data reviewed exhibits annual CPI changes (tracked on a monthly basis) ranging from 2.0% to 7.0% for 1990 through the last quarter 1996, with recent months demonstrating annualized CPI changes at the lower-end, or from 2.6% to 2.9%.

As the growth rate is supported by the CPI data and investor inflation expectations (as illustrated within various surveys), the 3.0% annual inflation factor will be adopted. Thus, except where noted, an 11.0% adjustment factor has been applied to the 1994 expenses and an 8.0% adjustment factor

          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                      Page 101


                 THE INCOME CAPITALIZATION APPROACH (Continued)

has been applied to the 1995 expenses so as to estimate expenses coinciding with the 9/96 - 8/97 fiscal year. No offset was applied to the client's 1996/97 budgeted expenses.

                                 THE RITZ PLAZA
                   HISTORICAL AND BUDGETED OPERATING EXPENSES

----------------------------------------------------------------------------------------------------------------------------
                                                                                  1995                  Budget
                                  1993                   1994               Annualized                 1996/97
Line Item                       Amount  per Sq.Ft.     Amount   per Sq.Ft.      Amount  per Sq.Ft.      Amount   per Sq.Ft.
----------------------------------------------------------------------------------------------------------------------------
Payroll                       $744,475      $1.59  $  830,966       $1.77   $  803,419      $1.71   $  878,735       $1.87
Fuel                            93,600       0.20      99,593        0.21       97,887       0.21      137,500        0.29
Utilities                      227,609       0.49     214,399        0.46      216,003       0.46      178,439        0.38
Water and Sewer Rent            58,185       0.12      64,681        0.14       77,383       0.16       88,851        0.19
Repairs and Maintenance        343,674       0.73     313,402        0.67      334,647       0.71      483,000        1.03
Management                     387,943       0.83     395,081        0.84      380,000       0.81      300,933        0.64
Insurance                       94,966       0.20      75,408        0.16       75,922       0.16       97,782        0.21
Administrative                 200,408       0.43     221,155        0.47      277,623       0.59       27,380        0.06
Professional                   512,348       1.09      91,773        0.20      146,803       0.31       35,250        0.08
Leasing and Marketing          683,551       1.46     428,977        0.91      527,724       1.12       75,000        0.16
Health Club                     83,870       0.18     107,879        0.23      131,119       0.28       40,000        0.09
Reserves                             -          -           -           -            -          -       26,025        0.06
Miscellaneous                   74,212       0.16      38,815        0.08      101,487       0.22       16,450        0.04
                            ----------      -----  ----------       -----   ----------      -----   ----------       -----
Total Operating Expenses    $3,504,841      $7.47  $2,882,129       $6.14   $3,170,017      $6.76   $2,385,345       $5.08
----------------------------------------------------------------------------------------------------------------------------

Source: 0wner-provided material; Compiled by KTR

          Koeppel Tener Real Estate Services, Inc., Valuation Division

                                 THE RITZ PLAZA
                               COMPARABLE PROPERTY
                               OPERATING EXPENSES

-----------------------------------------------------------------------------------------------------------------------------------
                           The Brittany             Key West     Normandie Court II           The Barclay         Carnegie Park
                       1775 York Avenue  750 Columbus Avenue   205 East 95th Street      1755 York Avenue  200 East 94th Street
                    36-story Built 1994  12-story Built 1986    33-Story Built 1987   37-Story Built 1984   30-Story Built 1992
                              271 Units            206 units              382 Units             329 Units             460 Units
                         297,240 Sq.Ft.       280,000 Sq.Ft.         329,850 Sq.Ft.        322,900 Sq.Ft.        425,239 Sq.Ft.
                            1995 Budget          1995 Actual            1994 Actual           1994 Actual           1994 Budget
-----------------------------------------------------------------------------------------------------------------------------------
Payroll                           $2.35                $1.68                  $1.57                 $2.23                 $2.19
Fuel                               0.28                 0.14                   0.21                  0.28                  0.28
Utilities                          0.48                 0.39                   0.25                  0.44                  0.49
Water and Sewer                    0.21                 0.06                   0.28                  0.25                  0.20
Repairs and Maintenance            0.91                 0.68                   0.99                  1.01                  1.22
Management                         0.46                 0.29                   0.36                  0.67                  0.66
Insurance                          0.20                 0.13                   0.27                  0.21                  0.15
Professional Fees                  0.19         Not Reported                   0.14                  0.15                  0.14
Administrative                     0.25                 0.12                   0.39                  0.29                  0.23
Security                           0.32         Not Reported                   0.93                  0.29                  0.58
Health Club                        0.27         Not Reported           Not Reported                   NA                   0.51
Leasing Expense                    0.30                 0.16                   0.32                  0.71          Not Reported
Miscellaneous              Not Reported         Not Reported                   0.14          Not Reported          Not Reported
                           ------------         ------------           ------------          ------------          ------------
per Sq.Ft.                        $6.22                $3.65                  $5.85                 $6.53                 $6.65

per Unit translation
Payroll                          $2,574               $2,283                 $1,356               $2,189                $2,025
Fuel                                310                  190                    181                  275                   259
Utilities                           524                  530                    216                  432                   453
Water and Server                    229                   82                    242                  245                   185
Repairs and Maintenance           1,001                  924                    855                  991                 1,128
Management                          509                  394                    311                  658                   610
Insurance                           221                  177                    233                  206                   139
Professional Fees                   203                                         121                  147                   129
Administrative                      277                  163                    337                  285                   213
Security                            351                   -                     803                  285                   536
Health Club                         297                   -                      -                    -                    471
Leasing Expense                     332                  217                    276                  697                    -
Miscellaneous                        -                    -                     121                   -                     -
                                 ------               ------                 ------               ------                ------
per Unit                         $6,827               $4,961                 $5,051               $6,409                $6,147
-----------------------------------------------------------------------------------------------------------------------------------

Building size estimated as gross above-grade area.
Source: Field survey and financial statements provided by the respective management companies; Compiled by KTR

          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                      Page 103


                 THE INCOME CAPITALIZATION APPROACH (Continued)

As addressed within the following narrative, selected comparable properties were analyzed on a per square foot of above-grade building area basis, which were illustrated in the table presented on the preceding page. After a comparative analysis of the expenses projected for the subject property and selected properties similar to the subject, we prepared a forecast of the 9/96 - 8/97 fiscal year expenses. In order to quantify the noted expenses, each item will be addressed separately.

PAYROLL: According to the client-provided material, the budgeted expense for staffing, including payroll taxes, union and other benefits, vacation pay, sick pay and bonuses is estimated to be $878,735, which equates to $1.87 per square foot. This expense reflects the building staff for 24-hour doorman/concierge service, janitors, handyperson and the superintendent for this rental property, as well as supplemental security and health club personnel. Adjusting the budgeted amount for part-time security and for the health club staffing (both discussed in following paragraphs), the resulting payroll amount is $737,171, or $1.57 per square foot. This figure is directly supported by the range of payroll expense illustrated by the comparable properties.

The payroll figure is based on the current labor contract with the local union. Based on the scheduled expiration of the current contract rates during April 1997, the $737,171 figure will be grown by the inflation factor to account for an anticipated wage and benefits increase. The resulting amount is rounded to $744,500, or $1.59 per square foot for the 9/96 - 8/97 fiscal year.

FUEL: The historical fuel expense has been static at $0.20 to $0.21 per square foot for the 1993 through annualized 1995 reporting period. The budgeted fuel expense of $0.29 per square foot is based on a 500 gallon annual consumption per apartment at the prevailing price of approximately $0.57 per gallon for No. 6 fuel oil. This amount is supported by the array of fuel expense noted for the comparable properties. The budgeted fuel amount will be increased by a sales tax factor and rounded to an amount of $148,800, or $0.32 per square foot for the 9/96 - 8/97 fiscal year.

          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                      Page 104


                 THE INCOME CAPITALIZATION APPROACH (Continued)

UTILITIES: Included in this amount is the cost of cooking gas for all apartments (including the superintendent's apartment) and natural gas for the building's laundry facilities. Additionally, the cost of electricity for the public halls, elevators and allocated amounts for the laundry machines and various other pumps and machinery is included. The budgeted utilities expense for the subject property equates to $0.38 per square foot, a figure below the historical amounts of $0.46 to $0.49 per square foot noted for the subject property. As the subject property has upgraded the public area lighting fixtures to accommodate the highly efficient florescent bulbs, the utilities expense is appropriately lower. Additionally, the range of utilities expense exhibited by the comparable properties directly supports the budgeted amount. As the budgeted amount is based on the actual 1995 figures, it will be adopted and grown by the inflation factor to a rounded amount of $187,400, or $0.40 per square foot for the 9/96 - 8/97 fiscal year.

WATER AND SEWER: This charge refers to direct-metered water consumption and sewer rent charges for the apartments, as well as for the common areas. The comparable properties exhibit water and sewer expense ranging from $0.06 to $0.28 per square foot. These amounts directly support the budgeted water and sewer expense noted for the subject property. As such, the budgeted amount will be adopted and rounded to an amount of $88,900, or $0.19 per square foot for the 9/96 - 8/97 fiscal year.

REPAIRS AND MAINTENANCE: As a rental property, this category not only includes the repair, service contracts and maintenance of items such as the elevators, boiler, plumbing, electrical system, communication equipment, exterminating, grounds maintenance, janitorial supplies and painting of common areas, but also includes repairs within the individual apartments and the periodic painting of the apartment interiors. The repairs and maintenance expense figures for the subject property and those of the comparable properties are presented with the supplies, service contracts and decorating expenses as part of the repairs and maintenance category. The subject property's budgeted repairs

          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                      Page 105


                 THE INCOME CAPITALIZATION APPROACH (Continued)

and maintenance expense of $483,000 equates to $1.03 per square foot, a figure well within the range of repairs expense illustrated by the comparable rental properties. The upper end of the range is dominated by luxury Upper East Side rental facilities, offering a superior level of service, grounds maintenance and housekeeping. Based on the significantly smaller common area requirements and lack of landscaping for the subject property, the budgeted repairs and maintenance amount will be based on the market-oriented rate of $1.00 per square foot of above-grade building area, or $469,300 for the 9/96 - 8/97 fiscal year. This amount is considered sufficient to maintain a competitive level of housekeeping for the common areas (including the health club) and to provide for the periodic painting and upkeep of the unit interiors.

MANAGEMENT: As a rental property, fees for management services can be by contract rate or as a function of the revenues produced by the property, usually between 2.0% and 5.0% of the residential effective gross income (collections). Applying an amount towards the lower end of the range, or a fee based on 2.5% of the effective gross income, equates to a management fee rounded to $299,600, or $0.64 per square foot for the 9/96 - 8/97 fiscal year. As the 2.5% rate and the derived expense per square foot figure are supported by the comparable properties, the management fee based on 2.5% of collections will be adopted for the cash flow model.

INSURANCE: Insurance includes fire, liability, theft, boiler, exclusive of the premiums paid to employee benefit plans. The subject property indicates a budgeted insurance expense of $97,782, or $0.21 per square foot. This amount is supported by the comparable properties, which range from $0.13 to $0.27 per square foot. Based on the age of construction, level of service, amenities and projected tenant profile, most emphasis is placed on the budgeted amount as it reflects current competitive bidding. The budgeted insurance expense will be adopted and rounded to $97,800, or $0.21 per square foot for the 9/96 - 8/97 fiscal year.

          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                      Page 106


                 THE INCOME CAPITALIZATION APPROACH (Continued)

ADMINISTRATIVE: The forecast for this category covers a multitude of expenses incidental to a residential property such as contingencies, administrative, license and permits and miscellaneous items which are not included under repairs and maintenance. The historical amounts for the subject property reflect administrative expense translating to a range from $0.43 to $0.59 per square foot, amounts significantly higher than the $0.06 per square foot budgeted for the 1996/97 period. Translated to a per unit basis, the expenses range from $163 to $337 for various levels of administrative responsibility (e.g., low income housing tax credit program compliance). Based on the tenant profiles and anticipated level of services for the subject property, an administrative expense towards the middle of the market-oriented range, or from $225 to $275 per unit will be adopted. Applying an averaged amount rounded to $250 per unit to the 479 occupied units (including the superintendent's unit) equates to an administrative expense rounded to $119,800, or $0.26 per square foot for the 9/96 - 8/97 fiscal year.

PROFESSIONAL FEES: This category includes engineering, consulting, accounting fees and non-recoverable legal fees. The budgeted expense of $35,250, or $0.08 per square foot is directly (albeit at the low end) supported by the range of professional fee expense noted for comparable properties. However, based on the mixed-use complexity of the subject property and high turnover rate, the amount of non-recoverable legal fees is anticipated to be slightly higher than at the comparable properties. As such, a market-oriented professional fees expense based on an amount rounded to $125 per unit will be adopted. Applying the average amount to the 479 occupied units (including the superintendent's unit) equates to a professional fee expense rounded to $59,900, or $0.13 per square foot for the 9/96 - 8/97 fiscal year.

LEASING AND MARKETING EXPENSE: As previously discussed, 40% of the units will turnover during a 12-month period. Although the current environment favors the landlord and leasing commissions are generally borne by the tenant, the cyclical nature of real estate and the length

          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                      Page 107


                 THE INCOME CAPITALIZATION APPROACH (Continued)

of the projection period warrants an inclusion of residential leasing expenses. Based on typical leasing expenses, as discussed with representatives of Feathered Nest, the Corcoran Group and Douglas Elliman, a leasing expense equal to 1/2-month's rent per apartment leased is considered to appropriately reflect the historical cost of leasing luxury residential rental properties. As such, a residential leasing expense based on 50.0% of the residential unit rent per month at a 40.0% attrition rate will be incorporated into the cash flow model.

Leasing expenses associated with the commercial office space is based on a generally accepted commission schedule. This equates to a commission of 32.0% of the initial year's rent for a 10-year lease posted in the year of the lease signing. Based on the prevailing average Market Rent of $33.76 per square foot for the 22,086 square foot area and the 60.0% speculative renewal probability discussed, a leasing expense of $95,440 is indicated.

Additionally, an amount for tenant work to improve the office space will be factored. Based on a $40.00 per square foot work letter (as described by local market professionals familiar with the area's Class "B" office market) grown by the annual inflation factor to the date of lease renewal and the 60.0% speculative renewal rate, a potential offset for tenant improvements ("TI") of $397,728 is indicated for the 2000/01 fiscal year.

This equates to an amount of $493,168 as the commercial leasing and marketing expense associated with the speculative lease renewals anticipated for the 2000/01 fiscal year. This amount will be added to the leasing and marketing amount calculated for the residential component for that fiscal year period.

The following table illustrates these calculations.

          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                      Page 108


                 THE INCOME CAPITALIZATION APPROACH (Continued)

                CALCULATION OF TI AND COMMERCIAL LEASING EXPENSE

           ---------------------------------------------------------------
               14,724  Sq.Ft.
                7,362  Sq.Ft.
             --------
               22,086  Total Commercial Office Sq.Ft.
               $45.02  Current TI at renewal date (inflated)
             --------
             $994,320  Potential TI for new leases
                40.0%  at Speculative Renewal Probability of 60%, the 40%
             --------  factor is used (1 - 0.60)
             $397,728  TI calculated for cash flow

               14,724  Sq.Ft.
                7,362  Sq.Ft.
             --------
               22,086  Total Commercial Office Sq.Ft.
               $33.76  Current Market Rent at renewal date (inflated)
             --------
             $745,623  Potential Gross Commercial Income at Market Rent
                32.0% Standard office leasing commission factor for 10-year lease
             $238,599  Potential commission liability for new leases
                40.0%  at Speculative Renewal Probability of 60%, the 40%
             --------  factor is used (1 - 0.60)
              $95,440  Office commissions calculated for cash flow

             $397,728  TI calculated for cash flow
              $95,440  Office commissions calculated for cash flow
             --------
             $493,168  Total TI and office commissions for cash flow
             --------
           ---------------------------------------------------------------

                           Source: Computations by KTR

HEALTH CLUB: The budgeted expenses for the operation of the on-site health club did not include the payroll and benefits for the staff. As discussed, those amounts will be incorporated into the health club line item in the following proforma. Adopting the $40,000 budgeted for the health club operations and adding the $114,400 payroll for staffing plus an amount equal to 12.5% for payroll taxes (based on client-provided figures), equates to a health club expense rounded to $168,100, or $0.36 per square foot. This amount is directly supported by the range of health club expense noted for the comparable properties and, as such, will be adopted for the 9/96 - 8/97 fiscal year.

SECURITY: The subject property does not have a budgeted line item expense for security services. However, provision was made within the budgeted payroll line item for a supplemental security component. Given the staffing level previously discussed, a supplemental security detail is considered warranted. Additionally, some of the competing facilities cited within the Residential Market Analysis

          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                      Page 109


                 THE INCOME CAPITALIZATION APPROACH (Continued)

section of this report have a security detail. The comparable properties all indicate an amount for security. The Upper East Side location for the Barclay provides security to enhance its marketability. As such, it may not necessarily connote a safety concern as much as a marketing mechanism to promote exclusivity. Carnegie Park and the Brittany, 80/20 rental facilities located at East 94th and 92nd Streets, respectively, have security line item expenses. The range for this expense is from $0.29 to $0.93 per square foot. Given the proposed staffing and supplemental roving street patrols provided by the BID, a part-time security component may be adequate. Based on a contract service of approximately $9.00 per hour for a typical 8-hour shift for 6 days per week, a security expense rounded to $25,000, or $0.05 per square foot is indicated. As a part-time security presence is considered warranted, the expense will be adopted for the 9/96 - 8/97 fiscal year.

RESERVES: This category affords a budget to provide for the replacement of short-lived items necessary to maintain the habitability of the apartments. Items such as kitchen appliances and cabinets, bathroom fixtures and tiling, flooring repairs, and public elements such as the roof and hallway carpeting are included. An annual contribution to reserves averaging $200 per apartment, plus an amount rounded to $5,000 as reserves for the commercial unit (at $0.15 per square foot and including potential reserves for the adjacent theater) are considered sufficient to maintain the high quality levels necessary to remain competitive with the rental properties in the influencing market. The reserves figure is rounded to $100,800, or $0.21 per square foot and will be adopted for the 9/96 - 8/97 fiscal year.

MISCELLANEOUS: This category contains minor expenses necessary for the operation of a rental facility and typical expenses include holiday decorations, entertainment and gratuities. The operating budget illustrates a $16,450, or $34.34 per unit miscellaneous expense line item. Only 1 of the comparable properties reported a miscellaneous expense. As the previous expenses are considered to be comprehensive, most emphasis will be placed on the budgeted expense. The budgeted figure

          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                      Page 110


                 THE INCOME CAPITALIZATION APPROACH (Continued)

will be based on a market-oriented amount rounded to $35.00 per unit. This equates to $16,765,or $0.04 per square foot. In addition, a miscellaneous expense associated with the Times Square Improvement District BID rounded to $35,000 per year will be included in this line item. As such, the aggregate miscellaneous expense is rounded to $51,800, or $0.11 per square foot for the 9/96 - 8/97 fiscal year.

REAL ESTATE TAXES: Real estate taxes will be processed as discussed within the Real Estate Tax Assessment and Analysis section of this appraisal. The real estate tax liability for the first 5 years of the projection period is based on the 421-a program guidelines and assumptions previously discussed. Thereafter, application of an assessor's method which calculates the real estate tax liability at 21.0% of the effective gross income will be processed.

OPERATING EXPENSE SUMMARY: Based on the foregoing, the total projected stabilized operating budget for the 9/96 - 8/97 fiscal year has been estimated to be $5,253,937, or $11.20 per square foot. Without the unabated real estate tax burden (estimated at 21.0% of the effective gross income), the stabilized operating expenses equate to $5.84 per square foot. This measurement method suggests conformity with the market data from the comparable properties when adjustments for reserves and inflation are made.

The stabilized operating proforma based on the previous discussions is presented on the following page.

          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                      Page 111


                 THE INCOME CAPITALIZATION APPROACH (Continued)

                                 THE RITZ PLAZA
             STABILIZED OPERATING PROFORMA: 9/96 - 8/97 FISCAL YEAR

   --------------------------------------------------------------------------
        INCOME
        Residential Gross                                   $10,514,688
        421-a Income                                            397,833
        Vacancy and Credit Loss                     5.0%       (545,626)
                                                            -----------
        Effective Gross Residential Income                  $10,366,895

        Commercial Base Rents                                  $854,035
        RE Tax and Operating Escalation                          13,646
        Vacancy and Credit Loss                     5.0%        (43,384)
                                                            -----------
        Effective Gross Commercial Income                      $824,297

        Garage (includes R.E. Tax Escalation)                  $487,144
        Health Club Membership                                  165,600
        Valet                                                    12,000
        Laundry                                                  70,000
        Miscellaneous                                            59,900
                                                            -----------
        Effective Gross Income                              $11,985,836

        EXPENSES                               per Sq.Ft.
        Payroll                                    $1.59       $744,500
        Fuel                                        0.32        148,800
        Utilities                                   0.40        187,400
        Water and Sewer                             0.19         88,900
        Repairs and Maintenance                     1.00        469,300
        Management                                  0.64        299,600
        Insurance                                   0.21         97,800
        Administrative                              0.26        119,800
        Professional                                0.13         59,900
        Leasing and Marketing                       0.37        175,200
        Health Club                                 0.36        168,100
        Security                                    0.05         25,000
        Reserves                                    0.21        100,800
        Miscellaneous                               0.11         51,800
        Unabated Real Estate Taxes                  5.36      2,5l7,026
                                                  ------    -----------
        Total Operating Expenses                  $11.20     $5,253,926

        Net Operating Income                      $14.35     $6,731,911
        Expense Ratio                                             43.8%
   --------------------------------------------------------------------------

Source: Computations by KTR

          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                      Page 112


                 THE INCOME CAPITALIZATION APPROACH (Continued)

The subject property's expenses are considered consistent with those exhibited by the comparable properties. This level of expense is considered reasonable and represents the subject property's location, particular demographics, level of services and scheduled physical condition. The operating budget expense suggests an expense ratio of 43.8% when the unabated tax liability is applied. Typically, multi-family rental facilities operate at expense ratios of between 40% and 60% of the effective gross income. This suggests that the subject property is operating with an artificially enhanced income capability due to the favorable real estate tax benefits generated by the 421-a program. The balance of the subject property's expenses are well supported as they are consistent with market driven data.

DISCOUNTED CASH FLOW VALUATION

Value is calculated by discounting the 10-year projected net proceeds of the property at an appropriate discount rate. The discount rate is defined by the Appraisal Institute as "a rate of return on capital used to convert future payments or receipts into present value." The use of this rate results in a net present value of a particular property when it is applied to a given income stream and reversion.

This rate is determined by investors based upon the relative risk of a particular investment in relation to other investment vehicles. Recent published surveys of major investors' criteria have indicated that desired IRRs are declining and generally range from 10.5% to 13.0% for residential apartment buildings with the higher end of the range representing riskier, older properties. The following data is a compilation of various surveys of the nation's leading life insurance companies, real estate advisors, investors, investment banking firms, and pension fund advisors which provides guidelines currently being utilized in the market. The following table summarizes the highlights of these reports for the category of apartment buildings.

          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                      Page 113


                 THE INCOME CAPITALIZATION APPROACH (Continued)

                                 INVESTOR SURVEY
                               SECOND QUARTER 1996

      --------------------------------------------------------------------
                                                               Range
      --------------------------------------------------------------------
        Internal Rate of Return                             10.0%-12.5%

        Overall Capitalization Rate                          7.5%-10.5%

        Terminal Capitalization Rate                         8.0%-10.5%

        Annual Revenue Growth Rate                           0.0%-5.0%

        Annual Expense Growth Rate                           3.0%-5.0%
      --------------------------------------------------------------------

                            Source: Compiled by KTR

The preceding table summarized the highlights of these reports for the category of apartment buildings.

SELECTION OF AN INTERNAL RATE OF RETURN

The consensus of those actively engaged in the marketplace for apartment buildings is that internal rates of return (based upon forecasting techniques and assumptions similar to those utilized herein) fall within a broad range, depending upon numerous risk factors including, among others:

(a)   LOCATION: the better the location the lower the IRR;

(b) PHYSICAL CHARACTERISTICS OF THE SUBJECT PROPERTY: the newer the property, the higher the quality of construction and finishes, and the better the design and layout of the physical plant, the lower the IRR;

(c) DEGREE OF FORECASTED CASH FLOW GROWTH: the greater the growth forecasted, the higher the IRR;

(d) AMOUNT OF EQUITY INVESTMENT REQUIRED: the greater the required equity investment (that portion of the total acquisition cost not typically funded by conventional financing), the higher the IRR;

          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                      Page 114


                 THE INCOME CAPITALIZATION APPROACH (Continued)

(e) LENGTH OF PROJECTION PERIOD: the longer the projection period, the higher the IRR; and

(f) TYPE OF INVESTMENT: the riskier the perceived return on investment for a particular type of real estate, the higher the IRR.

In our opinion, due to the subject property's: (a) location within a less established residential neighborhood; (b) age of construction; (c) the scheduled termination of DHCR regulation coincident with the expiration of the 421-a program benefits; and (d) high occupancy levels exhibited at competing market rate residential facilities, with the anticipated continued demand for well-priced housing opportunities, we believe a pre-tax yield rate of 11.0% is appropriate for this investment.

TERMINAL CAPITALIZATION RATE: The terminal capitalization rate is applied to the net operating income estimated for the year following the end of the holding period so as to derive a value associated with the reversionary position. Part of this valuation is a measure of confidence in the continued acceptance of the subject property's overall design and its location within the influencing Manhattan housing market over the 10-year holding period to maintain a competitive position within the rental market and conversion potential to condominium ownership. Based upon the survey discussed, a rate of 8.5% is deemed appropriate and will be processed in conjunction with the 11.0% discount rate and growth rates discussed.

REVERSIONARY VALUE: The reversionary value has been calculated by capitalizing the 1lth year net operating income at the terminal capitalization rate of 8.5%.

SALES COMMISSION: The current commercial brokerage commission is typically 1.0% to 3.0% of the transaction price; however, this commission becomes negotiable with the larger, higher profile properties. In our analysis, a 2.0% sales commission of the future resale is estimated.

          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                      Page 115


                 THE INCOME CAPITALIZATION APPROACH (Continued)

TRANSFER TAXES: The New York State and City recording transfer taxes totaling 3.025% of the reversionary value have been deducted. This tax rate reflects current rates and has not been adjusted for inflation.

The cash flow model and summary are presented on the following pages.

          Koeppel Tener Real Estate Services, Inc., Valuation Division

                     THE RITZ PLAZA: 11-YEAR CASH FLOW MODEL

-----------------------------------------------------------------------------------------------------------------------------------
                                  Period            1              2              3               4               5               6
                             Fiscal Year      1996/97        1997/98        1998/99       1999/2000         2000/01         2001/02
INCOME
Residential Gross Income                  $10,514,688    $10,830,129    $11,155,032     $11,489,683     $11,834,374    $12,609,487
421-a Income                                  397,833        474,833        551,833         678,833         693,000        457,380
Vacancy and Credit Loss                      (545,626)      (565,248)      (585,343)       (605,926)       (626,369)       (653,343)
                                          -----------    -----------    -----------     -----------     -----------    -----------
Effective Gross
  Residential Income                      $10,366,895    $10,739,714    $11,121,523     $11,512,591     $11,901,005    $12,413,523

Commercial Base Rents                        $854,035       $858,762       $858,574        $842,107        $717,552       $931,552
RE Tax and Operating Escalation                13,646         24,492         41,267          54,596          82,864         79,322
Vacancy and Credit Loss                       (43,384)       (44,163)       (44,992)        (44,835)        (40,021)       (50,544)
                                          -----------    -----------    -----------     -----------     -----------    -----------
Effective Gross
  Commercial Income                          $824,297       $839,091       $854,849        $851,868        $760,395       $960,330

Garage (includes R.E.
  Tax Escalation)                            $487,144       $501,723       $543,415        $560,549        $608,115       $626,229
Health Club Membership                        165,600        170,568        175,685         180,956         186,384        191,976
Valet                                          12,000         12,360         12,731          13,113          13,506         13,911
Laundry                                        70,030         70,000         70,000          70,000          70,000         81,000
Miscellaneous                                  59,900         61,697         63,548          65,454          67,418         69,441
                                          -----------    -----------    -----------     -----------     -----------    -----------
Effective Gross Income                    $11,985,836    $12,395,153    $12,841,750     $13,254,530     $13,606,823    $14,356,410

EXPENSES
Payroll                                      $744,500      $766,835        $789,840        $813,535        $837,941       $863,080
Fuel                                          148,800       153,264         157,862         162,598         167,476        172,500
Utilities                                     187,400       193,022         198,813         204,777         210,920        217,248
Water and Sewer                                88,900        91,567          94,314          97,143         100,058        103,059
Repairs and Maintenance                       469,300       483,379         497,880         512,817         528,201        544,047
Management                                    299,600       309,879         321,044         331,363         340,171        358,910
Insurance                                      97,800       100,734         103,756         106,869         110,075        113,377
Administrative                                119,800       123,394         127,096         130,909         134,836        138,881
Professional                                   59,900        61,697          63,548          65,454          67,418         69,441
Leasing and Marketing                         175,200       180,502         185,917         191,495         690,407        210,158
Health Club                                   168,100       173,143         178,337         183,687         189,198        194,874
Security                                       25,000        25,750          26,523          27,318          28,138         28,932
Reserves                                      100,800       103,824         106,939         110,147         113,451        116,855
Miscellaneous                                  51,800        53,354          54,955          56,603          58,301         60,050
Real Estate Taxes                           1,191,242     1,664,277       1,721,374       2,278,799       2,338,310      3,014,846
                                          -----------    -----------    -----------     -----------     -----------    -----------
Total Operating Expenses                   $3,928,142    $4,484,621      $4,628,197      $5,273,515      $5,914,901     $6,206,308

Net Operating Income                       $8,057,694    $7,910,532      $8,213,553      $7,981,015      $7,691,922     $8,150,102
Expense Ratio                                   32.8%         36.2%           36.0%           39.8%           43.5%          43.2%
-----------------------------------------------------------------------------------------------------------------------------------

          Koeppel Tener Real Estate Services, Inc., Valuation Division

-----------------------------------------------------------------------------------------------------------------------------------
                                         Period            7                8                 9               10               11
                                    Fiscal Year      2002/03          2003/04           2004/05          2005/06          2006/07
INCOME
Residential Gross Income                         $13,421,754      $14,270,071       514,698,174      $15,139,119      $15,593,292
421-a Income                                         228,690                -                 -
Vacancy and Credit Loss                             (682,522)        (713,504)         (734,909)        (756,956)        (779,665)
                                                 -----------      -----------       -----------      -----------       -----------
Effective Gross Residential Income               $12,967,922      $13,556,568       $13,963,265      $14,382,163      $14,813,628

Commercial Base Rents                               $960,937         $991,260        $1,022,554       $1,054,847       $1,088,175
RE Tax and Operating Escalation                       54,824           62,729            71,064           77,130           83,318
Vscancy and Credit Loss                              (50,788)         (52,699)          (54,681)         (56,599)         (58,575)
                                                 -----------      -----------       -----------      -----------       -----------
Effective Gross Commercial Income                   $964,972       $1,001,289        $1,038,936       $1,075,379        $1,112,918

Garage (includes R.E. Tax Escalation)               $681,800         $705,109          $729,308         $751,723          $774,750
Health Club Membership                               197,735          203,667           209,777          216,070           222,553
Valet                                                 14,329           14,758            15,201           15,657            16,127
Laundry                                               83,430           85,933            88,511           91,166            93,901
Miscellaneous                                         71,524           73,669            75,880           78,156            80,501
                                                 -----------      -----------       -----------      -----------       -----------
Effective Gross Income                           $14,981,712      $15,640,994       $16,120,878      $16,610,315       $17,114,377

EXPENSES
Payroll                                             $888,972         $915,641          $943,110         $971,404        $1,000,546
Fuel                                                 177,675          183,005           188,495          194,150           199,975
Utilities                                            223,765          230,478           237,393          244,514           251,850
Water and Server                                     106,151          109,336           112,616          115,994           119,474
Repairs and Maintenance                              560,369          577,180           594,495          612,330           630,700
Management                                           374,543          391,025           403,022          415,258           427,859
Insurance                                            116,778          120,282           123,890          127,607           131,435
Administrative                                       143,047          147,339           151,759          156,312           161,001
Professional                                          71,524           73,669            75,880           78,156            80,501
Leasing and Marketing                                223,696          237,835           244,970          252,319           259,888
Health Club                                          200,720          206,742           212,944          219,332           225,912
Security                                              29,851           30,747            31,669           32,619            33,598
Reserves                                             120,360          123,971           127,690          131,521           135,467
Miscellaneous                                         61,852           63,707            65,619           67,587            69,615
Real Estate Taxes                                  3,146,160        3,284,609         3,385,384        3,488,166         3,594,019
                                                 -----------      -----------       -----------      -----------       -----------
Total Operating Expenses                          $6,445,464       $6,695,566        $6,898,937       $7,107,270        $7,321,840

Net Operating lncome                              $8,536,248       $8,945,428        $9,221,942       $9,503,045        $9,792,537
Expense Ratio                                          43.0%            42.8%             42.8%            42.8%             42.8%
-----------------------------------------------------------------------------------------------------------------------------------

Source: Computations by KTR

          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                      Page 118


                 THE INCOME CAPITALIZATION APPROACH (Continued)

                                 THE RITZ PLAZA
                              SUMMARY OF CASH FLOWS

--------------------------------------------------------------------------------
                                                11.0%
Cash Flow Year           Cash Flow    Discount Factor    Present Worth
--------------------------------------------------------------------------------
1996/97                 $8,057,694          0.9009009       $7,259,184

1997/98                 $7,910,532          0.8116224        6,420,365

1998/99                 $8,213,553          0.7311914        6,005,679

1999/2000               $7,981,015          0.6587310        5,257,342

200/01                  $7,691,922          0.5934513        4,564,781

2001/02                 $8,150,102          0.5346408        4,357,377

2002/03                 $8,536,248          0.4816584        4,111,556

2003/04                 $8,945,428          0.4339265        3,881,658

2004/05                 $9,221,942          0.3909248        3,605,085

2005/06                 $9.503,045          0.3521845        3,346,825
                                                          ------------
                                                           $48,809,852

11th Year NOI                                               $9,792,537
Terminal Capitalization Rate                                      8.5%
Gross Reversionary Value                                  $115,206,315
Less:
Sales Commissions @                              2.0%      ($2,304,126)
NYS Recording/Transfer Fee                     3.025%      ($3,484,991)
                                                          ------------
Net Reversionay Value                                     $109,417,198

10th year Discount Factor                                    0.3521845

Present Value of Reversion                                 $38,535,039
Plus: Present Value of Cash Flows                          $48,809,852
                                                          ------------
Indicated Present Worth                                    $87,344,891
--------------------------------------------------------------------------------
Source: Computations by KTR

          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                      Page 119


                 THE INCOME CAPITALIZATION APPROACH (Continued)

Therefore, the Market Value of the Leased Fee Interest in the subject property, operated as a multi-family rental investment property and participating in New York City's 421-a real estate tax exemption and abatement program, as of August 1, 1996 as if free and clear of financing, is rounded to:

               EIGHTY-SEVEN MILLION THREE HUNDRED THOUSAND DOLLARS

                                  ($87,300,000)

Although a value via the direct capitalization technique was not performed, the indicated Market Value suggests an overall rate of 7.7% based on the stabilized operating proforma, as presented on a previous page. This capitalization rate is supported by the range of overall rates (OARs) indicated by the recent sales activity cited in the following Sales Comparison Approach section, which illustrates OARs from 6.5% to 8.5%. The implied 7.7% capitalization rate is considered appropriate given the conservative forecast of income and expenses and condominium conversion potential (if market conditions sufficiently improve) of the subject property's units.

          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                      Page 120


                          THE SALES COMPARISON APPROACH

The Sales Comparison Approach is an estimate of value derived from a sales comparison with similar type properties. This method directly reflects the actions of buyers and sellers in the marketplace. Substitution is the underlying principle affecting the choice of buyers and sellers, and which implies that a prudent person will not pay more to buy a property than it would cost to buy a comparable substitute property. The price a typical purchaser pays is usually the result of a comparison process of various alternatives.

During the past 24 months, there have been relatively few arms-length transfers of vacant multi-family rental investment properties and none comparable to that proposed for the subject property within the influencing market and surrounding areas. To estimate the value of the subject property upon completion of construction, 5 apartment building sales have been analyzed. These sales are summarized in a following table and more fully described within the Addenda of this report. The comparative process involves judgement as to the similarity between the subject property and the comparable sale properties with regard to a variety of factors affecting value, such as location, age, design and condition of the structure, rent levels, operational efficiencies and other factors.

Sale prices often contain elements which are difficult to quantify accurately; such as unit mix and current market demands, the physical condition of individual units and building, the income attributable to non-residential space, and seller motivation. Accordingly, this valuation will place minimal weight on the Sales Comparison Approach, and the value conclusions derived from this section will be employed only as a check on the Income Capitalization Approach, which is considered to be the primary indicator of value for the subject property.

The primary value indicator for the Sales Comparison Approach is considered to be the price per square foot of above-grade building area, with the effective gross income multiplier (EGIM) employed as a check on the reasonableness of the value derived. The summary table presented on

          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                      Page 121


                    THE SALES COMPARISON APPROACH (Continued)

the following page illustrates a range of $84.18 to $181.65 per square foot of above-grade building area, with EGIMs from 5.8 to 7.7 (effective gross income multiplier). The sales are each compared to the subject property with respect to various value influencing factors and adjusted accordingly. An adjustment for market conditions was performed for the transfers. Sales 4 and 5 reflect distress sales of failed condominium developments. Given the strengthening of the rental market and subsequent re-positioning of those facilities as interim rental product until their recent re-marketing as for-sale apartment properties, an upward adjustment to account for the general recovery in the market is warranted. As discussed in the Residential Market Analysis section, market-oriented rents have risen by 1.0% to 2.5% per month during the past 12-month period. Given that overall increases in market-oriented rental rates have significantly outpaced inflation, risks associated with already constructed investment rental properties have been somewhat abated.

Accordingly, investor demand for such property is expected to increase as vacancy decontrol policies enhance cash flow growth potential and that the traditional exit strategy of conversion to for-sale property becomes feasible. This last point is supported by the re-marketing of the failed condominium facilities as for-sale inventory after an interim rental program. As such, a time adjustment for improved market conditions averaging 2.0% per month from the each sale date to the date of value will be applied.

Additional adjustment factors considered are location, property size, condition, unit mix and cash flow potential. This task is complicated by the fact that specific; detailed data pertaining to the sales is very limited. The available sales data for each property cited is further detailed in the Addenda of this report. These sales are summarized in the table presented on the following page.

          Koeppel Tener Real Estate Services, Inc,, Valuation Division

                                 THE RITZ PLAZA
                            COMPARABLE BUILDING SALES

------------------------------------------------------------------------------------------------------------------------------------
                                                                                   Price per
                                                                       Price per     Sq. Ft.         OAR    Comments and
         Address                  Sale Date         Price  No. Units        Unit     (Gross)  (estimated)   EGIM discussion
------------------------------------------------------------------------------------------------------------------------------------
1.      888 Eighth Avenue        August 1995  $28,713,078   383 plus     $74,969      $93.67         8.5%   20-story building
                                                            retail +                                        constructed 1965 in the
                                                              garage                                        Clinton area. Purchased
                                                                                                            by operator of numerous
                                                                                                            rental facilities as a
                                                                                                            mismanaged facility.
                                                                                                            Numerous non-primary
                                                                                                            residence actions are
                                                                                                            currently pending to
                                                                                                            increase turnover at
                                                                                                            market-oriented rents
                                                                                                            under DHCR regulation.
                                                                                                            The purchase price
                                                                                                            represents a gross rent
                                                                                                            multiplier of 5.8

2.      150 East 1801 Street     July 1995  $14,900,000     221 plus     $67,421      $84.18        8.1%   14-story plus penthouse
                                                            retail +                                       building constructed
                                                              garage                                       circa 1960 in the
                                                                                                           Gramercy Park area.
                                                                                                           Apartment mix is
                                                                                                           primarily studio and
                                                                                                           1-BRs. 58-car garage
                                                                                                           for tenant use only.
                                                                                                           The property is DHCR
                                                                                                           rent stabilized and has
                                                                                                           a high occupancy rate.
                                                                                                           The purchase price
                                                                                                           represents a gross rent
                                                                                                           multiplier of 5.9


3.      303 East 83rd Street     August 1994  $33,500,000   261 plus    $128,352     $153.54        8.5%   32-story building
        The Camargue                                        retail +                                       constructed in 1979 as a
                                                              garage                                       rental. Renewal leases
                                                                                                           are at market as the
                                                                                                           421-a benefits have
                                                                                                           expired. Buyers are
                                                                                                           contemplating a
                                                                                                           conversion as a
                                                                                                           middle-market condo. The
                                                                                                           property is 100% occupied
                                                                                                           and the purchase price
                                                                                                           represents a gross rent
                                                                                                           multiplier or 6.1.

4.      62 West 62nd Street      July 1994  $30,000,000     121 plus    $247,934     $164.28        8.1%   26-story building
        Chequers                                             retail                                        constructed in l989 as a
                                                                                                           condominium and
                                                                                                           subsequently operated as
                                                                                                           a rental facility. The
                                                                                                           property is 100% occupied
                                                                                                           and will be re-positioned
                                                                                                           again as a condominium
                                                                                                           apartment building with
                                                                                                           retail along Broadway.
                                                                                                           The purchase price
                                                                                                           represents a gross rent
                                                                                                           multiplier of 7.3.

5.      255 West 85th Street   December 1993   $9,809,000         65    $150,907    $181.65         6.5%   22-story building
                                                                                                           constructed in the
                                                                                                           late-l98Os as a
                                                                                                           condominium and
                                                                                                           subsequently completed in
                                                                                                           1992. The OAR and gross
                                                                                                           rent multiplier of 7.7
                                                                                                           are based on prevailing
                                                                                                           market parameters as a
                                                                                                           rental investment
                                                                                                           property.

Ranges                         December 1993   $9,809,000         65     $67,421     $84.18         6.5%   Estimated and actual
                                          to           to         to          to         to           to   EGIMs front 5.5 to 7.7
                                 August 1995  $33,500,000        383    $247,934    $181.65         8.5%
------------------------------------------------------------------------------------------------------------------------------------

Source: Field survey, REDIDATA material with calculations by KTR; Compiled by KTR

          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                      Page 123


                    THE SALES COMPARISON APPROACH (Continued)

IMPROVED SALE No. 1: 888 Eighth Avenue is a 20-story building constructed in 1965 between West 52nd and West 53rd Streets in the Clinton section of Manhattan. The property was purchased by the Mancochurian Brothers, owners and operators of numerous multi-family properties south of 96th Street, from the estate of Jonathan Woodner. Reportedly, the property had suffered from mis-management and illegal sublets were rampant. Through a program of non-primary residency challenges, numerous apartments have been vacated and renovated to let at market-oriented rents under DHCR regulation. The retail and garage components are indicated to contribute 20% of the total 1994 effective gross income. The estimated above-grade area of 306,525 square feet equates to a purchase price of $93.67 per square foot. The estimated 250,000 square foot rentable area translates into an average-sized apartment of 653 square feet, suggesting a design typical for that vintage.

The effective gross income for 1994 indicates a rent multiplier of 5.8 and the 1994 operating income equates to an overall rate of 8.5%, all according to New York City Department of Finance records as filed by the owner. An upward adjustment for improved market conditions was effected. As this facility is approximately 30 years old, a large upward adjustment is warranted. Given the location on Eighth Avenue in the West 50s, no adjustment for location is warranted. Based on the average-sized apartment unit, an upward adjustment for the inferior utility is warranted. This is compounded with an upward adjustment to reflect the inferior interior finishes and fixtures. An upward adjustment for the inferior average rent level due to long-lived DHCR regulation relative to the subject property is warranted, which is tempered by the amount of non-residential income.

Overall, a significant upward adjustment was considered appropriate to the $93.67 price per square foot of above-grade building area.

          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                      Page 124


                    THE SALES COMPARISON APPROACH (Continued)

IMPROVED SALE No. 2: 150 East 18th Street is a 14-story plus penthouse building constructed circa 1960 at the corner of Third Avenue in the Gramercy Park section of Manhattan. The retail and garage components are indicated to contribute a minor portion of the estimated 1995 effective gross income. The estimated above-grade area of 176,995 square feet equates to a purchase price of $84.18 per square foot. The estimated 152,900 square foot rentable area translates into an average-sized apartment of 689 square feet, suggesting a design typical for that vintage. Additionally, the unit mix is dominated by studio and 1-bedroom apartments, almost to the exclusion of larger units. The estimated effective gross income for 1995 indicates a rent multiplier of 5.9 and the forecasted 1995 operating income equates to an overall rate of 8.1%, all according to seller-provided records.

As this facility is approximately 36 years old, a significant upward adjustment for age is warranted. Given the July 1995 sale date, an upward adjustment for improved markets is warranted. A downward adjustment for the superior location on Third Avenue south of the Gramercy Park area is warranted. Upward adjustments for the inferior utility of the apartment layouts and design area warranted, as are upward adjustments for the inferior fixtures and finishes. The facility is encumbered by a restricted income stream due to long-lived DHCR regulation, which is nominally offset by the small garage and retail component. As such, a large upward adjustment is considered appropriate to reflect the inferior income growth potential.

Overall, a significant upward adjustment was considered appropriate to the $84.18 price per square foot of above-grade building area.

IMPROVED SALE No. 3: 303 East 83rd Street is a 32-story building constructed in 1979 as a rental property in the Upper East Side section of Manhattan. The property sold to a group of real estate investors who have expressed an interest in converting the property to condominium ownership, specifically targeting the middle-market with prices averaging $300 per square foot. The

          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                      Page 125


                    THE SALES COMPARISON APPROACH (Continued)

applicable rent stabilization regulations have terminated with the expiration of the 421-a real estate tax benefits. As such, units are deregulated upon vacancy.

The property is 100% occupied and the net operating income was estimated at $13.03 per square foot with an expense ratio of 48.6% at the time of sale. The effective gross income is indicated to be $25.35 per square foot including revenue from the 6,265 square foot retail and 100-car garage components. The gross above-grade area is estimated at 218,187 square feet, with 210,669 square feet allocated to the residential units. Based on the area measurement cited, the sale price translates to $153.54 per square foot of above-grade building area. The estimated OAR is 8.5% and the GIM is indicated to be 6.1 for this transaction.

Based on the August 1994 sale date, a large upward adjustment for improved market conditions was performed. Given the location on Second Avenue in the East 80s in the Upper East Side, a downward adjustment for location is warranted. An upward adjustment for age to reflect the late 1970s construction was performed. Based on the indicated average-sized unit, average floor height (allowing for superior natural light and views) and inclusion of balconies in most units, no adjustment for overall utility was warranted. However, upward adjustments for the older unit finish and fixtures were effected. Based on the ability to decontrol apartments upon tenant turnover and the significant income contribution of the non-residential component, an offsetting adjustment for cash flow growth potential was warranted.

After the significant upward adjustment for improved market conditions, a tempering net downward adjustment for location was considered appropriate.

IMPROVED SALE No. 4: 62 West 62nd Street is a 26-story building originally constructed as a condominium in 1989, however sales efforts failed and the property was repositioned as a rental

          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                      Page 126


                    THE SALES COMPARISON APPROACH (Continued)

facility. Residential rents are reported to average about $30 per square foot. There is 7,048 square feet of retail space along Broadway and a 6,068 square foot theater located in the basement. Amenities are limited to a 24-hour doorman and concierge service. The gross above-grade building area is estimated at 182,616 square feet with a rentable residential area of 126,555 square feet for 121 apartments. The 121 apartment count includes a superintendent's unit. Given the measurements cited, the sale translates into a price of $164.28 per square foot of above-grade building area. Based on the reported 1993 operating income rounded to $2,435,000, the OAR is indicated to be 8.1%. The
1993) effective gross income rounded to $4,120,000 suggests 7.3 as the gross rent multiplier. The property is currently being re-positioned as condominium property in response to improved market conditions.

Based on the July 1994 sale date, a large upward adjustment for improved market conditions was performed. An upward adjustment to reflect the late-1980s construction date was applied. The location is replete with cultural attractions and neighborhood amenities servicing the vast residential population. As such, a large downward adjustment for location reflecting these superior residential qualities is appropriate. As the facility was built for the luxury condominium market, the individual apartments contain quality finishes which are superior to the typical rental product. Accordingly, a downward adjustment for unit condition and quality of finish is warranted based on the plans reviewed. This property has an average-sized unit of 1,046 square feet in area. This requires a moderate downward adjustment for utility based on the subject property's smaller average-sized apartment and typical designs. Given the market-oriented rents with the repositioning to for-sale property and the inclusion of a valuable non-residential income component, a downward adjustment for cash flow growth potential was warranted.

          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                      Page 127


                    THE SALES COMPARISON APPROACH (Continued)

The upward adjustments for improved market conditions and age are tempered by the downward adjustments for location, utility and higher average floor height. Overall, a large net downward to the post time-adjusted value indicator was effected.

IMPROVED SALE No. 5: 255 West 85th Street is a 22-story building originally developed as a condominium facility in the late 1980s, however financial and legal difficulties halted construction until the lending institution foreclosed and finished the project. The noted sales price includes $250,000 for facade repair work. Prior to selling the property, the bank discussed the possibility of reinstating the original offering plan to sell the individual units. An interview with the buyer indicated that his plans were to either market the apartments at $250 per square foot or to institute a rental program at rents averaging $28 per square foot. The building contains 54,000 square feet gross and 48,200 square feet of rentable area. The following analysis is based on market conditions prevailing at the time of sale.

Estimating expenses at 50% of an effective income (based on a 5.0% vacancy and credit loss factor) produces a NOI estimated to be $13.30 per rentable square foot. This suggests an overall rate (OAR) of 6.5% and an estimated GIM of 7.7 based on the rentable area. The cited building measurement equates to a transaction price of $181.65 per square foot of above-grade building area.

As this is the oldest sale and that the improvement in market conditions is generally accepted as having commenced well after this 1993 year-end sale, the adjustment for improved market conditions will be tempered for this transaction. Situated on a side street in the Upper West Side, a downward adjustment to the value indicators for the superior residential location of this property is warranted. Upward adjustments for the design qualities which display functional obsolescence in utility and layout was effected, as was an upward adjustment for the smaller average unit size. Upward adjustments for the lack of a retail, or other non-residential revenue source, were considered.

          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                      Page 128


                    THE SALES COMPARISON APPROACH (Continued)

Overall, the significant upward adjustment for improved market conditions were compounded by upward adjustments for age, inferior cash flow growth potential and adjustments for unit-specific and design qualities. These adjustments were tempered by the significant downward adjustment for the vastly superior Upper West Side location. This produces an overall upward adjustment to the $181.65 per square foot sale price and other value indicators.

                                 THE RITZ PLAZA
                        SALES COMPARISON ADJUSTMENT GRID

-----------------------------------------------------------------------------------------------------------------------------------
                                        Sale 1           Sale 2                 Sale 3              Sale 4         Sale 5
Address                         888 Eighth Avenue 150 East 18th Street 303 East 83rd Street 62 West 62nd Street 255 West 85th Street
Price per Sq.Ft.                        $93.67          $84.18                $153.54               $164.28         $181.65
------------------------------------------------------------------------------------------------------------------------------------
Adjustments
Time                                      24%             26%                    49%                  51%              49%
Time Adjusted Price per Sq.Ft.        $116.53         $106.46                $228.37              $247.73          $270.11
Location                                   0%             -5%                   -20%                 -15%             -15%
Age                                       20%             20%                     5%                   5%               0%
Unit Size                                 10%             15%                     0%                  -5%               5%
Unit Finish                               15%             15%                     5%                  -5%             -10%
Cash Flow                                 10%             20%                   -10%                  -5%               5%
Total Post-Time Adjustments(%)            55%             65%                   -20%                 -25%             -15%
Adjusted Price per Sq.Ft.             $180.61         $175.66                $182.69              $185.80          $229.60
------------------------------------------------------------------------------------------------------------------------------------

      Source: Computations and adjustments by KTR

CONCLUSIONS

The subject property is a 40-story 478-unit multi-family rental investment facility constricted in 1990 and containing commercial office, retail and garage components. Considering the subject property's location, design of the units, amenities, non-residential income component and proximity to the employment centers, the subject property displays qualities which offer a direct competitive choice to the properties cited.

After adjusting upward for time, age, average unit size and finish, and with consideration for the inferior cash flow potential at 888 Eighth Avenue, the subject property would market at a unit price

          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                      Page 129


                    THE SALES COMPARISON APPROACH (Continued)

higher than the $93.67 per square foot figure for that transaction. A downward for the superior location was performed for the 150 East 18th Street sale. This adjustment served to temper the upward adjustments for time, unit finish and restricted income growth due to long-lived DHCR control and small retail component. As such, the subject property would trade well above the indicated $84.18 per square foot amount noted for that transfer. The Carmargue, at East 83rd Street and Second Avenue, required a downward adjustment to the $153.54 price per square foot for the Upper East Side location, however, countering adjustments for building age and unit finish were performed. These factors served to amplify the upward adjustment for improved market conditions. Based on the termination of DHCR controls and significant non-residential income component, a downward adjustment for cash flow growth potential was warranted. As such, the subject property would trade above the $153.54 per square foot of above-grade building area noted for this sale. Chequers, at West 62nd Street and Broadway, required a downward adjustment for location with a tempering upward adjustment age. The large upward adjustment for time was tempered somewhat by a downward adjustment for the non-residential cash flow component and smaller downward adjustments for unit utility, finish and size. This resulted in an moderate overall net upward adjustment to the $164.28 per square foot amount for that sale. The property at 255 West 85th Street requires a downward adjustment for location. The upward adjustments for time and cash flow growth potential were countered somewhat by a downward adjustment for unit finish, indicating an overall net upward adjustment to the $181.65 price per square foot.

The unadjusted sale prices range from $84.18 to $181.65 per square foot of above-grade building area, with the adjustments producing a tighter range from $175.66 to $229.60 per square foot of building area. Based upon the preceding analysis, and with most emphasis placed on the sales of the newer rental facilities, an indicated value rounded to $180.00 per square foot of above-grade building area is deemed appropriate. Application of the $180.00 per square foot value indicator to the

          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                      Page 130


                    THE SALES COMPARISON APPROACH (Continued)

469,267 square foot above-grade building area results in a value estimate of $84,468,060 for the subject property.

Based on the stabilized operating proforma effective gross income of $11,985,836 (as derived in the Income Capitalization Approach section of this report), suggests an EGIM of 7.0. Both the sale price per square foot and EGIM value indicators are strongly supported by the ranges illustrated by the comparable properties cited. As such, the indicated value estimate will be adopted.

ADJUSTMENT FOR REMAINING 421-a PROGRAM BENEFITS: The $3,300,000 present value of the remaining 421-a program benefit period is added to the indicated value estimate. This equates to a total value estimate of $87,768,060 for the subject property.

Therefore, the indicated Market Value of the Leased Fee Interest in the subject property via the Sales Comparison Approach with consideration for the present value associated with the remaining 421-a program benefits, as of August 1, 1996 and as if free and clear of financing is rounded to:

               EIGHTY-SEVEN MILLION EIGHT HUNDRED THOUSAND DOLLARS

                                  ($87,800,000)

          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                      Page 131


                  RECONCILIATION AND FINAL CONCLUSION TO VALUE

The purpose of this appraisal is to provide an estimate of the Market Value of the Leased Fee Interest in the subject property. The indicated Market Value estimates for the subject property are as follows:

      The Income Capitalization Approach:                 $87,300,000

      The Sales Comparison Approach:                      $87,800,000

      The Cost Approach:                                        -N/A-

The primary approach to value is considered to be the Income Capitalization Approach, as the subject property is being valued as a rental apartment building investment property. The Sales Comparison Approach was performed and utilized as second approach to value. The subjectivity in estimating construction costs, qualifying economic obsolescence present in the market and determining an appropriate entrepreneurial profit combine to make the Cost Approach method one that is infrequently relied upon for this type of property. As such, a Cost Approach has not been included in this appraisal.

The Sales Comparison Approach typically provides an estimate of value based upon the recent activity of buyers and sellers in the marketplace. However, for rental apartment properties, there are numerous issues to be considered, such as vacancies at sale, conversion potential, income and expenses, etc., which cloud sales prices. Adjustments are therefore difficult to quantify accurately. While this approach provides some measure of comparison, it does exhibit a significant degree of diminished utility.

The Income Capitalization Approach is well documented by actual and extensive market data and supports the Market Value estimate derived herein. The Income Capitalization Approach is considered to be the most important value indicator, since the subject property is income producing. This approach is the best evidence and reflection of the economic realities of the marketplace as the

          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                      Page 132


              RECONCILIATION AND FINAL VALUE CONCLUSION (Continued)

Income Capitalization Approach seeks to view the subject property's value from the perspective of the typical investor. The subject property would be bought and sold in the marketplace primarily on its ability to produce annual net income. KTR has formulated a series of assumptions relating to the rental rates and projected continuance oil income sources. Projected revenue from all sources, operating expenses and real estate taxes have been incorporated into a stabilized pro forma, commencing September 1, 1996, to arrive at our estimate of Market Value.

This approach reflects the relationship between the income a property is capable of generating and its value in the marketplace. Typical investors judge the value of a property based upon the quality and quantity of the income generated, as well as the likely impact of market conditions on future income generation. The Income Capitalization Approach, by considering these factors, provides the greatest measure of the credibility for this type of property. Recognizing that the Income Capitalization Approach incorporates only the economic factors involved in real estate investment, we are of the opinion that the conclusion reached by this approach best reflects present market conditions and the subject property's actual Market Value.

Accordingly, based on the preceding analysis and evaluation, we are of the opinion that the Market Value of the Leased Fee Interest of the Ritz Plaza as currently operating as a mixed-use multi-family rental investment property, as of the date of inspection, August 1, 1996, as if free and clear of financing is:

               EIGHTY-SEVEN MILLION THREE HUNDRED THOUSAND DOLLARS

                                  ($87,300,000)

          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                      Page 133


                         CONDOMINIUM SELL-OUT VALUATION

The client has requested that a scenario offering the Residential Component, the Commercial Component and the Garage Component for sale pursuant to a plan to convert the subject property to condominium ownership be prepared. Accordingly, we have formulated a series of assumptions pertaining to the marketing and subsequent sale of the subject property as condominium units.

The future benefits of ownership consist of the present worth of the net income which will accrue to the owner of the property, plus the present worth of the net proceeds resulting from the eventual disposition of the property. As such, the Income Capitalization Approach has been selected as the methodology to value the subject property under this scenario. The 2 most commonly used techniques of converting net income into value in the Income Capitalization Approach are Direct Capitalization and the Discounted Cash Flow Analysis. The Discounted Cash Flow technique has been employed in order to estimate the present value of the subject property as if marketed and sold as condominium units..

ASSUMPTIONS UTILIZED IN DISCOUNTED CASH FLOW ANALYSIS
Based upon the methodology previously discussed and the revenue and expense projections which follow, we have projected revenue and expenses associated with the marketing of the subject property as condominium apartments. The income and expenses relating to the continued operation of the subject property are projected throughout the balance of the anticipated investment period, debiting expenses from effective gross income results in a projection of annual net operating income over a typical investor holding period. Discounting the annual cash flows at an appropriate yield rate indicates an estimate of present value.

Many investors in income producing properties make a forecast of the first year's net operating income as well as net operating incomes and cash flows over a period of time. The cash flow forecast is used to determine a purchase price which will justify the degree of risk inherent in the proposed

          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                      Page 134


                   CONDOMINIUM SELL-OUT VALUATION (Continued)

investment. The important underlying assumptions regarding this process are presented within the following paragraphs.

TIME FRAME: Our review of the influencing market data indicates that market-priced inventory will be absorbed. An absorption period of 36 months will be processed in conjunction with the termination of DHCR rent regulation and forecasted turnover of the tenancy to decontrolled status. This pace of sales indicates an absorption of 13 to 14 units per month, or a selling rate of 2.8% per month. Although a slight acceleration in sales activity as the project gains further acceptance may occur, this attenuated sales pace will be processed.

ADJUSTMENT TO COINCIDE WITH THE TERMINATION OF DHCR REGULATION: Based on the scheduled termination of DHCR regulation (coincident with the expiration of the 421-a real estate tax exemption benefits, an adjustment for improved market conditions is warranted. Employing the 3.0% annual inflation factor (as discussed in a preceding section), the indicated average market price of $275.00 per square foot of apartment area will be grown to $319.00 per square foot to coincide with sales commencing with the July 1, 2001 expiration of rent regulation for vacated units. The average pricing will be grown by the inflation factor each fiscal year of the model.

RESIDENTIAL SALES REVENUE: The adjusted indicated average market price of $319.00 per square foot will be processed for the 341,261 square feet of area allocated to the 478 residential units and to the 976 square foot superintendent's apartment. The average-sized unit at the subject property is indicated to be approximately 714 square feet in size. Applying the indicated average market price of $319.00 per square foot equates to an overall price rounded to $227,800 per unit.

COMMERCIAL COMPONENT AND GARAGE COMPONENT SALE REVENUE: The Residential Unit sales will be augmented by the inclusion of the sale of the Garage Component and

          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                      Page 135


                   CONDOMINIUM SELL-OUT VALUATION (Continued)

the Commercial Component. The value of the Garage Component has been estimated to be $4,500,000, or $28,500 per car (based on the 158-car parking capacity). The value of the Commercial Component has been estimated to be $6,100,000, or $244 per square foot for the 25,018 square foot Commercial Component (22,086 square feet for the commercial office area and 2,932 square foot retail space). Each value was calculated by debiting the incremental real estate tax liability and allocated common charges (as discussed in a following paragraph) associated with the operations of the Commercial and Garage Components from the respective component's effective gross income.

Additional amounts for insurance (based on $0.10 per square foot), asset management (based on 1.0% of effective gross income) and reserves (based on $0.10 per square foot) were also debited. The resulting incremental net operating incomes were capitalized into value by applying a 10.0% overall capitalization rate.

The allocations for common charges are based on the relative demand each component places on the operation of the subject property as a whole. Adjustments for specific line are discussed within the following analysis. The allocation of real estate taxes is based on each component's relative contribution to income. The allocation is based on an assessor's method (as previously discussed) where each component's real estate liability is calculated at 21.0% of its respective effective gross income.

The capitalized value calculations are based on the income and expense for the 2001/02 fiscal year, and are presented in the following table.

          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                                      Page 136


                   CONDOMINIUM SELL-OUT VALUATION (Continued)

                                 THE RITZ PLAZA
           INCREMENTAL WORTH OF THE GARAGE AND COMMERCIAL COMPONENTS

---------------------------------------------------------------------------------------------------
Fiscal Year                2000/01
                                                         Residential      Garage     Commercial
Effective Gross Income                                   $12,413,523     $626,229     $960,330

Line Item                  Amount       % Allocation
---------------------------------------------------------------------------------------------------
Payroll                   $863,080      94%, 1% and 5%     $811,295       $8,631       $43,154
Fuel                       172,500      94%, 1% and 5%      162,150       $1,725        $8,625
Utilities                  217,248      89%, 4% and 7%      193,481        8,820        14,947
Water and Sewer            103,059     100%, 0% and 0%      103,059           -             -
Repairs and Maintenance    544,047      94%, 1% and 5%      395,477        5,440        27,202
Management                 358,910      89%, 4% and 7%      159,823        7,286        12,347
Insurance                  113,377      89%, 4% and 7%      100,974        4,603         7,800
Administrative             138,881     100%, 0% and 0%      138,881           -             -
Professional                69,441      89%, 4% and 7%       61,844        2,819         4,778
Leasing and Marketing      210,158       0%, 0% and 0%           -            -             -
Health Club                194,874     100%, 0% and 0%      194,874           -             -
Security                    28,982      89%, 4% and 7%       25,811        1,177         1,994
Reserves                   116,855      94%, 1% and 5%      109,844        1,169         5,843
Miscellaneous               60,050      89%, 4% and 7%       53,481        2,438         4,131
                                                           --------      -------       -------

                     Common Charge Allocation            $2,510,993      $44,108      $130,821
                     % Allocation                             93.5%         1.6%          4.9%

Real Estate
 Taxes: $3,014,846   Allocated Real Estate Taxes         $2,685,022     $122,403      $207,421
                     % Allocation                             89.1%         4.1%          6.9%
                     Additional Expenses
                     Insurance (@ $0.10 per Sq.Ft.)             -         $3,473        $2,502
                     Management (@ 1.0% of EGI)                 -          6,262         9,603
                     Reserves (@ $0.10 per Sq.Ft.)              -          3,473         2,502
                                                                        --------      --------

                     Net Operating Income                               $446,510      $607,481
                     Overall Capitalization Rate                           10.0%         10.0%
                     Capitalized Value                                $4,465,102    $6,074,815
                                                           (rounded)  $4,500,000    $6,100,000

      Source: Computations and allocations by KTR

          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York,  New York                                                     Page 137


                   CONDOMINIUM SELL-OUT VALUATION (Continued)

SALES REVENUE GROWTH RATE: Given the recent stabilization of the region's housing market combined with the anticipated improvement of the New York metropolitan area economy, the local condominium market is expected to gain momentum as a result of pent-up demand for for-sale product in the marketplace. Our discussions with members of the local brokerage community indicate that the increases in rental pricing have spurred the ownership market, with projected rental rate increases anticipated to further convert would-be tenants to owners. As such, prices for the subject property's units are forecasted to rise an average of 3.0% per year in accordance with current market expectations.

OPERATING EXPENSE ANALYSIS

The forecast of expenses presented within the Income Capitalization Approach section was adopted and modified to reflect operation of the premises under condominium ownership.

PAYROLL: As the residential component is anticipated to require the vast majority of staffing, with limited staffing requirements for the Garage and Commercial Components, the Residential Component has been allocated an amount based on 94.0% of the payroll expense. Building staff duties for the garage are limited to a 1.0% apportionment for mechanical systems and minor frontage requirements. The 5.0% allocation for the Commercial Component is limited to servicing the mechanical systems and janitorial requirements.

FUEL: Based on the supplemental heating and air conditioning systems for the garage and commercial elements, an allocation similar to the payroll percentage was processed for the fuel expense.

          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York,  New York                                                     Page 138


                   CONDOMINIUM SELL-OUT VALUATION (Continued)

UTILITIES: A utilities expense based on a prorata contribution to income was adopted. This equates to allocations of the utilities expense rounded to 89.0%, 4.0% and 7.0% for the Residential, Garage and Commercial Components, respectively.

WATER AND SEWER: As the non-residential components are direct metered, the entire water and sewer expense will be borne by the residential component.

REPAIRS AND MAINTENANCE: The repairs and maintenance line item was adjusted to reflect the diminished responsibility for unit interior maintenance. A current amount of $125 per unit plus a periodic painting allowance of $250 per unit every 3 years were adopted and rounded to $100,000, which was then grown by the inflation factor to the date of conversion and debited from the 2001/02 repairs and maintenance expense. The remaining amount was allocated based on a 94%, 1% and 5% estimated demand (Residential, Garage and Commercial Components, respectively) for overall repairs and maintenance service.

MANAGEMENT: A management fee based on 50% of that noted for the property as if operated as a rental investment facility was processed. This amount is considered to adequately reflect prevailing market rates. Management fees are based on approximately 1.25% of the respective component's EGI.

INSURANCE: The building-wide insurance expense was allocated based on the respective component's contribution to income. This equates to allocations of the insurance expense rounded to 89%, 4% and 7% for the Residential, Garage and Commercial Components, respectively.

          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York,  New York                                                     Page 139


                   CONDOMINIUM SELL-OUT VALUATION (Continued)

ADMINISTRATIVE: No allocation for the Garage or Commercial Components was deemed necessary. The administrative expense is considered to be for the benefit of the Residential Component.

PROFESSIONAL FEES: These amounts are considered to be apportioned based on the relative contribution to income. This equates to allocations of the professional fee rounded to 89%, 4% and 7% for the Residential, Garage and Commercial Components, respectively.

LEASING AND MARKETING: The leasing and marketing expense line item was eliminated as the individual unit owners will be responsible for such expenses. Market and selling expenses associated with the conversion are discussed in a following paragraph.

HEALTH CLUB: As the health club amenity is deemed to accrue to the benefit of the Residential Component, no portion of these expense are allocated to the Garage or Commercial Components.

SECURITY: These amounts are considered to be apportioned based on the relative contribution to income. This equates to allocations of security expense rounded to 89%, 4% and 7% for the Residential, Garage and Commercial Components, respectively.

RESERVES: Based on the repairs and maintenance discussion, the reserves expense was allocated based on a 94%, 1% and 5% basis for the Residential, Garage and Commercial Components, respectively.

MISCELLANEOUS: These amounts are considered to be apportioned based on the relative contribution to income. This equates to allocations of miscellaneous expense rounded to 89%, 4% and 7% for the Residential, Garage and Commercial Components, respectively.

          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York,  New York                                                     Page 140


                   CONDOMINIUM SELL-OUT VALUATION (Continued)

SUMMARY OF COMMON CHARGES: The operating expenses of the condominium are apportioned among the unit owners in relation to their ownership interest. This apportionment is referred to as common charges. In apportioning the operating expenses, consideration was based on the relative contributions to income and to the component's prorata demand for services. Accordingly, the Residential Unit was apportioned $2,510,993, or 93.5% of the applicable expenses, with the Garage and Commercial Components allocated $44,108 and $130,821, or 1.6% and 4.9% of the total, respectively.

Based on the 478 residential apartments, the Residential Unit common charge equates to an amount averaging $438 per month per unit. As common charges for the influencing area typically range from the low-$400s to the upper-$600s per unit per month, the indicated common charges are deemed to be supported and will be adopted for the following analysis.

REAL ESTATE TAXES: As discussed in a previous section, the real estate taxes for the subject property are based on the assessor's ratio. Accordingly, a prorata share of the real estate tax liability based on the relative contribution to income (as presented in the Income Capitalization Approach section) will be processed. The allocated tax burdens are presented in the following table.

                                 THE RITZ PLAZA
                   APPORTIONMENT OF REAL ESTATE TAX LIABILITY

--------------------------------------------------------------------------------
                                         2001/02 Fiscal Year          Forecasted
                                      Effective Gross Income     Real Estate Tax

                                                 $14,356,410          $3,014,846

                                           % Contribution to       Allocation of
                                      Effective Gross Income     Real Estate Tax

Residential Component                                  89.1%          $2,685,022

Garage Component                                        4.1%            $122,403

Commercial Component                                    6.9%            $207,421
--------------------------------------------------------------------------------

Source: Computations by KTR

          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York,  New York                                                     Page 141


                   CONDOMINIUM SELL-OUT VALUATION (Continued)

ADDITIONAL EXPENSES

CAPITAL RESERVE AND WORKING CAPITAL FUND: Typically the sponsor of a plan to convert a property to condominium ownership will contribute $1,000 per unit upon the unit closing to the working capital fund. As residential unit closings occur, a $1,000 per unit contribution has been processed. According to Local Law 70, an amount for reserves is to be provided upon conversion to condominium ownership from a rental facility. This amount is typically based on 3.0% of sales revenues, which is funded as unit closings occur. Both the capital reserves and working capital fundings are based solely on the Residential Component unit count.

MARKETING EXPENSES: Marketing, administrative and sales commissions costs are estimated at 3.0% of total sales revenues upon unit closings.

LEGAL, PROFESSIONAL AND REAL PROPERTY TRANSFER FEES: We have estimated legal and professional fees at 1.0% of sales. The New York State transfer tax (for the documentary stamps to be affixed to the Unit Deed), is currently $2.00 for each $500.00 of consideration (or fraction thereof above $100.00) is paid by the purchaser. Although the transfer tax is typically borne by the seller, typical offering plans obligate the purchaser to pay this tax. This mechanism of shifting the transfer tax burden to the purchaser is a generally accepted practice for newly constructed condominium developments and will be processed in the model. Therefore, only the legal and professional fees amounting to 1.0% of total sales, will be processed for this category.

UNIT PREPARATION FEE: The residential apartments will be sold upon unit turnover. As such, expense will be incurred to prepare the unit for sale. Based on current estimates of $2,500 for floor refinishing and unit painting, $5,000 for kitchen and bathroom renovation and $500 for general conditions, a unit preparation expense of $8,000 per apartment is indicated. This figure has been

          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York,  New York                                                     Page 142


                   CONDOMINIUM SELL-OUT VALUATION (Continued)

adopted and grown by the inflation factor to a rounded amount of $9,300 per unit. This amount will be grown by the inflation factor throughout the sell-out model.

MINI-MANAGEMENT OF UNSOLD UNITS: This line item is for the additional expense of maintaining the unsold rental inventory. This expense is for rent collection, additional professional fees, insurance and unit interior maintenance. This expense declines as units are converted to for-sale inventory.

ENTREPRENEURIAL INCENTIVE: Also known as developer's profit, this deduction represents the cash return to a prudent, knowledgeable purchaser. In for-sale residential developments, entrepreneurial profit is usually estimated as a percentage of sales revenues and is reflective of the risk inherent in marketing a completed but as yet unsold commodity. Under this valuation scenario, the entrepreneurial profit, which flows from the sale of individual apartment units, is contained within the net sales revenues.

In the development process, the total entrepreneurial profit is the difference between the purchase price and the net sales revenues. As in the instance of a cooperative conversion, the acquisition cost of a rental apartment building represents the purchase price component of the equation. The potential for entrepreneurial profit is determined by the market, and there is only a finite amount of profit the market is capable of supporting. Given that a major component in the determination of entrepreneurial profit for the subject property has already been established by the market (in the form of the indicated average pricing of the 478 apartment units), establishing an alternative basis cannot support a new level of market determined entrepreneurial profit; rather, any entrepreneurial profit would be debited from the seller's position.

          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York,  New York                                                     Page 143


                   CONDOMINIUM SELL-OUT VALUATION (Continued)

We believe that an entrepreneurial profit margin equal to 7.5% of the sale proceeds would be sufficient to attract investment and has been incorporated as an expense item.

DISCOUNTED CASH FLOW VALUATION

Value is calculated by discounting the 5-year projected cash flows from the subject property as a multi-family rental investment property and the 36-month projected net sale proceeds of the property at an appropriate internal rate of return (IRR). Based on the discussion contained within the Income Capitalization Approach section and the 36-month absorption period, we believe a rate commensurate with that typically realized from rental investment properties is warranted. Accordingly, an 11.0% discount rate has been selected to discount the projected net retail sales revenues to an indication of present value.

ADDITIONAL NOTES

All figures are presented as fiscal year-end totals. The unit owner contribution relating to common charges and real estate taxes for units sold in a given fiscal year is assumed to be collected for 6 months. Similarly, expenses for units sold for that period are assumed to extend through the end of the period. This represents an average 6-month holding period for marketing through unit closing for the initial fiscal year. Additionally, common charge and real estate tax contributions from units sold in the prior periods will be processed as other revenue to offset the common charges and real estate tax burdens associated with the sell-out period. Further, the net residential rental income from the unsold units is processed.

The superintendent's unit will be sold to the condominium association at the end of the sell-out period. It has become customary for the sponsor of conversion plans to shift the burden of acquiring this unit to the condominium association. The sale price is based on the prevailing indicated average sale price of $339 per square foot, or $330,864 for the 976 square foot superintendent unit.

          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York,  New York                                                     Page 144


                   CONDOMINIUM SELL-OUT VALUATION (Continued)

As the Garage and Commercial Components are considered to be sold at the end of the first year, the projected effective gross incomes associated with each component has been processed to offset the common charges and real estate tax liability associated with the initial year's operation as a condominium. To determine the Investment Value, the cash flows have been processed without consideration for the entrepreneurial incentive line item expense.

          Koeppel Tener Real Estate Services, Inc., Valuation Division


                                                           THE RITZ PLAZA
                                                     CONDOMINIUM SELL-OUT MODEL
------------------------------------------------------------------------------------------------------------------------------------
Inflation Factor                                                            3.0%
Sell-Out Period (Months)                                                      36
Number or Residential Units                                                  478
Total Sellable Area (Sq. Ft.)
Residential                                                              341,261
Commercial                                                                25,018
Garage                                                                    34,727
SALE PRICE PER SQ.FT.                                                    2001/02         2002/03          2003/04
RESIDENTIAL                                                                 $319            $329             $339
COMMERCIAL COMPONENT SALE VALUE                                       $6,100,000
GARAGE COMPONENT SALE VALUE                                           $4,500,000                                          Total
APARTMENT SALES
Sq. Ft. Contracted this Period                                           113,754         113,754          113,754        341,262
Average Indicated Price per Sq.Ft.                                          $319            $329             $339
Apartment Sales Revenue this Period                                  $36,287,526     $37,425,066      $38,562,606    $112,275,198
Superintendent Unit                                                           --              --         $330,864        $330,864
COMMERCIAL UNIT SALE                                                  $6,100,000              --               --      $6,100,000
GARBAGE UNIT SALE                                                     $4,500,0OO              --               --      $4,500,000
                                                                     -----------     -----------      -----------      ----------
TOTAL SALES REVENUE FOR PERIOD                                       $46,887,526     $37,425,066      $38,893,470    $123,206,062

OTHER REVENUE
Common Charge Recapture from Units Sold in Prior Period                       $0        $862,108       $1,775,942      $2,638,049
Common Charge Recapture from Units Sold in this Period                   418,499         431,054          443,985       1,293,538
Common Charge Recapture from Commercial Unit                                  --         134,745          138,787         273,533
Common Charge Recapture from Garage Unit                                      --          45,431           46,794          92,226

Real Estate Tax Recapture from Units Sold in Prior Period                     $0        $921,858       $1,899,026      $2,820,884
Real Estate Tax Recapture from Units Sold in this Period                 447,504         460,929          474,757       1,383,189
Real Estate Tax Recapture from Commercial Unit                                --         213,644          220,053         433,697
Real Estate Tax Recapture from Garage Unit                                    --         126,075          129,857         255,932

Net Residential Income from Unsold Units                              10,344,603       6,483,961        2,259,428     $19,087.992
Net Commercial Income                                                   $960,330              --               --         960,330
Net Garage Income                                                       $626,229              --               --         626,229
                                                                     -----------     -----------      -----------      ----------
TOTAL REVENUES                                                       $59,684,690     $47,104,870      $46,282,100    $153,071,661

EXPENSES
Common Charges
Total for Residential Component                                       $2,510,993      $2,586,323       $2,663,913      $7,761,229
Total for Commercial Component                                           130,821         134,745          138,787        $404,353
Total for Garage Component                                                44,108          45,431           46,794        $136,333
Real Estate Taxes
Total for Residential Component                                       $2,685,022      $2,765,573       $2,848,540      $8,299,135
Total for Commercial Component                                           207,421         213,644          220,053         641,118
Total for Garage Component                                               122,403         126,075          129,857         378,335
Capital Reserve and Working Capital Funds                              1,247,959       1,282,085        1,326,137       3,856,182
Marketing Expenses                                                     1,406,626       1,122,752        1,166,804       3,696,182
Legal, Professional and Real Property Transfer Fees                      468,875         374,251          388,935       1,232,061
Unit Preparation Cost                                                  1,481,800       1,572,042        1,619,203       4,673,044
Mini-Management of Unsold Units                                           79,667          79,667           79,667         239,000
Entrepreneurial Incentive                                              3,516,564       2,806,880        2,917,010       9,240,455
                                                                     -----------     -----------      -----------      ----------
Total Expenses                                                       $13,902,259     $13,109,467      $13,545,700     $40,557,426

NET OPERATING INCOME                                                 $45,782,431     $33,995,403      $32,736,400    $112,514,235
-----------------------------------------------------------------------------------------------------------------------------------

       Source: Computations and projections by KTR

      Koeppel Tener Real Estate Services. Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York,  New York                                                     Page 146

                   CONDOMINIUM SELL-OUT VALUATION (Continued)

                                 THE RITZ PLAZA
                              SUMMARY OF CASH FLOWS

--------------------------------------------------------------------------------
                                                            11.0%

Cash Flow Year                       Cash Flow    Discount Factor  Present Worth
--------------------------------------------------------------------------------
1996/97                             $8,054,461          0.9009009     $7,256,271

1997/98                              7,910,779          0.8116224      6,420,566

1998/99                              8,213,556          0.7311914      6,005,681

1999/2000                            7,981,015          0.6587310      5,257,342

2000/01                              7,691,922          0.5934513      4,564,781

2001/02                             45,782,431          0.5346408     24,477,157

2002/03                             33,995,403          0.4816584     16,374,172

2003/04                             32,736,400          0.4339265     14,205,192
                                     ----------         ---------    -----------

                                                                     $84,561,162

Indicated Present Worth                                (rounded)     $84,600,000
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
                                 Entrepreneurial       Adjusted                 11.0%
Cash Flow Year      Cash Flow          Incentive      Cash Flow       Discount Factor    Present Worth
------------------------------------------------------------------------------------------------------
1996/97            $8,054,461                         $8,054,461            0.9009009       $7,256,271

1997/98             7,910,779                          7,910,779            0.8116224        6,420,566

1998/99             8,213,556                          8,213,556            0.7311914        6,005,681

1999/2000           7,981,015                          7,981,015            0.6587310        5,257,342

2000/01             7,691,922                          7,691,922            0.5934513        4,564,781

2001/02            45,782,431          3,516,564      49,298,996            0.5346408       26,357,256

2002/03            33,995,403          2,806,880      36,802,283            0.4816584       17,726,129

2003/04            32,736,400          2,917,010      35,653,411            0.4339265       15,470,960
                                                                                           -----------

Investment Value                                                                           $89,058,986

Indicated Present Worth without consideration for Entrepreneurial Incentive  (rounded)     $89,100,000
------------------------------------------------------------------------------------------------------

Source: Computations by KTR

          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York,  New York                                                     Page 147

                   CONDOMINIUM SELL-OUT VALUATION (Continued)

CONCLUSIONS

The cash flow model and summary of cash flows presented reflect the 5-year holding period prior to the conversion and 36-month marketing period of the subject property as for-sale condominium units. The indicated present worth of the subject property is $84,600,000, which suggests an average value rounded to $180 per square foot of above-grade building area.

As such, the indicated Market Value of the Leased Fee Interest by the discounted cash flow technique, for the subject property upon its conversion to condominium units subsequent to the expiration of the 421-a program benefit period and coincident termination of DHCR rent regulation for the 478 residential apartments, the superintendent's unit, and the Garage and Commercial Components, based on market conditions existing as of August 1, 1996 is:

                EIGHTY-FOUR MILLION SIX HUNDRED THOUSAND DOLLARS
                                  ($84,600,000)

Based on the foregoing, the indicated Investment Value of the Leased Fee Interest by the discounted cash flow technique, for the subject property upon its conversion to condominium units subsequent to the expiration of the 421-a program benefit period and coincident termination of DHCR rent regulation for the 478 residential apartments, the superintendent's unit, and the Garage and Commercial Components, all without application of the entreprenurial incentive expense and based on market conditions existing as of August 1, 1996 is:

                EIGHTY-NINE MILLION ONE HUNDRED THOUSAND DOLLARS
                                 ($89,100,000)

          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York,  New York                                               Addenda Page 1


                                  A D D E N D A

          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York,  New York                                               Addenda Page 2


                      PHOTOGRAPHS OF THE SUBJECT PROPERTY

          Koeppel Tener Real Estate Services, Inc., Valuation Division

                               [GRAPHIC OMITTED]
                                    [PHOTO]

             West 48th Street - view west, subject property on right


                               [GRAPHIC OMITTED]
                                    [PHOTO]

             West 48th Street - View east, subject property on left

          Koeppel Tener Real Estate Services, Inc., Valuation Division

                               [GRAPHIC OMITTED]
                                    [PHOTO]

                                Rooftop sun deck


                               [GRAPHIC OMITTED]
                                    [PHOTO]

                            Typical apartment detail

          Koeppel Tener Real Estate Services, Inc., Valuation Division

                               [GRAPHIC OMITTED]
                                    [PHOTO]

                 Retail frontage with commercial office entrance


                               [GRAPHIC OMITTED]
                                    [PHOTO]

             Garage entrance and residential entrance (with canopy)

          Koeppel Tener Real Estate Services, Inc., Valuation Division

                               [GRAPHIC OMITTED]
                                    [PHOTO]

                        Detail of health club facilities


                               [GRAPHIC OMITTED]
                                    [PHOTO]

                                 Detail of pool

          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York,  New York                                               Addenda Page 8


                       DESCRIPTION OF IMPROVED SALES CITED

          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York,  New York                                               Addenda Page 9


IMPROVED SALE NUMBER 1

Property Address:                   870 - 88 Eighth Avenue

Date of Sale:                       August 16, 1995

Block/Lot:                          1024/1

Grantor:                            Andrea Woodner & Ano (Co-Exs)
                                    745 Fifth Avenue
                                    New York, NY

Grantee:                            Sunshine Associates, LLC
                                    c/o Jeffrey Manocherian
                                    c/o Manocherian Brothers
                                    150 East 58th Street
                                    New York, NY

Description:                        20-story residential building
                                    containing 383 apartments built in
                                    1965. The structure fronts along
                                    Eighth Avenue between West 52nd and
                                    53rd Streets. The above-grade area is
                                    estimated at 306,525 square feet. The
                                    residential rentable area is estimated
                                    at 250,000 square feet for the
                                    apartments, indicating a
                                    average-sized unit of approximately
                                    653 square feet. Garage and retail
                                    components contribute approximately
                                    20% of income for year prior to sale.

Sale Price:                         $28,713,078
                                    A11 cash


Estimated average apartment rent:   $16.00 per rentable square foot.
                                    Current ownership is accelerating unit
                                    turnover via non-primary residence
                                    actions.

Unit Price:                         $93.67 per square foot of above-grade area
                                    $114.85 per rentable residential square foot
                                    $74,969 per unit


Estimated Overall Rate:             8.7% (based on 1994 NOI of $2,454,347)
Gross Income Multiplier:            5.8 (based on 1994 EGI of $4,977,355)

          Koeppel Tener Real Estate Services, Inc., Valuation Division

                                888 Eighth Avenue

                               [GRAPHIC OMITTED]
                                    [PHOTO]


          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York,  New York                                              Addenda Page 11

IMPROVED SALE NUMBER 2

Property Address:                   150 East 18th Street (a.k.a. 196 -
                                    202 Third Avenue)

Date of Sale:                       July 11, 1995

Block/Lot:                          783/40

Grantor:                            Masbel Realty Corp.
                                    c/o E. Jacobs
                                    150 east 18th Street
                                    New York, NY

Grantee:                            SIBA Real Estate LP
                                    c/o Sam Abram
                                    c/o American SIMBA Corp.
                                    580 Fifth Avenue
                                    New York, NY

Description:                        14-story plus penthouse residential building
                                    containing 221 residential apartments built circa 1960. The structure fronts along Third
                                    Avenue and East 18th Street. The above-grade area is estimated at 176,995 square feet.
                                    The residential rentable area is estimated at 152,900 square feet for the apartments, indicating a average-sized unit of approximately 841 square feet. Garage and retail components contribute approximately
                                    20% of income for year prior to sale.

Sale Price:                         $14,900,000
                                    All cash to seller

Estimated average apartment rent:   $13.65 per rentable square foot.

Unit Price:                         $84.18 per square foot of above-grade area
                                    $97.45 per rentable residential square foot
                                    $67,421 per unit

Estimated Overall Rate:             8.1% (based on 1995 NOI of $1,213,667)
Gross Income Multiplier:            5.9 (based on 1995 EGI of $2,519,714)

          Koeppel Tener Real Estate Services, Inc., Valuation Division

                              150 East 18th Street

                               [GRAPHIC OMITTED]
                                    [PHOTO]

          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York,  New York                                              Addenda Page 13

IMPROVED SALE NUMBER 3

Property Address:                   The Camargue
                                    303 East 83rd Street
                                     (a.k.a. 1602-12 Second Avenue)

Date of Sale:                       August 1994

Block/Lot:                          1546/1

Grantor:                            Romford Realty
                                    c/o Peter S. Kalikow
                                    101 Park Avenue
                                    New York, NY

Grantee:                            303 East 83rd Acquisition Associates, L.P.
                                    c/o Robert Gladstone, et al

Description:                        A 32-story residential building built in
                                    1979 and comprising approximately 218,187 square feet of above-grade area of which 210,669 is allocated to the residential portion. There are 2 retail spaces totaling
                                    6,265 square feet in area and a 100-car
                                    garage. Vacancy decontrol occurs as 421-a real estate tax benefits have expired and only 81 units remain under DHCR regulation.
                                    The unit mix is 78% 1-BRs and 22% 2-BRs. The purchaser is planning to convert the premises to condominium ownership with pricing targeted for the $300 per square foot market.

Contract Price:                     Equity                           $8,500,000
                                    Mortgage *                       25,000,000
                                                                    -----------
                                    Total                           $33,500,000

                                    * Mortgage is based on LIBOR plus 350 basis points for a 5-year term. Additional terms include a participation in net conversion proceeds and/or rental net operating cash now.

Estimated average apartment rent:   $24.00 per rentable square foot

Unit Price:                         $153.54 per square foot of above-grade area
                                    $159.02 per square foot of rentable area
                                    (residential)
                                    $125,352 per residential unit

Estimated Overall Rate:             8.5% (based on an NOI of $2,845,000)
Gross Rent Multiplier:              6.1 (based on EGI of $5,530,000)

          Koeppel Tener Real Estate Services, Inc., Valuation Division

                                  The Camargue
                              303 East 83rd Street

                               [GRAPHIC OMITTED]
                                    [PHOTO]

          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York,  New York                                              Addenda Page 15

IMPROVED SALE NUMBER 4

Property Address:                   Chequers
                                    62 West 62nd Street (a.k.a. 1871 -
                                    79 Broadway)

Date of Sale:                       July 1994

Block/Lot:                          1114/51

Grantor:                            Kalikow Lincoln Development Company
                                    c/o Peter S. Kalikow
                                    101 Park Avenue
                                    New York, NY

Grantee:                            Rose Associates
                                    New York, NY

Description:                        A 26-story residential building containing
                                    121 apartments including a superintendent's unit. The above-grade area is estimated at 182,616 square feet. The residential rentable area is estimated at 126,555 square feet. Was originally built as a condominium but has been utilized as a rental. The purchaser may initiate a conversion plan if the for-sale market conditions improve.

Sale Price:                         Equity                           $7,500,000
                                    Mortgage*                        22,500,000
                                                                    -----------
                                    Total                           $30,000,000

                                    * Mortgage forecasted at 75% loan-to-value at market rate (8.5% - 8.75%), as based on discussions with financial institution market professionals familiar with the transaction.

Estimated average apartment rent:   $27.00 per square foot

Unit Price:                         $164.28 per square foot of above-grade area
                                    $237.05 per rentable square foot
                                    $247,934 per unit

Estimated Overall Rate:             8.1% (based on 1993 NOI of $2,435,000)
Gross Income Multiplier:            7.3 (based on 1993 EGI of $4,120,000)

          Koeppel Tener Real Estate Services, Inc., Valuation Division

                                    Chequers
                               62 West 62nd Street


                               [GRAPHIC OMITTED]
                                    [PHOTO]


          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                               Addenda Page 17


IMPROVED SALE NUMBER 5

Property Address:            235 - 57 West 85th Street

Date of Sale:                December 29, 1993

Block/Lot                    1233/6

Grantor:                     85 West Corp (Riverbank America)
                             145 Huguenot Street
                             New Rochelle, NY

Grantee:                     G F Realty (USA), Inc.
                             c/o Frederic Rado
                             1540 Broadway
                             New York, NY

Description:                 A 22-story residential building containing 65
                             apartments. The above-grade area is estimated at 54,000 square feet. The net rentable area is estimated at 48,200 square feet. Was originally built as a condominiums and may be utilized as rental until market conditions improve. The value indicators include an estimated $250,000 for facade work and minor items.

Sale Price:                                                    $9,559,000

                             Estimated amount for repairs         250,O00
                                                               ----------
                             Total                             $9,809,000
                                                                 All Cash

Estimated average rent:      $28.00 per rentable square foot (Weighted Average)


Unit Price:                  $181.65 per square foot of above-grade area
                             $203.51 per rentable square foot
                             $150,907 per unit
                             (Figures include amount for facade work and common area finishing)

Estimated Overall Rate:      6.5% (based on 95% occupancy and 50.0% expense
                             ratio with all units at Market Rent)

          Koeppel Tener Real Estate Services, Inc., Valuation Division

                              255 West 85th Street


                               [GRAPHIC OMITTED]
                                    [PHOTO]

          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                               Addenda Page 18


                               [GRAPHIC OMITTED]
                      [LOCATION MAP OF MPROVED SALES CITED]


                     Improved Sale No. 1 - 888 Eighth Avenue
                     Improved Sale No. 2 - 150 East 18th Street
                     Improved Sale No. 3 - 303 East 83rd Street "Camargue" Improved Sale No. 4 - 26 West 62nd Street "Chequers" Improved Sale No. 5 - 253-57 West 85th Street

          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                               Addenda Page 19


                         QUALIFICATIONS OF THE APPRAISERS

          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                               Addenda Page 20


                            BIOGRAPHICAL INFORMATION

MARTIN B. LEVINE is a designated member of the Appraisal Institute (MAI) where he served on the Chapter #4 Board of Directors and has been Chairman of the Admissions Committee.

Mr. Levine received his Bachelors Degree in Architecture and Masters Degree in City and Regional Planning from Pratt Institute in Brooklyn, New York. He has attended numerous real estate education courses and seminars, including those offered by the American Institute of Real Estate Appraisers, the Society of Real Estate Appraisers, Cornell University (Hotel Development and Design), and New York University.

Mr. Levine is Director of the New York Appraisal Division for Koeppel Tener Real Estate Services, Inc. His responsibilities include staff supervision, appraisal management, maintaining product quality, marketing and client development. During his appraisal career Mr. Levine has been associated with The Weitzman Group, Inc., a national real estate appraisal and consulting firm, and Planned Expansion Group - Real Estate Consultants, Inc., architectural design and real estate consultants. Mr. Levine was previously at The Chase Manhattan Bank for eleven years as the Vice President in charge of the Metropolitan New York Appraisal Division. He has performed appraisals on all types of real property throughout the United States including office buildings, industrial buildings, hotels and motels, hospitals, apartment buildings and garden apartments, condominium and co-operative conversions, vacant land and subdivision development, shopping centers, and loft buildings.

Mr. Levine is the author of "Valuing a Condominium Conversion" which appeared in The Appraisal Journal and is a contributor to "Subdivision Valuation", published by the American Institute of Real Estate Appraisers.

          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                               Addenda Page 21


                            BIOGRAPHICAL INFORMATION

STEVEN J. SCHLEIDER is a designated member of the Appraisal Institute (MAI) and is certified by the State of New York as a real estate general appraiser. He is a vice president of the New York Appraisal Division of Koeppel Tener Real Estate Services, Inc.

Mr. Schleider received his Bachelor of Arts degree from Berklee College in 1976. He has completed numerous graduate courses in finance and economics at the Bernard M. Baruch School of Business, City University of New York. Additionally, he has attended seminars and continuing education courses in real estate. Mr. Schleider has successfully completed the Real Estate Appraisal Principles (R1), Basic Valuation Procedures (R2), Introduction to Income Property Valuation (G1), Principals of Income Property Appraisal (G2), and Applied Income Property Valuation (G3) courses offered by the Real Estate Institute at New York University, and, Advanced Income Capitalization (Course 510), Highest and Best Use and Market Analysis (Course 520), Advanced Sales Comparison and Cost Approach (Course 530), Report Writing and Valuation Analysis (Course 540), Advanced Applications (Course 550) and the Standards of Professional Practice, Parts A and B, offered by the Appraisal Institute.

Prior to joining the firm, Mr. Schleider was employed by Gilbert Charles Beylen, Inc., an industry leader in the marketing of luxury hi-rise residential properties. There he analyzed and developed strategies and feasibility studies for some of Manhattan's more prestigious properties. From there he joined a real estate consulting firm that provided asset evaluation services to money center banks and other financial institutions. His experience in real estate is broad based and his assignments have included rental, cooperative and condominium apartment buildings; shopping centers; office buildings; development projects in various stages of approval; and blocks of cooperative unsold shares.

Mr. Schleider served as the President of the Associate and Affiliate Members Organization of the New York Metropolitan Chapter of the Appraisal Institute. Furthermore, he has been a licensed real estate broker in the State of New York since 1982 and is a member of the Young Mortgage Bankers Association and both the New York State Association and National Association of Realtors (NAR).

          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                               Addenda Page 22


                              LETTER OF ENGAGEMENT

          Koeppel Tener Real Estate Services, Inc., Valuation Division

                              [LETTERHEAD OF KTR]


July 26, 1996

Mr. Andre Collin
Vice President, Acquisitions
[ILLEGIBLE] Ritz Holdings Inc.
383 St. Jacques Street
Suite 720
Montreal (Quebec)
H2Y 1N9

SUBJECT: The Ritz Plaza, 235-237 West 48th Street, New York, NY

Mr. Collin:

Koeppel Tener Real Estate Services, Inc. ("Koeppel") is pleased to submit our proposal to provide a fully documented self-contained narrative market value appraisal of the following property:

                The Ritz Plaza
                235-237 West 48th Street
                New York, NY

APPRAISAL FEE:  A fee of $17,500. A retainer in the amount equal to one third the appraisal fee ($5,833) shall be paid within 5 business days from the date of execution of the [ILLEGIBLE]. The Fee shall include all costs, charges, and expenditures. Should you employ any agents, employees or subcontractors, you shall have responsibility for their work and you agree to idemnify, defend and hold CS Ritz Holdings Inc. harmless from any and all losses, lawsuits, or actions resulting from their acts or omissions.

APPRAISAL
REPORT DUE:     Preliminary draft and conclusion value: August [ILLEGIBLE]
                Final report and conclusion value [ILLEGIBLE]

LATE DELIVERY
PENALTY CLAUSE: If the appraisal is received after this date, a [ILLEGIBLE] per calendar day deduction will be made from the fee unless a written extension has been granted by CS Ritz Holdings Inc.

NUMBER OF
ORIGINALS
REQUIRED:       Four (4).
EFFECTIVE DATE

          Koeppel Tener Real Estate Services. Inc., Valuation Division

                              [LETTERHEAD OF KTR]

OF APPRAISAL:              Inspection date.

INTEREST TO BE
APPRAISED:                 Fee simple interest.

PURPOSE OF THE
APPRAISALS:                To estimate market value for the purposes of
                           acquiring the property.

SCOPE OF
ASSIGNMENT:                Complete appraisal: self-contained report
                           o   a fully documented self-contained report
                           o   provide appraisal report in accordance with the
                               requirements of the Uniform Standards of Professional Practice of the Appraisal
                               Foundation (USPAP) and Title XI (and amendments) of the Financial Institution Reform, Recovery, and Enforcement Act of 1989 (FIRREA) including without limitation:
                               o   value estimate as a rental project;
                               o   value estimate as a condominium project
                                   (including information on the cost of a
                                   condominium conversion);
                               o market information and analysis (rental rate, vacancy rate, capitalization rate and condominium value per unit and/or square feet).

INTENDED USE OF
THE APPRAISAL:             Exclusive use of CS Ritz Holdings Inc.

CONFIDENTIALITY:           Koeppel agrees not to divulge or disclose or make
                           public (through publication or otherwise) any of the contents of the appraisal report to any party. The information in the appraisal report is for the exclusive use of CS Ritz Holdings Inc.

CONTACTS:                  Cadim Inc.

                           Name:   Nicolas Rancourt
                           Phone:  (514) 841-0892
                           Fax:    (514) 841-0890

                           Property access and information

                           Name:   Steve Goldschmidt
                           Phone:  (212) 875-1500 (ext. 10)
                           Fax:    (212) 875-0454

          Koeppel Tener Real Estate Services, Inc., Valuation Division

                              [LETTERHEAD OF KTR]

This report must be in compliance with all specifications of this letter, all applicable state and federal laws and regulations as well as all generally accepted standards of professional appraisal practice. Deviations from those criteria cannot be made without prior written consent.

Yours truly,

KOEPPEL TENER REAL ESTATE SERVICES, INC.


By: /s/ [ILLEGIBLE]
    ----------------------------------------------
    Martin B. Lovine, MAI   [ILLEGIBLE]
    Senior Vice President   [ILLEGIBLE]

APPROVED AND ACCEPTED


/s/ Andre Collin
   -----------------------------------------------
    Andre Collin
    CS Ritz Holdings Inc.

          Koeppel Tener Real Estate Services, Inc., Valuation Division

The Ritz Plaza                                                   August 16, 1996
New York, New York                                               Addenda Page 25


                              CLIENT-PROVIDED DATA

          Koeppel Tener Real Estate Services. Inc., Valuation Division

E A S T D I L
================================================================================
                                          EXHIBIT I - COMMERCIAL LEASE SUMMARIES

Tenant:                AT&T Corp.

Space:                 Portion of 4th Floor

Use:                   General offices and storage.
                       Tenant to have access 7 days a
                       week, 24 hours a day.

Size:                  Approximately 7,500 square feet
                       (Lease does not indicate square footage.
                       It only attaches a floor plan)

Term:                  5 Years - Commencing March 1, 1995

Lease Expiration:      February 29, 2000

Minimum Rent:          $172,500 per annum
                       (Rental Payments Commenced Sept., 1995)

Landlord's             Responsible for structural and exterior repairs,
Obligations:           janitorial services and the existing HVAC trunk duct and
                       perimeter units, security services and condenser water to HVAC.

Tenant's Obligations:  Responsible for maintenance and repairs of its premises and any installation or fixtures therein, except for the primary HVAC unit in the 4th floor mechanical room. Tenant to pay its own electric charges.

Tenant's Pro Rata
Percentage:            1.8%

Operating              Tenant to pay its Pro Rata Percentage share of increases
Escalations:           in operating expenses in excess of those expenses for
                       calendar 1995. Tenant shall commence to pay estimated increases of 1996 over 1995 starting January 1, 1996.

Real Estate Taxes:     Tenant responsible for its Pro Rata Percentage share of
                       all increases above the year ending June 30, 1996.

Renewal Rights:        Option to extend until October 31, 2000
                       -Rental: $182,500 per annum

Cancellation Option:   None

Assignment &           Tenant may not sublet or assign without the prior written
Subletting:            consent of the Landlord, which is not to be unreasonably
                       withheld. Tenant remains liable, but only secondarily liable under certain conditions.

Other: Tenant has the right, at its sole cost and expense, and subject to Landlord's prior written approval to install a microwave dish or other radio communication antenna on the roof of the building.


================================================================================
28                                                                   RITZ PLAZA

E A S T D I L
================================================================================
                                          EXHIBIT I - COMMERCIAL LEASE SUMMARIES

Tenant:                  United States of America

Space:                   Entire 5th Floor and a portion of the 4th Floor

Use:                     Office (Social Security Administration)

Size:                    Approximately 11,700 net usable square feet
                                 -4th floor - 2,752
                                 -5th floor - 8,948
                         (Please note that the leaseable space is approximately
                         16,500 square feet)

Term:                    10 years - Commenced October 17, 1990

Lease Expiration:        October 16, 2000

Minimum Rent:            $563,355 per annum

Landlord's
Obligations:             Provide repairs and maintenance, janitorial and trash
                         removal. Will provide heat or air conditioning, if required on an overtime basis at a rate of $45/hour and $25/hour for air conditioning and heat respectively.

Tenant's Obligations:    Pays for its own electricity, to be separately metered

Escalations:             Base Rate for calculation of escalation is $4.46 per
                         net usable square foot. Commencing with the second year of the lease (i.e. October 17, 1991) and each year thereafter, Tenant shall pay an annual adjustment in the rent equal to the Base Rate multiplied by the percent of change in the Cost of Living Index.

Tenant's Pro Rata
Percentage:              3.02%

Real Estate Taxes:       Tenant responsible for its Pro Rata Percentage share of
                         all increases above the tax year of 1990/91.

Renewal Rights:          None

Cancellation Option:     None

Assignment &
Subletting:              Tenant may sublet, with the prior written consent of
                         the Landlord, not to be unreasonably withheld. Tenant remains liable under the lease.


================================================================================
29                                                                    RITZ PLAZA

E A S T D I L
================================================================================
                                          EXHIBIT I - COMMERCIAL LEASE SUMMARIES


Tenant:                  Casa Di Meglio, Inc.

Space:                   Street Level

Use: Restaurant - Limited to Western European or Continental Cuisine (proscribed from serving Chinese, Thai, Indian or other Oriental Cuisine)

Size:                    Approximately 2,800 square feet
                         (Lease does not indicate square footage. It only shows a floor plan)

Term:                    15 Years

Lease Expiration:        May 31, 2010

Minimum Rent:            Year            Annual Rental
                         ----            -------------
                           1*             $114,000
                           2              $118,560
                           3              $123,302
                           4              $128,234
                           5              $133,364
                           6              $138,698
                           7              $144,246
                           8              $150,016
                           9              $156,016
                           10             $162,258
                           11             $168,748
                           12             $175,498
                           13             $182,518
                           14             $189,818
                           15             $197,411

                           *Commenced October, 1995

Landlord's
Obligations:             Landlord shall only be responsible for furnishing
                         perimeter heat through the perimeter system and condenser water for the HVAC. Landlord also responsible for a portion of the initial installation, but its obligation is estimated not to exceed $30,000.
                         Landlord obligated to expend an amount, not to exceed
                         $20,000 to apply to The City Planning Commission to use part of the Urban Plaza for an Open Air Cafe, and not to exceed $5,000 for each renewal application.

Tenant's
Obligations:             Tenant shall be responsible for repairs and
                         maintenance, and for furnishing air conditioning, electric power, hot water, gas or any other utility.
                         Tenant responsible for cleaning, and trash and garbage removal. Tenant shall arrange for its own electric power and gas directly from the Utility company. It shall arrange for its own separate water meter directly with the City of New York.


================================================================================
30                                                                    RITZ PLAZA

E A S T D I L
================================================================================
                                          EXHIBIT I - COMMERCIAL LEASE SUMMARIES

Tenant's Pro Rata
Percentage:              1.2%

Real Estate Taxes:       Tenant responsible for its Pro Rata Percentage share of
                         all increases above the year ending June 30, 1996

Renewal Rights:          None

Cancellation Option:     None

Assignment &
Subletting:              Requires prior written consent of landlord. Consent not
                         to be unreasonably withheld. Assignee shall provide guaranty to Landlord.

Open-Air Cafe:           Tenant to have a non-exclusive, revocable license to
                         use a portion of the plaza to the west and in front of the Building, consisting of approximately 1,200 square feet, as open air cafe, operated in connection with the restaurant. Landlord shall make expenditures up to a maximum of $20,000 for application to use part of the Urban Plaza for an Open Air Cafe, and not to exceed $5,000 for each renewal application.

Security Deposit:        $80,000. To be reduced to $40,000 when the restaurant
                         commences operations, and to be further reduced by $10,000 after 2 years so long as Tenant has timely paid its rent.


================================================================================
31                                                                    RITZ PLAZA

E A S T D I L
================================================================================
                                          EXHIBIT I - COMMERCIAL LEASE SUMMARIES


Tenant:                 Port Parking Corp.

Space: Garage - Basement, Street Level (includes office area) and Second Floor

Use: Public parking, car rental, car leasing and storage of private motor vehicles. Continuous operating requirement

Term:                   20 years - Commenced April 1, 1990

Lease Expiration:       March 31, 2010

Minimum Rent:           Year Ending    Annual Rent    Year Ending    Annual Rent
                        -----------    -----------    -----------    -----------
                        3/31/91         $400,000       3/31/2001      $491,950
                        3/31/92         $400,000       3/31/2002      $506,708
                        3/31/93         $400,000       3/31/2003      $521,909
                        3/31/94         $400,000       3/31/2004      $537,567
                        3/31/95         $412,000       3/31/2005      $553,694
                        3/31/96         $424,360       3/31/2006      $570,304
                        3/31/97         $437,091       3/31/2007      $587,413
                        3/31/98         $450,204       3/31/2008      $605,036
                        3/31/99         $463,710       3/31/2009      $623,187
                        3/31/2000       $477,621       3/31/2010      $641,883

Landlord's
Obligations:            Make all structural repairs, except where caused by
                        Tenant's negligence. Responsible for repairs or alterations when required by governmental agencies, except where such requirements are a result of Tenant's use of the premises. Provide cold water for lavatory purposes.

Tenant's Obligations:   Pays for heat in office area. Responsible for rubbish
                        removal. Tenant shall arrange for its own electric and other utilities directly from the Utility company.
                        Responsible for sealing the slab every five years.
                        Tenant to make all non-structural repairs, other than to the electric, ventilating, sprinkler and other building systems.

Tenant's Pro Rata
Percentage:             6%

Real Estate Taxes:      Tenant responsible for its Pro Rata Percentage share
                        of all increases above the year ending June 30, 1992.
                        In no event shall Tenant's obligation exceed 4% of the rent due under the lease for that year. Tenant shall pay its share in 12 equal monthly installments.

Renewal Rights:         None

Cancellation Option:    Tenant may cancel on 30 days notice, if it cannot
                        legally operate the entire garage premises for public parking purposes.


================================================================================
32                                                                    RITZ PLAZA

E A S T D I L
================================================================================
                                          EXHIBIT I - COMMERCIAL LEASE SUMMARIES

Assignment &
Subletting:            Requires prior written consent of Landlord, not to be
                       unreasonably withheld.

Security Deposit:      $100,000 Letter of Credit - To be held for duration of
                       term, except Tenant to increase to $200,000 at end of 19th year of lease term.


================================================================================
33                                                                    RITZ PLAZA

S.C. ASSOCIATES
SCHEDULE OF INCOME AND EXPENSES
1996

====================================================================================================================================
ACCT. NO. DESCRIPTION                          JAN         FEB         MAR         APRIL         MAY          JUN          Y-T-D
====================================================================================================================================
          INCOME:

          RESIDENTLAL                       805,770.32  825,929.77  810,129.32   826,343.01   814,928.89   837,883.49  4,920,985.40
          COMMERCIAL                        113,584.00  114,011.22  113,706.38   105,257.30   114,767.50   114,767.28    678,103.48
          421 A                              23,367.81   23,825.74   25,419.62    26,323.34    27,787.91    29,124.48    155,848.70
          INTEREST INCOME                        65.09       65.28       69.91        23.02       163.05       137.06        523.41
          INTEREST-INVESTMENT                11,648.51    8,879.77    9,661.47     8,974.08    11,710.44     9,813.47     60,687.74
          FREE RENT                          (2,300.00)  (2,300.00)  (2,300.00)   (2,300.00)   (2,300.00)   (2,300.00)   (13,800.00)
          CONCESSIONS                                                (1,522.80)   (2,947.80)   (8,562.80)                (13,033.40)
          FORFEITED DEPOSIT                   6,614.38     (585.00)  10,161.75     2,463.80    14,962.87    11,434.08     45,051.88
          HEALTH CLUB INCOME                  3,000.00    9,575.00    3,210.00     6,354.74    18,285.00    28,765.00     69,189.74
          DAMAGES                                                       378.88                                               378.88
          LEGAL FEE                                                                                                            0.00
          NSF                                   669.75      981.34    1,422.04     1,963.90     1,094.34     1,695.01      7,826.98
          MISCELLANEOUS INCOME            *   4,460.73      240.36    2,917.66     2,494.32     1,157.84     9,831.67     21,102.58
                                            ----------------------------------------------------------------------------------------
TOTAL INCOME                                966,880.39  980,624.08  973,254.83   974,959.71   993,994.84 1,041,151.54  5,930,865.39

*Cancellation Fee (18F)2485.78
Elect. Port Parking 1744.51

6210      ADVERTISING                         6,699.00   10,391.45    7,877.49     9,845.30    10,649.51     4,284.00     49,746.75

          COMMISSIONS
6220          RITZ PLAZA                     23,220.00   16,985.00   19,495.00    49,395.00    17,695.00    51,119.00    177,909.00
6221          OUTSIDE AGENTS                             18,349.74  (18,439.74)                                                0.00
6223          HEALTH CLUB COMMISSION                                                                                           0.00
                                            ----------------------------------------------------------------------------------------
                                             23,220.00   35,334.74    1,145.26    49,395.00    17,695.00    51,119.00    177,909.00

6230      SUPER'S FREE ELECTRICITY               74.40       70.57      103.54        67.87                                  316.38

          OTHER RENTING EXPENSE
6245          SALARIES-SALES OFFICE           4,109.46    5,140.38    4,288.04     5,549.71     5,540.37     5,002.35     29,630.31
6250          LEASE EVICTION FEES                           781.25    1,281.25     1,875.00        65.00                   4,002.50
6290          MISC. RENTING DCP.              4,080.99    5,723.12    2,019.39    11,136.39     9,702.77     5,901.90     38,564.56
                                            ----------------------------------------------------------------------------------------
                                              8,190.45   11,644.75    7,588.68    18,561.10    15,308.14    10,904.25     72,197.37

          ADMINISTRATIVE EXPENSES
6310          SALARIES-OFFICE                 9,807.72   12,293.65   12,861.58     9,346,87    10,673.10     9,855.67     64,838.59
6311          OFFICE SUPPLIES                 1,025.11      822.52    1,555.33     1,169.81     1,810.80     1,042.81      7,426.38
6312          POSTAGE                           948.93       91.90      992.27     1,085.49       199.44       261.74      3,579.77
6314          MESSENGER EXP.                    212.80      606.25      254.35       376.45       187.45       253.25      1,890.55
6315          ADP PAYROLL FEES                  293.76      496.85      420.62       683.64       528.54       223.38      2,646.79
6316          EQUIPMENT MAINTENANCE             106.91      320.28      328.55       197.08       391.28       996.80      2,340.90
6320          MANAGEMENT FEE                 33,372.26   33,372.26   33,377.79    33,377.79    25,069.15    25,069.15    183,638.40
6330          SALARIES-SUPER                  3,334.00    4,167.50    3,334.00     3,334.00     4,167.50     3,368.98     21,705.98
6340          LEGAL EXP.(PROJECT)                                                                                              0.00
6350          AUDITING EXP./ACCOUNTING FEES                                                                                    0.00
6350          TELEPHONE & ANSWERING SERV        663.15      686.27    1,906.42     1,368.24     1,373.96     1,957.83      7,955.87
6355          DUES AND SUBSCRIPTION             218.00       60.80      198.00        97.80                    101.60        676.20
6370          BAD DEBT                                                                                                         0.00
6380          CONSULTING FEES                 5,500.00               (5,500.00)                                                0.00
6385          PETTY CASH EXP.                                         1,121.57                    990.83       564.41      2,676.81
6390          MISC.ADMIN.EXP.                 1,857.47      (52.41)  10,608.39    12,900.88     5,020.23     6,182.35     36,516.91
                                            ----------------------------------------------------------------------------------------
                                             57,340.11   52,865.87   61,458.87    63,938.05    50,412.28    49,877.97    335,893.15

          ELECTRICITY
6430          ELECTRICITY-APTS.                                                                                 18.61         18.61
6431          ELECTRICITY-PLP                14,502.80   21,576.62   15,435.25    24,558.94     6,435.61    18,072.49    100,581.71
6432          ELECTRICITY-HEALTH CLUB                                                                                          0.00
6433          ELECTRICITY-OFFICE                                                                                               0.00
                                            ----------------------------------------------------------------------------------------
                                             14,502.80   21,576.62   15,435.25    24,558.94     6,435.61    18,091.10    100,600.32

          OTHER UTILITIES
6450          FUEL OIL/COAL                  26,965.56   20,070.20   19,278.57     9,058.17     5,168.11     4,480.39     85,021.00
6452          GAS                               587.62      927.08      522.33       555.48       571.26       482.41      3,646.18
6453          WATER/SEWER                                                         23,656.48                 19,769.63     43,426.11
                                            ----------------------------------------------------------------------------------------
                                             27,553.18   20,997.28   19,800.90    33,270.13     5,739.37    24,732.43    132,093.29

S.C. ASSOCIATES
SCHEDULE OF INCOME AND EXPENSES
1996

====================================================================================================================================
ACCT. NO. DESCRIPTION                          JAN         FEB         MAR         APRIL         MAY          JUN          Y-T-D
====================================================================================================================================
          OPERATING AND MAINT. EXPENSES
6510          SALARIES-PORTERS               17,561.80   22,838.60   17,630.52    22,316.85    22,045.52    18,813,88    121,207.17
6510          SALARIES-SECURITY GUARD         2,034.00    2,745.0O    1,899.00     2,236.50     2,394.00     1,773.00     13,081.50
6515          CLEANING SUPPLIES               2,093.83    1,417.64    7,208.76       225.42     5,334.90     3,628.33     19,908.88
6517          CLEANING CONTRACT                 625.14      560.72      422.75                  1,459.74       667.35      3,735.70
6520          EXTERMINATING & SUPPLIES          541.25                  565.61     1,131.22     1,106.86       565.61      3,910.55
6525          GARBAGE TRASH REMOVAL              99.59       99.59      199.59       649.59                    439.18      1,487.54
6530          SALARIES-CONCIERGE             13,278.81   16,177.44   12,343.62    12,895.24    20,216.32    13,492.89     88,404.32
6540          SALARIES-REPAIRMEN              9,416.99   12,397.84   11,272.50    11,680.54    11,921.23    12,056.44     68,745.54
6541          REPAIRS MATERIAL/SUPPLIES       4,047.77    1,754.48   11,631.59     3,046.86    11,235.52    11,196.29     42,312.51
6542          REPAIRS CONTRACT               12,544.94   13,904.28   16,005.18     8,772.34    25,364.35    10,551.11     87,142.20
6545          ELEVATOR MAINT/CONTRACT         5,550.82    5,550.82    9,880.00     5,550.82     5,753.51     5,550.32     37,836.79
6546          HEAT/COOL REPAIRS & MAINT       6,756.48    7,739.88   15,468.94     3,917.03     2,576.10     2,528.23     38,986.66
6547          SERVICE CONTRACT               10,709.56    4,578.98   13,830.24     4,578.98    10,231.99     4,942.28     48,872.03
6561          DECORATING SUPPLIES               922.29                1,024.06       790.23     1,918.20       803.76      5,458.54
6562          SALARIES-HEALTH CLUB            6,966.60   10,496.75    8,613.60     8,712.60    11,150.75     8,571.60     54,511.90
6563          HEALTH CLUB EXPENSE             3,475.39    3,110.78    4,684.92    12,588.38     3,458.75     3,439.03     30,757.25
6564          MISC. MAINT. EXP.                                                                 1,747.59     5,781.63      7,529.22
                                            ----------------------------------------------------------------------------------------
                                             96,525.26  103,372.10  132,680.88    99,092.60   137,915.33   104,801.43    674,488.30

          MISC. MAINT. & OPERATING EXP.
6570          ARCHITECT FEES                                                                                                   0.00
6572          FIRE DEPT/PERMIT FEES                                     210.00                                               210.00
6573          INSPECTION FEES                                                                                                  0.00
6575          BANK CHARGES                                                                                                     0.00
6577          MISC. FINES AND FEES            2,939.90    2,407.43    2,505.50                 11,984.62    49,147.52     68,984.97
6578          U.S. TRUSTEE FEES               1,250.00                             3,750,00
6589          MISC. OPERATING EXP.              757.75    1,713.17    3,239.98       160.00     5,893.07     6,228.53     17,992.50
                                            ----------------------------------------------------------------------------------------
                                              4,947.65    4,120.60    5,955.48     3,910.00    17,877.69    55,376.05     87,187.47

          TAXES
6701          REAL ESTATE TAXES                                       8,947.32                               7,215.54     16,162.86
6702          PAYROLL TAXES                  10,258.29   12,886.80    7,816.52     6,222.07     7,238.15     6,017.16     50,438.99
6703          OTHER TAXES                                                                         100.00                     100.00
                                            ----------------------------------------------------------------------------------------
                                             10,258.29   12,886.80   16,763.84     6,222.07     7,338.15    13,232.70     66,701.85

6711      PROP. & LIAB. EXP.                 84,279.09                                                                    84,279.09

6722      WORKMEN'S COMPENSATION                138.00                                                                     138.00

          HEALTH & EMPLOYEE BENEFITS
6730          INSURANCE-MEDICAL               8,224.08    3,795.59   19,793.66     6,559.75     5,605.49     8,870.49     52,849.06
6731          INSURANCE-DENTAL                  256.16      545.36      545.36       782.76       307.96       545.36      2,982.96
6732          UNION HEALTH FUND                                      18,421.39     4,431.10     5,797.12    21,592.95     50,242.56
6733          UNION PENSION FUND                                      5,366.40                               5,366.40     10,732.80
6734          UNION ANNUITY FUND                                      1,365.00                               1,365.00      2,730.00
6735          NON UNION EMPLOYEE BENEFIT        179.87      179.90      179.90     4,642.60       179.88       179.87      5,542.02
6740          OTHER INSURANCE-SDI             1,362.00                                                                     1,362.00
                                            ----------------------------------------------------------------------------------------
          TOTAL HEALTH & EMP. BENEFITS       10,022.11    4,520.85   45,671.71    16,416.21    11,890.45    37,920.07    126,441.40
6833      INTEREST EXPENSE-OTHER                                                                                               0.00
                                            ----------------------------------------------------------------------------------------
          TOTAL EXPENSES                    343,850.34  277,782.33  314,481.90   325,277.27   281,261.53   370,339.00  1,907,992.37

NET OPERATING INCOME                        623,030.05  702,841.75  658,772.93   649,682.44   712,733.31   670,812.54  4,022,873.02

CAPITAL IMPROVEMENT COST                    265,010.98  120,951.98  247,112,08   120,883.84   121,312.27    13,239.91     888,511.06
HUD PAYMENT                                 354,722.00  364,987.00  521,244.00   397,071.00   377,992.00   588,523.00   2,604,539.00

BACK UP FOR ANALYSIS                                          UPDATED: 02-Aug-96
OF APRAN ASSOCIATES INC
PROPOSED OPERATING BUDGET
RITZ PLAZA

INCOME
--------------

Commercial
--------------

Summary of                          SF Per   Rent/
Current Rent Roll         Rent    Rentroll     SF

    Casa Di Meglio        9,880     3,000     40
    Port Parking Corp    36,424    34,727     13
    Carlton Cleaners      1,000       120    100
    Space 3V (Vacant)     1,200     3,000      5 Apran Satellite Office
    Ritz Plaza Corp.        875     1,025     10 Mgmt Office - Get larger value
    ATT Corp.            14,375     6,000     29
    US - GSA             47,593    16,500     35

    Totals              111,347    64,372     21

Assume Value for
Vacant Space and Ritz Plaza Corp.
Space at $25/sf and remaining
at current rents

    Casa Di Meglio        9,880     3,000     40
    Port Parking Corp    36,424    34,727     13
    Carlton Cleaners      1,000       120    100
    Space 3V (Vacant)     6,250     3,000     25
    Ritz Plaza Corp.      2,135     1,025     25
    ATT Corp.            14,375     6,000     29
    US - GSA             47,593    16,500     35

    Totals              117,658    64,372     22

    Annual            1,411,893

BACK UP FOR ANALYSIS                                          UPDATED: 02-Aug-96
OF APRAN ASSOCIATES INC
PROPOSED OPERATING BUDGET
RITZ PLAZA

Budget for 12/l/96-11/30/97
--------------------------------------

Casa Di Neglio
                               Rent 12/1/96-11/30/97           118,560

                               Total                                     118,560

Fort Parking Corp              Rent 12/l/96-3/31/97            145,697
                               Rent 4/l/97-11/30197            300,136

                               Total                                     445,833

Carlton Cleaners               Assume Current Rent              12,000

                               Total                                      12,000

Third Floor Building Offices   Assume Building Usage                 0

                               Total                                           0

ATT Corp.                      Rent per lease                  172,500

                               Total                                     172,500

US - GSA                       Assume current rent             571,117
                               annualized

                               Total                                     571,117

                               TOTAl (EXCLUDING ESCALATIONS)           1,320,010

BACK UP FOR ANALYSIS                                          UPDATED: 02-Aug-96
OF APRAN ASSOCIATES INC
PROPOSED OPERATING BUDGET
RITZ PLAZA

Laundry
-------------

       Contract with Coinmach                        5,000

                                         Annual                  170,000 New 5
                                                                         years
                                                                         flat
                                                                         lease
Residential Rents
-------------------------------------------

       Total Gross Monthly Rent Roll
       Assuming 100% Occupancy (4/30/96)           862,033
       Annualized                                             10,344,392

       Total Units                                     479

       Monthly Rent/Units                         1,799.65

       Assume average of 8 vacants
       per month

       Assume 50% of remaining
       non-vacated apartments renew
       @ anticipated 1 yr
       RGB increase effect. 10/1/96              17,231.66

       Assume average increase                                   103,390

       421(a) increase effective
       4/1/96 for period is included             17,615.11
       in April Base Rent shown above.

       Assume Vacancy Increases for
       96 apartments becoming vacant
       during year
                                                237,553.90
       Assume 5% 1 year                          11,877.69
       Assume 9% Vac Allow.                      21,379.85

       Total Increase Value for                  33,257.55
       Vacants/Month

       Assume 6 month average                                    199,545

BACK UP FOR ANALYSIS                                          UPDATED: 02-Aug-96
OF APRAN ASSOCIATES INC
PROPOSED OPERATING BUDGET
RITZ PLAZA

      Gross Potential Rent                               10,647,328

      Vacancy Allowance - Residential
      -------------------------------

            Assume 1 month vacancy for
            half of 96 units at average rent
            (rest assume immediate re-occupancy)
                                                             88,148

BACK UP FOR ANALYSIS                                          UPDATED: 02-Aug-96
OF APRAN ASSOCIATES INC
PROPOSED OPERATING BUDGET
RITZ PLAZA

Health Club
----------------

      Assume figure based on analysis of
      historical and 6 month average                               154,400

Employee Apartment
------------------------------------------

      Assume current rent:                               2,300.00

      Annual                                                        27,600
      Assume 5% increase for
      6 months                                             230.00
      Assume 421(a)                                        435.84

      Total Projected Cost                                          28,266

2010/2011 - PAYROLL - MAINTENANCE STAFF & SECURITY
---------------------------------------------------------                     ----------

                                                           HOURLY                 WEEKLY      ANNUAL
      SUPER                                                                       833.50     46,676.00 FIGURE 54 WEEKS
      BLDG MECHANIC                                                               871.60     48,809.60 FIGURE 54 WEEKS
      HANDYMAN                                              16.64                            37,273.60 FIGURE 56 WEEKS
      HANDYMAN                                              17.20                            38,528.00 FIGURE 56 WEEKS
      PAINTER                                               15.14                            33,913.60 FIGURE 56 WEEKS
      PORTERS (6)                                           13.76                           184,934.40
      DOORMAN/CONCIERGE (4)                                 13.76                           123,289.60
      CONCIERGE                                             14.79                            33,129.60
      SECURITY GUARD                                         9.00                            18,720.00

      SUBTOTAL PAYROLL - MAINTENANCE                                                        546,554.40
      SUBTOTAL PAYROLL - SECURITY                                                            18,720.00

BACK UP FOR ANALYSIS                                          UPDATED: 02-Aug-96
OF APRAN ASSOCIATES INC
PROPOSED OPERATING BUDGET
RITZ PLAZA

2013 - HEALTH CLUB PAYROLL
------------------------------------

      Payroll assumes average/wk                   2,200.00
      Assume 52 weeks                                            114,400.00

2015 - PAYROLL TAXES
------------------------------------

      Assume Annual Payroll                        679674.4
      Assume Employer Taxes                           12.00%

      Payroll Taxes                                                  81,561

BACK UP FOR ANALYSIS                                        UPDATED:   02-Aug-96
OF APRAN ASSOCIATES INC
PROPOSED OPERATING BUDGET
RITZ PLAZA


2035-  EMPLOYEE BENEFITS - UNION
---------------------------------------
HEALTH                                 $1,459.02               RATE PER EMPLOYEE
                                               4               # OF QUARTERS
                                              16               # OF EMPLOYEES
          SUBTOTAL                                $93,377.28

PENSION                                   $16.92               RATE PER WEEK
                                              52               # OF WEEKS
                                              16               # OF EMPLOYEES
          SUBTOTAL                                $14,077.44

TRAINING/SCHOLARSHIP                      $63.48               RATE PER YEAR
                                              16               # OF EMPLOYEES
          SUBTOTAL                                 $1,015.68

LEGAL FUND                               $182.00               RATE PER YEAR
                                              16               # OF EMPLOYEES
          SUBTOTAL                                 $2,912.00

ANNUITY FUND                               $7.00               RATE PER WEEK
                                              52               # OF WEEKS
                                              16               # OF EMPLOYEES
          SUBTOTAL                                 $5,824.00

TOTAL - EMPLOYEE BENEFITS                        $117,206.40
ROUNDED                                          $117,500.00

2041-  GAS/ELECTRIC
---------------------------------------

         Based on historical usage (figures
         from current ngnt)                          240,000

BACK UP FOR ANALYSIS                                          UPDATED: 02-Aug-96
OF APRAN ASSOCIATES INC
PROPOSED OPERATING BUDGET
RITZ PLAZA

2043 - FUEL
-----------------

      Use Amerada Hess budget of 500 gallons per unit per
      at average of $.575 for #6 fuel                                    137,713
      Rounded:                                                           137,500

2045 - WATER/SEWER
-----------------------------------------------

      METERS 6/11/95-2/28/96
      (8 MOS)                                               23,643
                                                            35,591

      ANNUALIZED                                                          88,851

BACK UP FOR ANALYSIS                                          UPDATED: 02-Aug-96
OF APRAN ASSOCIATES INC
PROPOSED OPERATING BUDGET
RITZ PLAZA

2046 - REAL ESTATE TAXES                  96/97                          97/98                          98/99
-------------------------------------
    Assume Projected AV                  23,915,000                     24,395,000                     24,880,000
    Less Base                             1,840,000                      1,840,000                      1,840,000
    Assume Projected AV 96/97            22,075,000                     22,555,000                     23,040,000
    Adjusted to 97.8%                    21,589,350                     22,058,790                     22,533,120
    Tax Exempt                          (12,953,610)                    (8,823,516)                    (9,013,248)
    Taxable Value                        10,961,390                     15,571,484                     15,866,752
    Assume Rate Remins                      0.10807                      0.1113121                    0.114651463

    PROJECTED RE TAX 1996/1997                           1,184,597                       1,733,295                      1,819,146
    ACTUAL 96/97 BILL                                    1,146,994                       1,733,295                      1,819,146
    BID (Projected)                                         35,000                          35,000                         35,000
    TOTAL (ACTUAL RE TAX AND EST. BID)                   1,181,994                       1,768,295                      1,854,146
    ROUNDED                                              1,190,000                       1,768,295                      1,854,146

    ASSUME FOR 12/1/96 BUDGET
    7 MONTHS BASED ON OLD RATE           694,166.67   1,031,505.17    1,081,585.36    1,451,294.67   1,523,043.69
    5 MONTHS BASED ON NEW RATE           736,789.41     772,560.97    1,036,639.05    1,087,888.35   1,142,282.77
    TOTAL                              1,430,956.08   1,804,066.14    2,118,224.41    2,539,183.02   2,665,326.46


BACK UP FOR ANALYSIS                                                                                           UPDATED:02-Aug-96
OF APRAN ASSOCIATES INC.
PROPOSED OPERATING BUDGET
RITZ PLAZA

2046 - REAL ESTATE TAXES                  99/00                     00/01
-------------------------------------
    Assume Projected AV                  25,375,000                25,880,000
    Less Base                             1,840,000                 1,840,000
    Assume Projected AV 96/97            23,535,000                24,040,000
    Adjusted to 97.8%                    23,017,230                23,511,120
    Tax Exempt                           (4,603,446)               (4,702,224)
    Taxable Value                        20,771,554                21,177,776
    Assume Rate Remins                 0.1180910069              0.1216337371

    PROJECTED RE TAX 1996/1997                        2,452,934                 2,575,932
    ACTUAL 96/97 BILL                                 2,452,934                 2,575,932
    BID (Projected)                                      35,000                    35,000
    TOTAL (ACTUAL RE TAX AND EST. BID)                2,487,934                 2,610,932
    ROUNDED                                           2,487,934                 2,610,932

    ASSUME FOR 12/1/96 BUDGET
    7 MONTHS BASED ON OLD RATE        1,451,294.67
    5 MONTHS BASED ON NEW RATE        1,087,888.35
    TOTAL                             2,539,183.02


BACK UP FOR ANALYSIS
OF APRAN ASSOCIATES INC
PROPOSED OPERATING BUDGET
RITZ PLAZA

2050 - INSURANCE
--------------------------------------

      Use RP figures per schedule
      Commercial Package                                 57,500
      Employee Dishonesty                                   800
      Crime                                                 805
      Workers Comp                                       25,887
      B&M                                                 2,790
      Umbrella                                           10,000
                                                                          97,782

4040 - UNIT PREP
--------------------------------------

      Assume 96 units
      @ 1,000                                                             96,000

 494161 2095 000 3 S-C ASSOCIATES L.P. CRSD HOME EXE             A/R     18758.
235 W 40 ST       ST PLD    TEL 212-977-5000 ALT M NXRD   081996 EL ACTIVE SC (
MANHATTAN      10036           TYPE SMSTV LMLRD  CAG     TRIP 35 GS ACTIVE SC (
 NOTE H RSFD M  PEND H                                              FIELD
 EL 40001HD 2585409 K 1200  DIAL & TYPE & MNOT  NONE       PRV 007676   PRS 0078
REJC 061596 CYCLE MYFL 007676 15.85 16.13  DK        PRV-DMD 16.13   PRS-DMD 16.
     060895 CYCLE DISQ 000000 12.27 13.47  IRRU            VERF  NONE  HLTC LOW
     030995 CYCLE DISQ 000000 13.09 13.27  H/L  SIG  NONE  LAR  071996 007610 TE
T-DATE  M-DATE  CD    E-CONS  E-PIL-AAMT  REG-DMD     LF

071996  072296  CV    160800  18776.51    348.00      64          PRIOR-MNOTS
061996  062596  CV    163200  17590.08    336.00      67       061996  MAX-FAIL
052096  052196  CV    133200  16435.61    336.00      53       060895 DMD DISG
041996  042296  CV    124800  14558.94    276.00      64       120993 MULT REQ
032196  032296  CV    128400  15435.25    276.00      66       080993 DMD DISG
022196  022296  CV    187200  21976.62    264.00      68
010996  011096  CV    129600  14502.80    264.00      63
120895  121195  CV    108000  11731.20    216.00      65
110695  110795  CV    106800  11655.07    220.00      63    MTR STATUS    HOT
100695  102095  CV    110400  12013.55    240.00      66    MTR LOCATION SENT
090795  090895  CV    118800  13900.72    252.00      65
080895  080995  CV    116400  14189.53    252.00      66
071095  071195  CV    133200  16761.02    252.00      68
060895  061395  CV    114000  13583.07    240.00      65

050995  051095  CV     57200  10622.36    204.00      70          PRIOR-MNOTS
041195  041295  CV    103200  11515.44    216.00      68       061936 MAX-FAIL
031395  031495  CV    121200  13028.63    228.00      69       060896 DMD DISG
020995  021095  CV    114000  11721.05    228.00      69       120993 MULT REQ
011095  011195  CV    118800  12230.41    228.00      67       080993 DMD DISG
120994  121294  CV    115200  12487.60    252.00      59
110794  110894  CV    112800  11691.74    228.00      66
100794  101194  CV    108000  12547.10    240.00      64
090894  090994  CV    123600  14361.71    252.00      68    MTR STATUS  HOT
080994  081094  CV    129600  14283.98    252.00      73    MTR LOCATION SENT
071194  071294  CV    132000  15426.12    264.00      65
060994  061094  CV    103200  11495.94    228.00      62
051094          FR

ACTION                        SCROLL      MODE A     MSG

94-95  1  151,412,089  ELECTRICITY
       2    2,820,000  GAS
          -----------
          154,232,089

95/96  3  175,343,389  ELECTRICITY
       4    3,096,000  GAS
          -----------
          178,439,389


                                           08/05/96 18:51  TX/RX NO. 4865  P.002

                                            ------------                  -----------
                                                1993                          1994
                                            ------------                  -----------
Apartment Rent              8,678,753.00                   9,127,389.01
Vacancies                    (590,333.00)                   (143,847.01)
421(A) Surcharge              (72,430.93)                   (164,072.83)
                            ------------                   ------------
                                            8,015,989.07                  8,819,469.17

Office Rent & Reimb.        1,014,891.04                     909,717.66
Vacancies                    (320,750.00)                   (264,000.00)
Health Club                  (104,848.60)
                            ------------                   ------------
                                              589,292.44                    845,717.66

Parking                                       399,999.96                    430,823.73

Health Club                                   104,848.60                    156,125.16
421(A) Surcharge                               72,430.93                    164,072.83
Other
Interest Income                47,977.00                      55,077.12
NSF and Late Charge            19,882.00                      22,283.47
Dam. & Cleaning fees            7,489.00                       5,807.00
Forfeited Sec. Dep.            41,137.00                      16,905.00
Other Income                   48,391.00                      28,298.58
                            ------------                   ------------
                                              164,876.00                    128,371.17
                                            ------------                  -----------
Total Income                                9,347,437.00                 10,344,579.72

EXPENSES

General & Administrative
Other Renting Exp.             41,197.70                      17,538.16
Salaries-Sales Office          26,824.08                      32,234.89
Salaries-Office               142,222.00                     176,078.51
Office Supplies                29,861.00                       7,026.00
Super's Salaries               45,145.00                      48,528.30
Super's Rent Free Unit         44,840.00
Tel. And Answering Svc          4,480.00                       8,940.85
Misc. Admin                    23,865.00                      29,106.40
Bad Debt                      190,824.00                       47357.05
                            ------------                   ------------
                                              549,247.78                    366,813.15

Real Estate Taxes                             520,401.00                  1,676,590.62*

Utilities
Fuel Oil                       93,600.00                      99,593.30
Electricity                   227,609.00                     210,059.82
Water                          58,185.00                      64,680.75
Gas                                                             4339.05
                            ------------                   ------------
                                              379,394.00                    378,672.92

Janitor & Cleaning P/roll     336,186.00                     395,970.48
Cleaning Supplies              40,383.00                      31,257.01
Cleaning Contract             115,653.00                       9,579.06
Exterminating Supplies         11,330.00                       5,975.40
Garbage & Trash Remov           2,386.00                       2,052.58
Grounds Supplies                3,349.00
Repairs Payroll               110,935.00                     106,302.99
Repairs Material               23,319.00                      28,076.01
Repairs Contract               60,082.00                      92.571.39
Elevator Maint./cont.          68,804.00                      81,720.24
HVAC Maint.                       835.00                      48,635.41
Health Club Exp.               83,870.00                     107,879.38
Decorating Supplies            17,533.00                      13,535.84
Misc. Op. Exp.                 64,181.00                       7,104.14
                            ------------                   ------------
Operating & Maint.                            938,846.00                    930,659.93

Advertising                                    99,905.00                     52,425.80

Management Fee                                387,943.00                    395,081.25

Commissions                                   515,625.86                    326,777.50
Outside Agents                189,449.00                      15,885.00
Sales                          44,370.99                       4,350.00
Ritz                          281,803.87                     306,542.50

Insurance
Property & Liab                94,966.07                      75,408.48
Fidelity Bond Ins.                190.00
Workmen's Comp.                30,639.00                      33,059.86
Health Ins. & Union Ben       145,526.00                     166,700.01
                            ------------                   ------------
                                              271,321.07                    275,168.33

Legal & Professional
Lease Eviction Fees            45,703.40                      15,655.72
Legal                         433,214.28                      50,000.00
Auditing Exp.                  30,900.00                      24,129.00
Bookkeeping services            2,620.00                       1,988.50
                            ------------                   ------------
                                              512,437.68                     91,773.22

Other
Payroll Taxes                  76,044.00                      80,404.55
Mis. Licenses & Fees           10,031.00                      51,711.27
                            ------------                   ------------
                                               88,075.00                    112,115.82
                                            ------------     +8%          -----------
Total Expenses                              4,261,194.39                  4,606,078.54

NET OPERATING INCOME                        5,066,242.61                  5,738,501.18

* Billed and paid and do not reflect 421(a) tax exemption. However, owner will be [illegible] reinstatement of exemption upon payment of delinquent water and sewer charge

 8/01/96                  JASON CARTER & ASSOC., INC.                    1:13 pm

User: ANN          Current Occupant Scheduled Charges Report            Page:  1

Property : S-C ASSOCIATES, L.P.

             [ILLEGIBLE DATA WAS OMITTED ON THE FOLLOWING SCHEDULE]

                                                          ----------------------Scheduled Charges----------------------
Unit Ref. No.           Occupant Name           Unit No.  Code     Date               Description             Amount
-------------   ------------------------------  --------  ----  ---------    -----------------------------  -----------
235-1C          COINMACH INDUSTRIES, INC.       1C         COI    8/01/96    OCCUPANCY EXCEEDS
                                 Totals: Scheduled Chrgs                    Prev Bal         0.00  Amt Due

235-1V          CASA DI MEGLIO, INC.            1V         COI    8/01/96    MONTHLY RENT                      9,880.00
                                 Totals: Scheduled Chrgs         9,880.00   Prev Bal         0.00  Amt Due     9,880.00

235-2C          PORT PARKING CORP.              2C         COI    8/01/96    MONTHLY RENT                     36,424.25
                                 Totals: Scheduled Chrgs        36,424.25   Prev Bal    21,823.76  Amt Due

235-3C          CARLTON CLEANERS                3C         COI    8/01/96    MONTHLY RENT                      1,000.00
                                 Totals: Scheduled Chrgs         1,000.00   Prev Bal         0.00  Amt Due     1,000.00

235-4R          RITZ PLAZA CORP MANAGING AGENT  4R         COI    8/01/96    MONTHLY RENT                        875.00
                                 Totals: Scheduled Chrgs           875.00   Prev Bal         0.00  Amt Due       875.00

235-4V          AT&T, CORP.                     4V         COI    8/01/96    MONTHLY RENT                     14,375.00
                                 Totals: Scheduled Chrgs        14,375.00   Prev Bal         0.00  Amt Due    14,375.00

235-5S          GENERAL SERVICE ADMINISTRATION  5S         COI    8/01/96    MONTHLY RENT                     47,593.85
                                 Totals: Scheduled Chrgs        47,593.85   Prev Bal    47,593.25  Amt Due

235-8A          GREENFIELD, DAVID               8A         RNT    8/01/96    Monthly Rent
                                                           421    8/01/96    421.a  (Article 32 of Lease)
                                 Totals: Scheduled Chrgs         1,301.29   Prev Bal         0.00  Amt Due     1,301.29

235-8B                    , ALLEN KENT          8B         RNT    8/01/96    Monthly Rent
                                                           421    8/01/96    421.a  (Article 32 of Lease)
                                 Totals: Scheduled Chrgs         1,275.85   Prev Bal         0.00  Amt Due

235-8C          SMITH, DONALD                   8C         RNT    8/01/96    Monthly Rent                      1,625.00
                                 Totals: Scheduled Chrgs         1,625.00   Prev Bal         0.00  Amt Due     1,625.00

235-8D          ABRAHAMSOHN, DANIEL A.A.        8D         RNT    8/01/96    Monthly Rent
                                                           421    8/01/96    421.a  (Article 32 of Lease) 2       59.40
                                 Totals: Scheduled Chrgs         1,671.31   Prev Bal        24.78  Amt Due     1,696.01

235-8E          MEADOWS, BETH                   8E         RNT    8/01/96    Monthly Rent                      1,222.23
                                                           421    8/01/96    421.a  (Article 32 of Lease)         82.76
                                 Totals: Scheduled Chrgs         1,304.99   Prev Bal         0.00  Amt Due     1,304.99

235-8F          DiBENEDETTO, MARIA   *          8F         RNT    8/01/96    Monthly Rent                      1,600.00
                                                           421    8/01/96    421.a  (Article 47 of Lease)         30.69
                                 Totals: Scheduled Chrgs         1,630.69   Prev Bal         0.00  Amt Due     1,630.69

235-8G          ORTENZIO, JOSEPH                8G         RNT    8/01/96    Monthly Rent
                                                           421    8/01/96    421.a  (Article 32 of Lease) 3
                                 Totals: Scheduled Chrgs         1,470.07   Prev Bal         0.00  Amt Due     1,470.07

235-8H                               *          8H         RNT    8/01/96    Monthly Rent

 8/01/96                  JASON CARTER & ASSOC., INC.                    1:13 pm

User: ANN          Current Occupant Scheduled Charges Report            Page:  2

Property : S-C ASSOCIATES, L.P.

             [ILLEGIBLE DATA WAS OMITTED ON THE FOLLOWING SCHEDULE]

                                                          ----------------------Scheduled Charges----------------------
Unit Ref. No.           Occupant Name           Unit No.  Code     Date               Description             Amount
-------------   ------------------------------  --------  ----  ---------    -----------------------------  -----------
                                                           421    8/01/96    421.a  (Article 32 of Lease) 3
                                 Totals: Scheduled Chrgs         1,543.43   Prev Bal         0.00  Amt Due     1,543.43

235-8K          NAKAJIMA, MASATAKA              8K         RNT    8/01/96    Monthly Rent
                                                           421    8/01/96    421.a  (Article 32 of Lease)2        92.07
                                                           SDA    8/01/96    Addtl Security Deposit/Renewal       57.92
                                 Totals: Scheduled Chrgs         1,537.71   Prev Bal               Amt Due

235-8L          ZENG, ZIMO           *          8L         RNT    8/01/96    Monthly Rent                      1,725.00
                                 Totals: Scheduled Chrgs         1,725.00   Prev Bal       333.92  Amt Due

235-8M                , JUSTINE      *          8M         RNT    8/01/96    Monthly Rent
                                                           421    8/01/96    421.a  (Article 32 of Lease) 4
                                 Totals: Scheduled Chrgs         1,567.98   Prev Bal        20.00  Amt Due     1,587.98

235-8N          CONSULATE GENERAL OF LITHUANIA  8N         RNT    8/01/96    Monthly Rent
                                                           421    8/01/96    421.a  (Article 32 of Lease)
                                 Totals: Scheduled Chrgs         1,624.70   Prev Bal         0.00  Amt Due     1,624.70

235-8P          HEYEN, KEITH A.      *          8P         RNT    8/01/96    Monthly Rent
                                                           421    8/01/96    421.a  (Article 32 of Lease) 3
                                 Totals: Scheduled Chrgs         1,493.04   Prev Bal         0.00  Amt Due     1,493.64

235-8R          KELLY, GLEN                     8R         RNT    8/01/96    Monthly Rent
                                                           421    8/01/96    421.a  (Article 32 of Lease) 2
                                 Totals: Scheduled Chrgs                    Prev Bal         0.00  Amt Due

235-9A                 , JED                    9A         RNT    8/01/96    Monthly Rent
                                 Totals: Scheduled Chrgs                    Prev Bal         0.00  Amt Due

235-9B          MEDINA, MARIBEL                 9B         RNT    8/01/96    Monthly Rent
                                                           421    8/01/96    421.a  (Article 32 of Lease)
                                 Totals: Scheduled Chrgs         1,282.01   Prev Bal         0.00  Amt Due     1,282.01

235-9C          NUSBAUM, ROBERT F.              9C         RNT    8/01/96    Monthly Rent
                                                           421    8/01/96    421.a  (Article 32 of Lease) 2
                                                           SDA    8/01/96    Addtl Security Deposit Renewal       68.07
                                 Totals: Scheduled Chrgs         1,668.14   Prev Bal         0.00  Amt Due     1,668.14

235-9D          FERRETTI, ROBERTO               9D         RNT    8/01/96    Monthly Rent                      1,482.57
                                                           421    8/01/96    421.a  (Article 32 of Lease) 3
                                 Totals: Scheduled Chrgs         1,571.67   Prev Bal         0.00  Amt Due     1,571.67

235-9E          RYAN, NANCY                     9E         RNT    8/01/96    Monthly Rent
                                                           421    8/01/96    421.a  (Article 32 of Lease)4
                                 Totals: Scheduled Chrgs         1,503.34   Prev Bal         0.00  Amt Due     1,503.34

235-9F          UGALDE, CARMEN DIAZ             9F         RNT    8/01/96    Monthly Rent
                                                           421    8/01/96    421.a  (Article    of Lease)

 8/01/96                  JASON CARTER & ASSOC., INC.                    1:13 pm

User: ANN          Current Occupant Scheduled Charges Report            Page:  3

Property : S-C ASSOCIATES, L.P.

             [ILLEGIBLE DATA WAS OMITTED ON THE FOLLOWING SCHEDULE]

                                                          ----------------------Scheduled Charges----------------------
Unit Ref. No.           Occupant Name           Unit No.  Code     Date               Description             Amount
-------------   ------------------------------  --------  ----  ---------    -----------------------------  -----------
                                 Totals: Scheduled Chrgs                    Prev Bal               Amt Due

235-9G          SHARIN WEST OVERSEAS INC.       9G         RNT    8/01/96    Monthly Rent                      1,494.90
                                                           421    8/01/96    421.a  (Article 32 of Lease) 3       92.73
                                 Totals: Scheduled Chrgs         1,587.63   Prev Bal         0.00  Amt Due     1,587.63

235-9H          DALIANES, PETER                 9H         RNT    8/01/96    Monthly Rent
                                                           421    8/01/96    421.a  (Article 32 of Lease) 2
                                 Totals: Scheduled Chrgs                    Prev Bal         0.00  Amt Due

235-9J          BARNES, ERICA     *             9J         RNT    8/01/96    Monthly Rent
                                                           421    8/01/96    421.a  (Article 32 of Lease)
                                 Totals: Scheduled Chrgs                    Prev Bal               Amt Due

235-9K          MARIA ROSA GARCIA               9K         RNT    8/01/96    Monthly Rent
                                                           421    8/01/96    421.a  (Article 32 of Lease)
                                 Totals: Scheduled Chrgs                    Prev Bal         0.00  Amt Due

235-9L                            *             9L         RNT    8/01/96    Monthly Rent
                                                           421    8/01/96    421.a  (Article 32 of Lease)
                                 Totals: Scheduled Chrgs                    Prev Bal         0.00  Amt Due

235-9M          FITZPATRICK, NEIL               9M         RNT    8/01/96    Monthly Rent
                                                           421    8/01/96    421.a  (Article 47 of Lease)
                                                           SDA    8/01/96    Addtl Security Deposit/Renewal
                                 Totals: Scheduled Chrgs                    Prev Bal               Amt Due

235-9N                  , FLORENCIA             9N         RNT    8/01/96    Monthly Rent
                                 Totals: Scheduled Chrgs                    Prev Bal               Amt Due

235-9P                 , DANIEL                 9P         RNT    8/01/96    Monthly Rent
                                                           421    8/01/96    421.a  (Article 32 of Lease) 3
                                 Totals: Scheduled Chrgs                    Prev Bal               Amt Due

235-9R          AMS ARCHITECTURAL TECHNOLOGIES  9R         RNT    8/01/96    Monthly Office Rent               1,482.57
                                                           421    8/01/96    421.a  (Article    of Lease) 3
                                 Totals: Scheduled Chrgs         1,571.67   Prev Bal         0.00  Amt Due     1,571.67

235-10A         SAND, RYAN                      10A        RNT    8/01/96    Monthly Rent                      1,295.00
                                                           421    8/01/96    421.a  (Article 32 of Lease) 1       26.51
                                 Totals: Scheduled Chrgs         1,321.51   Prev Bal         0.00  Amt Due     1,321.51

235-10B         LINETT, MATHEW                  10B        RNT    8/01/96    Monthly Rent                      1,139.24
                                                           421    8/01/96    421.a  (Article 32 of Lease)
                                 Totals: Scheduled Chrgs                    Prev Bal         0.00  Amt Due

235-10C         ERNST & YOUNG LLP               10C        RNT    8/01/96    Monthly Rent
                                                           421    8/01/96    421.a  (Article 32 of Lease) 2
                                 Totals: Scheduled Chrgs                    Prev Bal               Amt Due

 8/01/96                  JASON CARTER & ASSOC., INC.                    1:13 pm

User: ANN          Current Occupant Scheduled Charges Report            Page:  4

Property : S-C ASSOCIATES, L.P.

             [ILLEGIBLE DATA WAS OMITTED ON THE FOLLOWING SCHEDULE]

                                                          ----------------------Scheduled Charges----------------------
Unit Ref. No.           Occupant Name           Unit No.  Code     Date               Description             Amount
-------------   ------------------------------  --------  ----  ---------    -----------------------------  -----------
235-10D               , MALCOLM                 10D        RNT    8/01/96    Monthly Rent                      1,458.39
                                                           421    8/01/96    421.a  (Article 32 of Lease) 5      228.00
                                 Totals: Scheduled Chrgs         1,678.39   Prev Bal         0.00  Amt Due     1,678.39

235-10E         LIN, KATHLEEN H.                10E        RNT    8/01/96    Monthly Rent                      1,581.00
                                                           421    8/01/96    421.a  (Article 32 of Lease) 2       79.20
                                 Totals: Scheduled Chrgs         1,660.20   Prev Bal         0.00  Amt Due     1,660.20

235-10F               , YOSHIKO                 10F        RNT    8/01/96    Monthly Rent                      1,625.00
                                                           421    8/01/96    421.a  (Article 47 of Lease)         39.60
                                 Totals: Scheduled Chrgs         1,664.60   Prev Bal         0.00  Amt Due     1,664.60

235-10G                                         10G        RNT    8/01/96    Monthly Rent                      1,625.00
                                                           421    8/01/96    421.a  (Article 32 of Lease)         39.60
                                 Totals: Scheduled Chrgs         1,664.60   Prev Bal         0.00  Amt Due     1,664.60

235-10H                                         10H        RNT    8/01/96    Monthly Rent                      1,600.00
                                                           421    8/01/96    421.a  (Article 47 of Lease) 1       39.60
                                 Totals: Scheduled Chrgs         1,639.60   Prev Bal         0.00  Amt Due     1,639.60

235-10J                , MARK D.    *           10J        RNT    8/01/96    Monthly Rent                      1,621.80
                                                           421    8/01/96    421.a  (Article 32 of Lease)         39.60
                                 Totals: Scheduled Chrgs         1,661.40   Prev Bal         0.00  Amt Due     1,661.40

235-10K                                         10K        RNT    8/01/96    Monthly Rent                      1,581.00
                                                           421    8/01/96    421.a  (Article 32 of Lease) 1       79.20
                                 Totals: Scheduled Chrgs                    Prev Bal         0.00  Amt Due     1,660.20

235-10L                                         10L        RNT    8/01/96    Monthly Rent
                                                           421    8/01/96    421.a  (Article 32 of Lease) 2       88.00
                                 Totals: Scheduled Chrgs                    Prev Bal        44.00  Amt Due     1,764.00

235-10M         VAN DER HEIDE, JEKS             10M        RNT    8/01/96    Monthly Rent                      1,695.00
                                 Totals: Scheduled Chrgs         1,695.00   Prev Bal         0.00  Amt Due     1,695.00

235-10N         REARDEN JR., JOHN               10N        RNT    8/01/96    Monthly Rent                      1,580.00
                                                           421    8/01/96    421.a  (Article 32 of Lease) 2       79.20
                                 Totals: Scheduled Chrgs                    Prev Bal         0.00  Amt Due     1,659.20

235-10P         KENNEDY, KAY                    10P        RNT    8/01/96    Monthly Rent                      1,301.25
                                                           421    8/01/96    421.a  (Article 32 of Lease) 4      158.40
                                                           SDA    8/01/96    Addtl Security Deposit/Renewal       65.11
                                 Totals: Scheduled Chrgs         1,524.76   Prev Bal         0.02  Amt Due     1,524.76

235-10R         PERMANENT MISSION OF LITHUANIA  10R        RNT    8/01/96    Monthly Rent                      1,625.00
                                                           421    8/01/96    421.a  (Article 32 of Lease) 1       39.60
                                 Totals: Scheduled Chrgs         1,664.60   Prev Bal         0.00  Amt Due     1,664.60

235-11A                                         11A        RNT    8/01/96    Monthly Rent

 8/01/96                  JASON CARTER & ASSOC., INC.                    1:13 pm

User: ANN          Current Occupant Scheduled Charges Report            Page:  5

Property : S-C ASSOCIATES, L.P.

             [ILLEGIBLE DATA WAS OMITTED ON THE FOLLOWING SCHEDULE]

                                                          ----------------------Scheduled Charges----------------------
Unit Ref. No.           Occupant Name           Unit No.  Code     Date               Description             Amount
-------------   ------------------------------  --------  ----  ---------    -----------------------------  -----------
                                                           421    8/01/96    421.a  (Article 32 of Lease) 6      198.00
                                 Totals: Scheduled Chrgs                    Prev Bal        52.40  Amt Due     1,376.66

235-11B         HO, PHILIP W.                   11B        RNT    8/01/96    Monthly Rent                      1,275.00
                                 Totals: Scheduled Chrgs         1,275.00   Prev Bal         0.00  Amt Due     1,275.00

235-11C         PERMAN, SUSAN                   11C        RNT    8/01/96    Monthly Rent                      1,555.50
                                                           421    8/01/96    421.a  (Article 32 of Lease) 2       72.60
                                 Totals: Scheduled Chrgs         1,628.10   Prev Bal         0.00  Amt Due     1,628.10

235-11D                                         11D        RNT    8/01/96    Monthly Rent                      1,642.20
                                                           421    8/01/96    421.a  (Article 32 of Lease) 2       79.64
                                 Totals: Scheduled Chrgs         1,721.84   Prev Bal         0.00  Amt Due     1,721.84

235-11E                                         11E        RNT    8/01/96    Monthly Rent                      1,555.50
                                                           421    8/01/96    421.a  (Article 32 of Lease) 2       66.44
                                 Totals: Scheduled Chrgs         1,621.94   Prev Bal         0.00  Amt Due     1,621.94

235-11F                                         11F        RNT    8/01/96    Monthly Rent                      1,591.20
                                                           421    8/01/96    421.a  (Article 32 of Lease) 2       72.60
                                 Totals: Scheduled Chrgs         1,663.80   Prev Bal         0.00  Amt Due     1,663.80

235-11                                          11         RNT    8/01/96    Monthly Rent                      1,591.20
                                                           421    8/01/96    421.a  (Article 32 of Lease)         72.60
                                 Totals: Scheduled Chrgs         1,663.80   Prev Bal         0.00  Amt Due     1,663.80

235-11                                          11         RNT    8/01/96    Monthly Rent                      1,542.88
                                                           421    8/01/96    421.a  (Article 32 of Lease)
                                 Totals: Scheduled Chrgs                    Prev Bal         0.00  Amt Due

235-11K                   , CHRIS               11K        RNT    8/01/96    Monthly Rent                      1,586.89
                                                           421    8/01/96    421.a  (Article 32 of Lease) 2       72.60
                                 Totals: Scheduled Chrgs         1,661.49   Prev Bal         0.00  Amt Due     1,661.49

235-11L         EISENBERG, JOSEPH    *          11L        RNT    8/01/96    Monthly Rent                      1,750.00
                                 Totals: Scheduled Chrgs         1,750.00   Prev Bal         0.00  Amt Due     1,750.00

235-11M                                         11M        RNT    8/01/96    Monthly Rent                      1,460.86
                                                           421    8/01/96    421.a  (Article 32 of Lease) 3      104.94
                                 Totals: Scheduled Chrgs         1,565.80   Prev Bal         0.00  Amt Due     1,565.80

235-11N         CONSULATE GENERAL OF LITHUANIA  11N        RNT    8/01/96    Monthly Rent                      1,555.40
                                                           421    8/01/96    421.a  (Article 32 of Lease)         59.40
                                                           SDA    8/01/96    Addtl Security Deposit/Renewal       60.20
                                 Totals: Scheduled Chrgs         1,675.00   Prev Bal         0.00  Amt Due     1,675.00

235-11                                          11         RNT    8/01/96    Monthly Rent                      1,430.55
                                                           421    8/01/96    421.a  (Article 32 of Lease) 2      108.98
                                 Totals: Scheduled Chrgs                    Prev Bal         0.00  Amt Due     1,539.45

 8/01/96                  JASON CARTER & ASSOC., INC.                    1:13 pm

User: ANN          Current Occupant Scheduled Charges Report            Page:  6

Property : S-C ASSOCIATES, L.P.

             [ILLEGIBLE DATA WAS OMITTED ON THE FOLLOWING SCHEDULE]

                                                          ----------------------Scheduled Charges----------------------
Unit Ref. No.           Occupant Name           Unit No.  Code     Date               Description             Amount
-------------   ------------------------------  --------  ----  ---------    -----------------------------  -----------
235-11R         APARTMENT FURNITURE RENTAL      11R        RNT    8/01/96    Monthly Rent                      1,675.00
                                                           421    8/01/96    421.a  (Article 32 of Lease)         36.30
                                 Totals: Scheduled Chrgs         1,711.30   Prev Bal        72.60  Amt Due     1,783.90

235-12A         SHERMAN, PAULINE                12A        RNT    8/01/96    Monthly Rent                      1,300.00
                                                           421    8/01/96    421.a  (Article 32 of Lease)         34.98
                                 Totals: Scheduled Chrgs         1,334.98   Prev Bal         0.00  Amt Due     1,334.98

235-12B               , MISAKO                  12B        RNT    8/01/96    Monthly Rent                      1,275.00
                                                           421    8/01/96    421.a  (Article 47 of Lease)         26.29
                                 Totals: Scheduled Chrgs         1,301.29   Prev Bal         0.00  Amt Due     1,301.29

235-12C                                         12C        RNT    8/01/96    Monthly Rent                      1,650.00
                                                           421    8/01/96    421.a  (Article 32 of Lease)         29.70
                                 Totals: Scheduled Chrgs         1,679.70   Prev Bal         0.00  Amt Due     1,679.70

235-12D               , DOUGLAS R.              12D        RNT    8/01/96    Monthly Rent                      1,653.42
                                                           421    8/01/96    421.a  (Article 32 of Lease)         37.40
                                 Totals: Scheduled Chrgs         1,690.82   Prev Bal         0.00  Amt Due     1,690.82

235-12E                                 *       12E        RNT    8/01/96    Monthly Rent                      1,393.10
                                                           421    8/01/96    421.a  (Article 32 of Lease) 4      176.00
                                 Totals: Scheduled Chrgs         1,569.10   Prev Bal        50.00  Amt Due     1,619.10

235-12F                                         12F        RNT    8/01/96    Monthly Rent                      1,650.00
                                                           421    8/01/96    421.a  (Article 32 of Lease)         44.00
                                 Totals: Scheduled Chrgs         1,694.00   Prev Bal         0.00  Amt Due     1,694.00

235-12                                          12         RNT    8/01/96    Monthly Rent                      1,601.40
                                                           421    8/01/96    421.a  (Article 32 of Lease) 2       88.00
                                 Totals: Scheduled Chrgs         1,689.40   Prev Bal        50.00  Amt Due     1,739.40

235-12J         DIXON, GRETA                    12J        RNT    8/01/96    Monthly Rent                      1,419.08
                                                           421    8/01/96    421.a  (Article 32 of Lease) 3      132.00
                                 Totals: Scheduled Chrgs         1,551.08   Prev Bal         0.00  Amt Due     1,551.08

235-12K               , HAI JOON                12K        RNT    8/01/96    Monthly Rent                      1,450.80
                                                           421    8/01/96    421.a  (Article 32 of Lease) 2       62.48
                                 Totals: Scheduled Chrgs         1,513.28   Prev Bal         0.00  Amt Due     1,513.28

235-12M                                         12M        RNT    8/01/96    Monthly Rent                      1,479.06
                                                           421    8/01/96    421.a  (Article 47 of Lease) 4      140.36
                                 Totals: Scheduled Chrgs         1,619.42   Prev Bal     1,669.42  Amt Due     3,288.84

235-12N               , SANDRA L.               12N        RNT    8/01/96    Monthly Rent                      1,339.52
                                                           421    8/01/96    421.a  (Article 47 of Lease) 2      132.00
                                 Totals: Scheduled Chrgs         1,471.52   Prev Bal     3,063.04  Amt Due     4,534.56

235-12P                                 *       12P        RNT    8/01/96    Monthly Rent

 8/01/96                  JASON CARTER & ASSOC., INC.                    1:13 pm

User: ANN          Current Occupant Scheduled Charges Report            Page:  7

Property : S-C ASSOCIATES, L.P.

             [ILLEGIBLE DATA WAS OMITTED ON THE FOLLOWING SCHEDULE]

                                                          ----------------------Scheduled Charges----------------------
Unit Ref. No.           Occupant Name           Unit No.  Code     Date               Description             Amount
-------------   ------------------------------  --------  ----  ---------    -----------------------------  -----------
                                                           421    8/01/96    421.a  (Article 32 of Lease) 2
                                 Totals: Scheduled Chrgs         1,671.18   Prev Bal         0.00  Amt Due     1,671.18

235-12R         MORENOFF, DR. JEROME   *        12R        RNT    8/01/96    Monthly Rent                      1,482.57
                                                           421    8/01/96    421.a  (Article 32 of Lease) 3       85.47
                                 Totals: Scheduled Chrgs         1,568.04   Prev Bal    (2,179.92) Amt Due      (611.88)

235-14A         TERAKAWA II, ROBERT H. *        14A        RNT    8/01/96    Monthly Rent                      1,295.00
                                                           421    8/01/96    421.a  (Article 32 of Lease)         33.11
                                 Totals: Scheduled Chrgs         1,328.11   Prev Bal         0.00  Amt Due     1,328.11

235-14B                , JAMES                  14B        RNT    8/01/96    Monthly Rent                      1,124.55
                                                           421    8/01/96    421.a  (Article 47 of Lease) 3       78.87
                                 Totals: Scheduled Chrgs         1,203.42   Prev Bal       100.00  Amt Due     1,303.42

235-14C         JONES, CHARISSE M.              14C        RNT    8/01/96    Monthly Rent                      1,404.54
                                                           421    8/01/96    421.a  (Article 32 of Lease) 3       92.07
                                 Totals: Scheduled Chrgs         1,496.61   Prev Bal         0.00  Amt Due     1,496.61

235-14D         PRATS, IGNACIO G.               14D        RNT    8/01/96    Monthly Rent                      1,586.81
                                                           421    8/01/96    421.a  (Article 47 of Lease) 2       61.38
                                 Totals: Scheduled Chrgs         1,647.99   Prev Bal         0.00  Amt Due     1,647.99

235-14E               , SHIGEO                  14E        RNT    8/01/96    Monthly Rent                      1,404.54
                                                           421    8/01/96    421.a  (Article 32 of Lease) 3       93.06
                                 Totals: Scheduled Chrgs         1,497.60   Prev Bal         0.00  Amt Due     1,497.60

235-14F                 , PAULO ANTONIA         14F        RNT    8/01/96    Monthly Rent
                                                           421    8/01/96    421.a  (Article 47 of Lease) 4
                                 Totals: Scheduled Chrgs         1,590.43   Prev Bal         0.00  Amt Due     1,590.43

235-14G         PHILLIPS, CHARLES E.            14G        RNT    8/01/96    Monthly Rent                      1,695.00
                                 Totals: Scheduled Chrgs         1,695.00   Prev Bal      (226.00) Amt Due     1,469.00

235-14H         YAMAMOTO, YUKIHIDE              14H        RNT    8/01/96    Monthly Rent                      1,695.00
                                 Totals: Scheduled Chrgs         1,695.00   Prev Bal    (1,695.00) Amt Due         0.00

235-14K         TERRAZAS, NORBERTO              14K        RNT    8/01/96    Monthly Rent                      1,581.00
                                                           421    8/01/96    421.a  (Article 32 of Lease)         62.04
                                 Totals: Scheduled Chrgs         1,643.04   Prev Bal         0.00  Amt Due     1,643.04

235-14L         DOYLE, FRANCIS         *        14L        RNT    8/01/96    Monthly Rent                      1,713.00
                                                           421    8/01/96    421.a  (Article 47 of Lease) 1       44.00
                                 Totals: Scheduled Chrgs         1,757.11   Prev Bal        50.00  Amt Due     1,807.00

235-14M         ABRUZZO, CRAIG   *              14M        RNT    8/01/96    Monthly Rent                      1,553.84
                                                           421    8/01/96    421.a  (Article 32 of Lease)        105.60
                                                           SDA    8/01/96    Addtl Security Deposit/Renewal       65.67
                                 Totals: Scheduled Chrgs         1,725.11   Prev Bal        50.00  Amt Due     1,775.11

 8/01/96                  JASON CARTER & ASSOC., INC.                    1:13 pm

User: ANN          Current Occupant Scheduled Charges Report            Page:  8

Property : S-C ASSOCIATES, L.P.

             [ILLEGIBLE DATA WAS OMITTED ON THE FOLLOWING SCHEDULE]

                                                          ----------------------Scheduled Charges----------------------
Unit Ref. No.           Occupant Name           Unit No.  Code     Date               Description             Amount
-------------   ------------------------------  --------  ----  ---------    -----------------------------  -----------
235-14N         DOLMAN, JOSEPH C.               14N        RNT    8/01/96    Monthly Rent
                                                           421    8/01/96    421.a  (Article 32 of Lease)
                                 Totals: Scheduled Chrgs         1,593.99   Prev Bal               Amt Due     1,593.99

235-14R         SHIN, JUNE                      14R        RNT    8/01/96    Monthly Rent                      1,418.31
                                                           421    8/01/96    421.a  (Article 47 of Lease) 3       89.10
                                 Totals: Scheduled Chrgs         1,507.41   Prev Bal         0.00  Amt Due     1,507.41

235-15A         KANAOKA, AKI                    15A        RNT    8/01/96    Monthly Rent                      1,151.99
                                                           421    8/01/96    421.a  (Article 32 of Lease)         55.22
                                                           SDA    8/01/96    Addtl Security Deposit/Renewal
                                 Totals: Scheduled Chrgs         1,257.41   Prev Bal         0.00  Amt Due     1,257.41

235-15B         KURKOWSKI, BRADLEY J.           15B        RNT    8/01/96    Monthly Rent                      1,116.43
                                                           421    8/01/96    421.a  (Article 47 of Lease) 2       63.58
                                 Totals: Scheduled Chrgs         1,182.01   Prev Bal         0.00  Amt Due     1,182.01

235-15C         TALMANT, VINCENT                15C        RNT    8/01/96    Monthly Rent
                                                           421    8/01/96    421.a  (Article    of Lease)
                                                           SDA    8/01/96    Addtl Security Deposit/Renewal
                                 Totals: Scheduled Chrgs         1,661.78   Prev Bal         0.00  Amt Due     1,661.78

235-15D         KIELY, JOHANNA M.    *          15D        RNT    8/01/96    Monthly Rent
                                                           421    8/01/96    421.a  (Article 32 of Lease)
                                 Totals: Scheduled Chrgs         1,703.49   Prev Bal         0.00  Amt Due     1,703.49

235-15E                  , KEIKO     *          15E        RNT    8/01/96    Monthly Rent
                                                           421    8/01/96    421.a  (Article    of Lease) 3
                                 Totals: Scheduled Chrgs                    Prev Bal         0.00  Amt Due

235-15F         WATSON, SARAH        *          15F        RNT    8/01/96    Monthly Rent                      1,675.00
                                                           421    8/01/96    421.a  (Article 32 of Lease)         45.05
                                 Totals: Scheduled Chrgs         1,720.65   Prev Bal         0.00  Amt Due     1,720.65

235-15G         SMITH, ERIC                     15G        RNT    8/01/96    Monthly Rent                      1,621.80
                                                           421    8/01/96    421.a  (Article 32 of Lease) 2       91.30
                                 Totals: Scheduled Chrgs         1,713.10   Prev Bal       555.53  Amt Due     2,268.63

235-15H         SHARIFI, JAMSHIED    *          15H        RNT    8/01/96    Monthly Rent                      1,347.32
                                                           421    8/01/96    421.a  (Article 32 of Lease)        118.80
                                 Totals: Scheduled Chrgs         1,466.12   Prev Bal         0.00  Amt Due     1,466.12

235-15J         LEDBETTER, SAMMY                15J        RNT    8/01/96    Monthly Rent
                                                           421    8/01/96    421.a  (Article 32 of Lease) 4
                                 Totals: Scheduled Chrgs         1,553.46   Prev Bal         0.00  Amt Due     1,553.46

235-15K         WHELAN, JOHN T.      *          15K        RNT    8/01/96    Monthly Rent
                                                           421    8/01/96    421.a  (Article 32 of Lease)
                                 Totals: Scheduled Chrgs                    Prev Bal               Amt Due

 8/01/96                  JASON CARTER & ASSOC., INC.                    1:13 pm

User: ANN          Current Occupant Scheduled Charges Report            Page:  9

Property : S-C ASSOCIATES, L.P.

             [ILLEGIBLE DATA WAS OMITTED ON THE FOLLOWING SCHEDULE]

                                                          ----------------------Scheduled Charges----------------------
Unit Ref. No.           Occupant Name           Unit No.  Code     Date               Description             Amount
-------------   ------------------------------  --------  ----  ---------    -----------------------------  -----------
235-15L         VAN CAMP, NOELLE                15L        RNT    8/01/96    Monthly Rent                      1,775.00
                                 Totals: Scheduled Chrgs         1,775.00   Prev Bal               Amt Due     1,374.24

235-15M         H. WARSHOW & SONS, INC.         15M        RNT    8/01/96    Monthly Rent                      1,670.30
                                                           421    8/01/96    421.a  (Article 47 of Lease) 3      105.93
                                 Totals: Scheduled Chrgs         1,776.23   Prev Bal         0.00  Amt Due     1,776.23

235-15N         GARRETT, EVELYN                 15N        RNT    8/01/96    Monthly Rent                      1,440.40
                                                           421    8/01/96    421.a  (Article 32 of Lease) 3       89.10
                                 Totals: Scheduled Chrgs                    Prev Bal         0.00  Amt Due     1,529.50

235-15P         SUPERMEDIA                      15P        RNT    8/01/96    Monthly Rent
                                                           421    8/01/96    421.a  (Article 47 of Lease) 1       89.10
                                 Totals: Scheduled Chrgs                    Prev Bal        50.00  Amt Due     1,522.63

235-15R         PERM MISSION OF LITH TO U.N.    15R        RNT    8/01/96    Monthly Rent                      1,429.38
                                                           421    8/01/96    421.a  (Article 47 of Lease) 4      118.80
                                 Totals: Scheduled Chrgs                    Prev Bal         0.00  Amt Due     1,548.18

235-16A               , BRUCE                   16A        RNT    8/01/96    Monthly Rent
                                                           421    8/01/96    421.a  (Article 47 of Lease)
                                 Totals: Scheduled Chrgs                    Prev Bal         0.00  Amt Due

235-16B               ,                         16B        RNT    8/01/96    Monthly Rent
                                                           421    8/01/96    421.a  (Article 47 of Lease) 4
                                 Totals: Scheduled Chrgs                    Prev Bal         0.00  Amt Due

235-16C               , JAMES                   16C        RNT    8/01/96    Monthly Rent
                                 Totals: Scheduled Chrgs                    Prev Bal               Amt Due

235-16D                                         16D        RNT    8/01/96    Monthly Rent                      1,683.00
                                                           421    8/01/96    421.a  (Article 32 of Lease) 2       61.38
                                 Totals: Scheduled Chrgs         1,744.38   Prev Bal         0.00  Amt Due     1,744.38

235-16E               , LAWRENCE P.             16E        RNT    8/01/96    Monthly Rent                      1,508.58
                                                           421    8/01/96    421.a  (Article 32 of Lease) 2       88.00
                                 Totals: Scheduled Chrgs         1,596.58   Prev Bal         0.00  Amt Due     1,596.58

235-16F               , DAVID                   16F        RNT    8/01/96    Monthly Rent                      1,606.50
                                                           421    8/01/96    421.a  (Article 32 of Lease) 2       61.38
                                 Totals: Scheduled Chrgs                    Prev Bal        50.00  Amt Due     1,717.88

235-16G         EMGE, CHERYL A.                 16G        RNT    8/01/96    Monthly Rent                      1,700.00
                                                           421    8/01/96    421.a  (Article    of Lease)
                                 Totals: Scheduled Chrgs                    Prev Bal               Amt Due     1,456.53

235-16H               , SUSAN R.                16H        RNT    8/01/96    Monthly Rent                      1,581.00
                                                           421    8/01/96    421.a  (Article 32 of Lease) 2
                                 Totals: Scheduled Chrgs                    Prev Bal               Amt Due

 8/01/96                  JASON CARTER & ASSOC., INC.                    1:13 pm

User: ANN          Current Occupant Scheduled Charges Report            Page: 10

Property : S-C ASSOCIATES, L.P.

             [ILLEGIBLE DATA WAS OMITTED ON THE FOLLOWING SCHEDULE]

                                                          ----------------------Scheduled Charges----------------------
Unit Ref. No.           Occupant Name           Unit No.  Code     Date               Description             Amount
-------------   ------------------------------  --------  ----  ---------    -----------------------------  -----------
235-16                                          16         RNT    8/01/96    Monthly Rent                      1,508.58
                                                           421    8/01/96    421.a  (Article 32 of Lease) 3       94.71
                                 Totals: Scheduled Chrgs         1,603.29   Prev Bal         0.00  Amt Due     1,603.29

235-16K                                         16K        RNT    8/01/96    Monthly Rent                      1,553.84
                                                           421    8/01/96    421.a  (Article 32 of Lease) 4      124.08
                                 Totals: Scheduled Chrgs         1,677.92   Prev Bal         0.00  Amt Due     1,677.92

235-16L                                         16L        RNT    8/01/96    Monthly Rent                      1,768.68
                                                           421    8/01/96    421.a  (Article 32 of Lease)         29.92
                                 Totals: Scheduled Chrgs         1,798.60   Prev Bal       150.00  Amt Due     1,948.60

235-16M                                         16M        RNT    8/01/96    Monthly Rent                      1,795.00
                                 Totals: Scheduled Chrgs         1,795.00   Prev Bal      (810.70) Amt Due       984.30

235-16N                                         16N        RNT    8/01/96    Monthly Rent                      1,695.00
                                 Totals: Scheduled Chrgs         1,695.00   Prev Bal         0.00  Amt Due     1,695.00

235-16P                                         16P        RNT    8/01/96    Monthly Rent                      1,632.00
                                                           421    8/01/96    421.a  (Article 32 of Lease) 2       59.40
                                 Totals: Scheduled Chrgs         1,691.40   Prev Bal         0.00  Amt Due     1,691.40

235-16R                                         16R        RNT    8/01/96    Monthly Rent                      1,612.62
                                                           421    8/01/96    421.a  (Article 32 of Lease)         59.40
                                 Totals: Scheduled Chrgs         1,672.02   Prev Bal       153.20  Amt Due     1,825.22

235-17A                                         17A        RNT    8/01/96    Monthly Rent                      1,325.00
                                 Totals: Scheduled Chrgs         1,325.00   Prev Bal         0.00  Amt Due     1,325.00

235-17B                                         17B        RNT    8/01/96    Monthly Rent                      1,275.00
                                 Totals: Scheduled Chrgs         1,275.00   Prev Bal         0.00  Amt Due     1,275.00

235-17D                                         17D        RNT    8/01/96    Monthly Rent                      1,695.24
                                                           421    8/01/96    421.a  (Article 32 of Lease)         66.66
                                 Totals: Scheduled Chrgs         1,761.90   Prev Bal         0.00  Amt Due     1,761.90

235-17E                                         17E        RNT    8/01/96    Monthly Rent                      1,700.00
                                                           421    8/01/96    421.a  (Article 32 of Lease)         30.69
                                 Totals: Scheduled Chrgs         1,730.69   Prev Bal         0.00  Amt Due     1,730.69

235-17F                                         17F        RNT    8/01/96    Monthly Rent                      1,675.00
                                 Totals: Scheduled Chrgs         1,675.00   Prev Bal        50.00  Amt Due     1,725.00

235-17G                                         17G        RNT    8/01/96    Monthly Rent                      1,642.20
                                                           421    8/01/96    421.a  (Article 32 of Lease) 2       76.56
                                 Totals: Scheduled Chrgs                    Prev Bal       169.86  Amt Due     1,888.62

235-17H                                         17H        RNT    8/01/96    Monthly Rent                      1,643.22
                                                           421    8/01/96    421.a  (Article 32 of Lease) 2

 8/01/96                  JASON CARTER & ASSOC., INC.                    1:13 pm

User: ANN          Current Occupant Scheduled Charges Report            Page: 11

Property : S-C ASSOCIATES, L.P.

             [ILLEGIBLE DATA WAS OMITTED ON THE FOLLOWING SCHEDULE]

                                                          ----------------------Scheduled Charges----------------------
Unit Ref. No.           Occupant Name           Unit No.  Code     Date               Description             Amount
-------------   ------------------------------  --------  ----  ---------    -----------------------------  -----------
                                 Totals: Scheduled Chrgs         1,706.58   Prev Bal         0.00  Amt Due     1,706.58

235-17J                              *          17J        RNT    8/01/96    Monthly Rent                      1,725.00
                                 Totals: Scheduled Chrgs         1,725.00   Prev Bal         0.00  Amt Due     1,725.00

235-17K                 , KAVEH                 17K        RNT    8/01/96    Monthly Rent                      1,457.40
                                                           421    8/01/96    421.a  (Article 32 of Lease) 3       98.67
                                 Totals: Scheduled Chrgs         1,556.07   Prev Bal         0.00  Amt Due     1,556.07

235-17L                          ASSOCIATES     17L        RNT    8/01/96    Monthly Rent                      1,507.60
                                                           421    8/01/96    421.a  (Article 32 of Lease) 5      150.15
                                 Totals: Scheduled Chrgs         1,657.75   Prev Bal         0.00  Amt Due     1,657.75

235-17M         BERLIN, MICHAEL A.              17M        RNT    8/01/96    Monthly Rent                      1,800.00
                                                           421    8/01/96    421.a  (Article 32 of Lease)         42.13
                                 Totals: Scheduled Chrgs         1,842.13   Prev Bal        86.33  Amt Due     1,928.46

235-17N                              *          17N        RNT    8/01/96    Monthly Rent                      1,339.52
                                                           421    8/01/96    421.a  (Article 32 of Lease)         91.74
                                                           SDA    8/01/96    Addtl Security Deposit/Renewal       61.93
                                 Totals: Scheduled Chrgs         1,493.19   Prev Bal         0.00  Amt Due     1,493.19

235-17P                                         17P        RNT    8/01/96    Monthly Rent                      1,555.40
                                                           421    8/01/96    421.a  (Article 47 of Lease) 2       59.40
                                 Totals: Scheduled Chrgs         1,614.80   Prev Bal         0.00  Amt Due     1,614.80

235-17R         CONSULATE GENERAL OF LITHUANIA  17R        RNT    8/01/96    Monthly Rent                      1,643.22
                                                           421    8/01/96    421.a  (Article 32 of Lease)         27.94
                                 Totals: Scheduled Chrgs                    Prev Bal         0.00  Amt Due

235-18A                                         18A        RNT    8/01/96    Monthly Rent                      1,350.00
                                 Totals: Scheduled Chrgs         1,350.00   Prev Bal         0.00  Amt Due     1,350.00

235-18B         LIU, CHIUNG-MEI                 18B        RNT    8/01/96    Monthly Rent                      1,118.43
                                                           421    8/01/96    421.a  (Article 32 of Lease) 2       52.80
                                 Totals: Scheduled Chrgs         1,171.23   Prev Bal         0.00  Amt Due     1,171.23

235-18C                , JOHN A.                18C        RNT    8/01/96    Monthly Rent                      1,675.00
                                                           421    8/01/96    421.a  (Article 32 of Lease)         30.14
                                 Totals: Scheduled Chrgs         1,705.14   Prev Bal         0.00  Amt Due     1,705.14

235-18D         DUGAN, ANNE MARIE    *          18D        RNT    8/01/96    Monthly Rent                      1,657.50
                                                           421    8/01/96    421.a  (Article 47 of Lease)         30.69
                                 Totals: Scheduled Chrgs         1,688.19   Prev Bal         0.00  Amt Due     1,688.19

235-18E                 , VLADIMIR              18E        RNT    8/01/96    Monthly Rent                      1,725.00
                                 Totals: Scheduled Chrgs         1,725.00   Prev Bal      (278.10) Amt Due     1,446.90

235-18F                                         18F        RNT    8/01/96    Monthly Rent                      1,675.00

 8/01/96                  JASON CARTER & ASSOC., INC.                    1:14 pm

User: ANN          Current Occupant Scheduled Charges Report            Page: 12

Property : S-C ASSOCIATES, L.P.

             [ILLEGIBLE DATA WAS OMITTED ON THE FOLLOWING SCHEDULE]

                                                          ----------------------Scheduled Charges----------------------
Unit Ref. No.           Occupant Name           Unit No.  Code     Date               Description             Amount
-------------   ------------------------------  --------  ----  ---------    -----------------------------  -----------
                                                           421    8/01/96    421.a  (Article 32 of Lease)         31.79
                                 Totals: Scheduled Chrgs         1,706.79   Prev Bal   (10,226.42) Amt Due

235-18G         PULSTER, MATHIAS                18G        RNT    8/01/96    Monthly Rent                      1,650.00
                                 Totals: Scheduled Chrgs         1,650.00   Prev Bal         0.00  Amt Due     1,650.00

235-18H         GARG, VIKAS                     18H        RNT    8/01/96    Monthly Rent                      1,652.42
                                                           421    8/01/96    421.a  (Article 32 of Lease)         31.79
                                 Totals: Scheduled Chrgs         1,684.19   Prev Bal         0.00  Amt Due     1,684.19

235-18J         BURNS, JAMES       *            18J        RNT    8/01/96    Monthly Rent                      1,606.50
                                                           421    8/01/96    421.a  (Article 32 of Lease)         31.24
                                 Totals: Scheduled Chrgs         1,637.74   Prev Bal         0.00  Amt Due     1,637.74

235-18L                                         18L        RNT    8/01/96    Monthly Rent                      1,785.00
                                                           421    8/01/96    421.a  (Article 32 of Lease)         34.54
                                 Totals: Scheduled Chrgs         1,819.54   Prev Bal         0.00  Amt Due     1,819.54

235-18M                                         18M        RNT    8/01/96    Monthly Rent                      1,419.89
                                                           421    8/01/96    421.a  (Article 47 of Lease) 4      142.56
                                 Totals: Scheduled Chrgs         1,562.45   Prev Bal        50.00  Amt Due     1,612.45

235-18N                                         18N        RNT    8/01/96    Monthly Rent                      1,700.00
                                 Totals: Scheduled Chrgs         1,700.00   Prev Bal         0.00  Amt Due     1,700.00

235-18P                                         18P        RNT    8/01/96    Monthly Rent                      1,371.66
                                                           421    8/01/96    421.a  (Article 47 of Lease) 2       59.40
                                 Totals: Scheduled Chrgs         1,431.06   Prev Bal         0.00  Amt Due     1,431.06

235-18R         LEBOVITZ, AARON J. *            18R        RNT    8/01/96    Monthly Rent                      1,527.05
                                                           421    8/01/96    421.a  (Article 32 of Lease)         97.02
                                 Totals: Scheduled Chrgs         1,624.07   Prev Bal         0.00  Amt Due     1,624.07

235-19A         PERM MISSION OF LITH TO U.N.    19A        RNT    8/01/96    Monthly Rent                      1,320.90
                                                           421    8/01/96    421.a  (Article 32 of Lease)         54.78
                                 Totals: Scheduled Chrgs         1,375.68   Prev Bal         0.00  Amt Due     1,375.68

235-19B               , ROSA                    19B        RNT    8/01/96    Monthly Rent                      1,092.42
                                                           421    8/01/96    421.a  (Article 32 of Lease) 3       79.20
                                 Totals: Scheduled Chrgs         1,171.62   Prev Bal         0.00  Amt Due     1,171.62

235-19C         KAZAMO, TSUTOMU                 19C        RNT    8/01/96    Monthly Rent                      1,675.00
                                 Totals: Scheduled Chrgs         1,675.00   Prev Bal         0.00  Amt Due     1,675.00

235-19D         KOZYREVA, IRINA                 19D        RNT    8/01/96    Monthly Rent                      1,695.00
                                 Totals: Scheduled Chrgs         1,695.00   Prev Bal         0.00  Amt Due     1,695.00

235-19E         ROTHENBILLER, DEBRA  *          19E        RNT    8/01/96    Monthly Rent                      1,631.10
                                                           421    8/01/96    421.a  (Article 47 of Lease)

 8/01/96                  JASON CARTER & ASSOC., INC.                    1:14 pm

User: ANN          Current Occupant Scheduled Charges Report            Page: 13

Property : S-C ASSOCIATES, L.P.

             [ILLEGIBLE DATA WAS OMITTED ON THE FOLLOWING SCHEDULE]

                                                          ----------------------Scheduled Charges----------------------
Unit Ref. No.           Occupant Name           Unit No.  Code     Date               Description             Amount
-------------   ------------------------------  --------  ----  ---------    -----------------------------  -----------
                                 Totals: Scheduled Chrgs         1,663.00   Prev Bal               Amt Due

235-19F         LIPTAK, ROBERT W.               19F        RNT    8/01/96    Monthly Rent
                                                           421    8/01/96    421.a  (Article 47 of Lease) 1       30.80
                                 Totals: Scheduled Chrgs         1,695.44   Prev Bal         0.00  Amt Due     1,695.44

235-19G         HAMADA, YUKO                    19G        RNT    8/01/96    Monthly Rent                      1,378.00
                                                           421    8/01/96    421.a  (Article 32 of Lease) 3       93.72
                                 Totals: Scheduled Chrgs         1,471.72   Prev Bal        50.00  Amt Due     1,521.72

235-19H         GORINITSKY, LORNE A.            19H        RNT    8/01/96    Monthly Rent                      1,555.40
                                                           421    8/01/96    421.a  (Article 32 of Lease) 3
                                 Totals: Scheduled Chrgs         1,651.10   Prev Bal         0.00  Amt Due

235-19J         WACHENHEIN, CYNTHIA      *      19J        RNT    8/01/96    Monthly Rent                      1,631.10
                                                           421    8/01/96    421.a  (Article 32 of Lease)         31.90
                                 Totals: Scheduled Chrgs         1,663.00   Prev Bal         0.00  Amt Due     1,663.00

235-19K                                  *      19K        RNT    8/01/96    Monthly Rent
                                                           421    8/01/96    421.a  (Article 47 of Lease)
                                 Totals: Scheduled Chrgs                    Prev Bal         0.00  Amt Due

235-19L         PARK, JAY JONG HA               19L        RNT    8/01/96    Monthly Rent                      1,800.00
                                 Totals: Scheduled Chrgs         1,800.00   Prev Bal      (348.50) Amt Due     1,451.50

235-19M         BERG, SIMON                     19M        RNT    8/01/96    Monthly Rent
                                                           421    8/01/96    421.a  (Article 32 of Lease)
                                 Totals: Scheduled Chrgs                    Prev Bal         0.00  Amt Due

235-19N         ENG, SCOTT                      19N        RNT    8/01/96    Monthly Rent
                                                           421    8/01/96    421.a  (Article 32 of Lease) 3
                                 Totals: Scheduled Chrgs         1,501.03   Prev Bal     3,624.50  Amt Due

235-19P         NEAL, RON                       19P        RNT    8/01/96    Monthly Rent
                                                           421    8/01/96    421.a  (Article 32 of Lease) 4      132.00
                                 Totals: Scheduled Chrgs         1,705.08   Prev Bal        50.00  Amt Due

235-19R         MATAYA, ANGELA M.        *      19R        RNT    8/01/96    Monthly Rent                      1,631.55
                                                           421    8/01/96    421.a  (Article 32 of Lease) 2       64.90
                                 Totals: Scheduled Chrgs         1,696.45   Prev Bal         0.00  Amt Due     1,695.45

235-20A         DRAZEN, LYNNE                   20A        RNT    8/01/96    Monthly Rent                      1,320.00
                                                           421    8/01/96    421.a  (Article 32 of Lease)         33.00
                                 Totals: Scheduled Chrgs         1,353.00   Prev Bal         0.00  Amt Due     1,353.00

235-20B         SHALLENBURGER, JOE H.           20B        RNT    8/01/96    Monthly Rent                      1,325.00
                                                           421    8/01/96    421.a  (Article 32 of Lease)
                                 Totals: Scheduled Chrgs         1,351.40   Prev Bal         0.00  Amt Due     1,351.40

 8/01/96                  JASON CARTER & ASSOC., INC.                    1:14 pm

User: ANN          Current Occupant Scheduled Charges Report            Page: 14

Property : S-C ASSOCIATES, L.P.

             [ILLEGIBLE DATA WAS OMITTED ON THE FOLLOWING SCHEDULE]

                                                          ----------------------Scheduled Charges----------------------
Unit Ref. No.           Occupant Name           Unit No.  Code     Date               Description             Amount
-------------   ------------------------------  --------  ----  ---------    -----------------------------  -----------
235-20C         ISHII, EISHI                    20C        RNT    8/01/96     Monthly Rent
                                 Totals: Scheduled Chrgs                    Prev Bal         0.00  Amt Due

235-20D         KAMMAN, EDWARD G.               20D        RNT    8/01/96     Monthly Rent                     1,555.43
                                                           421    8/01/96     421.A (Article 32 of Lease) 4       61.38
                                 Totals: Scheduled Chrgs         1,616.78   Prev Bal         0.00  Amt Due     1,616.78

235-20E         NAKAJIMA, MASARU                20E        RNT    8/01/96     Monthly Rent                     1,419.35
                                                           421    8/01/96     421.A (Article 32 of Lease) 4
                                 Totals: Scheduled Chrgs         1,578.15   Prev Bal         0.00  Amt Due     1,578.15

235-20F         AHN, SUNG BOK            *      20F        RNT    8/01/96     Monthly Rent
                                 Totals: Scheduled Chrgs         1,705.00   Prev Bal         0.00  Amt Due

235-20G         APT. FURNITUR RENTAL ASSOC.     20G        RNT    8/01/96     Monthly Rent                     1,700.00
                                 Totals: Scheduled Chrgs         1,700.00   Prev Bal         0.00  Amt Due     1,700.00

235-20H         YIM, DAVID               *      20H        RNT    8/01/96     Monthly Rent                     1,725.00
                                 Totals: Scheduled Chrgs         1,725.00   Prev Bal         0.00  Amt Due

235-20J         CORA, RUBEN                     20J        RNT    8/01/96     Monthly Rent
                                                           421    8/01/96     421.A (Article 32 of Lease) 4
                                 Totals: Scheduled Chrgs         1,698.92   Prev Bal         0.00  Amt Due     1,698.92

235-20K         TAMAGAWA, YOICHI                20K        RNT    8/01/96     Monthly Rent                     1,725.00
                                 Totals: Scheduled Chrgs         1,725.00   Prev Bal         0.00  Amt Due     1,725.00

235-20L         KARAS, ARRON B.                 20L        RNT    8/01/96     Monthly Rent
                                                           421    8/01/96     421.A (Article 32 of Lease) 4
                                 Totals: Scheduled Chrgs                    Prev Bal         0.00  Amt Due

235-20M         RINGEL, MATIAS A.        *      20M        RNT    8/01/96     Monthly Rent
                                                           421    8/01/96     421.A (Article 32 of Lease) 4      107.53
                                                           SDA    8/01/96                                         67.27
                                 Totals: Scheduled Chrgs         1,776.91   Prev Bal    (1,789.65) Amt Due        67.26

235-20N         PHAM, ALAN T.                   20N        RNT    8/01/96     Monthly Rent
                                                           421    8/01/96     421.A (Article 32 of Lease) 4
                                 Totals: Scheduled Chrgs         1,454.09   Prev Bal         0.00  Amt Due

235-20P         KADAKIA, SHEFALI         *      20P        RNT    8/01/96     Monthly Rent                     1,708.02
                                                           421    8/01/96     421.A (Article 47 of Lease) 4       33.11
                                 Totals: Scheduled Chrgs         1,741.11   Prev Bal         0.00  Amt Due     1,741.11

235-20R         TIERCELIN, STEPHANIE     *      20R        RNT    8/01/96     Monthly Rent                     1,682.44
                                                           421    8/01/96     421.A (Article 47 of Lease) 4
                                 Totals: Scheduled Chrgs         1,715.00   Prev Bal         0.00  Amt Due     1,715.00

235-21A         CHRISTOFFERSON, DAVID ALLEN     21A        RNT    8/01/96     Monthly Rent

 8/01/96                  JASON CARTER & ASSOC., INC.                    1:14pm

User: ANN          Current Occupant Scheduled Charges Report            Page: 15

Property : S-C ASSOCIATES, L.P.

             [ILLEGIBLE DATA WAS OMITTED ON THE FOLLOWING SCHEDULE]

                                                          ----------------------Scheduled Charges----------------------
Unit Ref. No.           Occupant Name           Unit No.  Code     Date               Description             Amount
-------------   ------------------------------  --------  ----  ---------    -----------------------------  -----------
                                                           421    8/01/96     421.A
                                 Totals: Scheduled Chrgs                    Prev Bal         0.00  Amt Due

235-21B         FERZIGER, MARSHA                21B        RNT    8/01/96     Monthly Rent                     1,672.68
                                                           421    8/01/96     421.a (Article 32 of Lease) 4      184.25
                                 Totals: Scheduled Chrgs         1,856.85   Prev Bal         0.00  Amt Due     1,856.85

235-21C         FENNESSY, MICHAEL J.            21C        RNT    8/01/96     Monthly Rent                     1,750.00
                                 Totals: Scheduled Chrgs         1,750.00   Prev Bal         0.00  Amt Due     1,750.00

235-21D         NANCE, COLIN             *      21D        RNT    8/01/96     Monthly Rent                     1,685.22
                                 Totals: Scheduled Chrgs                    Prev Bal         0.00  Amt Due     1,665.00

235-21E         OKUBO, TAKASHI                  21E        RNT    8/01/96     Monthly Rent                     1,555.40
                                                           421    8/01/96     421.A (Article 32 of Lease) 4       94.71
                                 Totals: Scheduled Chrgs                    Prev Bal         0.00  Amt Due

235-21F                                         21F        RNT    8/01/96     Monthly Rent                     1,419.35
                                                           421    8/01/96     421.A (Article 32 of Lease) 4
                                 Totals: Scheduled Chrgs                    Prev Bal         0.00  Amt Due     1,540.94

235-21G                                  *      21G        RNT    8/01/96     Monthly Rent                     1,700.00
                                 Totals: Scheduled Chrgs         1,700.00   Prev Bal         0.00  Amt Due     1,700.00

235-21H                                  *      21H        RNT    8/01/96     Monthly Rent                     1,446.53
                                                           421    8/01/96     421.A (Article 32 of Lease) 4
                                                           SDA    8/01/96     Addtl Security Deposit/Renewal
                                 Totals: Scheduled Chrgs         1,578.15   Prev Bal         0.00  Amt Due

235-21J                                         21J        RNT    8/01/96     Monthly Rent
                                                           421    8/01/96     421.A (Article 32 of Lease) 4
                                 Totals: Scheduled Chrgs         1,578.15   Prev Bal         0.00  Amt Due

235-21K         MATTOS, CARLOS                  21K        RNT    8/01/96     Monthly Rent                     1,523.74
                                                           421    8/01/96     421.A (Article 32 of Lease) 4      104.61
                                 Totals: Scheduled Chrgs         1,578.15   Prev Bal         0.00  Amt Due     1,625.35

235-21L         FURIO, ASCELSA                  21L        RNT    8/01/96     Monthly Rent                     1,789.08
                                                           421    8/01/96     421.A (Article 32 of Lease) 4       75.90
                                 Totals: Scheduled Chrgs                    Prev Bal         0.00  Amt Due     1,864.98

235-21M         LEMANSKI, RACHEL                21M        RNT    8/01/96     Monthly Rent                     1,725.00
                                                           421    8/01/96     421.A (Article 32 of Lease) 4       30.69
                                 Totals: Scheduled Chrgs         1,578.15   Prev Bal         0.00  Amt Due     1,755.69

235-21N         BARTLETT, RONALD L.             21N        RNT    8/01/96     Monthly Rent
                                                           421    8/01/96     421.A (Article 32 of Lease) 4
                                 Totals: Scheduled Chrgs         1,578.15   Prev Bal         0.00  Amt Due

 8/01/96                  JASON CARTER & ASSOC., INC.                    1:14 pm

User: ANN          Current Occupant Scheduled Charges Report            Page: 16

Property : S-C ASSOCIATES, L.P.

             [ILLEGIBLE DATA WAS OMITTED ON THE FOLLOWING SCHEDULE]

                                                          ----------------------Scheduled Charges----------------------
Unit Ref. No.           Occupant Name           Unit No.  Code     Date               Description             Amount
-------------   ------------------------------  --------  ----  ---------    -----------------------------  -----------
235-21P                                         21P        RNT    8/01/96     Monthly Rent                     1,750.00
                                                           421    8/01/96     421.A (Article 32 of Lease)         29.70
                                 Totals: Scheduled Chrgs         1,779.70   Prev Bal         0.00  Amt Due     1,779.70

235-22A         ZOULAS, CHRISTOS                22A        RNT    8/01/96     Monthly Rent                     1,680.65
                                                           421    8/01/96     421.A (Article 32 of Lease) 3      103.29
                                 Totals: Scheduled Chrgs         1,793.94   Prev Bal         0.00  Amt Due     1,793.94

235-22B         DONOVAN, MARY H.                22B        RNT    8/01/96     Pro Rata Rent (6/01 - 8/21)      1,146.39
                                 Totals: Scheduled Chrgs         1,146.39   Prev Bal         0.00  Amt Due     1,146.39

235-22C                                         22C        RNT    8/01/96     Monthly Rent                     1,643.73
                                                           421    8/01/96     421.A (Article 32 of Lease)        110.00
                                 Totals: Scheduled Chrgs         1,753.73   Prev Bal         0.00  Amt Due     1,753.73

235-22D                                         22D        RNT    8/01/96     Monthly Rent                     1,695.00
                                                           421    8/01/96     421.A (Article 32 of Lease)         32.23
                                 Totals: Scheduled Chrgs         1,727.23   Prev Bal         0.00  Amt Due     1,727.23

235-22E                                         22E        RNT    8/01/96     Monthly Rent                     1,750.00
                                 Totals: Scheduled Chrgs         1,750.00   Prev Bal         0.00  Amt Due     1,750.00

235-22F                                         22F        RNT    8/01/96     Monthly Rent                     1,482.57
                                                           421    8/01/96     421.A (Article 32 of Lease) 3       96.69
                                 Totals: Scheduled Chrgs         1,579.26   Prev Bal         0.00  Amt Due     1,579.26

235-22G                                         22G        RNT    8/01/96     Monthly Rent                     1,750.00
                                 Totals: Scheduled Chrgs         1,750.00   Prev Bal         0.00  Amt Due      (790.35)

235-22H                                         22H        RNT    8/01/96     Monthly Rent                     1,661.77
                                                           421    8/01/96     421.A (Article 32 of Lease) 2       64.46
                                 Totals: Scheduled Chrgs                    Prev Bal         0.00  Amt Due     7,464.90

235-22J                                         22J        RNT    8/01/96     Monthly Rent                     1,661.77
                                                           421    8/01/96     421.A (Article 32 of Lease) 2       64.46
                                 Totals: Scheduled Chrgs         1,726.23   Prev Bal         0.00  Amt Due     1,726.23

235-22K         PENSELLY, ANDREW                22K        RNT    8/01/96     Monthly Rent                     1,759.50
                                                           421    8/01/96     421.A (Article 32 of Lease) 2       80.90
                                 Totals: Scheduled Chrgs         1,840.46   Prev Bal         0.00  Amt Due     1,840.46

235-22L         BT NORTH AMERICA INC.           22L        RNT    8/01/96     Monthly Rent                     1,911.40
                                                           421    8/01/96     421.A (Article 32 of Lease) 2       77.20
                                 Totals: Scheduled Chrgs                    Prev Bal         0.00  Amt Due     1,998.83

235-22M                                         22M        RNT    8/01/96     Monthly Rent                     1,657.50
                                                           421    8/01/96     421.A (Article 32 of Lease) 2       61.38
                                 Totals: Scheduled Chrgs                    Prev Bal         0.00  Amt Due     1,718.88


 8/01/96                  JASON CARTER & ASSOC., INC.                    1:14pm

User: ANN          Current Occupant Scheduled Charges Report            Page: 17

Property : S-C ASSOCIATES, L.P.

             [ILLEGIBLE DATA WAS OMITTED ON THE FOLLOWING SCHEDULE]

                                                          ----------------------Scheduled Charges----------------------
Unit Ref. No.           Occupant Name           Unit No.  Code     Date               Description             Amount
-------------   ------------------------------  --------  ----  ---------    -----------------------------  -----------
235-22N                                         22N        RNT    8/01/96     Monthly Rent                     1,708.50
                                                           421    8/01/96     421.A (Article 32 of Lease) 2       68.86
                                 Totals: Scheduled Chrgs         1,777.36   Prev Bal         0.00  Amt Due     1,777.36

235-22P                                *        22P        RNT    8/01/96     Monthly Rent                     1,695.24
                                                           421    8/01/96     421.A (Article 32 of Lease) 2       67.32
                                 Totals: Scheduled Chrgs         1,762.56   Prev Bal         0.00  Amt Due     1,762.56

235-23A                                         23A        RNT    8/01/96     Monthly Rent                     1,638.00
                                                           421    8/01/96     421.A (Article 32 of Lease) 3      103.62
                                 Totals: Scheduled Chrgs         1,741.62   Prev Bal         0.00  Amt Due     1,741.62

235-23B                                         23B        RNT    8/01/96     Monthly Rent                     1,850.00
                                                           421    8/01/96     421.A (Article 32 of Lease)         37.07
                                 Totals: Scheduled Chrgs         1,857.07   Prev Bal         0.00  Amt Due     1,857.07

235-23C                                         23C        RNT    8/01/96     Monthly Rent                     1,775.00
                                 Totals: Scheduled Chrgs         1,775.15   Prev Bal         0.00  Amt Due     1,775.00

235-23D                                         23D        RNT    8/01/96     Monthly Rent                     1,539.75
                                                           421    8/01/96     421.A (Article 32 of Lease) 4      125.84
                                 Totals: Scheduled Chrgs         1,665.59   Prev Bal         0.00  Amt Due     1,665.59

235-23E                                         23E        RNT    8/01/96     Monthly Rent                     1,671.66
                                                           421    8/01/96     421.A (Article 32 of Lease) 2       64.66
                                 Totals: Scheduled Chrgs         1,736.34   Prev Bal         0.00  Amt Due     1,736.34

235-23F                                         23F        RNT    8/01/96     Monthly Rent                     1,750.00
                                 Totals: Scheduled Chrgs                    Prev Bal         0.00  Amt Due

235-23G                                         23G        RNT    8/01/96     Monthly Rent                     1,659.44
                                                           421    8/01/96     421.A (Article 32 of Lease)         64.68
                                 Totals: Scheduled Chrgs         1,724.12   Prev Bal         0.00  Amt Due     1,724.12

235-23H                                         23H        RNT    8/01/96     Monthly Rent                     1,473.47
                                                           421    8/01/96     421.A (Article 32 of Lease) 2       97.02
                                 Totals: Scheduled Chrgs         1,570.49   Prev Bal         0.00  Amt Due     1,620.49

235-23J                                         23J        RNT    8/01/96     Monthly Rent                     1,626.90
                                                           421    8/01/96     421.A (Article 32 of Lease) 2       64.68
                                 Totals: Scheduled Chrgs         1,691.58   Prev Bal         0.00  Amt Due     1,691.58

235-23K                                         23K        RNT    8/01/96     Monthly Rent                     1,492.97
                                                           421    8/01/96     421.A (Article 32 of Lease) 3      105.27
                                 Totals: Scheduled Chrgs         1,598.24   Prev Bal         0.00  Amt Due     1,598.24

235-23L                                *         23L       RNT    8/01/96     Monthly Rent                     1,932.90
                                                           421    8/01/96     421.A (Article 32 of Lease)         44.77
                                 Totals: Scheduled Chrgs         1,977.67   Prev Bal         0.00  Amt Due     1,977.67


 8/01/96                  JASON CARTER & ASSOC., INC.                    1:14 pm

User: ANN          Current Occupant Scheduled Charges Report            Page: 18

Property : S-C ASSOCIATES, L.P.

             [ILLEGIBLE DATA WAS OMITTED ON THE FOLLOWING SCHEDULE]

                                                          ----------------------Scheduled Charges----------------------
Unit Ref. No.           Occupant Name           Unit No.  Code     Date               Description             Amount
-------------   ------------------------------  --------  ----  ---------    -----------------------------  -----------
235-23M                                         23M        RNT    8/01/96     Monthly Rent                     1,725.00
                                                           421    8/01/96     421.A (Article 32 of Lease)         30.69
                                 Totals: Scheduled Chrgs         1,755.69   Prev Bal         0.00  Amt Due     1,755.69

235-23N         MILLER, JAMES T.                23N        RNT    8/01/96     Monthly Rent                     1,795.00
                                                           421    8/01/96     421.A (Article 32 of Lease) 2       34.54
                                 Totals: Scheduled Chrgs         1,829.54   Prev Bal         0.00  Amt Due     1,829.54

235-23P                                         23P        RNT    8/01/96     Monthly Rent                     1,795.00
                                 Totals: Scheduled Chrgs         1,795.00   Prev Bal         0.00  Amt Due     1,795.00

                                                24A        RNT    8/01/96     Monthly Rent                     1,636.00
235-24A                                                    421    8/01/96     421.A (Article 32 of Lease)         39.60
                                 Totals: Scheduled Chrgs         1,875.60   Prev Bal         0.00  Amt Due     1,875.60

                                       *        24C        RNT    8/01/96     Monthly Rent                     1,775.00
235-24C                                                    421    8/01/96     421.A (Article 32 of Lease)         43.78
                                 Totals: Scheduled Chrgs         1,818.78   Prev Bal         0.00  Amt Due     1,818.78

                                                24D        RNT    8/01/96     Monthly Rent                     1,775.00
235-24D                          Totals: Scheduled Chrgs         1,775.00   Prev Bal         0.00  Amt Due     1,259.72

235-24E                                 *       24E        RNT    8/01/96     Monthly Rent                     1,555.42
                                                           421    8/01/96     421.A (Article 32 of Lease) 3       99.00
                                 Totals: Scheduled Chrgs         1,654.40   Prev Bal         0.00  Amt Due     1,758.83

235-24F                                         24F        RNT    8/01/96     Monthly Rent                     1,775.00
                                                           421    8/01/96     421.A (Article 32 of Lease)         99.00
                                 Totals: Scheduled Chrgs                    Prev Bal         0.00  Amt Due     1,981.53

235-24G                                         24G        RNT    8/01/96     Monthly Rent                     1,378.53
                                                           421    8/01/96     421.A (Article 32 of Lease) 3       69.10
                                 Totals: Scheduled Chrgs         1,467.63   Prev Bal         0.00  Amt Due     1,467.63

235-24H                                         24H        RNT    8/01/96     Monthly Rent                     1,720.00
                                                           421    8/01/96     421.A (Article 32 of Lease)         39.60
                                 Totals: Scheduled Chrgs         1,759.60   Prev Bal         0.00  Amt Due     1,759.60

235-24J                                         24J        RNT    8/01/96     Monthly Rent                     1,586.61
                                                           421    8/01/96     421.A (Article 32 of Lease) 2       67.10
                                 Totals: Scheduled Chrgs         1,653.71   Prev Bal         0.00  Amt Due     1,653.71

235-24K                                         24K        RNT    8/01/96     Monthly Rent                     1,690.65
                                                           421    8/01/96     421.A (Article 32 of Lease) 2       71.50
                                 Totals: Scheduled Chrgs         1,762.15   Prev Bal         0.00  Amt Due     1,762.15

235-24L                                         24L        RNT    8/01/96     Monthly Rent                     1,872.72
                                                           421    8/01/96     421.A (Article 32 of Lease) 3      151.47
                                 Totals: Scheduled Chrgs         2,224.15   Prev Bal         0.00  Amt Due     2,224.15


 8/01/96                  JASON CARTER & ASSOC., INC.                    1:14 pm

User: ANN          Current Occupant Scheduled Charges Report            Page: 19

Property : S-C ASSOCIATES, L.P.

             [ILLEGIBLE DATA WAS OMITTED ON THE FOLLOWING SCHEDULE]

                                                          ----------------------Scheduled Charges----------------------
Unit Ref. No.           Occupant Name           Unit No.  Code     Date               Description             Amount
-------------   ------------------------------  --------  ----  ---------    -----------------------------  -----------
235-24M         PARKER, MICHAEL J.              24M        RNT    8/01/96     Monthly Rent                     1,725.00
                                 Totals: Scheduled Chrgs         1,725.00   Prev Bal         0.00  Amt Due     1,725.00

235-24N         CONCEPCION, MARILEA    *        24N        RNT    8/01/96     Monthly Rent                     1,695.00
                                                           421    8/01/96     421.a (Article 47 of Lease)         31.35
                                 Totals: Scheduled Chrgs         1,726.35   Prev Bal         0.00  Amt Due     1,726.35

235-24P         HART, BUNNY                     24P        RNT    8/01/96     Monthly Rent                     1,634.36
                                                           421    8/01/96     421.a (Article 32 of Lease)        102.30
                                                           SDA    8/01/96     Addtl Security Deposit/Renewal     131.06
                                 Totals: Scheduled Chrgs         1,867.72   Prev Bal         0.00  Amt Due     1,867.72

235-25A               , ROBERT                  25A        RNT    8/01/96     Monthly Rent                     1,735.00
                                 Totals: Scheduled Chrgs         1,735.00   Prev Bal         0.00  Amt Due     1,735.00

235-25B         GUZMAN, FABIAN ALEJANDRO        25B        RNT    8/01/96     Monthly Rent                     1,712.96
                                                           421    8/01/96     421.a (Article 32 of Lease) 5      187.55
                                 Totals: Scheduled Chrgs         1,900.51   Prev Bal         0.00  Amt Due     1,900.51

235-25C               , PETER ALEXANDER         25C        RNT    8/01/96     Monthly Rent
                                                           421    8/01/96     421.a (Article 32 of Lease) 4
                                 Totals: Scheduled Chrgs         1,816.01   Prev Bal         0.00  Amt Due     1,816.01

235-25D         FERNANDEZ, NELY                 25D        RNT    8/01/96     Monthly Rent
                                                           421    8/01/96     421.a (Article 47 of Lease) 2
                                 Totals: Scheduled Chrgs         1,469.12   Prev Bal        50.00  Amt Due

235-25E               , LILLIE V.               25E        RNT    8/01/96     Monthly Rent
                                 Totals: Scheduled Chrgs                    Prev Bal        50.00  Amt Due

235-25F         COHEN, PETER MARTIN             25F        RNT    8/01/96     Monthly Rent
                                                           421    8/01/96     421.a (Article 32 of Lease)         32.78
                                 Totals: Scheduled Chrgs         1,782.78   Prev Bal         0.00  Amt Due     1,782.78

235-25G         SHEETS JR., ROBERT              25G        RNT    8/01/96     Monthly Rent                     1,600.00
                                                           421    8/01/96     421.a (Article 32 of Lease)         65.56
                                 Totals: Scheduled Chrgs         1,665.56   Prev Bal         0.00  Amt Due     1,665.56

235-25H         MIWA, KAZUO                     25H        RNT    8/01/96     Monthly Rent                     1,692.22
                                                           421    8/01/96     421.a (Article 32 of Lease) 2       65.56
                                 Totals: Scheduled Chrgs         1,757.78   Prev Bal         0.00  Amt Due     1,757.78

235-25J                   , RAHNEE     *        25J        RNT    8/01/96     Monthly Rent                     1,659.44
                                                           421    8/01/96     421.a (Article 32 of Lease)         65.12
                                                           SDA    8/01/96     Addtl Security Deposit/Renewal
                                 Totals: Scheduled Chrgs         1,789.66   Prev Bal         0.00  Amt Due     1,789.66

235-25K         PAULIN, MICHAEL D.              25K        RNT    8/01/96     Monthly Rent
                                                           421    8/01/96     421.a (Article 32 of Lease) 2

 8/01/96                  JASON CARTER & ASSOC., INC.                    1:14 pm

User: ANN          Current Occupant Scheduled Charges Report            Page: 20

Property : S-C ASSOCIATES, L.P.

             [ILLEGIBLE DATA WAS OMITTED ON THE FOLLOWING SCHEDULE]

                                                          ----------------------Scheduled Charges----------------------
Unit Ref. No.           Occupant Name           Unit No.  Code     Date               Description             Amount
-------------   ------------------------------  --------  ----  ---------    -----------------------------  -----------
                                 Totals: Scheduled Chrgs         1,797.24   Prev Bal               Amt Due

235-25L         ZELLE, MICHAEL N.               25L        RNT    8/01/96     Monthly Rent
                                                           421    8/01/96     421.a (Article 47 of Lease) 1
                                 Totals: Scheduled Chrgs         1,968.39   Prev Bal         0.00  Amt Due     1,968.39

235-25N         PENA, HORACIO                   25N        RNT    8/01/96     Monthly Rent
                                                           421    8/01/96     421.a (Article 47 of Lease) 4
                                 Totals: Scheduled Chrgs         1,773.74   Prev Bal         0.00  Amt Due     1,773.74

235-25P         PUENDER,VOLHARD,WEBER & AXSTER  25P        RNT    8/01/96     Monthly Rent
                                                           421    8/01/96     421.a (Article 32 of Lease)
                                 Totals: Scheduled Chrgs         1,725.44   Prev Bal         0.00  Amt Due     1,725.44

235-26A         BARNES, DAVID M                 26A        RNT    8/01/96     Monthly Rent                     1,825.00
                                 Totals: Scheduled Chrgs         1,825.00   Prev Bal         0.00  Amt Due     1,825.00

235-26B         BRADSHAW, GAIL-ANN     *        26B        RNT    8/01/96     Monthly Rent
                                 Totals: Scheduled Chrgs         1,925.00   Prev Bal               Amt Due

235-26C                 , TOM J.                26C        RNT    8/01/96     Monthly Rent                     1,795.00
                                 Totals: Scheduled Chrgs         1,795.00   Prev Bal        50.00  Amt Due     1,845.00

235-26D                                         26D        RNT    8/01/96     Monthly Rent
                                                           421    8/01/96     421.a (Article 32 of Lease)
                                 Totals: Scheduled Chrgs         1,798.12   Prev Bal         0.00  Amt Due

235-26E               , VLADAMIR N.             26E        RNT    8/01/96     Monthly Rent
                                                           421    8/01/96     421.a (Article    of Lease)
                                 Totals: Scheduled Chrgs         1,417.42   Prev Bal               Amt Due     1,417.42

235-26F         KAMBOLIN, ANATOLY E.            26F        RNT    8/01/96     Monthly Rent
                                                           421    8/01/96     421.a (Article 32 of Lease) 3      121.44
                                 Totals: Scheduled Chrgs         1,541.33   Prev Bal         0.00  Amt Due     1,541.33

235-26G         ZEHNDER, ADRIAN RUDOLPH         26G        RNT    8/01/96     Monthly Rent
                                                           421    8/01/96     421.a (Article 47 of Lease)
                                 Totals: Scheduled Chrgs         1,773.60   Prev Bal         0.00  Amt Due     1,773.60

235-26J         KUNO, SEITARO                   26J        RNT    8/01/96     Monthly Rent                     1,659.44
                                                           421    8/01/96     421.a (Article 32 of Lease)         66.00
                                                           SDA    8/01/96     Addtl Security Deposit/Renewal      65.54
                                 Totals: Scheduled Chrgs         1,790.98   Prev Bal         0.00  Amt Due     1,790.98

235-26K         CHENG, MAN YEE BRENDA  *        26K        RNT    8/01/96     Monthly Rent                     1,950.00
                                 Totals: Scheduled Chrgs         1,950.00   Prev Bal         0.00  Amt Due     1,950.00

235-26L         DIETZ, MICHAEL                  26L        RNT    8/01/96     Monthly Rent
                                                           421    8/01/96     421.a (Article 32 of Lease)

 8/01/96                  JASON CARTER & ASSOC., INC.                    1:14 pm

User: ANN          Current Occupant Scheduled Charges Report            Page: 21

Property : S-C ASSOCIATES, L.P.

             [ILLEGIBLE DATA WAS OMITTED ON THE FOLLOWING SCHEDULE]

                                                          ----------------------Scheduled Charges----------------------
Unit Ref. No.           Occupant Name           Unit No.  Code     Date               Description             Amount
-------------   ------------------------------  --------  ----  ---------    -----------------------------  -----------
                                                           SDA    8/01/96     Addtl Security Deposit/Renewal
                                 Totals: Scheduled Chrgs                    Prev Bal         0.00  Amt Due

235-26M         BUENDIA, ROSARIO                26M        RNT    8/01/96     Monthly Rent
                                                           421    8/01/96     421.A (Article 32 of Lease) 2
                                 Totals: Scheduled Chrgs                    Prev Bal         0.00  Amt Due

235-26N         NIREI,                          26N        RNT    8/01/96     Monthly Rent
                                                           421    8/01/96     421.A (Article 47 of Lease)
                                 Totals: Scheduled Chrgs                    Prev Bal         0.00  Amt Due

235-26P         ANTHONY, GREGORY CARLTON        26P        RNT    8/01/96     Monthly Rent
                                                           421    8/01/96     421.A (Article 47 of Lease)
                                 Totals: Scheduled Chrgs                    Prev Bal         0.00  Amt Due

235-27A         GREENWALD, DAVID                27A        RNT    8/01/96     Monthly Rent
                                                           421    8/01/96     421.A (Article 32 of Lease) 2
                                 Totals: Scheduled Chrgs                    Prev Bal         0.00  Amt Due

235-27B         MORGAN STANLEY & CO., INC.      27B        RNT    8/01/96     Monthly Rent
                                 Totals: Scheduled Chrgs                    Prev Bal         0.00  Amt Due

235-27C         CHILDE, DAVID C.                27C        RNT    8/01/96     Monthly Rent
                                                           421    8/01/96     421.A (Article 32 of Lease)
                                 Totals: Scheduled Chrgs                    Prev Bal         0.00  Amt Due

235-27D                  , JEAN-MARC            27D        RNT    8/01/96     Monthly Rent
                                 Totals: Scheduled Chrgs                    Prev Bal         0.00  Amt Due

235-27E         RENSHAW, CHRISTOPHER DAVID      27E        RNT    8/01/96     Monthly Rent
                                                           421    8/01/96     421.A (Article 32 of Lease)
                                 Totals: Scheduled Chrgs                    Prev Bal         0.00  Amt Due

235-27F         UCHIDA, RYUICHI                 27F        RNT    8/01/96     Monthly Rent                     1,795.00
                                 Totals: Scheduled Chrgs         1,795.00   Prev Bal         0.00  Amt Due     1,795.00

235-27G         RAJ, RAJENDRA K.   *            27G        RNT    8/01/96     Monthly Rent
                                                           421    8/01/96     421.A (Article 47 of Lease)
                                 Totals: Scheduled Chrgs                    Prev Bal         0.00  Amt Due

235-27H         ELLIS, SCOTT       *            27H        RNT    8/01/96     Monthly Rent
                                                           421    8/01/96     421.A (Article 32 of Lease) 3
                                 Totals: Scheduled Chrgs         1,545.27   Prev Bal         0.00  Amt Due

235-27J         REINE, TINA                     27J        RNT    8/01/96     Monthly Rent
                                                           421    8/01/96     421.A (Article    of Lease) 4
                                 Totals: Scheduled Chrgs                    Prev Bal         0.00  Amt Due

235-27K                                         27K        RNT    8/01/96     Monthly Rent

 8/01/96                  JASON CARTER & ASSOC., INC.                    1:14 pm

User: ANN          Current Occupant Scheduled Charges Report            Page: 22

Property : S-C ASSOCIATES, L.P.

             [ILLEGIBLE DATA WAS OMITTED ON THE FOLLOWING SCHEDULE]

                                                          ----------------------Scheduled Charges----------------------
Unit Ref. No.           Occupant Name           Unit No.  Code     Date               Description             Amount
-------------   ------------------------------  --------  ----  ---------    -----------------------------  -----------

                                                           421    8/01/96    421.a  (Article 47 of Lease)
                                 Totals: Scheduled Chrgs         1,860.20   Prev Bal               Amt Due

235-27L         MOLINA, FEDERICO J.             27L        RNT    8/01/96    Monthly Rent                      1,995.00
                                 Totals: Scheduled Chrgs         1,995.20   Prev Bal      2,450.00 Amt Due     4,445.00

235-27M                  , DOUGLAS T.           27M        RNT    8/01/96    Monthly Rent                      1,365.31
                                                           421    8/01/96    421.a  (Article 32 of Lease)         92.07
                                 Totals: Scheduled Chrgs         1,458.38   Prev Bal         0.00  Amt Due     1,458.38

235-27N         OSTERMAN, PHILLIP G.            27N        RNT    8/01/96    Monthly Rent                      1,850.00
                                 Totals: Scheduled Chrgs                    Prev Bal               Amt Due

235-27P         ITO,                            27P        RNT    8/01/96    Monthly Rent
                                                           421    8/01/96    421.a  (Article 32 of Lease)
                                 Totals: Scheduled Chrgs                    Prev Bal         0.00  Amt Due

235-28A         KNAPP, JESSE A.                 28A        RNT    8/01/96    Monthly Rent
                                                           421    8/01/96    421.a  (Article 47 of Lease)
                                 Totals: Scheduled Chrgs                    Prev Bal         0.00  Amt Due

235-28B         SHANNON, SARAH BETH             28B        RNT    8/01/96    Monthly Rent
                                                           421    8/01/96    421.a  (Article 32 of Lease)
                                 Totals: Scheduled Chrgs                    Prev Bal         0.00  Amt Due

235-28C                                         28C        RNT    8/01/96    Monthly Rent
                                                           421    8/01/96    421.a  (Article 32 of Lease)
                                 Totals: Scheduled Chrgs                    Prev Bal         0.00  Amt Due

235-28D                                         28D        RNT    8/01/96    Monthly Rent
                                                           421    8/01/96    421.a  (Article 32 of Lease)
                                 Totals: Scheduled Chrgs                    Prev Bal         0.00  Amt Due

235-28E         SIMPER, MARCUS                  28E        RNT    8/01/96    Monthly Rent
                                                           421    8/01/96    421.a  (Article 32 of Lease) 2
                                 Totals: Scheduled Chrgs                    Prev Bal         0.00  Amt Due

235-28F         WILSON, MARK V.                 28F        RNT    8/01/96    Monthly Rent
                                                           421    8/01/96    421.a  (Article 32 of Lease) 2
                                 Totals: Scheduled Chrgs                    Prev Bal         0.00  Amt Due     1,785.24

235-28G                 , KENNETH               28G        RNT    8/01/96    Monthly Rent                      1,755.00
                                 Totals: Scheduled Chrgs                    Prev Bal               Amt Due     1,755.00

235-28H         GUTOWSKI, JAMES V.              33E        RNT    8/01/96    Monthly Rent
                                                           421    8/01/96    421.a  (Article 32 of Lease)
                                 Totals: Scheduled Chrgs         1,845.42   Prev Bal               Amt Due

 8/01/96                  JASON CARTER & ASSOC., INC.                    1:14 pm

User: ANN          Current Occupant Scheduled Charges Report            Page: 23

Property : S-C ASSOCIATES, L.P.

             [ILLEGIBLE DATA WAS OMITTED ON THE FOLLOWING SCHEDULE]

                                                          ----------------------Scheduled Charges----------------------
Unit Ref. No.           Occupant Name           Unit No.  Code     Date               Description             Amount
-------------   ------------------------------  --------  ----  ---------    -----------------------------  -----------
235-28J                                         28J        RNT    8/01/96    Monthly Rent
                                                           421    8/01/96    421.a  (Article 32 of Lease) 3
                                 Totals: Scheduled Chrgs                    Prev Bal         0.00  Amt Due     1,615.00

235-28K         GLAZERMAN, ELLEN                28K        RNT    8/01/96    Monthly Rent                      1,601.44
                                                           421    8/01/96    421.a  (Article 32 of Lease)         98.67
                                 Totals: Scheduled Chrgs         1,635.20   Prev Bal         0.00  Amt Due     1,700.11

235-28L                                         28L        RNT    8/01/96    Monthly Rent                      1,735.25
                                                           421    8/01/96    421.a  (Article 32 of Lease)        181.29
                                 Totals: Scheduled Chrgs         1,916.53   Prev Bal               Amt Due     1,916.53

235-28M                                         28M        RNT    8/01/96    Monthly Rent
                                                           421    8/01/96    421.a  (Article 47 of Lease)         30.69
                                 Totals: Scheduled Chrgs                    Prev Bal         0.00  Amt Due     1,681.00

235-28N                                         28N        RNT    8/01/96    Monthly Rent                      1,925.00
                                 Totals: Scheduled Chrgs                    Prev Bal       312.50  Amt Due     2,235.50

235-28P                                         28P        RNT    8/01/96    Monthly Rent
                                                           421    8/01/96    421.a  (Article 47 of Lease) 2
                                 Totals: Scheduled Chrgs                    Prev Bal         0.00  Amt Due

235-29A              , ALLAN                    29A        RNT    8/01/96    Monthly Rent
                                                           421    8/01/96    421.a  (Article 32 of Lease)
                                 Totals: Scheduled Chrgs                    Prev Bal               Amt Due

235-29B                                         29B        RNT    8/01/96    Monthly Rent
                                                           421    8/01/96    421.a  (Article 32 of Lease) 4
                                 Totals: Scheduled Chrgs                    Prev Bal         0.00  Amt Due

235-29C         EDWARDS, FRANK                  29C        RNT    8/01/96    Monthly Rent
                                                           421    8/01/96    421.a  (Article 32 of Lease)
                                                                             Addtl Security Deposit/Renewal       75.17
                                 Totals: Scheduled Chrgs         2,738.64   Prev Bal         0.00  Amt Due     1,919.83

235-29D                                         29D        RNT    8/01/96    Monthly Rent
                                                           421    8/01/96    421.a  (Article 32 of Lease) 2       61.38
                                 Totals: Scheduled Chrgs                    Prev Bal         0.00  Amt Due     1,726.02

235-29E                                         29E        RNT    8/01/96    Monthly Rent                      1,733.15
                                                           421    8/01/96    421.a  (Article 32 of Lease) 2       73.70
                                 Totals: Scheduled Chrgs                    Prev Bal               Amt Due     1,806.85

235-29F                                         29F        RNT    8/01/96    Monthly Rent                      1,534.59
                                                           421    8/01/96    421.a  (Article 32 of Lease)         99.00
                                 Totals: Scheduled Chrgs                    Prev Bal               Amt Due     1,567.59

235-29G                                         29G        RNT    8/01/96    Monthly Rent


 8/01/96                  JASON CARTER & ASSOC., INC.                    1:14 pm

User: ANN          Current Occupant Scheduled Charges Report            Page: 24

Property : S-C ASSOCIATES, L.P.

             [ILLEGIBLE DATA WAS OMITTED ON THE FOLLOWING SCHEDULE]

                                                          ----------------------Scheduled Charges----------------------
Unit Ref. No.           Occupant Name           Unit No.  Code     Date               Description             Amount
-------------   ------------------------------  --------  ----  ---------    -----------------------------  -----------
                                                           421    8/01/96     421.a (Article 32 of Lease) 3       94.38
                                 Totals: Scheduled Chrgs         1,592.56   Prev Bal         0.00  Amt Due     1,592.56

235-29H                ,                        29H        RNT    8/01/96     Monthly Rent                     1,768.68
                                                           421    8/01/96     421.a (Article 32 of Lease)         33.66
                                 Totals: Scheduled Chrgs         1,802.34   Prev Bal        50.00  Amt Due     1,852.34

235-29J                 , MICHAEL               29J        RNT    8/01/96     Monthly Rent                     1,750.00
                                                           421    8/01/96     421.a (Article 32 of Lease)         37.40
                                 Totals: Scheduled Chrgs         1,787.40   Prev Bal         0.00  Amt Due     1,787.40

235-29K                 ,                       29K        RNT    8/01/96     Monthly Rent                     1,707.21
                                                           421    8/01/96     421.a (Article 32 of Lease) 3      120.78
                                 Totals: Scheduled Chrgs         1,827.99   Prev Bal         0.00  Amt Due     1,827.99

235-29L                 ,                       29L        RNT    8/01/96     Monthly Rent                     2,025.00
                                                           PRR    8/01/96     Pro Rata Rent Adjmnt/Transfer       52.98
                                 Totals: Scheduled Chrgs         2,077.98   Prev Bal         0.00  Amt Due     2,077.98

235-29M                 ,                       29M        RNT    8/01/96     Monthly Rent                     1,524.21
                                                           421    8/01/96     421.a (Article 32 of Lease)        153.45
                                 Totals: Scheduled Chrgs         1,677.65   Prev Bal         0.00  Amt Due     1,677.66

235-29N                 ,                       29N        RNT    8/01/96     Monthly Rent                     1,785.00
                                                           421    8/01/96     421.a (Article 32 of Lease) 2       71.72
                                 Totals: Scheduled Chrgs         1,856.72   Prev Bal        50.00  Amt Due     1,906.72

235-29P                 ,                       29P        RNT    8/01/96     Monthly Rent                     1,655.64
                                                           421    8/01/96     421.a (Article 32 of Lease)        103.29
                                 Totals: Scheduled Chrgs         1,758.93   Prev Bal         0.00  Amt Due     1,758.93

235-30A                 ,                       30A        RNT    8/01/96     Monthly Rent                     1,728.90
                                                           421    8/01/96     421.a (Article 47 of Lease) 2       70.62
                                 Totals: Scheduled Chrgs         1,799.52   Prev Bal    (1,745.02) Amt Due        54.58

235-30B                 ,                       30B        RNT    8/01/96     Monthly Rent                     1,763.64
                                                           421    8/01/96     421.a (Article 32 of Lease) 5      189.20
                                 Totals: Scheduled Chrgs         1,952.84   Prev Bal         0.00  Amt Due     1,952.84

235-30C               PERELLA & CO., INC.       30C        RNT    8/01/96     Monthly Rent                     1,746.94
                                                           421    8/01/96     421.a (Article 32 of Lease) 2       70.62
                                 Totals: Scheduled Chrgs         1,817.56   Prev Bal         0.00  Amt Due     1,817.56

235-30D                AMERICA INC.             30D        RNT    8/01/96     Monthly Rent                     1,778.88
                                                           421    8/01/96     421.a (Article 32 of Lease) 2       64.68
                                 Totals: Scheduled Chrgs         1,843.56   Prev Bal        64.68  Amt Due     1,908.24

235-30E                , CHERYL S.              30E        RNT    8/01/96     Monthly Rent                     1,524.90
                                                           421    8/01/96     421.a (Article 32 of Lease) 3      101.64

 8/01/96                  JASON CARTER & ASSOC., INC.                    1:14pm

User: ANN          Current Occupant Scheduled Charges Report            Page: 25

Property : S-C ASSOCIATES, L.P.

             [ILLEGIBLE DATA WAS OMITTED ON THE FOLLOWING SCHEDULE]

                                                          ----------------------Scheduled Charges----------------------
Unit Ref. No.           Occupant Name           Unit No.  Code     Date               Description             Amount
-------------   ------------------------------  --------  ----  ---------    -----------------------------  -----------
                                 Totals: Scheduled Chrgs         1,626.54     Prev Bal         0.00  Amt Due   1,626.54

235-30F         REGINA & MICHAEL PUGLIESE       30F        RNT    8/01/96     Monthly Rent                     1,783.98
                                                           421    8/01/96     421.a (Article 47 of Lease)         33.68
                                 Totals: Scheduled Chrgs         1,817.86   Prev Bal         0.00  Amt Due     1,817.86

235-30G         RITZ, ROBERT S.                 30G        RNT    8/01/96     Monthly Rent                     1,895.00
                                 Totals: Scheduled Chrgs         1,895.00   Prev Bal      (550.14) Amt Due     1,344.66

235-30H                , INGVAR                 30H        RNT    8/01/96     Monthly Rent (42.02 421.A)       1,580.63
                                                           421    8/01/96     421.a (Article 32 of Lease) 3      126.06
                                 Totals: Scheduled Chrgs         1,700.69   Prev Bal        43.38  Amt Due     1,750.07

235-30J         HONDA, KOJI                     30J        RNT    8/01/96     Monthly Rent                     1,743.78
                                                           421    8/01/96     421.a (Article 32 of Lease) 3       99.33
                                 Totals: Scheduled Chrgs         1,843.11   Prev Bal         0.00  Amt Due     1,843.11

235-30K               , JOHN ALEXANDER          30K        RNT    8/01/96     Monthly Rent                     1,895.00
                                                           421    8/01/96     421.a (Article 32 of Lease)         35.86
                                 Totals: Scheduled Chrgs         1,930.86   Prev Bal         0.00  Amt Due     1,930.86

235-30L         WILKIK, THOMAS                  30L        RNT    8/01/96     Monthly Rent                     1,912.50
                                                           421    8/01/96     421.a (Article 32 of Lease) 2       77.86
                                 Totals: Scheduled Chrgs         1,990.38   Prev Bal         0.00  Amt Due     1,990.38

235-30M         NOSELLA, JOSEPH                 30M        RNT    8/01/96     Monthly Rent                     1,700.08
                                                           421    8/01/96     421.a (Article 32 of Lease)         33.44
                                 Totals: Scheduled Chrgs         1,733.44   Prev Bal         0.00  Amt Due     1,733.44

235-30N              ,                          30N        RNT    8/01/96     Monthly Rent                     1,895.00
                                                           421    8/01/96     421.a (Article 32 of Lease)         36.08
                                 Totals: Scheduled Chrgs         1,931.08   Prev Bal        36.00  Amt Due     1,967.16

235-30P         MOINIAN, YOSI                   30P        RNT    8/01/96     Monthly Rent                     1,655.64
                                                           421    8/01/96     421.a (Article 32 of Lease) 4      138.16
                                 Totals: Scheduled Chrgs         1,793.80   Prev Bal     1,253.62  Amt Due     3,047.42

235-31A         STANTON, MICHELE                31A        RNT    8/01/96     Monthly Rent                     1,671.72
                                                           421    8/01/96     421.a (Article 32 of Lease) 3      105.60
                                 Totals: Scheduled Chrgs         1,777.32   Prev Bal         0.00  Amt Due     1,777.32

235-31B         STONE, STEVEN                   31B        RNT    8/01/96     Monthly Rent                     2,392.00
                                                           421    8/01/96     421.a (Article 32 of Lease) 4      245.96
                                 Totals: Scheduled Chrgs         2,637.96   Prev Bal     1,371.08  Amt Due     4,009.04

235-31C         SUPERINTENDENT/Nelson Murphy    31C        MOE    8/01/96     MISC OPERATING EXPENSE CREDIT   (2,300.00)
                                                           421    8/01/96     Monthly Rent                     2,300.00
                                 Totals: Scheduled Chrgs             0.00   Prev Bal         0.00  Amt Due         0.00

 8/01/96                  JASON CARTER & ASSOC., INC.                    1:14pm

User: ANN          Current Occupant Scheduled Charges Report            Page: 26

Property : S-C ASSOCIATES, L.P.

             [ILLEGIBLE DATA WAS OMITTED ON THE FOLLOWING SCHEDULE]

                                                          ----------------------Scheduled Charges----------------------
Unit Ref. No.           Occupant Name           Unit No.  Code     Date               Description             Amount
-------------   ------------------------------  --------  ----  ---------    -----------------------------  -----------
235-31D         POWICHROWSKI, JAROSLAW          31D        RNT    8/01/96     Monthly Rent                     1,734.16
                                                           421    8/01/96     421.a (Article 32 of Lease) 2       75.66
                                 Totals: Scheduled Chrgs         1,829.84   Prev Bal        77.84  Amt Due     1,987.39

235-31E         OH, JAY JOONSEOK                31E        RNT    8/01/96     Monthly Rent                     1,795.00
                                                           421    8/01/96     421.a (Article 32 of Lease)         34.98
                                 Totals: Scheduled Chrgs         1,829.98   Prev Bal         0.00  Amt Due     1,829.98

235-31F         MORGAN STANLEY CO., INC.        31F        RNT    8/01/96     Monthly Rent                     1,600.00
                                                           421    8/01/96     421.a (Article 32 of Lease)         34.99
                                 Totals: Scheduled Chrgs         1,834.98   Prev Bal        42.60  Amt Due     1,877.58

235-31H         MES, MARTINUS                   31H        RNT    8/01/96     Monthly Rent                     2,330.76
                                                           421    8/01/96     421.A (Article 32 of Lease) 3       85.47
                                 Totals: Scheduled Chrgs         2,416.23   Prev Bal         0.00  Amt Due     2,416.23

235-31J         PERMANENT MISSION OF SO.AFICA   31J        RNT    8/01/96     Monthly Rent                     3,000.00
                                                           421    8/01/96     421.a (Article 47 of Lease)         79.17
                                 Totals: Scheduled Chrgs         3,079.17   Prev Bal       (42.00) Amt Due     3,039.17

235-31K         INADA, SUKEYSKI                 31K        RNT    8/01/96     Monthly Rent                     1,484.75
                                                           421    8/01/96     421.A (Article 47 of Lease)         85.47
                                 Totals: Scheduled Chrgs         1,550.22   Prev Bal         0.00  Amt Due     1,550.22

235-31L         SHAPIRO, BRADLEY                31L        RNT    8/01/96     Monthly Rent                     1,742.87
                                                           421    8/01/96     421.a (Article 32 of Lease) 2       74.30
                                 Totals: Scheduled Chrgs         1,817.03   Prev Bal        62.91  Amt Due     1,897.94

235-31M         LESS, JAMES J.                  31M        RNT    8/01/96     Monthly Rent
                                                           421    8/01/96     421.a (Article 32 of Lease)         65.47
                                 Totals: Scheduled Chrgs         1,472.67   Prev Bal      4,029.93 Amt Due     5,502.30

235-32A         SKONIESZKY JR., MARK            32A        RNT    8/01/96     Monthly Rent                     1,850.00
                                 Totals: Scheduled Chrgs         1,850.00   Prev Bal         0.00  Amt Due     1,850.00

235-32B         ROWE, STANLEY                   32B        RNT    8/01/96     Monthly Rent                     2,968.00
                                                           421    8/01/96     421.a (Article 32 of Lease)         62.70
                                 Totals: Scheduled Chrgs         1,030.70   Prev Bal         0.00  Amt Due     3,030.70

235-32C         NEWSMAKER SYSTEMS               32C        RNT    8/01/96     Monthly Rent                     2,428.27
                                                           421    8/01/96     421.a (Article 32 of Lease) 4      220.00
                                 Totals: Scheduled Chrgs         2,648.27   Prev Bal         0.00  Amt Due     2,648.27

235-32D         KELLEY, BRUCE                   32D        RNT    8/01/96     Monthly Rent                     1,800.28
                                                           421    8/01/96     421.a (Article 32 of Lease)         35.88
                                 Totals: Scheduled Chrgs         1,835.20   Prev Bal     5,795.20  Amt Due     7,630.40

235-32E         MINET, INC.                     32E        RNT    8/01/96     Monthly Rent                     1,759.50
                                                           421    8/01/96     421.A (Article 32 of Lease)         70.40


 8/01/96                  JASON CARTER & ASSOC., INC.                    1:14 pm

User: ANN          Current Occupant Scheduled Charges Report            Page: 27

Property : S-C ASSOCIATES, L.P.

             [ILLEGIBLE DATA WAS OMITTED ON THE FOLLOWING SCHEDULE]

                                                          ----------------------Scheduled Charges----------------------
Unit Ref. No.           Occupant Name           Unit No.  Code     Date               Description             Amount
-------------   ------------------------------  --------  ----  ---------    -----------------------------  -----------
235-32F         DURRANI, FAISEL KAHN            32F        RNT    8/01/96    Monthly Rent
                                                           421    8/01/96    421.a  (Article 32 of Lease)
                                 Totals: Scheduled Chrgs         1,860.20   Prev Bal         0.00  Amt Due     1,860.20

235-32G         KLEBES II, DANIEL H.            32G        RNT    8/01/96    Monthly Rent
                                                           421    8/01/96    421.a  (Article 32 of Lease)
                                 Totals: Scheduled Chrgs         1,635.20   Prev Bal         0.00  Amt Due     1,635.20

235-32H         SWAMINATHAN, G. & BEDRI M. ***  32H        RNT    8/01/96    Monthly Rent
                                 Totals: Scheduled Chrgs                    Prev Bal               Amt Due

235-32J         ESI SECURITIES COMPANY          32J        RNT    8/01/96    Monthly Rent
                                                           421    8/01/96    421.a  (Article 32 of Lease) 2
                                 Totals: Scheduled Chrgs         2,974.54   Prev Bal         2.00  Amt Due     2,974.54

235-32K         CORONA, PAUL                    32K        RNT    8/01/96    Monthly Rent
                                                           421    8/01/96    421.a  (Article 32 of Lease) 3
                                 Totals: Scheduled Chrgs                    Prev Bal         0.00  Amt Due

235-32L         HAMMER, FREDERICK               32L        RNT    8/01/96    Monthly Rent
                                                           421    8/01/96    421.a  (Article 32 of Lease)
                                 Totals: Scheduled Chrgs         1,799.99   Prev Bal         0.00  Amt Due

235-32M         HAFKE, STEFAN                   32M        RNT    8/01/96    Monthly Rent
                                                           421    8/01/96    421.a  (Article 32 of Lease) 2
                                 Totals: Scheduled Chrgs                    Prev Bal         0.00  Amt Due

235-33A         PANAS, MYRO LOUIS               33A        RNT    8/01/96    Monthly Rent
                                                           421    8/01/96    421.a  (Article 32 of Lease) 2
                                 Totals: Scheduled Chrgs         1,815.35   Prev Bal         0.00  Amt Due     1,815.35

235-33B         OHIRA, KAZUTO                   33B        RNT    8/01/96    Monthly Rent                      2,573.97
                                                           421    8/01/96    421.a  (Article 32 of Lease) 3      164.67
                                 Totals: Scheduled Chrgs         2,738.64   Prev Bal         0.00  Amt Due     2,738.64

235-33C         EASTERN ELECTRONICS, INC.       33C        RNT    8/01/96    Monthly Rent
                                                           421    8/01/96    421.a  (Article 32 of Lease) 5
                                 Totals: Scheduled Chrgs         2,620.98   Prev Bal         0.00  Amt Due

235-33D         WILLIAMS, MARTIN D.             33D        RNT    8/01/96    Monthly Rent                      1,523.37
                                                           421    8/01/96    421.a  (Article 32 of Lease) 3      106.26
                                 Totals: Scheduled Chrgs         1,629.63   Prev Bal               Amt Due     1,629.63

235-33E         NELSON, CARLA W.                33E        RNT    8/01/96    Monthly Rent                      1,555.50
                                                           421    8/01/96    421.a  (Article 32 of Lease)         72.60
                                 Totals: Scheduled Chrgs         1,845.42   Prev Bal               Amt Due     1,628.10

 8/01/96                  JASON CARTER & ASSOC., INC.                    1:14 pm

User: ANN          Current Occupant Scheduled Charges Report            Page: 28

Property : S-C ASSOCIATES, L.P.

             [ILLEGIBLE DATA WAS OMITTED ON THE FOLLOWING SCHEDULE]

                                                          ----------------------Scheduled Charges----------------------
Unit Ref. No.           Occupant Name           Unit No.  Code     Date               Description             Amount
-------------   ------------------------------  --------  ----  ---------    -----------------------------  -----------
235-33F         KENICHI, YAMATO                 33F        RNT    8/01/96    Monthly Rent
                                                           421    8/01/96    421.a  (Article 32 of Lease) 2
                                 Totals: Scheduled Chrgs                    Prev Bal               Amt Due

235-33G         KRUSE, WARD E.   *              33G        RNT    8/01/96    Monthly Rent                      1,850.00
                                 Totals: Scheduled Chrgs         1,850.00   Prev Bal         0.20  Amt Due     1,850.00

235-33H         GALVEZ, EDWARDO                 33H        RNT    8/01/96    Monthly Rent
                                                           421    8/01/96    421.a  (Article 32 of Lease)
                                 Totals: Scheduled Chrgs                    Prev Bal               Amt Due

235-33J         GUTTMAN,       C.               33J        RNT    8/01/96    Monthly Rent
                                                           421    8/01/96    421.a  (Article 32 of Lease) 2
                                 Totals: Scheduled Chrgs         2,776.08   Prev Bal         2.00  Amt Due     2,776.08

235-33K         CAMACHO, ENRIQUE E.             33K        RNT    8/01/96    Monthly Rent                      1,420.00
                                                           421    8/01/96    421.a  (Article 32 of Lease) 4
                                 Totals: Scheduled Chrgs                    Prev Bal         0.00  Amt Due

235-33M         JAHN, ROBERT                    33M        RNT    8/01/96    Monthly Rent
                                                           421    8/01/96    421.a  (Article 32 of Lease)

                                 Totals: Scheduled Chrgs                    Prev Bal         0.00  Amt Due

235-34A         CLUBB, JAMES D.                 34A        RNT    8/01/96    Monthly Rent
                                                           421    8/01/96    421.a  (Article 32 of Lease)
                                 Totals: Scheduled Chrgs                    Prev Bal         0.00  Amt Due

235-34B                                         34B        RNT    8/01/96    Monthly Rent

                                                           421    8/01/96    421.a  (Article 32 of Lease) 3
                                 Totals: Scheduled Chrgs                    Prev Bal         0.00  Amt Due

235-34C         GOMEZ, CHARLES                  34C        RNT    8/01/96    Monthly Rent                      2,121.60
                                                           421    8/01/96    421.a  (Article 32 of Lease) 2
                                 Totals: Scheduled Chrgs         2,271.42   Prev Bal         0.00  Amt Due

235-34D         ROSENTHAL, BARRY *              34D        RNT    8/01/96    Monthly Rent
                                                           421    8/01/96    421.a  (Article 32 of Lease)
                                 Totals: Scheduled Chrgs         1,653.49   Prev Bal         0.00  Amt Due

235-34E         RECINIELLO, SHELLEY DR.         34E        RNT    8/01/96    Monthly Rent                      1,414.14
                                                           421    8/01/96    421.a  (Article 32 of Lease) 4
                                 Totals: Scheduled Chrgs                    Prev Bal               Amt Due

235-34F               , TOMOYUKI                34F        RNT    8/01/96    Monthly Rent                      1,555.50
                                 Totals: Scheduled Chrgs         1,845.42   Prev Bal               Amt Due     1,678.10

235-34G         SMITH, KENETH D.                34G        RNT    8/01/96    Monthly Rent


 8/01/96                  JASON CARTER & ASSOC., INC.                    1:14 pm

User: ANN          Current Occupant Scheduled Charges Report            Page: 29

Property : S-C ASSOCIATES, L.P.

             [ILLEGIBLE DATA WAS OMITTED ON THE FOLLOWING SCHEDULE]

                                                          ----------------------Scheduled Charges----------------------
Unit Ref. No.           Occupant Name           Unit No.  Code     Date               Description             Amount
-------------   ------------------------------  --------  ----  ---------    -----------------------------  -----------
                                                           421    8/01/96    421.a  (Article 32 of Lease) 2
                                 Totals: Scheduled Chrgs                    Prev Bal         0.00  Amt Due

235-34J         AFFOLDER, BRIAN L.              34J        RNT    8/01/96    Monthly Rent                      3,095.00
                                 Totals: Scheduled Chrgs         3,095.00   Prev Bal         0.00  Amt Due     3,095.00

235-34K         NATHAN, TOMMY                   34K        RNT    8/01/96    Monthly Rent                      1,800.00
                                 Totals: Scheduled Chrgs                    Prev Bal         0.00  Amt Due     1,800.00

235-34L         GETTER, DOUGLAS L.              34L        RNT    8/01/96    Monthly Rent
                                 Totals: Scheduled Chrgs                    Prev Bal        50.00  Amt Due     1,937.00

235-34M                , REBECCA                34M        RNT    8/01/96    Monthly Rent                      1,784.51
                                                           421    8/01/96    421.a  (Article 32 of Lease) 2       56.90
                                 Totals: Scheduled Chrgs         2,776.08   Prev Bal         0.00  Amt Due     1,841.49

235-35A                , CLAUDIA                35A        RNT    8/01/96    Monthly Rent                      1,775.00
                                                           421    8/01/96    421.a  (Article 32 of Lease)         30.69
                                 Totals: Scheduled Chrgs                    Prev Bal         0.00  Amt Due

235-35B                                         35B        RNT    8/01/96    Monthly Rent                      3,054.98
                                                           421    8/01/96    421.a  (Article 32 of Lease) 2      105.78
                                 Totals: Scheduled Chrgs                    Prev Bal         0.00  Amt Due     3,164.68

235-35C              , ERIC                     35C        RNT    8/01/96    Monthly Rent
                                                           421    8/01/96    421.a  (Article 32 of Lease)
                                 Totals: Scheduled Chrgs                    Prev Bal         0.00  Amt Due

235-35D                                         35D        RNT    8/01/96    Monthly Rent
                                                           421    8/01/96    421.a  (Article 32 of Lease)
                                 Totals: Scheduled Chrgs                    Prev Bal         0.00  Amt Due

235-35E              , SOPHIE                   35E        RNT    8/01/96    Monthly Rent                      1,830.90
                                                           421    8/01/96    421.a  (Article 32 of Lease)         26.49
                                 Totals: Scheduled Chrgs                    Prev Bal         0.00  Amt Due     1,859.39

235-35F                  , MIKE                 35F        RNT    8/01/96    Monthly Rent                      1,414.69
                                                           421    8/01/96    421.a  (Article 32 of Lease) 4      113.96
                                 Totals: Scheduled Chrgs         1,653.49   Prev Bal         0.00  Amt Due     1,528.65

235-35G         SOWELL, PAUL D.                 35G        RNT    8/01/96    Monthly Rent                      1,553.84
                                                           421    8/01/96    421.a  (Article 32 of Lease) 3       99.00
                                 Totals: Scheduled Chrgs                    Prev Bal               Amt Due     1,652.84

235-35H               , MARK                    35H        RNT    8/01/96    Monthly Rent                      2,400.00
                                                           421    8/01/96    421.a  (Article 32 of Lease) 3      100.32
                                 Totals: Scheduled Chrgs         1,845.42   Prev Bal               Amt Due     2,500.32

235-35K                                         35K        RNT    8/01/96    Monthly Rent


 8/01/96                  JASON CARTER & ASSOC., INC.                    1:14 pm

User: ANN          Current Occupant Scheduled Charges Report            Page: 30

Property : S-C ASSOCIATES, L.P.

             [ILLEGIBLE DATA WAS OMITTED ON THE FOLLOWING SCHEDULE]

                                                          ----------------------Scheduled Charges----------------------
Unit Ref. No.           Occupant Name           Unit No.  Code     Date               Description             Amount
-------------   ------------------------------  --------  ----  ---------    -----------------------------  -----------
                                                           421    8/01/96    421.a  (Article 32 of Lease) 3       85.47
                                 Totals: Scheduled Chrgs         1,860.20   Prev Bal        50.00  Amt Due     1,669.47

235-35L                                         35L        RNT    8/01/96    Monthly Rent                      1,758.58
                                                           421    8/01/96    421.a  (Article 32 of Lease) 2       71.72
                                 Totals: Scheduled Chrgs         1,831.22   Prev Bal    (1,795.36) Amt Due        35.20

235-                                                       RNT    8/01/96    Monthly Rent                      3,060.00
                                                           421    8/01/96    421.a  (Article 32 of Lease) 1       68.64
                                 Totals: Scheduled Chrgs         3,128.64   Prev Bal        100.00 Amt Due     3,228.64

235-                                                       RNT    8/01/96    Monthly Rent                      2,700.00
                                                           421    8/01/96    421.a  (Article 32 of Lease)         49.94
                                 Totals: Scheduled Chrgs         2,749.94   Prev Bal         0.00  Amt Due     2,749.90

235-                                            32K        RNT    8/01/96    Monthly Rent                      1,559.19
                                                           421    8/01/96    421.a  (Article 32 of Lease) 3      114.87
                                 Totals: Scheduled Chrgs                    Prev Bal         0.00  Amt Due     1,674.06

235-                                                       RNT    8/01/96    Monthly Rent                      1,875.00
                                 Totals: Scheduled Chrgs                    Prev Bal     (544.44)  Amt Due     1,330.56

235-                                                       RNT    8/01/96    Monthly Rent                      1,461.76
                                                           421    8/01/96    421.a  (Article 47 of Lease) 3      128.37
                                 Totals: Scheduled Chrgs                    Prev Bal         0.00  Amt Due     1,590.13

235-                                                       RNT    8/01/96    Monthly Rent                      1,825.00
                                                           421    8/01/96    421.a  (Article 32 of Lease)         47.30
                                 Totals: Scheduled Chrgs                    Prev Bal         0.00  Amt Due     1,872.30

235-                                                       RNT    8/01/96    Monthly Rent                      2,650.00
                                                           421    8/01/96    421.a  (Article 32 of Lease)         49.94
                                 Totals: Scheduled Chrgs         2,699.94   Prev Bal         0.00  Amt Due     2,699.94

235-                                                       RNT    8/01/96    Monthly Rent                      2,943.72
                                                           421    8/01/96    421.a  (Article 47 of Lease) 3      156.75
                                 Totals: Scheduled Chrgs         3,100.47   Prev Bal         0.00  Amt Due     6,250.94

235-                                                       RNT    8/01/96    Monthly Rent                      1,728.90
                                                           421    8/01/96    421.a  (Article 47 of Lease)         28.49
                                 Totals: Scheduled Chrgs         1,757.39   Prev Bal               Amt Due     1,757.39

235-                                                       RNT    8/01/96    Monthly Rent                      1,659.44
                                                           421    8/01/96    421.a  (Article 32 of Lease) 2       74.14
                                 Totals: Scheduled Chrgs         1,845.42   Prev Bal               Amt Due     1,733.58

235-                                                       RNT    8/01/96    Monthly Rent                      1,728.90
                                                           421    8/01/96    421.a  (Article 32 of Lease) 2       94.60
                                 Totals: Scheduled Chrgs         1,845.42   Prev Bal               Amt Due

 8/01/96                  JASON CARTER & ASSOC., INC.                    1:14 pm

User: ANN          Current Occupant Scheduled Charges Report            Page: 31

Property : S-C ASSOCIATES, L.P.

             [ILLEGIBLE DATA WAS OMITTED ON THE FOLLOWING SCHEDULE]

                                                          ----------------------Scheduled Charges----------------------
Unit Ref. No.           Occupant Name           Unit No.  Code     Date               Description             Amount
-------------   ------------------------------  --------  ----  ---------    -----------------------------  -----------
235-37B                    & SONS, INC.         37B        RNT    8/01/96    Monthly Rent                      3,054.92
                                                           421    8/01/96    421.a  (Article 32 of Lease)         53.90
                                 Totals: Scheduled Chrgs         3,108.80   Prev Bal         0.00  Amt Due     3,108.80

235-37C         WALSH, ANTHONY J.               37C        RNT    8/01/96    Monthly Rent                      2,700.00
                                                           421    8/01/96    421.a  (Article 32 of Lease)         65.12
                                 Totals: Scheduled Chrgs         2,765.12   Prev Bal        50.00  Amt Due     2,815.12

235-37D                                         37D        RNT    8/01/96    Monthly Rent                      1,815.30
                                                           421    8/01/96    421.a  (Article 47 of Lease) 1       29.78
                                 Totals: Scheduled Chrgs         1,845.00   Prev Bal      1,895.00 Amt Due     3,740.00

235-37E         WHITE MARK                      37E        RNT    8/01/96    Monthly Rent                      1,632.54
                                                           421    8/01/96    421.a  (Article 32 of Lease) 3       78.87
                                 Totals: Scheduled Chrgs         1,711.41   Prev Bal        50.00  Amt Due     1,761.41

235-37F                                         37F        RNT    8/01/96    Monthly Rent                      1,825.00
                                 Totals: Scheduled Chrgs         1,825.00   Prev Bal         0.00  Amt Due     1,825.00

235-37G                                         37G        RNT    8/01/96    Monthly Rent                      1,523.37
                                                           421    8/01/96    421.a  (Article 32 of Lease) 3      104.28
                                 Totals: Scheduled Chrgs         1,627.65   Prev Bal         0.00  Amt Due     1,627.65

235-37K                                *        37H        RNT    8/01/96    Monthly Rent                      2,137.87
                                                           421    8/01/96    421.a  (Article 32 of Lease) 4      204.60
                                 Totals: Scheduled Chrgs         2,342.47   Prev Bal         0.00  Amt Due     2,342.47

235-37J                                         37J        RNT    8/01/96    Monthly Rent                      3,002.00
                                                           421    8/01/96    421.a  (Article 32 of Lease)
                                 Totals: Scheduled Chrgs         3,004.13   Prev Bal         0.00  Amt Due     3,064.35

235-37K                                         37K        RNT    8/01/96    Monthly Rent                      1,728.90
                                                           421    8/01/96    421.a  (Article 32 of Lease) 3       29.70
                                 Totals: Scheduled Chrgs         1,738.64   Prev Bal         0.00  Amt Due     1,758.60

235-37L                                         37L        RNT    8/01/96    Monthly Rent                      1,925.00
                                 Totals: Scheduled Chrgs         1,925.00   Prev Bal         0.00  Amt Due     1,925.00

235-37M                                         37M        RNT    8/01/96    Monthly Rent                      1,825.00
                                                           421    8/01/96    421.a  (Article 32 of Lease)         28.49
                                 Totals: Scheduled Chrgs         1,853.49   Prev Bal        50.00  Amt Due     1,903.49

235-38B                                         38B        RNT    8/01/96    Monthly Rent                      2,679.50
                                                           421    8/01/96    421.a  (Article 32 of Lease)        110.44
                                 Totals: Scheduled Chrgs         2,789.47   Prev Bal     2,264.73  Amt Due     5,054.20

235-38C                                         38C        RNT    8/01/96    Monthly Rent                      2,361.30
                                                           421    8/01/96    421.a  (Article 32 of Lease)         71.18
                                 Totals: Scheduled Chrgs         2,789.47   Prev Bal         0.00  Amt Due     2,432.48

 8/01/96                  JASON CARTER & ASSOC., INC.                    1:14 pm

User: ANN          Current Occupant Scheduled Charges Report            Page: 32

Property : S-C ASSOCIATES, L.P.

             [ILLEGIBLE DATA WAS OMITTED ON THE FOLLOWING SCHEDULE]

                                                          ----------------------Scheduled Charges----------------------
Unit Ref. No.           Occupant Name           Unit No.  Code     Date               Description             Amount
-------------   ------------------------------  --------  ----  ---------    -----------------------------  -----------
235-38D         THE JULIUS       COMPANY        38D        RNT    8/01/96    Monthly Rent                      1,555.40
                                                           421    8/01/96    421.a  (Article 32 of Lease) 2       59.40
                                 Totals: Scheduled Chrgs         1,614.80   Prev Bal         0.00  Amt Due     1,614.80

235-38E         ERNST & YOUNG, LLP              38E        RNT    8/01/96    Monthly Rent                      1,840.00
                                 Totals: Scheduled Chrgs         1,840.00   Prev Bal       237.40  Amt Due     2,077.40

235-38F         SCHLIERKAMP, HELGA              38F        RNT    8/01/96    Monthly Rent                      1,634.21
                                                           421    8/01/96    421.a  (Article 32 of Lease) 3       64.80
                                 Totals: Scheduled Chrgs         1,699.01   Prev Bal         0.00  Amt Due     1,699.01

235-38G                                  *      38G        RNT    8/01/96    Monthly Rent                      1,786.50
                                                           421    8/01/96    421.a  (Article 32 of Lease) 2       60.72
                                 Totals: Scheduled Chrgs         1,769.22   Prev Bal         2.00  Amt Due     1,769.22

235-38H                ENTERPRISES, INC.        38H        RNT    8/01/96    Monthly Rent                      2,340.90
                                                           421    8/01/96    421.a  (Article 32 of Lease) 3      103.18
                                 Totals: Scheduled Chrgs         2,444.08   Prev Bal         0.00  Amt Due     2,444.08

235-38J                                         38J        RNT    8/01/96    Monthly Rent                      2,569.48
                                                           421    8/01/96    421.a  (Article 32 of Lease) 4      261.80
                                 Totals: Scheduled Chrgs         2,831.28   Prev Bal         0.00  Amt Due     3,331.28

235-38K         KEARNEY,                        38K        RNT    8/01/96    Monthly Rent                      1,636.63
                                                           421    8/01/96    421.a  (Article 32 of Lease) 2       56.98
                                 Totals: Scheduled Chrgs         1,695.61   Prev Bal         0.00  Amt Due     1,695.61

235-38L                                         38L        RNT    8/01/96    Monthly Rent
                                                           421    8/01/96    421.a  (Article 32 of Lease) 2       99.00
                                 Totals: Scheduled Chrgs         1,706.42   Prev Bal     4,101.05  Amt Due     5,607.58

235-38M         HERBEX FOODS, INC.              38M        RNT    8/01/96    Monthly Rent                      1,446.68
                                                           421    8/01/96    421.a  (Article 32 of Lease) 4      118.80
                                 Totals: Scheduled Chrgs         1,565.48   Prev Bal         0.00  Amt Due     1,565.48

235-39A         KAZEROV, VIKTOR                 39A        RNT    8/01/96    Monthly Rent                      1,830.90
                                                           421    8/01/96    421.a  (Article 32 of Lease) 2       78.90
                                 Totals: Scheduled Chrgs         1,989.88   Prev Bal     1,989.88  Amt Due     3,869.76

235-39B         BEISER, ULRIKE                  39B        RNT    8/01/96    Monthly Rent                      2,995.00
                                                           421    8/01/96    421.a  (Article 32 of Lease) 3       74.80
                                 Totals: Scheduled Chrgs         3,059.80   Prev Bal         0.00  Amt Due     3,069.80

235-39C         MORGAN STANLEY & CO. INC        39C        RNT    8/01/96    Monthly Rent                      2,725.00
                                 Totals: Scheduled Chrgs         2,725.00   Prev Bal         0.00  Amt Due     2,725.00

235-39D                                         39D        RNT    8/01/96    Monthly Rent                      1,836.40
                                                           421    8/01/96    421.a  (Article 47 of Lease) 1       39.60
                                 Totals: Scheduled Chrgs         1,876.00   Prev Bal         0.00  Amt Due     1,876.00

 8/01/96                  JASON CARTER & ASSOC., INC.                    1:15 pm

User: ANN          Current Occupant Scheduled Charges Report            Page: 33

Property : S-C ASSOCIATES, L.P.

             [ILLEGIBLE DATA WAS OMITTED ON THE FOLLOWING SCHEDULE]

                                                          ----------------------Scheduled Charges----------------------
Unit Ref. No.           Occupant Name           Unit No.  Code     Date               Description             Amount
-------------   ------------------------------  --------  ----  ---------    -----------------------------  -----------
235-39E         FUJIWARA, SHINJI                39E        RNT    8/01/96    Monthly Rent
                                 Totals: Scheduled Chrgs                    Prev Bal         0.00  Amt Due

235-39F         KUMAGAI, AKIRA                  39F        RNT    8/01/96    Monthly Rent
                                                           421    8/01/96    421.a  (Article 32 of Lease) 2
                                 Totals: Scheduled Chrgs         1,930.60   Prev Bal         0.00  Amt Due

235-39G         TREIMAN, LINDA                  39G        RNT    8/01/96    Monthly Rent
                                                           421    8/01/96    421.a  (Article 32 of Lease)
                                 Totals: Scheduled Chrgs         1,897.30   Prev Bal         0.00  Amt Due

235-39H         CLARK, CHARLES                  39H        RNT    8/01/96    Monthly Rent
                                                           421    8/01/96    421.a  (Article 32 of Lease)
                                 Totals: Scheduled Chrgs         2,267.49   Prev Bal         0.00  Amt Due

235-39J         ROHDE, LOUIS J.                 39J        RNT    8/01/96    Monthly Rent
                                                           421    8/01/96    421.a  (Article 32 of Lease)
                                 Totals: Scheduled Chrgs                    Prev Bal         0.00  Amt Due

235-39K               , HIROSHI                 39K        RNT    8/01/96    Monthly Rent
                                                           421    8/01/96    421.a  (Article 32 of Lease)
                                 Totals: Scheduled Chrgs                    Prev Bal         0.00  Amt Due

235-39L                                         39L        RNT    8/01/96    Monthly Rent
                                                           421    8/01/96    421.a  (Article 32 of Lease)
                                 Totals: Scheduled Chrgs                    Prev Bal         0.00  Amt Due

235-39M                   , CARL                39M        RNT    8/01/96    Monthly Rent
                                                           421    8/01/96    421.a  (Article 32 of Lease)
                                 Totals: Scheduled Chrgs                    Prev Bal         0.00  Amt Due

235-40A              , STEPHEN W.               40A        RNT    8/01/96    Monthly Rent
                                 Totals: Scheduled Chrgs                    Prev Bal         0.00  Amt Due

235-40B         HEAD, SIMON                     40B        RNT    8/01/96    Monthly Rent
                                                           421    8/01/96    421.a  (Article 32 of Lease)
                                 Totals: Scheduled Chrgs                    Prev Bal         0.00  Amt Due

235-40C         KIM, MICHAEL                    40C        RNT    8/01/96    Monthly Rent
                                                           421    8/01/96    421.a  (Article 32 of Lease) 5
                                 Totals: Scheduled Chrgs                    Prev Bal         0.00  Amt Due

235-40D                 , JIRO                  40D        RNT    8/01/96    Monthly Rent
                                 Totals: Scheduled Chrgs                    Prev Bal               Amt Due

235-40E         CALLAWAY, SHIRLEY               40E        RNT    8/01/96    Monthly Rent
                                                           421    8/01/96    421.a  (Article 32 of Lease)
                                 Totals: Scheduled Chrgs                    Prev Bal               Amt Due

235-40F         MELKA, DENNIS NICKOLAS          40F        RNT    8/01/96    Monthly Rent
                                                           421    8/01/96    421.a  (Article 32 of Lease)
                                 Totals: Scheduled Chrgs                    Prev Bal               Amt Due

 8/01/96                  JASON CARTER & ASSOC., INC.                    1:15 pm

User: ANN          Current Occupant Scheduled Charges Report            Page: 34

Property : S-C ASSOCIATES, L.P.

             [ILLEGIBLE DATA WAS OMITTED ON THE FOLLOWING SCHEDULE]

                                                          ----------------------Scheduled Charges----------------------
Unit Ref. No.           Occupant Name           Unit No.  Code     Date               Description             Amount
-------------   ------------------------------  --------  ----  ---------    -----------------------------  -----------
                                                           421    8/01/96    421.a  (Article 32 of Lease) 2

                                 Totals: Scheduled Chrgs                    Prev Bal               Amt Due     1,928.10

235-40G                                         40G        RNT    8/01/96    Monthly Rent                      1,634.21
                                                           421    8/01/96    421.a  (Article 32 of Lease) 3      141.90
                                 Totals: Scheduled Chrgs                    Prev Bal         0.00  Amt Due     1,770.11

235-40H         TANZIL, HENRY                   40H        RNT    8/01/96    Monthly Rent                      2,240.00
                                                           421    8/01/96    421.a  (Article 32 of Lease) 2      124.74
                                 Totals: Scheduled Chrgs                    Prev Bal         0.00  Amt Due     2,464.74

235-40J                                         40J        RNT    8/01/96    Monthly Rent
                                                           421    8/01/96    421.a  (Article 32 of Lease) 2
                                 Totals: Scheduled Chrgs                    Prev Bal               Amt Due

235-40K                                         40K        RNT    8/01/96    Monthly Rent
                                 Totals: Scheduled Chrgs                    Prev Bal         2.00  Amt Due

235-40L                                         40L        RNT    8/01/96    Monthly Rent
                                 Totals: Scheduled Chrgs                    Prev Bal         0.00  Amt Due

235-40K                                         40K        RNT    8/01/96    Monthly Rent
                                                           421    8/01/96    421.a  (Article 32 of Lease)
                                 Totals: Scheduled Chrgs                    Prev Bal         0.00  Amt Due

235-41A         TAN, MICHAEL                    41A        RNT    8/01/96    Monthly Rent
                                                           421    8/01/96    421.a  (Article 32 of Lease)
                                 Totals: Scheduled Chrgs                    Prev Bal         0.00  Amt Due

235-41B                                         41B        RNT    8/01/96    Monthly Rent
                                                           421    8/01/96    421.a  (Article 32 of Lease) 2
                                 Totals: Scheduled Chrgs                    Prev Bal         0.00  Amt Due

235-41C         OWEN, JONATHAN ROBERT           41C        RNT    8/01/96    Monthly Rent
                                 Totals: Scheduled Chrgs                    Prev Bal         0.00  Amt Due

235-41D         WINSLOW, STANLEY                41D        RNT    8/01/96    Monthly Rent
                                                           421    8/01/96    421.a  (Article 32 of Lease)
                                 Totals: Scheduled Chrgs                    Prev Bal               Amt Due

235-41E                                         41E        RNT    8/01/96    Monthly Rent                      1,800.00
                                                           421    8/01/96    421.a  (Article 32 of Lease) 1
                                 Totals: Scheduled Chrgs                    Prev Bal         0.00  Amt Due

235-41F                                         41F        RNT    8/01/96    Monthly Rent
                                                           421    8/01/96    421.a  (Article 32 of Lease)
                                 Totals: Scheduled Chrgs                    Prev Bal         0.00  Amt Due

 8/01/96                  JASON CARTER & ASSOC., INC.                    1:15 pm

User: ANN          Current Occupant Scheduled Charges Report            Page: 35

Property : S-C ASSOCIATES, L.P.

             [ILLEGIBLE DATA WAS OMITTED ON THE FOLLOWING SCHEDULE]

                                                          ----------------------Scheduled Charges----------------------
Unit Ref. No.           Occupant Name           Unit No.  Code     Date               Description             Amount
-------------   ------------------------------  --------  ----  ---------    -----------------------------  -----------
235-                                                       RNT    8/01/96    Monthly Rent                      1,856.00
                                                           421    8/01/96    421.a  (Article 32 of Lease)         35.75
                                 Totals: Scheduled Chrgs                    Prev Bal         0.00  Amt Due     1,891.75

235-41H         ALFIN, INC.                     41H        RNT    8/01/96    Monthly Rent                      2,444.94
                                                           421    8/01/96    421.a  (Article 47 of Lease) 2      100.10
                                 Totals: Scheduled Chrgs                    Prev Bal         0.00  Amt Due     2,545.04

235-                                                       RNT    8/01/96    Monthly Rent                      2,888.00
                                                           421    8/01/96    421.a  (Article 32 of Lease) 3      196.35
                                                                             Addtl Security Deposit/Renewal      243.05
                                 Totals: Scheduled Chrgs                    Prev Bal               Amt Due

235-                                                       RNT    8/01/96    Monthly Rent                      1,638.63
                                                           421    8/01/96    421.a  (Article 32 of Lease) 2       59.40
                                 Totals: Scheduled Chrgs                    Prev Bal         2.00  Amt Due     1,698.03

235-                                                       RNT    8/01/96    Monthly Rent
                                 Totals: Scheduled Chrgs                    Prev Bal         0.00  Amt Due

235-                                                       RNT    8/01/96    Monthly Rent
                                                           421    8/01/96    421.a  (Article 32 of Lease)
                                 Totals: Scheduled Chrgs                    Prev Bal         0.00  Amt Due

235-                                                       RNT    8/01/96    Monthly Rent
                                                           421    8/01/96    421.a  (Article 47 of Lease) 4
                                 Totals: Scheduled Chrgs                    Prev Bal         0.00  Amt Due

235-                                                       RNT    8/01/96    Monthly Rent
                                                           421    8/01/96    421.a  (Article 32 of Lease) 2
                                 Totals: Scheduled Chrgs                    Prev Bal         0.00  Amt Due

235-                                                       RNT    8/01/96    Monthly Rent                      2,750.00
                                 Totals: Scheduled Chrgs         2,750.50   Prev Bal         0.00  Amt Due     2,750.00

235-                                                       RNT    8/01/96    Monthly Rent                      1,925.00
                                 Totals: Scheduled Chrgs                    Prev Bal         0.00  Amt Due     1,925.00

235-                                                       RNT    8/01/96    Monthly Rent
                                                           421    8/01/96    421.a  (Article 32 of Lease) 2
                                 Totals: Scheduled Chrgs         1,629.63   Prev Bal               Amt Due     1,596.19

235-                                                       RNT    8/01/96    Monthly Rent                      1,560.60
                                                           421    8/01/96    421.a  (Article 32 of Lease)         69.74
                                 Totals: Scheduled Chrgs         1,845.42   Prev Bal               Amt Due

235-                                                       RNT    8/01/96    Monthly Rent                      1,860.00
                                 Totals: Scheduled Chrgs         1,845.42   Prev Bal               Amt Due     1,860.00

 8/01/96                  JASON CARTER & ASSOC., INC.                    1:15 pm

User: ANN          Current Occupant Scheduled Charges Report            Page: 36

Property : S-C ASSOCIATES, L.P.

             [ILLEGIBLE DATA WAS OMITTED ON THE FOLLOWING SCHEDULE]

                                                          ----------------------Scheduled Charges----------------------
Unit Ref. No.           Occupant Name           Unit No.  Code     Date               Description             Amount
-------------   ------------------------------  --------  ----  ---------    -----------------------------  -----------
235-42H                                         42H        RNT    8/01/96    Monthly Rent                      2,750.00
                                 Totals: Scheduled Chrgs         2,750.00   Prev Bal         0.00  Amt Due     2,750.00

235-42J                                         42J        RNT    8/01/96    Monthly Rent                      3,095.00
                                                           421    8/01/96    421.a  (Article 32 of Lease)         60.28
                                 Totals: Scheduled Chrgs         3,155.28   Prev Bal         0.00  Amt Due     3,155.28

235-42K                                         42K        RNT    8/01/96    Monthly Rent                      1,494.90
                                                           421    8/01/96    421.a  (Article 32 of Lease)         95.61
                                 Totals: Scheduled Chrgs         1,590.51   Prev Bal         0.00  Amt Due     1,590.51

235-42L                                         42L        RNT    8/01/96    Monthly Rent                      1,634.21
                                                           421    8/01/96    421.a  (Article 32 of Lease)        142.56
                                 Totals: Scheduled Chrgs         1,776.77   Prev Bal        237.44 Amt Due     2,014.21

235-42M                                         42M        RNT    8/01/96    Monthly Rent                      1,728.90
                                                           421    8/01/96    421.a  (Article 47 of Lease)         30.80
                                 Totals: Scheduled Chrgs         1,759.70   Prev Bal         0.00  Amt Due     1,759.70

235-43A                                         43A        RNT    8/01/96    Monthly Rent                      1,693.64
                                                           421    8/01/96    421.a  (Article 32 of Lease) 3      126.39
                                 Totals: Scheduled Chrgs         1,820.03   Prev Bal         0.15  Amt Due     1,820.18

235-43B                                         43B        RNT    8/01/96    Monthly Rent
                                                           421    8/01/96    421.a  (Article 32 of Lease) 3
                                 Totals: Scheduled Chrgs         3,098.27   Prev Bal         0.00  Amt Due     3,098.27

235-43D                                         43D        RNT    8/01/96    Monthly Rent
                                                           421    8/01/96    421.a  (Article 32 of Lease) 3
                                                                             Addtl Security Deposit/Renewal
                                 Totals: Scheduled Chrgs                    Prev Bal         0.00  Amt Due

235-43E                                         43E        RNT    8/01/96    Monthly Rent                      1,950.00
                                 Totals: Scheduled Chrgs         1,950.00   Prev Bal         0.00  Amt Due     1,950.00

235-43F                                         43F        RNT    8/01/96    Monthly Rent                      1,913.52
                                                           421    8/01/96    421.a  (Article 32 of Lease) 2       75.02
                                 Totals: Scheduled Chrgs         1,988.54   Prev Bal         0.00  Amt Due     1,988.54

235-43G                                         43G        RNT    8/01/96    Monthly Rent                      1,925.00
                                 Totals: Scheduled Chrgs         1,925.00   Prev Bal      3,970.00 Amt Due     5,795.00

235-43H                                         43H        RNT    8/01/96    Monthly Rent                      2,770.00
                                                           421    8/01/96    421.a  (Article 32 of Lease)         52.50
                                 Totals: Scheduled Chrgs                    Prev Bal               Amt Due

235-43J                                         43J        RNT    8/01/96    Monthly Rent                      3,195.00
                                                           421    8/01/96    421.a  (Article 32 of Lease)
                                 Totals: Scheduled Chrgs                    Prev Bal               Amt Due

 8/01/96                  JASON CARTER & ASSOC., INC.                    1:15 pm

User: ANN          Current Occupant Scheduled Charges Report            Page: 37

Property : S-C ASSOCIATES, L.P.

             [ILLEGIBLE DATA WAS OMITTED ON THE FOLLOWING SCHEDULE]

                                                          ----------------------Scheduled Charges----------------------
Unit Ref. No.           Occupant Name           Unit No.  Code     Date               Description             Amount
-------------   ------------------------------  --------  ----  ---------    -----------------------------  -----------
235-43K         KING, ANTONIA                   43K        RNT    8/01/96    Monthly Rent
                                                           421    8/01/96    421.a  (Article 47 of Lease) 4
                                 Totals: Scheduled Chrgs         1,522.80   Prev Bal         0.00  Amt Due     1,522.80

235-43L         LOPEZ CANDIA, JAVIER            43L        RNT    8/01/96    Monthly Rent                      1,932.90
                                                           421    8/01/96    421.a  (Article 47 of Lease)         37.73
                                 Totals: Scheduled Chrgs         1,970.63   Prev Bal         0.00  Amt Due     1,970.63

235-43M                                         43M        RNT    8/01/96    Monthly Rent                      1,912.50
                                                           421    8/01/96    421.a  (Article 32 of Lease) 3       71.82
                                 Totals: Scheduled Chrgs         1,984.32   Prev Bal         0.00  Amt Due     1,984.32

235-44A                                         44A        RNT    8/01/96    Monthly Rent
                                                           421    8/01/96    421.a  (Article 32 of Lease) 2
                                 Totals: Scheduled Chrgs                    Prev Bal         0.00  Amt Due

235-44B                                         44B        RNT    8/01/96    Monthly Rent
                                                           421    8/01/96    421.a  (Article 47 of Lease)
                                 Totals: Scheduled Chrgs                    Prev Bal               Amt Due

235-44C                  , GEORGE L.            44C        RNT    8/01/96    Monthly Rent
                                                           421    8/01/96    421.a  (Article 32 of Lease) 1
                                 Totals: Scheduled Chrgs                    Prev Bal         0.00  Amt Due

                  TOTALS

                                 Totals: Scheduled Chrgs                    Prev Bal               Amt Due

                MONTHLY RENT
                Monthly Rent
                421.a  (Article 32 of Lease)
                Security Deposit Adjustment
        PRR     Pro Rata Rent (Move-in)
                MISC. OPERATING CREDIT
        MSC     Miscellaneous                              19.49

 8/01/96                  JASON CARTER & ASSOC., INC.                    1:15 pm

User: ANN          Current Occupant Scheduled Charges Report            Page: 38

Property : S-C ASSOCIATES, L.P.

             [ILLEGIBLE DATA WAS OMITTED ON THE FOLLOWING SCHEDULE]

                                                          ----------------------Scheduled Charges----------------------
Unit Ref. No.           Occupant Name           Unit No.  Code     Date               Description             Amount
-------------   ------------------------------  --------  ----  ---------    -----------------------------  -----------
GRAND TOTALS:

                                 Totals: Scheduled Chrgs       953,122.50   Prev Bal   109,718.21  Amt Due  1,852,642.71

        COI     MONTHLY RENT                           115,147.30
        RNT     Monthly Rent                           808,620.31
        421     421.a  (Article 32 of Lease)            30,010.12
        SDA     Security Deposit Adjustment              1,572.30
        PRR     Pro Rata Rent (Move-in)                     52.98
        MOE     MISC. OPERATING CREDIT                  (2,300.00)
        MSC     Miscellaneous                               19.49

                                                                        08/13/19

                               One Worldwide Plaza
                                 825 Eighth Ave

BUILDING SIZE:             47 Stories
                           1,640,000 Sq. Ft. Total Rentable Building Space
                           60,000 Sq. Ft. Typical Floor Size

YEAR BUILT:                1989

SPACE AVAILABLE:           13,541 Sq. Ft. Total

                               1St      2,752 Sq. Ft.     $35/sf
                               1St        667 Sq. Ft.     $40/sf
                               1St        800 Sq. Ft.     $40/sf
                               1St      1,206 Sq. Ft.     $35/sf
                               1St      4,389 Sq. Ft.     $3O/sf
                               1St      1,338 Sq. Ft.     $40/sf
                               1St      2,389 Sq. Ft.     $40/sf

                           First Allied Properties (212)759-4696
                           Robert Carbonara (212)759-4696

RENTAL RATE:               $30-$40 per Sq. Ft.

SERVICES:                  Plus Electric

POSSESSION:                Immediate

LEASE TERM:                10 Years

ELECTRIC:                  Direct

ESCALATION:                Negotiable

                                                                        08/13/19

                                  120 W 44th St

BUILDING SIZE:        17 Stories
                      120,000 Sq. Ft. Total Rentable Building Space
                      7,500 Sq. Ft. Typical Floor Size

YEAR BUILT:           1930

SPACE AVAILABLE:      6,033 Sq. Ft. Total

                      GRND    1,500 Sq. Ft.    $60/sf

                      J. General Real Estate Company (212)221-8300
                      Joseph Algazi (212)221-8300
                      Shawn Sadaghati (212)221-8300

RENTAL RATE:          $60 per Sq. Ft.

SERVICES:             Plus Electric

POSSESSION:           Immediate

LEASE TERM:

ELECTRIC:

ESCALATION:           Negotiable

                                                                      08/13/1996

--------------------------------------------------------------------------------
750 Seventh Ave              Seventh Avenue Center                  Times Square
--------------------------------------------------------------------------------

  Floor Sq. Ft.    Rent     Term      Possession   BldOut  Type  Company/Agent
--------------------------------------------------------------------------------------------------------------
P GRnd 685        $145.9  10 Years    Immediate     Work     D   Edward S. Gordon Company / Victor Menkin
                                                                  (212)984-8309
P GRnd 1,450      $103.4  10 Years    Immediate     Work     D   Edward S. Gordon Company / Victor Menkin
                                                                  (212)984-8309
P GRnd 835        $161.6  10 Years    Immediate     Work     D   Edward S. Gordon Company / Victor Menkin
                                                                  (212)984-8309
P GRnd 1,365      $128.2  10 Years    Immediate     Work     D   Edward S. Gordon Company / Victor Menkin
                                                                  (212)984-8309
P GRnd 1,370      $131.3  10 Years    Immediate     Work     D   Edward S. Gordon Company / Victor Menkin
                                                                  (212)984-8309
P GRnd 1,290      $155.0  10 Years    Immediate     Work     D   Edward S. Gordon Company / Victor Menkin
                                                                  (212)984-8309

  Floor Sq. Ft.         Comments                                        Listed
--------------------------------------------------------------------------------
P GRnd  685         $100,000 per annum. Seventh Avenue frontage.        19 mths

P GRnd  1,450       $150,000 per annum. Seventh Avenue frontage.        19 mths

P GRnd  835         $135,000 per annum. Seventh Avenue frontage.        19 mths

P GRnd  1,365       $175,000 per annum. Broadway frontage.              19 mths

P GRnd  1,370       $180,000 per annum. Broadway frontage.              19 mths

P GRnd  1,290       $200,000 per annum. Space located on Broadway and   19 mths
                    49th Street.

                                                                      08/13/1996

--------------------------------------------------------------------------------
750 Seventh Ave              Seventh Avenue Center                  Times Square
--------------------------------------------------------------------------------

  Floor Sq. Ft.    Rent     Term   Possession        BldOut  Type  Company/Agent
-----------------------------------------------------------------------------------------------------------
P GRnd 5,200      $175.0    TBD    Vacant/off mrkt   Work      D   Abrams Realty / Larry Abrams (212)560-
                                                                   1629


PBSMT  2,000      Neg       TBD    Vacant/off mrkt   Work      D   Abrams Realty / Larry Abrams (212)560-
                                                                   1629

  Floor Sq. Ft.         Comments                                        Listed
--------------------------------------------------------------------------------
P GRnd 5,200     Rental rate is $1,400,000 per annum; includes 80 feet   13 mths
                 of frontage on Seventh Avenue; may be divided into 4
                 separate stores; space includes 2000sf of basement
                 space
PBSMT  2,000     Space included with leasing of ground floor retail      13 mths
                 space

                                                                      08/13/1996

================================================================================
                                 825 Eighth Ave
                           Between 49th & 50th Streets
                              Midtown/Times Square
================================================================================

Owner:            William Zeckendorf
Builder:          Zeckendorf Properties
Architect:        Skidmore Owings & Merrill
Prop Mgr:         Zeckendorf Properties
Elevators:        24 Passenger Elevators, 3 Freight Elevators
Amenities:        Banking, Concierge, Exercise Facilities, Mixed-Use, On-Site
                  Management & Travel Agency
# of Floors:      47
Rentable Area:    1,640,000
Typ Floor Size:   60,000
Year Built:       1989
Renovated:
Bldg Class:       A

Comments:         This massive complex is a striking combination of commercial &
                  residential space on the former site of the second Madison
                  Square Garden. The full-block site of approximately 4 acres is bounded by Eighth Avenue, West 49th Street, Ninth Avenue and
                  West 50th Street.

                  * 500 car garage
                  * 24 hour day access
                  * Freight entrance on W 50th Street
                  * On-site security
                  * Bus service N/S/E/W
                  * Subway at Eighth Avenue corners
                  * 24 hour indoor parking
                  * Cineplex-Odeon movie theatre sixplex
                  * 5 minute walk to Broadway theatres and Restaurant Row

                  Setbacks: 1st-20th, 60,000 sf; 21st-27th, 29,719 sf;
                  28th-37th, 30,716 sf; 38th-38th, 30,245 sf; 39th-39th,
                  31,608 sf; 40th-47th, 28,000 sf
                  Elevators: 1st-15th (6); 16th-28th (6); 29th-38th (6);
                  39th-49th (6)

================================================================================
                                Suites Available
================================================================================

1st       SF Available: 2,752
Floor     Rent:         $35.00
(Partial) Term:         10 Years
          Date Listed:  6/15/91
          Agent:        First Allied Properties / Robert Carbonara (212)759-4596
          Comments:     Ground floor store; $96,320/annum.
                        Lease of 2,752 sf pending as of 8/8/95

          Space Type:   Retail/New        Will not divide
          Electric:     Direct
          Possession:   Immediate
          Escalation:   Negotiable
          Installation: As Is

--------------------------------------------------------------------------------

1st       SF Available: 667
Floor     Rent:         $40.00
(Partial) Term:         10 Years
          Date Listed:  6/15/91
          Agent:        First Allied Properties / Robert Carbonara (212)759-4696
          Comments:     Ground floor store; $23,345/annum.
                        Lease of 667 sf pending as of 8/8/95
          Space Type:   Retail/New        Will not divide
          Electric:     Direct
          Possession:   Immediate
          Escalation:   Negotiable
          Installation: As Is
--------------------------------------------------------------------------------

                                                                      08/13/1996

--------------------------------------------------------------------------------
1600 Broadway             National Music & Screen Bldg              Times Square
--------------------------------------------------------------------------------

  Floor Sq. Ft.    Rent     Term      Possession   BldOut  Type  Company/Agent                             Comments          Listed
------------------------------------------------------------------------------------------------------------------------------------
P 10th 325        $25.66  5 Years     Immediate     Work    D    Sherwood Equities, Inc. / Tracy Holden    $695 per month    2 mths
                                                                 Burke (212)980-8000
P 10th 2,150      $19.00  5 Years     Immediate     Work    D    Sherwood Equities, Inc. / Tracy Holden                      11 mths
                                                                 Burke (212)980-8000
P 7th  1,450      $19.00  5 Years     Immediate     Work    D    Sherwood Equities, Inc. / Tracy Holden                      2 mths
                                                                 Burke (212)980-8000
P 3rd  945        $20.00  5 Years     Immediate     Work    D    Sherwood Equities, Inc. / Tracy Holden                      2 mths
                                                                 Burke (212)980-8000
P 3rd  250        $19.00  5 Years     Immediate     Work    D    Sherwood Equities, Inc. / Tracy Holden                      3 mths
                                                                 Burke (212)980-8000

                                                                      08/13/1996

--------------------------------------------------------------------------------
1500 Broadway                  Times Square Plaza                   Times Square
--------------------------------------------------------------------------------

  Floor Sq. Ft.    Rent     Term      Possession   BldOut  Type  Company/Agent
-----------------------------------------------------------------------------------------------------------
P 4th 2,060       $21.00  May 2001    Immediate     Work    S    Edward S. Gordon Company / Gerard Picco
                                                                 (212)984-6512

  Floor Sq. Ft.  Comments                                             Listed
--------------------------------------------------------------------------------
P 4th 2,060      Audio recording studio and editing facility,         20 mths
                 Supplemental a/c, pantry, 24 hour security

                                                                      08/13/1996

                                 760 Eighth Ave

BUILDING SIZE:        3 Stories
                      20,700 Sq. Ft. Total Rentable Building Space
                      6,900 Sq. Ft. Typical Floor Size

YEAR BUILT:           Existing

SPACE AVAILABLE:      13,800 Sq. Ft. Total

                       3rd  6,900 Sq. Ft.   $15/sf
                       2nd  6,900 Sq. Ft.   $15/sf

                      BLDG Management (212)557-6700
                      Robert Rapuano (212)557-6700

RENTAL RATE:          $15 per Sq. Ft.

SERVICES:             Plus Electric

POSSESSION:           Immediate

LEASE TERM:

ELECTRIC:

ESCALATION:           Negotiable

                                                                      08/13/1996

                                 671 Eighth Ave

BUILDING SIZE:        6 Stories
                      60,000 Sq. Ft. Total Rentable Building Space
                      10,000 Sq. Ft. Typical Floor Size

YEAR BUILT:           1928

SPACE AVAILABLE:      2,000 Sq. Ft. Total

                        3rd  2,000 Sq. Ft.   $15/sf

                      Four Keys Leasing (212)247-4910
                      Tom Simmons (212)247-4910

RENTAL RATE:          $15 per Sq. Ft.

SERVICES:             Plus Electric

POSSESSION:           Immediate

LEASE TERM:

ELECTRIC:             Direct

ESCALATION:           Negotiable

                                                                      08/13/1996

                                  120 W 44th St

BUILDING SIZE:       17 Stories
                     120,000 Sq. Ft. Total Rentable Building Space
                     7,500 Sq. Ft. Typical Floor Size

YEAR BUILT:          1930

SPACE AVAILABLE:     6,033 Sq. Ft. Total

                       5th  2,033 Sq. Ft. $16.75/sf
                       2nd  2,500 Sq. Ft. $16.75/sf

                     J. General Real Estate Company (212)221-8300
                     Joseph Algazi (212)221-8300

RENTAL-RATE:         $16.75 per Sq. Ft.

SERVICES:            Plus Electric

POSSESSION:          Immediate

LEASE TERM:

ELECTRIC:            $2.85 Survey

ESCALATION:          CPI

                                                                      08/13/1996

                                    Tower 45
                                  120 W 45th St

BUILDING SIZE:       40 Stories
                     426,000 Sq. Ft. Total Rentable Building Space
                     9,711 Sq. Ft. Typical Floor Size

YEAR BUILT:          1989

SPACE AVAILABLE:     101,904 Sq. Ft. Total

                       4th    9,711 Sq. Ft.          $27/sf
                       3rd    9,711 Sq. Ft.          $27/sf
                       2nd    9,016 Sq. Ft.          $24/sf

                     COMPASS Management & Leasing (212)286-2900
                     William Korchak (212)286-2913
                     Lou Amalfitano (212)286-2900

RENTAL RATE:         $24-$27 per Sq. Ft.

SERVICES:            Plus Electric

POSSESSION:          Immediate

LEASE TERM:          Thru May 2001

ELECTRIC:            Direct

ESCALATION:          Negotiable

AMENITIES:           Atrium, Commuter Rail, Concierge, Courtyard, On-Site
                     Management & Restaurant

                                Zoning Handbook
                  A Guide to New York City's Zoning Resolution

                               [GRAPHIC OMITTED]

--------------------------------------------------------------------------------
Department of City Planning/New York City

                               [GRAPHIC OMITTED]

C5

C5 is a restricted central commercial district intended primarily for retail uses which serve the metropolitan region and for areas where continuous retail frontage is desired. The retail area of Fifth Avenue in Manhattan is zoned
C5. The districts are typically developed with department stores, large office buildings, and mixed buildings with residential space above office or commercial floors. Home maintenance services, auto rental establishments and other uses such as bowling alleys are not permitted because they are not in character with the district.

The district is mapped in Mid- and Lower Manhattan, Downtown Brooklyn and in Long Island City in Queens. All commercial uses in these high density areas are exempt from parking requirements because public transportation is easily available.

There are two contextual C5 districts -- C5-1A and C5-2A. In the C5-1A district, residential bulk and density are governed by the regulations of the R10A district.

C5-2A is a contextual commercial district in which the allowable lot coverage, required street wall height, location of the front building wall, and the type of commercial uses permitted on the ground floor of a building, are subject to special controls. The district is currently mapped on a portion of Lexington Avenue in Midtown Manhattan.

Basic
data

C5:   Restricted central commercial district
      Note: All commercial uses are exempt from parking requirements

      Low bulk commercial district
C5-1  Commercial FAR: 4.0
      Residential FAR: 10.0
        (to 12.0 with bonus)

C5-1A Commercial FAR- 4.0
      Residendal FAR: 10.0 (to 12.0
        with lower-income housing)

      Medium bulk commercial districts
C5-2  Commercial FAR: 10.0
C5-4    (to 12.0 with bonus)
      Residential FAR: 10.0
        (to 12.0 with bonus)

                                                                              C5

--------------------------------------------------------------------------------
                               [GRAPHIC OMITTED]
--------------------------------------------------------------------------------

    Typical
Development
    in C5-1

Basic
data

C5-2A Commercial FAR: 12.0              Special Midtown District
      Residential FAR: 12.0             Maximum FAR:
                                        C5-2.5 12.0 (to 14.4 with bonus)
      High bulk commercial districts    C5-P    8.0
C5-3  Commercial FAR: 15.0

C5-5   (to 18.0 with bonus)
      Residential FAR: 10.0
       (to 12.0 with bonus)

                               [GRAPHIC OMITTED]

C6

C6 districts are zoned for a wide range of high bulk commercial uses requiring a central location. Most C6 districts are in Manhattan and provide for corporate headquarters, large hotels, entertainment facilities, retail stores and some residential development in mixed buildings.

C6-1A is a non-contextual district mapped in regional centers (Downtown Jamaica, for example). The designation includes the same bulk provision as C6-1, but imposes parking requirements appropriate for areas outside of Manhattan. All other C6 districts are exempt from parking requirements.

C6-2A is a contextual commercial district which is the equivalent of an R8A contextual district. It is currently mapped in Greenwich Village, and near Union Square in Manhattan.

C6-3A and C6-4A are medium bulk contextual commercial districts equivalent to R9A and R10A residential districts, respectively.

Basic
data

C6:   General central commercial district

      General commercial district
      outside central business district
C6-1  Commercial FAR: 6.0
       (to 7.2 with bonus)
      Residential FAR: 0.87 to 3.44*
       (R7 equivalent)

      Regional subcenters
C6-IA Commercial FAR: 6.0
       (to 9.0 with bonus)
      Residential FAR: 2.0 to 2.4
       (R6 equivalent)
      Parking: one space for every 4,000
       square feet of office space or
       one space for every 1,000 square
       feet of commercial space if this
       requirement would result in
       more than 100 spaces

       General commercial district
       outside central business district
C6-2   Commercial FAR: 6.0
        (to 7.2 with bonus)
       Residential FAR: 0.94 to 6.02**
        (R8 equivalent)

                                                                              C6

    Typical
       C6-7
development
 in Special
    Theatre
   District

                               [GRAPHIC OMITTED]

Basic
data

           Contextual commercial district
           outside central business district
C6-2A      Commercial FAR: 6.0
           Residential FAR: 6.02
              (R8A equivalent)

           General commercial district outside
           central business district
C6-3       Commercial FAR: 6.0
               (to 7.2 with bonus)
           Residendal FAR: 0.99     to 7.52
              (R9 equivalent)

           Contextual commercial district
           inside the central business district
C6-3A      Commercial FAR: 6.0
           Residential FAR: 7.52
              (R9A equivalent)
           Medium bulk office districts
C6-4       Commercial FAR: 10.0
C6-5          (to 12.0 with bonus)
C6-8       Residential FAR: 10.0
              (to 12.0 with bonus) (R10 equivalent)

            Contextual commercial district
C6-4A       Commercial FAR: 10.0
            Residential FAR: 10.0 (to 12.0
              with lower-income housing)
              (R10A equivalent)

            High bulk office districts
C6-6        Commercial FAR: 15.0
C6-7          (to 18.0 with bonus)
C6-9        Residential FAR: 10.0
              (to 12.0 with bonus)
              (R10 equivalent)

Special Midtown District
Maximum FAR:
C6-4.5      12.0 (to 14.4 with bonus)
C6-5.5
C6-6.5

C6-7T       14.0 (to 16.8 with bonus)


 * Residential FAR of 4.0 permitted under Quality Housing on wide streets outside the Manhattan Core.

** Residential FAR of 7.2 permitted under Quality Housing on wide streets outside the Manhattan Core.

      plishes its objectives by offering special floor area bonuses by special permit from the City Planning Commission for new development that includes the following public amenities: mandatory arcades, subsurface concourse connections to subways or subway improvements, and lower-income housing as set forth in the provisions of Inclusionary Housing.

*     Special Little Italy District (Manhattan)
      The Special Little Italy District was established to preserve and enhance the historic and commercial character of this community. Special use regulations protect the retail area along Mulberry Street. Other regulations encourage residential rehabilitation and new development on a scale consistent with existing buildings, discourage the demolition of noteworthy buildings, and increase the number of street trees in the area.

*     Special Lower Manhattan Mixed Use District
      The Special Lower Manhattan Mixed Use District was enacted to permit limited A residential development in an otherwise industrial 62-block area in Manhattan south of Canal Street. That portion of the district which is mapped as an overlay on existing manufacturing zones permits certain older manufacturing buildings to be converted to loft dwellings and joint living-work quarters for artists. Where the district is mapped as an overlay on existing commercial zones, new contextual residential development is also permitted. At the same time, retention of the underlying zoning protects the economic vitality of this area.

*     Special Madison Avenue Preservation District (Manhattan)
      The Special Madison Avenue Preservation District is intended to preserve and reinforce the unique character of Madison Avenue and the surrounding area (from 61st to 96th streets). Bulk and street wall height provisions limit the height of new development to the scale of existing buildings, require a continuous building facade along Madison Avenue, mandate continuous ground floor development of a selected list of appropriate shops, and require the provision of usable recreation space at rooftop levels. Within this district the maximum permissible floor area ratio is
      10.0. Since building height is limited, greater building coverage is allowed.

*     Special Manhattan Bridge District
      The Special Manhattan Bridge District was established to preserve the residential character of this Lower Manhattan community, to minimize residential relocation on development sites and to provide for selective demolition and rehabilitation of existing buildings. A special floor area bonus is allowed for the provision of new community facility space and/or dwelling units for low- and moderate-income families. Within this district it is possible to transfer development rights from a site containing existing buildings to a new development. The district mandates that street trees be planted in connection with a new development. Unless renewed, this district will lapse September 1, 1991.

*     Special Manhattan Landing Development District
      The Special Manhattan Landing Development District guides off-shore development from Battery Park to the Manhattan Bridge along the East River. This district is under review.

*     Special Midtown District (Manhattan)
      The Special Midtown District was established to guide all development within the midtown central business district. The special district includes three areas of special concern that are subject to additional regulations. These subdistricts are: the Theatre Subdistrict, the Preservation Subdistrict and the Fifth Avenue Subdistrict.

      The Special Midtown District has a base FAR of 15.0 along avenue frontages and an FAR of 12.0 in the midblocks. The base FAR in the Preservation Subdistrict is 8.0 in order to restrict development on the side streets surrounding the Museum of Modern Art. The base FAR of the Theatre Subdistrict core (on Broadway and Seventh Avenue frontages around Times Square) is set at 14.0 FAR, the FAR in the midblocks between Sixth and Seventh Avenues is Set at 12.0 and the FAR in the midblocks between Broadway and Eighth Avenue is 10.0.

      The core of the Theatre Subdistrict has the highest concentration of legitimate theaters and entertainment-related uses. The Theatre Subdistrict requires a City Planning Commission special permit for demolition of any of the 44 legitimate theaters that are not designated landmarks.

      The Theatre Subdistrict has special use and signage requirements (in keeping with the character of the area). A flexible development rights transfer provision has been established for the preservation of landmark theaters. In the Theatre Subdistrict, a new building above a certain size must reserve at least five percent of its floor space (not FAR) for entertainment and theater-related uses. Areas located outside the Preservation Subdistrict and the Theatre Subdistrict are eligible for an as-of-right FAR bonus for urban plazas, through-block gallerias and theater retention. The only bonus available in the Theatre Subdistrict core is the City Planning Commission special permit bonus for rehabilitation of listed theaters. The Preservation Subdistrict is not eligible for any floor area bonus. Other remaining areas can receive a floor area bonus for subway station improvements and for rehabilitation of theaters.

      Certain urban design features, such as continuity of street wall and retail uses, off-street relocation of existing subway stairs, and provision of on-site pedestrian circulation spaces are mandated. The special district also includes certain use and signage controls for the Fifth Avenue and Theatre Subdistricts. Special daylight evaluation criteria are included to ensure the availability of light and air on mid-town streets. The Special Midtown District represents a shift away from discretionary zoning to more predictable, as-of-right development.

*     Special Natural Area District (the Bronx, Queens, Staten Island)

      The purpose of the Special Natural Area District is to preserve unique natural characteristics, such as aquatic, biologic, geologic and topographic features having ecological and conservation values, by reviewing all new developments and site alterations on primarily vacant land. Natural features are protected by limiting modifications in topography, by preserving tree, plant and marine life, and natural water courses, and by requiring clustered development to maximize the preservation of natural features.

      Under the regulations of the special district, the City Planning Commission must certify that all new development in mapped natural area districts meets applicable preservation standards.

      Special natural area districts have been mapped in the Greenbelt and Von Briesen Park areas of Staten Island, in Riverdale and in Fort Totten. These areas are endowed with steep slopes, rock outcrops, creeks, and a variety of botanic environments.

*     Special Northside Mixed Use District (Brooklyn)

      This mixed use district is designed to meet the needs of a neighborhood where housing and industry co-exist. The City Planning Commission selectively mapped mixed use areas -- R(M) when the area is primarily residential and M(R) when it is industrial -- to allow controlled residential or light manufacturing expansion where such uses can grow and function without conflict.

TABLE 5   COMMERCIAL DISTRICTS:
          PERMITTED USES

--------------------------------------------------------------------------------
District(1)                         Uses                           Use Groups
--------------------------------------------------------------------------------
C1            Wide range of retail stores and personal service     1-6
              establishments for local shopping; residential and
              community facility uses
--------------------------------------------------------------------------------
C2            Wide range of local service establishments;          1-9, 14
              residential and community facility uses
--------------------------------------------------------------------------------
C3            Waterfront recreation (related to boating and        1-4, 14
              fishing); residential and community facility uses
--------------------------------------------------------------------------------
C4            General commercial (such as department store),       1-6, 8-10, 12
              theater, etc.; residential and community facility
              uses
--------------------------------------------------------------------------------
C5            Central commercial uses that serve the entire        1-6, 9-11
              metropolitan region; residential and community
              facility uses
--------------------------------------------------------------------------------
C6            Full range of commercial uses requiring a central    1-12
              location; residential and community facility uses
--------------------------------------------------------------------------------
C7            Large, noisy, traffic/generating uses such as open  12-15
              amusement parks
--------------------------------------------------------------------------------
C8            Service establishments such as automobile            4-14, 16
              service stations
--------------------------------------------------------------------------------

1 In all districts except C7, uses must be located within completely enclosed buildings. Open store fronts and store windows are allowed, however, in C2,C3,C4,C6-1 through C6-4,C6-6, and C8 districts.

      In certain C5 and C6 districts in Manhattan (Community Districts 1 to 6), all pre-existing lawful Use Group 17B or 17E uses, when located in pre-1961 buildings shall be considered conforming. In C6-2M or C6-4M districts, any use of Use Group 17B or 17E shall be permitted in a pre-1961 building by right.

      In C6-1G or C6-2G districts, residential uses are allowed by special permit of the City Planning Commission in certain pre-existing non-residential buildings.

TABLE 6     COMMERCIAL DISTRICTS:
            RESIDENTIAL USES

            In Commercial Districts, residential buildings and the residential portions of buildings used partly for residential and partly for commercial purposes (mixed buildings) are generally governed by residence district bulk provisions, as shown below.

--------------------------------------------------------------------------------
For Residential or Residential
Portions of Mixed Buildings in            Applicable Residence District
--------------------------------------------------------------------------------
C1-1 to C1-5 and                          The bulk regulations of the surround-
                                          ing residence districts in which such
C2-1 to C2-5                              commercial district is mapped
--------------------------------------------------------------------------------
C3                                        R3-2
--------------------------------------------------------------------------------
C4-1                                      R5
--------------------------------------------------------------------------------
C4-2,C4-3,C6-1A                           R6
--------------------------------------------------------------------------------
C4-2A,C4-3A                               R6A
--------------------------------------------------------------------------------
C1-6,C2-6,C4-4,C4-5,C6-1,C6-1G            R7
--------------------------------------------------------------------------------
C1-6A, C2-6A, C4-4A, C4-5A                R7A
--------------------------------------------------------------------------------
C4-5X                                     R7X
--------------------------------------------------------------------------------
C1-7,C4-2F,C6-2,C6-2G,C6-2M               R8Z
--------------------------------------------------------------------------------
C1-7A,C6-2A                               R8A
--------------------------------------------------------------------------------
C1-8,C2-7,C6-3                            R9A
--------------------------------------------------------------------------------
C1-8A,C2-7A,C6-3A                         R9A
--------------------------------------------------------------------------------
C1-8X,C2-7X                               R9X
--------------------------------------------------------------------------------
C1-9,C2-8,C4-6,C4-7,C5,C6-4               R10

C6-4M,C6-5,C6-6,C6-7,C6-8,C6-9
--------------------------------------------------------------------------------
C1-9A,C2-8A,C4-6A,C4-7A,C6-4A             R10A
--------------------------------------------------------------------------------
C5-P                                      *
--------------------------------------------------------------------------------
C5-2A                                     **
--------------------------------------------------------------------------------
C5-2.5,C6-4.5,C6-5.5                      ***

C6-6.5, C6-7T
--------------------------------------------------------------------------------
  * The maximum residential FAR is 8.0.
 ** The maximum residential FAR is 12.0.
*** The basic residential FAR is 10.0.

--------------------------------------------------------------------------------
                                  Maximum Floor Area Ratio(1)
                  --------------------------------------------------------------
                                          Community
                  Commercial              Facility            Residential
District          Buildings               Buildings           Buildings(3)
--------------------------------------------------------------------------------
C5-1               4.00                     10.00               10.00
--------------------------------------------------------------------------------
C5-2              10.00                     10.00               10.00
--------------------------------------------------------------------------------
C5-2A             12.00                     12.00               12.00
--------------------------------------------------------------------------------
C5-2.5(3)         12.00                     12.00               10.00
--------------------------------------------------------------------------------
C5-3              15.00                     15.00               10.00
--------------------------------------------------------------------------------
C5-4              10.00                     10.00               10.00
--------------------------------------------------------------------------------
C5-5              15.00                     15.00               10.00
--------------------------------------------------------------------------------
C5-P(4)            8.00                      8.00                8.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
C6-1               6.00                      6.50                0.87 to 3.44
--------------------------------------------------------------------------------
C6-1A              6.00                      6.50                0.78 to 2.43
--------------------------------------------------------------------------------
C6-1G(7)           6.00                      6.00                0.78 to 2.43
--------------------------------------------------------------------------------
C6-2               6.00                      6.50                0.94 to 6.02
--------------------------------------------------------------------------------
C6-2G(7)           6.00                      6.50                0.94 to 6.02
--------------------------------------------------------------------------------
C6-2M(7)           6.00                      6.50                0.94 to 6.02
--------------------------------------------------------------------------------
C6-3               6.00                     10.00                0.99 to 7.52
--------------------------------------------------------------------------------
C6-4              10.00                     10.00               10.00
--------------------------------------------------------------------------------
C6-4.5(6)         12.00                     12.00               10.00
--------------------------------------------------------------------------------
C6-4M(7)          10.00                     10.00               10.00
--------------------------------------------------------------------------------
C6-5              10.00                     10.00               10.00
--------------------------------------------------------------------------------
C6-5.5(6)         12.00                     12.00               10.00
--------------------------------------------------------------------------------
C6-6              15.00                     15.00               10.00
--------------------------------------------------------------------------------
C6-6.5(5)         12.00                     12.00               10.00
--------------------------------------------------------------------------------
C6-7              15.00                     15.00               10.00
--------------------------------------------------------------------------------
C6-7T(4)          14.00                     14.00               10.00
--------------------------------------------------------------------------------
C6-8              10.00                     10.00               10.00
--------------------------------------------------------------------------------
C6-9              10.00                     15.00               10.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
C7                 2.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
C8-1               1.00                      2.40
--------------------------------------------------------------------------------
C8-2               2.00                      4.80
--------------------------------------------------------------------------------
C8-3               2.00                      6.50
--------------------------------------------------------------------------------
C8-4               5.00                      6.50
--------------------------------------------------------------------------------

1 The floor area ratios shown are exclusive of bonuses for plazas, plaza-connected open areas, arcades or other amenities.

2 In the commercial overlay districts, the range of residential floor area ratios shown indicates the additional FAR available as an attic allowance.

3 Where a range of floor area ratios is shown, the lowest is for a one-story building and the highest is the maximum achievable in the district for a taller building.

4 The district is mapped only in the Theater Subdistrict of the Special Midtown District.

5 The FAR 12.0 districts are mapped generally in the midblocks of the Special Midtown District.

6 The district is mapped only in the Preservation Subdistrict of the Special Midtown Distict.

7 Special loft districts in Manhattan (Community Districts 1 to 6) allow conversion to dwelling units of non-residential buildings (or portions thereof) erected prior to December 15, 1961. For any new construction, the FAR of the corresponding commercial district without a letter suffix shall apply.


                                       148